Exhibit 10.13
AGREEMENT TO CONTRIBUTE
AMONG
NORTHLAND PORTFOLIO L.P., a Delaware limited partnership,
NORTHLAND FUND L.P., a Delaware limited partnership
NORTHLAND FUND II, L.P., a Delaware limited partnership
NORTHLAND FUND III, L.P., a Delaware limited partnership
NORTHLAND INVESTMENT CORPORATION, a Massachusetts corporation
NORTHLAND AUSTIN INVESTORS LLC, a Delaware limited liability company
AUSTIN INVESTORS L.P., a Delaware limited partnership
DRAKE INVESTORS L.P., a Delaware limited partnership
TATSTONE INVESTORS L.P., a Delaware limited partnership
TARRAGON CORPORATION, a Nevada corporation
AND
ANSONIA LLC, a Delaware limited liability company

AGREEMENT TO CONTRIBUTE
     This AGREEMENT TO CONTRIBUTE (this “Agreement”) is entered into as of this 31st day of March, 2008, by and among NORTHLAND PORTFOLIO L.P., a Delaware limited partnership (“Northland Portfolio”), NORTHLAND FUND L.P., a Delaware limited partnership (“Northland Fund I”), NORTHLAND FUND II, L.P., a Delaware limited partnership (“Northland Fund II”), NORTHLAND FUND III, L.P., a Delaware limited partnership (“Northland Fund III”), NORTHLAND INVESTMENT CORPORATION, a Massachusetts corporation (“NIC”), NORTHLAND AUSTIN INVESTORS LLC, a Delaware limited liability company (“Northland Austin”), AUSTIN INVESTORS L.P., a Delaware limited partnership (“Austin Investors”), DRAKE INVESTORS L.P., a Delaware limited partnership (“Drake”), TATSTONE INVESTORS L.P., a Delaware limited partnership company (“Tatstone” and together with Northland Portfolio, Northland Fund I, Northland Fund II, Northland Fund III, NIC, Northland Austin, Austin Investors and Drake, collectively, “Northland”), TARRAGON CORPORATION, a Nevada corporation (“Tarragon Corporation”), ANSONIA LLC, a Delaware limited liability company (“Ansonia”, together with Tarragon Corporation, collectively, “Tarragon”).
RECITALS
     WHEREAS, each of Northland Portfolio, Northland Fund I, Northland Fund II, Northland Fund III, NIC, Northland Austin, Austin Investors, Drake, Tatstone, Tarragon Corporation and Ansonia (each a “Contributor”) wishes to cause a new Delaware limited liability company to be known as Northland Properties LLC (the “New Company”) to be formed on or before the First Closing (as defined below), and having (pursuant to the First Closing and/or pursuant to one or more of the subsequent Closings contemplated hereby) each of Northland Portfolio, Northland Fund I, Northland Fund II, Northland Fund III, NIC, Northland Austin, Austin Investors, Drake, Tatstone, Tarragon Corporation, or to the extent Tarragon SPE is formed to hold the Common Units (hereinafter defined) issuable to Tarragon Corporation by the New Company, Tarragon SPE, and Ansonia as members (each, a “Member”, and collectively, the “Members”) and have fully negotiated the form of limited liability company operating agreement of the New Company attached hereto as Exhibit A (the “Limited Liability Company Agreement”) and the documents related thereto, which include a tax matters agreement (the “Tax Matters Agreement”) in the form of Exhibit D and an interim management agreement (the “Interim Management Agreement”) in the form of Exhibit B, as more fully described below;
     WHEREAS, Northland Portfolio is the owner, directly or indirectly, of certain membership and/or limited partnership interests and/or 100% of the stock in those entities identified on Schedule A-1, representing the economic, voting and other rights in such entities (collectively, the “Northland Portfolio Companies”), as more particularly set forth in those certain Operating Agreements and Limited Partnership Agreements of the Northland Portfolio Companies identified on Schedule A-1 (as the same may be amended or modified, collectively, the “Northland Portfolio Operating Agreements”);

     WHEREAS, Northland Fund I is the owner, directly or indirectly, of certain membership and/or limited partnership interests in those entities identified on Schedule A-2, representing the economic, voting and other rights in such entities (collectively, the “Northland Fund I Companies”), as more particularly set forth in those certain Operating Agreements and Limited Partnership Agreements of the Northland Fund I Companies identified on Schedule A-2 (as the same may be amended or modified, collectively, the “Northland Fund I Operating Agreements”);
     WHEREAS, Northland Fund II is the owner, directly or indirectly, of certain membership and/or limited partnership interests and/or 100% of the stock in those entities identified on Schedule A-3, representing the economic, voting and other rights in such entities (collectively, the “Northland Fund II Companies”), as more particularly set forth in those certain Operating Agreements and Limited Partnership Agreements of the Northland Fund II Companies identified on Schedule A-3 (as the same may be amended or modified, collectively, the “Northland Fund II Operating Agreements”);
     WHEREAS, Northland Fund III is the owner of certain membership and/or limited partnership interests in those entities identified on Schedule A-4, representing the economic, voting and other rights in such entities (collectively, the “Northland Fund III Companies”), as more particularly set forth in those certain Operating Agreements and Limited Partnership Agreements of the Northland Fund III Companies identified on Schedule A-4 (as the same may be amended or modified, collectively, the “Northland Fund III Operating Agreements”);
     WHEREAS, NIC is the owner of certain membership interests in those entities identified on Schedule A-5, representing the economic, voting and other rights in such entities (collectively, the “NIC Companies” and together with the Northland Portfolio Companies, the Northland Fund I Companies, the Northland Fund II Companies, and the Northland Fund III Companies, collectively, the “Northland Companies”, and, each a “Northland Company”), as more particularly set forth in those certain Operating Agreements of the NIC Companies identified on Schedule A-5 (as the same may be amended or modified, collectively, the “NIC Operating Agreements” and together with the Northland Portfolio Operating Agreements, the Northland Fund I Operating Agreements, the Northland Fund II Operating Agreements, and the Northland Fund III Operating Agreements, collectively, the “Northland Operating Agreements”);
     WHEREAS, Northland Austin is the owner of certain limited partnership interests in Northland Austin Portfolio L.P., which is one of the Northland Fund I Companies;
     WHEREAS, Austin Investors is the owner of certain limited partnership interests in Northland Austin Portfolio L.P., which is one of the Northland Fund I Companies;
     WHEREAS, Drake is the owner of certain membership interests in Northland Memphis Portfolio LLC, which is one of the Northland Fund I Companies;
     WHEREAS, Tatstone is the owner of certain membership interests in Northland Tatnuck LLC, which is one of the Northland Fund II Companies;

     WHEREAS, the Contribution Percentage of each of the Northland Contributors in the Northland Companies and the Northland Properties is set forth in Schedule F-1;
     WHEREAS, Tarragon Corporation, directly or indirectly, is the owner of the membership and/or limited partnership interests in those entities identified on Schedule A-6, representing certain economic, voting and other rights in such entities (collectively, the “Tarragon Companies”), as more particularly set forth in those certain Operating Agreements and Limited Partnership Agreements of the Tarragon Companies as identified on Schedule A-6 (as the same may be amended or modified, collectively, the “Tarragon Operating Agreements”);
     WHEREAS, Ansonia is the owner of certain limited partnership interests in Ansonia Apartments, L.P., which is one of the Tarragon Companies;
     WHEREAS, the Contribution Percentage of each of the Tarragon Contributors in the Tarragon Companies and the Tarragon Properties is set forth in Schedule F-2;
     WHEREAS, prior to each Closing affecting a transfer of interests in any of the Tarragon Companies, Tarragon Corporation and Ansonia intend to restructure the Tarragon Companies and their ownership in the Tarragon Companies as described in more detail in Schedule G attached hereteo (the “Tarragon Restructuring”), such that Tarragon and Ansonia will after giving effect to the Tarragon Restructuring own, directly or indirectly through one or more of the Tarragon Companies, certain membership and/or limited partnership interests in those certain entities identified on Schedule A-7, representing certain economic, voting and other rights in such entities (and, after giving effect to the Tarragon Restructuring, all references in this Agreement or in Related Document to the “Tarragon Companies” or the “Tarragon Company Interests” shall be deemed to be a reference to the entities and interests identified on Schedule A-7, and not to the entities and interests identified on Schedule A-6);
     WHEREAS, the Northland Portfolio Companies are the owners of the Real Property (defined below) described on Schedule B-1 attached hereto;
     WHEREAS, the Northland Fund I Companies are the owners of the Real Property described on Schedule B-2 attached hereto;
     WHEREAS, the Northland Fund II Companies are the owners of the Real Property described on Schedule B-3 attached hereto;
     WHEREAS, the Northland Fund III Companies are the owners of the Real Property described on Schedule B-4 attached hereto;
     WHEREAS, the NIC Companies are the owners of the Real Property described on Schedule B-5 attached hereto;
     WHEREAS, the Tarragon Companies are the owners of the Real Property described on Schedule B-6 attached hereto;
     WHEREAS, upon one or more Closings, Northland Portfolio wishes to contribute to the New Company all of Northland Portfolio’s right, title and interest in and to the Northland

Portfolio Companies under the Northland Portfolio Operating Agreements (the “Northland Portfolio Company Interests”), and the New Company shall (i) accept contribution of the Northland Portfolio Company Interests, and (ii) issue to Northland Portfolio Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Northland Fund I wishes to contribute to the New Company all of Northland Fund I’s right, title and interest in and to the Northland Fund I Companies under the Northland Fund I Operating Agreements (the “Northland Fund I Company Interests”), and the New Company shall (i) accept contribution of the Northland Fund I Company Interests, and (ii) issue to Northland Fund I Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Northland Fund II wishes to contribute to the New Company all of Northland Fund II’s right, title and interest in and to the Northland Fund II Companies under the Northland Fund II Operating Agreements (the “Northland Fund II Company Interests”), and the New Company shall (i) accept contribution of the Northland Fund II Company Interests, and (ii) issue to Northland Fund II Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Northland Fund III wishes to contribute to the New Company all of Northland Fund III’s right, title and interest in and to the Northland Fund III Companies under the Northland Fund III Operating Agreements (the “Northland Fund III Company Interests”), and the New Company shall (i) accept contribution of the Northland Fund III Company Interests, and (ii) issue to Northland Fund III Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, NIC wishes to contribute to the New Company all of NIC’s right, title and interest in and to the NIC Companies under the NIC Operating Agreements (the “NIC Company Interests”), and the New Company shall (i) accept contribution of the Northland Fund III Company Interests, and (ii) issue to NIC Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Northland Austin wishes to contribute to the New Company all of Northland Austin’s right, title and interest in and to Northland Austin Portfolio L.P. (the “Northland Austin Company Interests”), and the New Company shall (i) accept contribution of the Northland Austin Company Interests, and (ii) issue to Northland Austin Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Austin Investors wishes to contribute to the New Company all of Austin Investors’s right, title and interest in and to Northland Austin Portfolio L.P. (the “Austin Investors Company Interests”), and the New Company shall (i) accept contribution of the Austin Investors Company Interests, and (ii) issue to Austin Investors Common Units in the New Company in exchange for such contribution, as more fully described below;

     WHEREAS, upon one or more Closings, Drake wishes to contribute to the New Company all of Drake’s right, title and interest in and to Northland Memphis Portfolio L.P. (the “Drake Company Interests”), and the New Company shall (i) accept contribution of the Drake Company Interests, and (ii) issue to Drake Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Tatstone wishes to contribute to the New Company all of Tatstone’s right, title and interest in and to Northland Tatnuck LLC (the “Tatstone Company Interests”), and the New Company shall (i) accept contribution of the Tatstone Company Interests, and (ii) issue to Tatstone Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Tarragon Corporation wishes to contribute to the New Company all of Tarragon Corporation’s right, title and interest in and to the Tarragon Companies under the Tarragon Company Operating Agreements (the “Tarragon Corporation Company Interests”), and the New Company shall (i) accept contribution of the Tarragon Corporation Company Interests, and (ii) issue to Tarragon Corporation Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Ansonia wishes to contribute to the New Company all of Ansonia’s right, title and interest in and to the Tarragon Companies under the Tarragon Company Operating Agreements (the “Ansonia Company Interests” and, together with the Tarragon Corporation Company Interests, the “Tarragon Company Interests”), and the New Company shall (i) accept contribution of the Ansonia Company Interests, and (ii) issue to Ansonia Common Units in the New Company in exchange for such contribution, as more fully described below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance on all representations, warranties and covenants made by each of the parties hereto, Northland and Tarragon agree as follows:
DEFINITIONS
     The following terms as used in this Agreement will have the meanings ascribed to them as set forth below unless the context clearly requires another meaning. The terms set forth below do not constitute all defined terms set forth in this Agreement. Such other defined terms shall have the meanings ascribed to them elsewhere in this Agreement.
     “Act” means the Securities Act of 1933.
     “Action” shall mean any claim, suit, litigation, injunction, stay, labor dispute, arbitration, investigation, audit or other action or proceeding, including, without limitation, any condemnation action.
     “Affiliate” shall mean any entity in which the Person in question owns directly or indirectly more than fifty percent (50%) of the voting stock or similar interests issued by such entity or any entity controlling, controlled by or under common control with the Person in question.

     “Affiliate Management Agreement” has the meaning set forth in Section 1.4.
     “Agreement” has the meaning set forth in the Recitals.
     “Ansonia” has the meaning set forth in the introductory paragraph.
     “Ansonia Company Interests” has the meaning set forth in the Recitals.
     “Assumed Debt” shall mean one or more, as the case may be, of the Northland Assumed Debt and the Tarragon Assumed Debt.
     “Austin Investors” has the meaning set forth in the introductory paragraph.
     “Austin Investors Company Interests” has the meaning set forth in the Recitals.
     “Authority” shall mean a governmental body or agency having jurisdiction over Northland, Tarragon, or the Properties.
     “Bermuda Island Purchase Agreement” has the meaning set forth in Section 1.2.
     “Business Day” means any weekday that is not an official holiday in the State of New York.
     “Cash” means cash and monetary equivalents, including money funds and other short-term investments, but excluding tenant security deposits, escrow balances and reserves held by a lender for the account of a Contributed Company.
     “Casualty” has the meaning set forth in Section 8.1.
     “Casualty Sum” has the meaning set forth in Section 8.1.
     “Closing” and “Closing Date” have the meaning set forth in Section 1.3.
     “Closing Notice” has the meaning set forth in Section 1.3.
     “Closing Conditions” shall mean one or more, as the case may be, of the Northland Closing Conditions or the Tarragon Closing Conditions.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
     “Common Units” means the units of membership interest in the New Company to be issued to the Contributors hereunder, and having the designations, preferences, rights, powers and duties as set forth in the Limited Liability Company Agreement.
     “Companies” shall mean one ore more, as the case may be, of the Northland Companies and the Tarragon Companies.

     “Company Interests” shall mean one or more, as the case may be, of the Northland Company Interests and the Tarragon Company Interests.
     “Competing Transaction” has the meaning set forth in Section 9.2.
     “Condemnation” has the meaning set forth in Section 8.2.
     “Condemnation Sum” has the meaning set forth in Section 8.2.
     “Contracts” shall mean one or more, as the case may be, of the Northland Contracts or the Tarragon Contracts.
     “Contributed Companies” has the meaning set forth in Section 1.1(a).
     “Contributed Properties” has the meaning set forth in Section 1.1(a).
     “Contributing Group” shall mean one or more, as the case may be, of the Northland Contributors or the Tarragon Contributors.
     “Contribution Percentage” shall mean, for each Contributor in respect of each of its Contributed Companies or Contributed Properties, as the case may be, the direct or indirect ownership interest of such Contributor in such Contributed Company or Contributed Property, in each case as specified in Schedule F-1 with respect to the Northland Contributors and Schedule F-2 with respect to the Tarragon Contributors.
     “Contributor” shall mean any of Northland Portfolio, Northland Fund I, Northland Fund II, Northland Fund III, NIC, Northland Austin, Austin Investors, Drake, Tatstone, Tarragon Corporation and Ansonia, as applicable.
     “Drake” has the meaning set forth in the introductory paragraph.
     “Drake Company Interests” has the meaning set forth in the Recitals.
     “Equity Value” has the meaning set forth in Section 1.1(a).
     “Excess Gain” means with respect to any (i) interest (an “Interest”) in an entity treated as a partnership for U.S. federal tax purposes that is contributed to the New Company on an applicable Closing Date if such entity remains as a partnership for U.S. federal tax purposes immediately after such contribution (a “Northland Partnership”), and (ii) any property (including partnership interests) owned directly or indirectly by such Northland Partnership, (collectively, any Interest, any such partnership interest and other property being referred to as the “Deemed Contributed Property”) the excess of (A) the amount of income and gain allocated to the Tarragon Contributors (and their Affiliates) for federal income tax purposes upon the sale or other disposition of such Deemed Contributed Property over (B) the amount of income and gain for federal income tax purposes that would have been allocated to the Tarragon Contributors (and their Affiliates) upon the sale or other disposition of such Deemed Contributed Property, if (x) such Deemed Contributed Property (or the portion of such Deemed Contributed Property based on portion of such income and gain from such disposition allocated to New

Company, if the New Company does not own for federal income tax purposes a direct 100% interest in such Deemed Contributed Property) had been contributed directly to the New Company on the relevant Closing Date by the contributor(s) of the Interest in the Northland Partnership that owned a direct or indirect interest in such Deemed Contributed Property, (y) Code Section 704(c) had applied to such contribution and (z) the Section 704(c) allocation method actually adopted or selected pursuant to Section 6.3(b) of the Limited Liability Company Agreement with respect to the “section 704(c) property” (as defined in Treasury Regulations Section 1.704-3(a)(3)(i)) attributable to such Deemed Contributed Property applied to such contribution.
     “Executive Order” has the meaning set forth in Section 3.2(t).
     “Final Closing Date” has the meaning set forth in Section 1.3.
     “First Closing” and “First Closing Date” have the meaning set forth in Section 1.3.
     “GE Lender” has the meaning set forth in Section 2.1(a).
     “Hazardous Substances” and “Hazardous Wastes” shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local Authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.
     “Income Taxes” means any Tax based upon or measured by reference to net income, including any such Tax imposed on a Person pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, as transferee or successor, by contract or otherwise.
     “Indemnitee” has the meaning set forth in Section 5.1(a).
     “Indemnitor” has the meaning set forth in Section 5.1(a).
     “Intangibles”, with respect to each of the Properties shall mean all intangible property owned or used by the Contributor of such Property (or its Affiliate) exclusively in connection with the ownership, use, operation or development of the Property, including, without limitation: (i) the right to use the applicable name listed on Schedules C-1 and C-2 and any other trade names used in connection with the Property, (ii) the Contracts, (iii) the Tenant Leases, all guaranties of the Tenant Leases, all security deposits under the Tenant Leases (unless such Contributor elects instead to have them credited to the New Company), all other security, if any, under the Tenant Leases and any rent prepaid under the Tenant Leases and (iv) all Northland Licenses and/or Tarragon Licenses and any warranties, guaranties and other rights relating exclusively to the ownership, use, operation or development of the Property to the extent transferable, but excluding the Northland Excluded Property and the Tarragon Excluded Property.

     “Interim Management Agreement” shall mean that certain Management Agreement by and between each Contributor, as owner, and the Management JV, as manager, in the form attached hereto as Exhibit B.
     “Law” or “Laws” has the meaning set forth in Section 3.2(e) and 3.3(e).
     “Lender Consents” shall mean the Tarragon Lender Consents or the Northland Lender Consents, as applicable.
     “Limited Liability Company Agreement” shall mean the Limited Liability Company Agreement of the New Company to be dated as of the First Closing Date by and among the Members in the form attached hereto as Exhibit A.
     “Loss” or “Losses” shall mean any and all claims, losses, damages, costs, liabilities, Taxes, causes of action and expenses, including, without limitation, attorney’s fees and disbursements, whether direct, contingent or consequential.
     “Management Agreement: has the meaning set forth in Section 1.4.
     “Management JV” has the meaning set forth in Section 1.4.
     “Material Adverse Effect” shall mean any circumstance, event, occurrence, change or effect that is, or would be, or would reasonably be expected to have a material adverse effect on the Companies, the Real Properties, Personal Property or Intangibles being contributed by the Northland Contributors or the Tarragon Contributors, as the case may be, or the use, operation or value thereof, in each case taken as a whole.
     “Material Casualty” has the meaning set forth in Section 8.1.
     “Material Condemnation” has the meaning set forth in Section 8.2.
     “Members” has the meaning set forth in the Recitals.
     “New Company” has the meaning set forth in the Recitals.
     “NIC” has the meaning set forth in the introductory paragraph.
     “NIC Companies” has the meaning set forth in the Recitals.
     “NIC Company Interests” has the meaning set forth in the Recitals.
     “NIC Operating Agreements” has the meaning set forth in the Recitals.
     “New Company” has the meaning set forth in the Recitals.
     “Northgate Purchase Agreement” has the meaning set forth in Section 1.2.
     “Northland” has the meaning set forth in the introductory paragraph.

     “Northland Austin” has the meaning set forth in the introductory paragraph.
     “Northland Austin Company Interests” has the meaning set forth in the Recitals.
     “Northland Assumed Debt” shall mean the existing mortgage and/or mezzanine financing encumbering the Northland Company Interests or the Northland Property as of the date of this Agreement as described in Schedule E-1 hereto.
     “Northland Closing Conditions” shall have the meaning set forth in Section 2.1
     “Northland Companies” has the meaning set forth in the Recitals.
     “Northland Company Interests” shall mean, collectively, the Northland Portfolio Company Interests, the Northland Fund I Company Interests, the Northland Fund II Company Interests, the NIC Company Interests, the Northland Austin Company Interests, the Austin Investors Company Interests, the Drake Company Interests and the Tatstone Company Interests.
     “Northland Consents” has the meaning set forth in Section 2.2(c).
     “Northland 2/3s Consent” has the meaning set forth in Section 2.2(a).
     “Northland Contracts” shall mean, subject to the terms of this definition below, all contracts, undertakings, commitments, agreements, obligations, guarantees and warranties (i) relating to the Northland Property, (ii) to which any of the Northland Companies are a party or (iii) by which any of the Northland Companies or the Northland Property is bound, including, without limitation, utility contracts, management contracts, construction contracts, maintenance and service contracts, parking contracts, equipment leases and brokerage and leasing agreements, but excluding (i) except as provided in Section 1.4, any Affiliate Management Agreements, (ii) the Northland Leases and (iii) the Northland Debt Instruments.
     “Northland Contributor” shall mean any of Northland Portfolio, Northland Fund I, Northland Fund II, Northland Fund III, NIC, Northland Austin, Austin Investors, Drake, and Tatstone, as applicable.
     “Northland Debt Instruments” shall mean all agreements and other instruments securing or evidencing the Northland Assumed Debt or otherwise executed and delivered in connection therewith.
     “Northland Excluded Property” shall mean: (i) all Cash of the Northland Companies as of the Prorations Date that is distributed to the Northland Companies at Closing pursuant to Section 1.1, (ii) the name “Northland” and all permutations thereof and all related tradenames, trademarks, service marks and logos incorporating any thereof and all pending applications and registrations thereof, (iii) the Northland web site located at http://www.northland.com/ (and all sub-pages thereunder) and all related domain names, internet registrations and copyrights therein used to market, advertise or promote the “Northland” name generally, (iv) any assets which Northland or its Affiliates contribute to the Management JV, and (v) licenses or other rights to computer software, programs or other information technology or accounting or property management systems.

     “Northland Fund I” has the meaning set forth in the introductory paragraph.
     “Northland Fund I Companies” has the meaning set forth in the Recitals.
     “Northland Fund I Company Interests” has the meaning set forth in the Recitals.
     “Northland Fund I Operating Agreements” has the meaning set forth in the Recitals.
     “Northland Fund II” has the meaning set forth in the introductory paragraph.
     “Northland Fund II Companies” has the meaning set forth in the Recitals.
     “Northland Fund II Company Interests” has the meaning set forth in the Recitals.
     “Northland Fund II Operating Agreements” has the meaning set forth in the Recitals.
     “Northland Fund III” has the meaning set forth in the introductory paragraph.
     “Northland Fund III Companies” has the meaning set forth in the Recitals.
     “Northland Fund III Company Interests” has the meaning set forth in the Recitals.
     “Northland Fund III Operating Agreements” has the meaning set forth in the Recitals.
     “Northland Leases” shall mean all leases, tenancy and occupancy agreements affecting the Northland Property (including, without limitation, all amendments, modifications, agreements, records, substantive correspondence and other documents affecting in any way a right to occupy any portion of the Northland Property).
     “Northland Lender Consents” shall mean, collectively, all approvals, consents, acknowledgments, agreements and authorizations to the transaction contemplated hereby from the holders of the Northland Assumed Debt required under the Northland Debt Instruments or as otherwise reasonably requested by Tarragon.
     “Northland Licenses” has the meaning set forth in Section 3.3(c).
     “Northland Operating Agreements” has the meaning set forth in the Recitals.
     “Northland Portfolio” has the meaning set forth in the introductory paragraph.
     “Northland Portfolio Companies” has the meaning set forth in the Recitals.
     “Northland Portfolio Company Interests” has the meaning set forth in the Recitals.
     “Northland Portfolio Operating Agreements” has the meaning set forth in the Recitals.
     “Northland Property” shall mean, collectively and individually, all (A) Real Property of (i) the Northland Portfolio Companies as described on Schedule B-1 attached hereto, (ii) the Northland Fund I Companies as described on Schedule B-2 attached hereto, (iii) the Northland

Fund II Companies as described on Schedule B-3 attached hereto, (iv) the Northland Fund III Companies as described on Schedule B-4 attached hereto, and (v) the NIC Companies as described on Schedule B-5 attached hereto (each of items A(i), (ii), (iii), (iv) and (v), collectively, the “Northland Real Property”), (B) Personal Property of (i) the Northland Portfolio Companies as described on Schedule D-1 attached hereto, (ii) the Northland Fund I Companies as described on Schedule D-2 attached hereto, (iii) the Northland Fund II Companies as described on Schedule D-3 attached hereto, (iv) the Northland Fund III Properties as described on Schedule D-4 attached hereto, and (v) the NIC Properties as described on Schedule D-5 attached hereto (each of items B(i), (ii), (iii), (iv) and (v), collectively, the “Northland Personal Property”), and (C) Intangibles owned by Northland. All references in this Agreement to the Northland Property shall be deemed to refer to all or any portion of the Northland Property.
     “Northland Rent Roll” has the meaning set forth in Section 2.2(h)(iii).
     “Northland Restructuring” has the meaning set forth in Section 1.2.
     “Notice” has the meaning set forth in Section 5.3(a).
     “OFAC” and “OFAC Lists” have the meaning set forth in Section 3.2(t).
     “Permitted Exceptions” shall mean and include all of the following items: (a) applicable zoning and building ordinances and land use regulations, as of the date of this Agreement and as of the date of each Closing, (b) any deed, easement, restriction, covenant or other matter affecting title to the Northland Property or Tarragon Property that would be disclosed by a title report, title policy or title commitment of the Northland Property or Tarragon Property, as the case may be, on the date of this Agreement, (c) such state of facts as would be disclosed by a physical inspection of the Northland Property or the Tarragon Property, as the case may be, as of the date of this Agreement, (d) the lien of taxes and assessments not yet due and payable, as of the date of this Agreement and as of the date of Closing, and (e) liens securing the payment of the Assumed Debt. Permitted Exceptions shall not include any lien that secures the payment of money (other than the Assumed Debt), including, without limitation, mechanics liens, which the Contributor contributing such Property shall remove or cure on or before Closing.
     “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, business trust, limited liability company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.
     “Personal Property” shall mean all tangible personal property owned by a Contributor located on or in or used exclusively in connection with the Real Property of such Contributor as of the date of this Agreement or on the applicable the Closing Date with respect to such Real Property, including, without limitation, all equipment, systems and appliances relating to the Property and other items listed in Schedules D-1 through D-6 attached hereto, but excluding the Northland Excluded Property and the Tarragon Excluded Property. Personal Property shall in no event include personal property owned by tenants of such Real Property.

     “Post-Closing Straddle Period” is defined in Section 4.11.
     “Pre-Closing Straddle Period” is defined in Section 4.11.
     “Pre-Closing Tax Period” means any Tax period (or portion thereof) ending on or before the relevant Prorations Date or Closing Date (as determined in accordance with Section 4.11).
     “Property” shall mean one or more, as the case may be, of the Northland Property or the Tarragon Property.
     “Property Value” has the meaning set forth in Section 8.1.
     “Prorations Date” has the meaning set forth in Section 4.1.
     “Real Property” shall mean, individually for each parcel and collectively for all parcels, the land (the “Land”), together with all rights, licenses, privileges and easements appurtenant thereto, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land, as well as all development rights and land use entitlements benefiting the Land and the right, title and interest in off-site facilities and amenities servicing the Land or any improvements located thereon, including, without limitation, building permits and other governmental licenses, permits and certificates, utilities commitments, air rights, water, water rights, riparian rights and water stock relating to the Land and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and all of right, title and interest in and to all roads, easements, rights of way, strips or gores, alleys and other appurtenances adjoining or servicing the Land (collectively, the “Appurtenances”) and all improvements and fixtures located on the Land or the Appurtenances, and all apparatus and equipment used in connection with the operation or occupancy of the Land, such improvements or the Appurtenances, including, without limitation, heating and air conditioning systems and facilities used to provide any services on the Land or the Appurtenances or for the improvements, and all parking and related facilities and amenities (collectively, the “Improvements”).
     “Reference Rate” has the meaning set forth in Section 5.1(b).
     “Related Documents” means, collectively, all documents to be executed and delivered by the Contributors pursuant to this Agreement, including, without limitation, the Limited Liability Company Agreement and all other documents referred to in Sections 2.1(h) and 2.2(h) required to be executed and delivered by the Contributors in connection with any Closing.
     “Straddle Period” is defined in Section 4.11.
     “Tarragon” has the meaning set forth in the introductory paragraph.
     “Tarragon Assumed Debt” shall mean the existing mortgage and/or mezzanine financing encumbering the Tarragon Company Interests or the Tarragon Property as of the date of this Agreement as described in Schedule E-2 hereto.

     “Tarragon Closing Conditions” shall have the meaning set forth in Section 2.2.
     “Tarragon Company Interests” has the meaning set forth in the Recitals.
     “Tarragon Companies” has the meaning set forth in the Recitals.
     “Tarragon Consents” has the meaning set forth in Section 2.1(c).
     “Tarragon Contracts” shall mean, subject to the terms of this definition below, all contracts, undertakings, commitments, agreements, obligations, guarantees and warranties (i) relating to the Tarragon Property, (ii) to which any of the Tarragon Companies are a party or (iii) by which any of the Tarragon Companies or the Tarragon Property is bound, including, without limitation, utility contracts, management contracts, construction contracts, maintenance and service contracts, parking contracts, equipment leases and brokerage and leasing agreements, but excluding (i) except as provided in Section 1.4, any Affiliate Management Agreement, (ii) the Tarragon Leases and (iii) the Tarragon Debt Instruments.
     “Tarragon Contributor” shall mean any of Tarragon Corporation and Ansonia, as applicable.
     “Tarragon Corporation” has the meaning set forth in the introductory paragraph.
     “Tarragon Corporation Company Interests” has the meaning set forth in the Recitals.
     “Tarragon Debt Instruments” shall mean all agreements and other instruments securing or evidencing the Tarragon Assumed Debt or otherwise executed and delivered in connection therewith.
     “Tarragon Excluded Property” shall mean: (i) all Cash of the Tarragon Companies as of the Prorations Date that is distributed to the Tarragon Companies at Closing pursuant to Section 1.1, (ii) the names “Tarragon” and “Vintage” and all permutations thereof and all related tradenames, trademarks, service marks and logos incorporating any thereof and all pending applications and registrations thereof, (iii) the Tarragon web site located at http://www.tarragon.com/ (and all sub-pages thereunder) and all related domain names, internet registrations and copyrights therein used to market, advertise or promote the “Tarragon” name generally, (iv) any assets which Tarragon or its Affiliates contribute to the Management JV, and (v) licenses or other rights to computer software, programs or other information technology or accounting or property management systems.
     “Tarragon GE Assumed Debt” has the meaning set forth in Section 2.1(a).
     “Tarragon GE Consent” has the meaning set forth in Section 2.1(a).
     “Tarragon GE Property” shall mean that portion of the Tarragon Property that is encumbered or otherwise subject to the Tarragon GE Assumed Debt.
     “Tarragon Leases” shall mean all leases, tenancy and occupancy agreements affecting the Tarragon Property (including, without limitation, all amendments, modifications, agreements,

records, substantive correspondence and other documents affecting in any way a right to occupy any portion of the Tarragon Property).
     “Tarragon Lender Consents” shall mean, collectively, all approvals, consents, acknowledgments, agreements and authorizations to the transaction contemplated hereby from the holders of the Tarragon Assumed Debt required under the Tarragon Debt Instruments or as otherwise reasonably requested by Northland.
     “Tarragon Licenses” has the meaning set forth in Section 3.2(e).
     “Tarragon Operating Agreements” has the meaning set forth in the Recitals.
     “Tarragon Property” shall mean, collectively and individually, all (A) Real Property of Tarragon as described on Schedule B-6 attached hereto (collectively, the “Tarragon Real Property”), (B) Personal Property of Tarragon as described on Schedule D-6 attached hereto (collectively, the “Tarragon Personal Property”), and (C) Intangibles owned by Tarragon. All references in this Agreement to the Tarragon Property shall be deemed to refer to all or any portion of the Tarragon Property.
     “Tarragon Rent Roll” has the meaning set forth in Section 2.1(h)(iv).
     “Tarragon Restructuring” has the meaning set forth in the Recitals.
     “Tarragon SPE” has the meaning set forth in Section 1.1(g).
     “Tatstone” has the meaning set forth in the introductory paragraph.
     “Tatstone Company Interests” has the meaning set forth in the Recitals.
     “Tax” or “Taxes” shall mean any federal, state, local or foreign income, gross receipts, capital gains, franchise, alternative or add-on minimum, estimated, sales, use, goods and services, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, employment, disability, payroll, license, employee or other withholding, contributions or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.
     “Tenant Leases” shall mean one or more, as the case may be, of the Northland Leases or the Tarragon Leases.
     “Third Party” has the meaning set forth in Section 9.2.
     “Vintage/Aldridge Purchase Agreements” shall mean the Agreements of Purchase and Sale dated the date hereof between the New Company, as buyer, and Morningside National, Inc. and Tarragon Corporation as seller, as applicable, for the sale to the New Company of the “Aldridge at Gateway” and “Vintage at the Grove” properties.

ARTICLE 1 — CONTRIBUTION OF INTERESTS
     1.1 Contribution of the Interests.
          (a) Equity Value and Issuance of Common Units. At each Closing, subject to the terms and conditions of this Agreement, each Contributor agrees to contribute and convey to the New Company the Company Interests directly owned by it and reflecting the same direct and indirect ownership in the Companies shown on the applicable Schedules A-1 through A-7, except as otherwise modified by the Tarragon Restructuring or the Northland Restructuring, as applicable (as to such Contributor, the “Contributed Companies”) which hold the Properties for which the necessary Lender Consents have been obtained (as to such Contributor, the “Contributed Properties”). Each Contributor shall, through its contribution of the Company Interests, contribute the Contributed Properties subject only to the Permitted Exceptions, the Leases, the Contracts, the Licenses and such other leases, contracts and licenses as may be permitted to be entered into hereafter in accordance with Section 7.1. To the extent more than one Contributor owns interests in the same Company, then, at Closing, all of the Company Interests in such Company that will be contributed to the New Company must be contributed at the same Closing. In consideration of such contribution and conveyance and in reliance on the representations and warranties of such Contributor contained in or made pursuant to the terms of this Agreement, the parties hereto agree to cause the New Company to issue at such Closing to such Contributor a Common Unit for each ten dollars ($10.00) of Equity Value so contributed by it. Each Contributor shall be admitted as a member of the New Company upon the initial issuance to such Contributor of Common Units under and in accordance with the terms of the Limited Liability Company Agreement. The term “Equity Value” means, for each Contributor on each Closing Date, the sum of the following values for each Contributed Property of such Contributor on such Closing Date: (i) the net asset value of such Contributed Property, (as shown in the column labeled “Market Value Equity” on Schedule 1.1), multiplied by (ii) the Contribution Percentage of such Contributor in such Contributed Property, subject to adjustment as provided in Section 1.1(b), (c) and (d).
          (b) Adjustment for Debt. At each Closing, with respect to each Contributor and each Company Interest in a Contributed Company being contributed by it on such Closing, if the aggregate principal amount of indebtedness, and all accrued and unpaid interest, owed by the Contributed Company or otherwise encumbering the Contributed Property owned by such Contributed Company exceeds as of the Prorations Date the estimated amount of Assumed Debt (as shown in the columns labeled “Mortgage Balance at 2/29/08” and “Mezzanine Financing at 2/29/08” on Schedule 1.1) for such Contributed Property, then the Equity Value of such Contributor will be reduced by the product of (x) the amount of such excess and (y) the Contribution Percentage of such Contributor in the Contributed Company; and (ii) if the estimated amount of Assumed Debt (as shown in the columns labeled “Mortgage Balance at 2/29/08” and “Mezzanine Financing at 2/29/08” on Schedule 1.1) for such Contributed Property exceeds the aggregate principal amount of indebtedness, and all accrued and unpaid interest, owed by such Contributed Company or otherwise encumbering its Contributed Property on the Prorations Date, then the Equity Value of such Contributor shall be increased by the product of (x) the amount of such excess and (y) the Contribution Percentage of such Contributor in such Contributed Company. On each Closing Date, the increases or reductions in a Contributor’s Equity Value for all Contributed Properties being contributed by it on such Closing Date will be aggregated, and the net increase or reduction, as applicable, will adjust such Contributor’s Equity Value for purposes of determining the number of Common Units to be issued to it pursuant to Section 1.1(a).
          (c) Adjustment for Cash. It is the intention of the Contributors that Cash of each Contributed Company held on the Prorations Date shall be distributed to the applicable Contributed Companies on or before Closing, and Cash of each Contributed Company held after the Prorations Date shall be contributed to the New Company at Closing without adjustment in any Contributor’s Equity Value. Consequently, each Contributor shall use diligent efforts to distribute Cash held by each of its Contributed Companies as of the Prorations Date on or prior to the Closing Date. If, despite using such diligent efforts, any Cash held by a Contributed Company as of the Prorations Date is not so distributed on or prior to the Closing Date, then the Equity Value of the Contributors of such Contributed Company will increase, pro rata in proportion to their respective Contribution Percentages. Each Contributor is hereby prohibited from distributing any Cash of a Contributed Company held after the Prorations Date following the delivery of a Closing Notice in which it is anticipated that the Company Interests in the applicable Contributed Companies will be contributed at Closing; and in that case any Cash so distributed in excess of Cash held by the Contributed Company as of the Prorations Date will reduce the Equity Value of the Contributors of such Contributed Company, pro rata in proportion to their respective Contribution Percentages.
          (d) Adjustment for Net Prorations. At each Closing, the net proration amount for each Contributed Property, computed pursuant to Section 4.11, will adjust the Equity Value of each Contributor contributing a Company Interest (directly or indirectly) in such Contributed Property, pro rata, in proportion to their respective Contribution Percentages. If such net proration amount is a positive credit in favor of the Contributors of such Contributed Property, such adjustment will increase the Equity Value of such Contributors; and if such net proration amount is a negative debit owed to the New Company by such Contributors of such Contributed Property, such adjustment will reduce the Equity Value of such Contributors. On each Closing Date, the increases or reductions in a Contributor’s Equity Value for all Contributed Properties being contributed by it on such Closing Date under this Section 1.1(d) will be aggregated, and the net increase or reduction, as applicable, will adjust such Contributor’s Equity Value for purposes of determining the number of Common Units to be issued to it pursuant to Section 1.1(a).
          (e) The provisions of this Section 1.1 shall survive each Closing.
     1.2 Certain Changes in the Contribution Transactions.
          (a) Northland Restructuring. Notwithstanding anything herein to the contrary, Northland Portfolio may restructure its contribution of the Northland Portfolio Company Interests to the New Company on any basis so long as the restructuring has the same overall economic effect as the contributions and other transactions otherwise contemplated by this Agreement (the “Northland Restructuring”). Tarragon shall have the right to review and approve the Northland Restructuring, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that such approval may be withheld if, in the reasonable, good faith business judgment of Tarragon, the Northland Restructuring will have a material adverse tax or other economic consequence for the New Company or any Tarragon Contributor.
          (b) Tarragon Restructuring. Tarragon shall complete the Tarragon Restructuring on or before the applicable Closing Date in which such Tarragon Company Interests are to be contributed to the New Company, in whole, or with respect to a Closing at which less than all of the Tarragon Company Interests are being contributed to the New Company, in respect of the Tarragon Company Interests being contributed at such Closing. Tarragon shall have the right to change the Tarragon Restructuring from time to time so long as the Tarragon Restructuring has the same overall economic effect as the contributions and other transactions otherwise contemplated by this Agreement, subject Northland’s right to review and approve the Tarragon Restructuring, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that such approval may be withheld if, in the reasonable, good faith business judgment of Northland, such change in the Tarragon Restructuring will have a material adverse tax or other economic consequence for the New Company or any Northland Contributor.
          (c) Tarragon SPE Sub. Tarragon Corporation may at any time form a special-purpose wholly owned subsidiary for the purpose of holding the Common Units issuable to it by the New Company hereunder (the “Tarragon SPE”), and thereafter, the obligations of Tarragon Corporation hereunder may be performed by Tarragon SPE. Notwithstanding anything herein to the contrary, Tarragon Corporation shall not be relieved of any of its obligations or liabilities under this Agreement by reason of forming such Tarragon SPE or causing such Tarragon SPE to hold Tarragon Corporation’s Common Units.
          (d) Northgate and Bermuda Island. Northland and Tarragon acknowledge and agree that the Properties identified on Schedule 1.1 as Northgate and Bermuda Island are currently the subject of (i) that certain Purchase and Sale Agreement dated as of March 5, 2008 by and between Middletown Tarragon LLC and Northland Fund III (the “Northgate Purchase Agreement”) pursuant to which Middletown Tarragon LLC has agreed to sell and Northland Fund III has agreed to purchase the Northgate property, and (ii) that certain Membership Interest Purchase and Sale Agreement dated as of March 5, 2008 by and between Tarragon Corporation and Northland Fund II (the “Bermuda Island Purchase Agreement”) pursuant to which Tarragon Corporation has agreed to sell and Northland Fund II has agreed to purchase the membership interests in Bermuda Island Tarragon, LLC. Northland and Tarragon further agree that, to the extent either of the closings on Northgate and/or Bermuda Island occur on or prior to the Final Closing Date hereunder, (i) such closed property shall thereafter constitute a “Northland Property” hereunder, other than as provided in Section 3.6 of this Agreement, (ii) Middletown Tarragon LLC will constitute a “Northland Company” hereunder, other than as provided in Section 3.6 of this Agreement, (iii) the membership interests in such additional Northland Company shall constitute “Northland Company Interests” hereunder to be contributed to the New Company on the next Closing, other than as provided in Section 3.6 of this Agreement, and (iv) Northland Fund III and Northland Fund II will receive the Equity Value attributed to such Property as provided in Schedule 1.1., subject to adjustment as provided herein.
          (e) The provisions of this Section 1.2 shall survive each Closing.

     1.3 Closing.
          (a) The initial closing of the transactions contemplated under this Agreement (the “First Closing”) will take place as promptly as possible but in no event later than the first (1st) Business Day of the first month immediately following the month in which the Tarragon GE Consent and the Northland 2/3s Consent are both obtained (the “First Closing Date”).
          (b) To the extent that fewer than all of the Company Interests have been contributed to the New Company on the First Closing Date, then subsequent closings (together with the First Closing, each a “Closing”) will occur on the first (1st) Business Day of each month immediately following the month in which either the Northland Contributing Group or the Tarragon Contributing Group delivers to the other party written notice (each a “Closing Notice”) that its Contributing Group has received additional Lender Consents and is prepared to satisfy the Closing Conditions applicable to its Contributing Group at Closing as to one or more Properties and the related Company Interests not previously contributed (together with the First Closing Date, each a “Closing Date”). On each Closing Date, each Contributing Group will contribute to the New Company all of the Company Interests with respect to which (and to the extent not previously contributed) its Closing Conditions have been satisfied or waived by the other Contributing Group. Notwithstanding anything in the foregoing to the contrary, if either Contributing Group believes or has knowledge that the other Contributing Group has received additional Lender Consents, then a Closing Notice may be sent by either of the Contributing Groups hereunder.
          (c) Notwithstanding the foregoing, (i) no Closing Notice may be given later than December 22, 2008, (ii) if a Closing Notice is delivered during the last five (5) Business Days of any calendar month (other than the month of December 2008), the Closing with respect to such Closing Notice shall occur on the first (1st) Business Day of the second calendar month following delivery of such Closing Notice, (iii) if a Closing Notice is delivered during the month of December 2008, the Closing with respect to such Closing Notice will occur on December 31, 2008 (the “Final Closing Date”), and (iv) no Closing will occur later than the Final Closing Date. If on the Final Closing Date, fewer than all of the Company Interests have been contributed to the New Company, then, other than those Company Interests that have not been contributed to the New Company as a result of a breach or default hereunder, with respect to which the non-breaching and/or non-defaulting parties shall retain any and all rights and remedies related thereto under this Agreement, the remaining uncontributed Company Interests, Companies and Properties shall not be contributed to the New Company, whereupon this Agreement shall be deemed to have been terminated as to such Company Interests, Companies and Properties (but not as to any other Company Interests, Companies or Properties) and the parties hereto shall have no further obligations or liabilities in respect thereof hereunder, other than with respect to provisions hereof which expressly survive termination.
          (d) Each Closing shall occur in the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018 on the Closing Date, unless otherwise agreed in writing by Tarragon Corporation and NIC. Each Closing shall occur pursuant to closing arrangements reasonably satisfactory to Tarragon Corporation and NIC.

     1.4 Management JV. Simultaneously with the execution and delivery of this Agreement, (i) Tarragon Corporation and NIC will form Northland Properties Management LLC (the “Management JV”) and will execute and deliver the Limited Liability Company Agreement of the Management JV in the form attached hereto as Exhibit E, and (ii) the applicable Tarragon Contributors, the applicable Northland Contributors and the Management JV shall enter into the Interim Management Agreement, which will govern the management of the Tarragon Properties and the Northland Properties prior to contribution to the New Company. At each Closing, the applicable Contributors and the New Company will execute and deliver partial terminations of the Interim Management Agreement with respect to the Contributed Properties. At each Closing, the Board of Managers (as defined in the Limited Liability Company Agreement) on behalf of the New Company will enter into a new management agreement with Management JV on substantially the same economic terms as the Interim Management Agreement to govern the management of the Contributed Properties from time to time.
     1.5 Other Affiliate Management Agreements. Except as provided in Section 1.4, the Contributed Companies and the Contributed Properties will at their respective Closings be subject to no property management, construction management, development, leasing, brokerage or similar agreement with any Affiliate of the Contributor (each an “Affiliate Management Agreement”), and the Contributor will cause any Affiliate Management Agreements to be terminated at Closing for each Contributed Company and each Contributed Property at its sole expense.
     1.6 Tarragon Company Names. Immediately following each Closing, Northland will cause the New Company to change the name of any Contributed Company which uses the name “Tarragon” or any other name comprising part of the Tarragon Excluded Property to another name which does not include “Tarragon” or any other such name.
ARTICLE 2 — CERTAIN COVENANTS AND CONDITIONS TO CLOSING
     2.1 Covenants and Conditions to Northland’s Obligation to Closing. The obligation of Northland to consummate the transactions contemplated hereunder on each Closing Date shall be subject to the satisfaction or waiver by Northland of each of the conditions set forth below (collectively, the “Northland Closing Conditions”).
          (a) Minimum Lenders’ Approval at First Closing. As a condition to the First Closing, Northland shall have obtained the Northland 2/3s Consent. As an additional condition to the First Closing, Tarragon shall have obtained and delivered to Northland, and Northland shall cooperate to the extent reasonably necessary with Tarragon at no additional cost or expense to Northland, to obtain, all approvals, consents, acknowledgments, agreements and authorizations to the transaction contemplated hereby, including, without limitation, to the Tarragon Restructuring, required from the General Electric Capital Corporation (“GE Lender”) or reasonably requested by Northland (collectively, the “Tarragon GE Consent”), which is the holder of that portion of the Tarragon Assumed Debt (the “Tarragon GE Assumed Debt”) identified on Schedule 2.1(a). It shall be a condition to Northland’s obligations under this Agreement that the Tarragon GE Consent shall be in form and substance reasonably satisfactory to Northland and shall be executed and delivered by all applicable parties thereto at the First Closing.
          (b) Other Lender Consents. On each Closing on which Northland Company Interests that are not subject to the Northland 2/3s Consent are contributed to the New Company, then with respect to such contribution, Northland shall have obtained the Northland Lender Consents. As a further condition to each Closing on which Tarragon Company Interests that are not subject to the Tarragon GE Consent are contributed to the New Company, then with respect to such contribution, Tarragon shall have obtained and delivered to Northland, and Northland shall cooperate to the extent reasonably necessary with Tarragon at no additional cost or expense to Northland to obtain, the Tarragon Lender Consents. It shall be a condition to Northland’s obligations under this Agreement that the Tarragon Lender Consents shall be in form and substance reasonably satisfactory to Northland and shall be executed and delivered by all applicable parties thereto at such Closing.
          (c) Tarragon Consents. On or before the date hereof, each of the Tarragon Contributors and the Tarragon Companies has obtained the requisite corporate consents and/or approvals to the transaction contemplated by this Agreement and to the terms and conditions of this Agreement and the Related Documents, which consents are listed on Schedule 2.1(c) (collectively, the “Tarragon Consents”), other than consents required with respect to the Tarragon Restructuring, which consents are under the control of Tarragon and will be obtained in due course prior to Closing. On or before the date hereof, Northland has received copies of the Tarragon Consents or other evidence of such Tarragon Consents satisfactory to it.
          (d) Accuracy of Representations and Warranties. The representations and warranties of each of the Tarragon Contributors contained herein shall be true and correct in all material respects as of the date of this Agreement and at the time of each Closing, other than any of the foregoing which alone or together do not constitute a Material Adverse Effect.
          (e) Authority. Each of the Tarragon Contributors and the Tarragon Companies shall have delivered to Northland evidence of its authority to execute and deliver this Agreement and all Related Documents and to consummate the transaction which is the subject of this Agreement and the particular Closing and to perform its obligations hereunder and under the Related Documents. All such evidence shall be in form and substance reasonably satisfactory to Northland and shall include, without limitation, organizational documents of the Tarragon Companies and their respective general partners or managing members, certified by the Secretary of State of the state(s) in which they are organized, certificates of legal existence and good standing, qualifications to do business, if applicable, and secretary’s certificates as to resolutions and incumbency.
          (f) Absence of Litigation. Other than as disclosed on Schedule 2.1(f), no Action shall be pending or threatened against any Tarragon Contributor, any of the Tarragon Companies or any Tarragon Property, which (i) questions or could reasonably be expected to question the validity or legality of the transaction contemplated under this Agreement or the Related Documents or (ii) affects or could reasonably be expected to affect any Tarragon Property which alone or together with Actions affecting or reasonably expected to affect other Tarragon Properties constitutes a Material Adverse Effect.

          (g) Absence of Material Change and Default. Since the date of this Agreement, there shall not have been any material adverse change in the condition, financial or otherwise, of any Tarragon Company or any Tarragon Property, which shall constitute a Material Adverse Effect. Tarragon shall have complied in all material respects with all of its obligations hereunder, other than any failures to comply which alone or together do not constitute a Material Adverse Effect.
          (h) Delivery of Tarragon Documents. At each Closing, each Tarragon Contributor shall execute and deliver to Northland and/or the New Company, as applicable, the following, in form and substance satisfactory to Northland:
     (i) Assignment of Interests. An assignment to the New Company of Company Interests to be assigned by such Tarragon Contributor on such Closing Date, in the form attached hereto as Exhibit C;
     (ii) Entity Transfer Certificate(s). Entity transfer certification in the form described in United States Treasury Regulation Section 1.1445-2(b)(2) confirming that each applicable transferor of Tarragon Property (as determined for purposes of Section 1445 of the Code) that are the subject of the applicable Closing is not a “foreign person” as defined in Section 1445(f)(3) of the Code;
     (iii) Original Documents and Files. To the extent not previously delivered to the New Company or the Manager and in Tarragon’s possession or under its control, originals of any of the Tarragon Contracts, Tarragon Leases and Tarragon Licenses with respect to the Tarragon Properties that are the subject of the applicable Closing, or if the original is not in Tarragon’s possession or control, copies thereof. The obligations under this item (iii) may be satisfied by delivery of such original documents and files to the Management JV;
     (iv) Rent Roll. An updated Tarragon Rent Roll for each Tarragon Property that is the subject of the applicable Closing dated no later than five (5) days prior to Closing, which updated Tarragon Rent Roll will be used to identify all Tarragon Leases of space at the Tarragon Property that is the subject of the applicable Closing for purposes of this Agreement as of the Closing Date and shall reflect no material adverse changes from the Tarragon Rent Roll attached hereto as Schedule 2.1(h)(iv) (the “Tarragon Rent Roll”), other than any such changes which alone or together do not constitute a Material Adverse Effect. Each Tarragon Contributor shall deliver a certificate dated as of the applicable Closing Date certifying that the Tarragon Rent Roll applicable to its Contributed Properties is true, complete and correct (including, without limitation, the amount of security deposits and description of uncured tenant defaults and delinquencies listed thereon);
     (v) Debt Instruments. Originals of all of the Tarragon Debt Instruments that are the subject of the applicable Closing. The obligations under this item (v) may be satisfied by delivery of such original documents and files to the Manager;

     (vi) Limited Liability Company Agreement. At the First Closing, a counterpart original of the Limited Liability Company Agreement executed by each Tarragon Contributor;
     (vii) Management Agreement. At each Closing, each Tarragon Contributor will deliver any documents necessary to evidence the termination of any Affiliate Management Agreements as to its Contributed Properties and Contributed Companies. In addition, each Tarragon Contributor will execute and deliver such other documents as may be necessary to evidence the termination of the Interim Management Agreement and the effectiveness of the Management Agreement as to such Contributed Property;
     (viii) Title Matters. Customary affidavits sufficient for a title company to issue any non-imputation endorsements as part of, or to delete any exceptions for parties in possession (other than tenants under Tenant Leases), mechanic’s or materialmen’s liens from any new title policy or date-down to existing policies obtained in connection with any Tarragon Property, to the extent such new policy or date-down is required by any lender in connection with obtaining any of the Lender Consents;
     (ix) Closing Statement. A counterpart original of a closing statement setting forth the closing adjustments and any applicable adjustment to any Contributor’s Equity Value, as applicable;
     (x) Transfer Tax Returns. Any and all transfer tax returns, declarations of value or other documents required under applicable law or as necessary in connection with the transactions contemplated hereunder;
     (xi) Vintage. On each Closing at which any Tarragon Property using the tradename “Vintage” is contributed, Tarragon Corporation will execute and deliver to the Contributed Company holding such Tarragon Property a fully paid, nonexclusive license to use such tradename, in the form attached hereto as Exhibit F;
     (xii) Other. Such other documents, instruments, consents, authorizations or approvals as may be required by, and reasonably satisfactory to, Northland or its counsel or any lender or its counsel and that may be reasonably necessary or desirable to consummate the transactions that are the subject of this Agreement and the Related Documents and to otherwise effect the agreements of the parties hereto, including, without limitation, as required under this Section.
          (i) Accuracy of Documents. Each Tarragon Contributor shall have certified to Northland, severally and not jointly, at each applicable Closing as to which it has Contributed Properties that all materials delivered pursuant to Section 2.1(h)(iii) and 2.1(h)(v) are true, correct and complete copies of all such documents in such Tarragon Contributor’s possession or under its control and, to such Tarragon Contributor’s knowledge, there are no other material agreements or documents relating to the subject matter thereof in such Tarragon Contributor’s possession or under its control.
     2.2 Certain Covenants and Conditions to Tarragon’s Obligation to Close. The obligation of Tarragon to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver by Tarragon of each of the conditions set forth below (collectively, the “Tarragon Closing Conditions”).
          (a) Minimum Lenders’ Approval. As a condition to the First Closing, the Tarragon GE Consent shall have been obtained. As an additional condition to the First Closing, Northland shall have (i) obtained and delivered to Tarragon, and Tarragon shall cooperate to the extent reasonably necessary with Northland at no additional cost or expense to Tarragon, to obtain, all approvals, consents, acknowledgments, agreements and authorizations to the transaction contemplated hereby from the holders of the Northland Assumed Debt or (ii) determined in its reasonable judgment that no such approval, consent, acknowledgement, agreement or authorization is required in connection with the transactions contemplated hereunder from such holders, with respect to at least two-thirds of the net asset value of the Northland Properties as set forth on Schedule 1.1 hereto (collectively, the “Northland 2/3s Consent”). It shall be a condition to Tarragon’s obligations under this Agreement that the Northland 2/3s Consent shall be in form and substance reasonably satisfactory to Tarragon and shall be executed and delivered by all applicable parties at the First Closing. In addition, to the extent required in connection with the Northland Company Interests being contributed at the First Closing, Northland shall have obtained the consent of Sovereign Bank under the Northland Portfolio L.P. Credit Facility.
          (b) Other Lender Consents. On each Closing on which Tarragon Company Interests that are not subject to the Tarragon GE Consent are contributed to the New Company, then with respect to such contribution, the Tarragon Lender Consents shall have been obtained. As a further condition to each Closing on which Northland Company Interests that are not the subject of the Northland 2/3s Consent are contributed to the New Company, then with respect to such contribution, Northland shall have (i) obtained and delivered to Tarragon, and Tarragon shall cooperate to the extent reasonably necessary with Northland at no additional cost or expense to Tarragon, to obtain the Northland Lender Consents and, to the extent required, consent of Sovereign Bank under the Northland Portfolio L.P. Credit Facility, or (ii) determined in its reasonable judgment that no such additional Northland Lender Consents are required in connection with the transactions contemplated hereunder. It shall be a condition to Tarragon’s obligations under this Agreement that the Northland Lender Consents shall be in form and substance reasonably satisfactory to Tarragon and shall be executed and delivered by all applicable parties at such Closing.
          (c) Northland Consents. On or before the date hereof, each of the Northland Contributors and the Northland Companies has obtained the requisite corporate consents and/or approvals to the transaction contemplated by this Agreement and to the terms and conditions of this Agreement and the Related Documents, which consents are listed on Schedule 2.2(c) (collectively, the “Northland Consents”), and Tarragon has received copies thereof or other evidence of such Tarragon Consents satisfactory to it.

          (d) Accuracy of Representations and Warranties. The representations and warranties of each of the Northland Contributors contained herein shall be true and correct in all material respects as of the date of this Agreement and at the time of each Closing, other than any of the foregoing which alone or together do not constitute a Material Adverse Effect.
          (e) Authority. Each of the Northland Contributors shall have delivered to Tarragon evidence of its authority to execute and deliver this Agreement and all Related Documents and to consummate the transaction which is the subject of this Agreement and the particular Closing and to perform its obligations hereunder and under the Related Documents. All such evidence shall be in form and substance reasonably satisfactory to Tarragon and shall include, without limitation, organization documents of the Northland Companies and their respective general partners or managing members, certified by the Secretary of State of the state(s) in which they are organized, certificates of legal existence and good standing, qualifications to do business, if applicable, and secretary’s certificates as to resolutions and incumbency.
          (f) Absence of Litigation. Other than as disclosed on Schedule 2.2(f), no Action shall be pending or threatened against any Northland Contributor, any of the Northland Companies or any Northland Property, which (i) questions or could reasonably be expected to question the validity or legality of the transaction contemplated under this Agreement or the Related Documents or (ii) affects or could reasonably be expected to affect any Northland Property which alone or together with Actions affecting or reasonably expected to affect other Northland Properties constitutes a Material Adverse Effect.
          (g) Absence of Material Change and Default. Since the date of this Agreement, there shall not have been any material adverse change in the condition, financial or otherwise, of any Northland Company or any Northland Property, which shall constitute a Material Adverse Effect. Northland shall have complied in all material respects with all of its obligations hereunder, other than any failures to comply which alone or together do not constitute a Material Adverse Effect.
          (h) Delivery of Northland Documents. At each Closing, each Northland Contributor shall execute and deliver to Tarragon and/or the New Company, as applicable, the following, in form and substance satisfactory to Tarragon:
     (i) Assignment of Interests. To the extent not previously assigned to the New Company, an assignment to the New Company of the interests in the Northland Companies with respect to which Northland Lender Consents have been obtained, in the form attached hereto as Exhibit C, or to the extent that any such Company Interests are shares, duly executed stock powers effecting an assignment of such             shares;
     (ii) Entity Transfer Certificate(s). Entity transfer certification in the form described in United States Treasury Regulation Section 1.1445-2(b)(2) confirming that each applicable transferor of Northland Property (as determined for purposes of Section 1445 of the Code) is not a “foreign person” as defined in Section 1445(f)(3) of the Code;

     (iii) Original Documents and Files. To the extent not previously delivered to the New Company or the Manager and in Northland’s possession or under its control, originals of any of the Northland Contracts, Northland Leases and Northland Licenses with respect to the Northland Properties that are the subject of the applicable Closing, or if the original is not in Northland’s possession or control, copies thereof. The obligations under this item (iv) may be satisfied by delivery of such original documents and files to the Management JV under the Management Agreement;
     (iv) Rent Roll. An updated Northland Rent Roll for each Northland Property that is the subject of the applicable Closing dated no later than five (5) days prior to Closing, which updated Northland Rent Roll will be used to identify all Northland Leases of space at the Northland Property that is the subject of the applicable Closing for purposes of this Agreement as of the Closing Date and shall reflect no material adverse changes from the Northland Rent Roll attached hereto as Schedule 2.2(h)(iv) (the “Northland Rent Roll”), other than any such changes which alone or together do not constitute a Material Adverse Effect. Each Northland Contributor shall deliver a certificate dated as of the applicable Closing Date certifying that the Northland Rent Roll applicable to Contributed Properties is true, complete and correct (including, without limitation, the amount of security deposits and description of uncured tenant defaults and delinquencies listed thereon) and stating whether there exist any events which with the passage of time and/or the giving of notice would constitute a tenant default under any Northland Lease;
     (v) Debt Instruments. Originals of all of the Northland Debt Instruments that are the subject of the applicable Closing. The obligations under this item (v) may be satisfied by delivery of such original documents and files to the Manager;
     (vi) Limited Liability Company Agreement. At the First Closing, a counterpart original of the Limited Liability Company Agreement executed by the applicable Northland Contributors contributing Northland Company Interests to the New Company at the First Closing and then, thereafter, with respect to those entities that have not executed the Limited Liability Company Agreement, on the applicable Closing Date, if any, in which such entity contributes Northland Company Interests; and
     (vii) Management Agreement. At each Closing, each Northland Contributor will deliver any documents necessary to evidence the termination of any Affiliate Management Agreements as to its Contributed Properties and Contributed Companies. In addition, each Northland Contributor will execute and deliver such other documents as may be necessary to evidence the termination of the Interim Management Agreement and the effectiveness of the Management Agreement as to such Contributed Property;

     (viii) Tax Matters Agreement. At the First Closing, Northland will cause the New Company to execute and deliver a counterpart original of the Tax Matters Agreement to each Tarragon Contributor;
     (ix) Title Matters. Customary affidavits sufficient for a title company to issue any non-imputation endorsements as part of, or to delete any exceptions for parties in possession (other than tenants under Tenant Leases), mechanic’s or materialmen’s liens from any new title policy or date-down to existing policies obtained in connection with any Northland Property, to the extent such new policy or date-down is required by any lender in connection with obtaining any Lender Consents;
     (x) Closing Statement. A counterpart original of a closing statement setting forth the closing adjustments and any applicable adjustment to any Contributor’s Equity Value, as applicable;
     (xi) Transfer Tax Returns. Any and all transfer tax returns, declarations of value or other documents required under applicable law or as necessary in connection with the transactions contemplated hereunder; and
     (xii) Other. Such other documents, instruments, consents, authorizations or approvals as may be required by, and reasonably satisfactory to, Tarragon or its counsel or any lender or its counsel and that may be reasonably necessary or desirable to consummate the transactions that are the subject of this Agreement and the Related Documents and to otherwise effect the agreements of the parties hereto, including, without limitation, as required under this Section.
          (i) Accuracy of Documents. Each Northland Contributor shall have certified to Tarragon, severally and not jointly, that all materials delivered pursuant to Section 2.2(h)(iii) and 2.2(h)(v) are true, correct and complete copies of all such documents in such Northland Contributor’s respective possession or under its control and, to the knowledge of such Northland Contributor, as applicable, there are no other material agreements or documents relating to the subject matter thereof in such Northland Contributor’s possession or under its control.
          (j) Tarragon Restructuring. The Tarragon Restructuring shall have been completed in whole or, with respect to a Closing at which less than all of the Tarragon Company Interests are being contributed to the New Company, in respect of the Tarragon Company Interests being contributed at such Closing; provided, however, that the completion, in whole or in part, of the Tarragon Restructuring shall only be a condition to Tarragon’s obligation to close hereunder if the Tarragon Restructuring is not consented to by GE Lender.
          (k) Financing. For the avoidance of doubt, it shall not be a condition to Tarragon’s obligations to close the transaction contemplated in this Agreement and contribute the Tarragon Company Interests to the New Company if the Financing (as defined in that certain Loan Commitment Letter of even date herewith issued by NIC in favor of Tarragon Corporation) is not consummated.
     2.3 Efforts to Satisfy Closing Conditions.

          (a) Each Contributor shall use its best efforts to obtain the Lender Consents applicable to the Company Interests being contributed by it and otherwise to satisfy the Closing Conditions applicable to its obligation to consummate the transaction contemplated hereunder. In furtherance of the foregoing, each Contributing Group shall deliver to the other Contributing Group any and all correspondence relating in any way to the Lender Consents simultaneously upon receipt or delivery thereof. Each Contributing Group shall provide reasonable advance notice to the other Contributing Group of, and an opportunity for such other Contributing Group to participate in, any calls and/or meetings relating to obtaining the Lender Consents.
          (b) Tarragon and Northland hereby acknowledge and agree that in the event that the granting of any Tarragon GE Consent and/or Tarragon Lender Consent is conditioned upon the satisfaction of certain conditions by Tarragon or the New Company, Northland shall have the right, but not the obligation, to take any action Northland deems necessary to satisfy such conditions provided that such action would be permitted to be undertaken by a Majority of the Board of Managers (as defined in the Limited Liability Company Agreement) as if the Limited Liability Company Agreement were in effect and the Company Interests and/or Properties that are the subject of the Tarragon GE Consent were owned by the New Company. Notwithstanding anything in Section 9.4 to the contrary, any costs incurred by Northland in exercising its rights under this Section 2.3(b) shall be borne by the New Company and Northland’s proportionate share thereof shall be paid or reimbursed to Northland by the New Company at the First Closing. Nothing contained in this Section 2.3(b) shall be construed to relieve Tarragon from its best efforts obligation as described in Section 2.3(a) above, including, without limitation, any action or inaction on the part of Northland or the Board of Managers of the New Company under this Section 2.3(b).
          (c) If requested by Tarragon in order to obtain the Tarragon GE Consent, (i) the New Company will in connection with the First Closing form a New Company wholly owned subsidiary to hold direct or indirect interests in the Tarragon Companies owning the Tarragon GE Properties and (ii) such New Company wholly owned subsidiary will grant the GE Lender cross-collateralization through guarantees and pledges on the same terms and conditions as the Tarragon Companies have granted currently in connection with the Tarragon GE Assumed Debt.
     2.4 Termination Right. In the event that, despite such best efforts, the Tarragon GE Consent and the Northland 2/3s Consent have not been obtained (unless all parties have waived obtaining the Tarragon GE Consent and the Northland 2/3s Consent as a condition to the First Closing) by September 30, 2008, then on or after such date, Northland and Tarragon shall each have the right to terminate this Agreement by delivery of notice thereof to the other, and upon any such termination the parties hereto shall have no further obligations hereunder other than those obligations that expressly survive termination; provided, however, that neither Northland nor Tarragon shall be entitled to issue a termination notice hereunder if at such time any member of its Contributing Group is in material default of its obligations under this Agreement, in which event the non-defaulting party shall have the rights and remedies set forth below in Article 6.

ARTICLE 3 — REPRESENTATIONS AND WARRANTIES
     3.1 Disclaimers of Tarragon and Northland. (a) Except as expressly set forth in this Agreement, including Sections 3.2 and 3.3, each party hereto and the New Company acknowledges and agrees that each other party or any member, shareholder, partner, director, officer, manager, person, firm, agent, employee or representative of, or acting or purporting to act on behalf of, such other party has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the Company Interests or the Properties. None of the parties is liable or bound in any manner by any verbal or written statements, representations or information pertaining to the Company Interests or the Properties, or the operation thereof, furnished by any real estate broker or any agent or employee of such party (other than as expressly set forth in the Agreement). The New Company and each party further acknowledges and agrees that, except as expressly set forth in this Agreement, to the maximum extent permitted by law, that should any Closing occur, then the contribution of the Company Interests and the Properties as provided for herein to the New Company will be made on an “AS IS” condition and basis “WITH ALL FAULTS”. It is understood and agreed that the Equity Value of each Contributor has been adjusted by prior negotiation to reflect that the Company Interests are being acquired by the New Company subject to the foregoing disclaimer and limitation.
          (b) Except as expressly set forth in Sections 3.2 and 3.3, none of the parties makes any representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to the other parties or their agents, employees or representatives in connection with their inspection of the Company Interests or the Properties. It is the parties’ express understanding and agreement that such materials are provided only for the convenience of the other parties in making their own examination and determination as to whether they wish to contribute their Company Interests to the New Company, and, in doing so, each party shall rely exclusively on its own independent investigation and evaluation of every aspect of the Company Interests and the Properties and not on any materials supplied by any other party, except as may be expressly set forth below in Sections 3.2 and 3.3.
          (c) Except as otherwise expressly provided in Sections 3.2 and 3.3, each party acknowledges that any information of any type which such party has received or may receive from any other party, including, without limitation, any environmental reports and surveys, is furnished on the express condition that each party shall make an independent verification of the accuracy of such information, all such information being furnished without any representations or warranty of the other party whatsoever, whether as to the completeness of such information, its accuracy or otherwise.
          (d) THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THE CONSIDERATION FOR EACH PARTY’S ENTERING INTO THIS AGREEMENT, AND SHALL SURVIVE CLOSING.
     3.2 Representations, Warranties and Covenants of Tarragon. Each Tarragon Contributor, each solely for itself and with respect to the Tarragon Company Interests owned by it and the Tarragon Companies and Tarragon Property that is the subject of such Tarragon

Company Interests, hereby represents, warrants and covenants to each Northland Contributor and the New Company as of the date of this Agreement and as of each Closing Date as follows:
          (a) Existence and Power. Such Tarragon Contributor and each of the Tarragon Companies has been duly formed and is a validly existing corporation, limited partnership or limited liability company under the laws of the jurisdiction in which it was formed. Such Tarragon Contributor and each of the Tarragon Companies has all power and authority to enter into this Agreement and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including, without limitation, all Related Documents, to the extent they are to be executed by such Tarragon Contributor, and to enter into and deliver and to perform its obligations hereunder and under the Related Documents executed by such Tarragon Contributor.
          (b) Authorization; No Contravention. The execution and delivery of this Agreement, the Limited Liability Company Agreement, and the Related Documents executed by such Tarragon Contributor and the performance of its respective obligations under all of the foregoing constitutes, and have been duly authorized by all requisite organizational action, including, without limitation, by obtaining the approvals and consents described in Section 2.1(c). This Agreement constitutes, and, the Limited Liability Company Agreement when executed will constitute, and the Related Documents executed by such Tarragon Contributor when executed will constitute, the valid, legal and binding obligation of such Tarragon Contributor. None of this Agreement, the Limited Liability Company Agreement, or the Related Documents executed by such Tarragon Contributor will violate any term of any agreement, order or decree to which it is a party or by which such Tarragon Contributors is bound or to which any Tarragon Property is subject. Except for the Tarragon Lender Consents and the Tarragon Consents, no consent of any lender, partner, shareholder, beneficiary, tenant, creditor, investor, Authority or other Person is required in order for such Tarragon Contributor to enter into this Agreement and consummate the transactions contemplated herein; provided, however, that the representation and warranty contained in this sentence with respect to Ansonia only, shall be limited to Ansonia’s knowledge. No vote or consent of the shareholders of Tarragon Corporation is required to be obtained by Tarragon Corporation in order to consummate the transactions contemplated in this Agreement, the Limited Liability Company Agreement or any Related Documents; provided, however, that the representation and warranty contained in this sentence with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (c) Descriptive Information; Diligence. All documents delivered by or on behalf of Tarragon to Northland, or made available to Northland for review in connection with the transactions contemplated by this Agreement and the Related Documents, including, without limitation, all Tarragon Contracts and Tarragon Leases, are true, correct and complete copies of all such documents, as amended or modified, in Tarragon’s possession or control, and there are no other documents relating to the subject matter thereof. Except as disclosed to Northland in writing, Tarragon has delivered or made available to Northland all of the material books, records and files of or relating to the Tarragon Companies and Tarragon Property. The representations and warranties contained in this Section 3.2(c) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.

          (d) Defaults and Assumed Debt. Except to the extent disclosed on Schedule  3.2(d), neither such Tarragon Contributor nor any Tarragon Company is in monetary or material nonmonetary default under any of the documents, recorded or unrecorded, encumbering or affecting the Tarragon Property, including without limitation, the Tarragon Licenses, the Tarragon Debt Instruments, the Tarragon Leases and the Tarragon Contracts. Tarragon has delivered or made available to Northland true, complete and accurate copies of all of the material documents evidencing, securing and otherwise executed in connection with all or any portion of the Tarragon Assumed Debt. None of the Tarragon Assumed Debt is cross-defaulted, cross-collateralized, or cross-guaranteed with any indebtedness other than indebtedness that is included in and as part of the Tarragon Assumed Debt. The representations and warranties contained in this Section 3.2(d) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (e) Compliance with Law. None of such Tarragon Contributor or any Tarragon Company has received written notice that all or any portion of the Tarragon Property violates or will violate in any material respect any law, rule, regulation, ordinance, code or interpretation of any Authority (collectively, “Laws”) (including, without limitation, those relating to zoning and the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq.), or any requirement of any insurer or board of fire underwriters or similar entity, and to Tarragon’s knowledge, except to the extent disclosed on Schedule 3.2(e), there is no such material violation. None of such Tarragon Contributor or any Tarragon Company has received written notice of any special assessment proceedings affecting the Tarragon Property, and to Tarragon’s knowledge, there is no such assessment pending. To Tarragon’s knowledge, all material licenses, permits, approvals, variances, easements and rights of way, including, without limitation, proof of dedication and authorizations all Authorities having jurisdiction over the Tarragon Property (collectively, the “Tarragon Licenses”) required for the ownership, use or operation of the Tarragon Property as presently used and operated or otherwise have been validly issued and are in full force and effect, and none of such Tarragon Contributor or the Tarragon Companies has received any written notice, and otherwise Tarragon has no knowledge, of any Action relating to the revocation or modification of any such License. To Tarragon’s knowledge, each of the Tarragon Licenses required for the ownership, use or operation of the Tarragon Property as presently operated shall remain in full force and effect and owned by the New Company following the contribution of the Tarragon Property pursuant to this Agreement. To Tarragon’s knowledge, no payments are owing to or on behalf of any Authority or are anticipated to be payable to or on behalf of any Authority pursuant to the Tarragon Licenses required for the ownership, use or operation of the Tarragon Property as presently operated, other than payments required in connection with renewals or extensions of the Tarragon Licenses from time to time in the ordinary course. The representations and warranties contained in this Section 3.2(e) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (f) Certain Title Matters. To Tarragon’s knowledge, as of the Closing Date (i) the Tarragon Real Property is or will be owned by one or more of the Tarragon Companies, (ii) the Tarragon Real Property is not in violation of any of the easements, covenants or restrictions affecting the Tarragon Property, including, without limitation, the Permitted Exceptions and no other party is in violation of any such easements, covenants or restrictions, (iii) the Tarragon Real Property is not dependent upon any adjacent property in order to be used for its intended purposes, including the operation of the Tarragon Real Property, for access, parking, utilities or any other matter except in circumstances where there is an adequate, legally enforceable and insurable permanent easement providing the Tarragon Real Property with the required rights of use of the adjacent property, and (iv) the Tarragon Real Property will be contributed subject only to the Tarragon Leases, Tarragon Contracts, Tarragon Licenses, the Permitted Exceptions and any additional leases, contracts and licenses permitted to be entered into pursuant to Section 7.1. The representations and warranties contained in this Section 3.2(f) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (g) Personal Property. The list of Tarragon Personal Property attached hereto as Schedule D-6, is in all material respects an accurate and complete list of all Tarragon Personal Property. The representations and warranties contained in this Section 3.2(g) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (h) Leases. The Tarragon Rent Roll lists all Tarragon Leases for any portion of the Tarragon Real Property or otherwise affecting the Tarragon Real Property, and is accurate and complete in all material respects. The copies of the Tarragon Leases which have been delivered or made available to Northland are true, correct and complete, constitute all outstanding Tarragon Leases and include all subleases relating to the Tarragon Real Property. All brokerage commissions or compensation in respect of any of the Tarragon Leases have been, or prior to the applicable Closing will be, paid by the applicable Tarragon Company to the extent due and payable prior to such Closing. To Tarragon’s knowledge, none of the Tarragon Companies is in material default in the performance of its obligations under any of the Tarragon Leases (or any agreements incorporated therein by reference) and there are no circumstances which, with the passage of time or the giving of notice, or both, would constitute an event of default by landlord under any of the Tarragon Leases. The representations and warranties contained in this Section 3.2(h) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (i) Rent Roll. The Tarragon Rent Roll is true, complete and correct as of the date indicated thereon, and the information set forth therein is true and correct in all material respects as of the date hereof. Except as set forth on the Rent Roll, as of such date and with respect to the updated Rent Roll to be delivered at Closing, as of the date of Closing, no tenant was in arrears in the payment of rent due under the Tarragon Leases beyond any applicable notice and cure periods. The representations and warranties contained in this Section 3.2(i) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (j) Options. To Tarragon’s knowledge, none of the Tarragon Real Property is subject to any option or right of first refusal or first opportunity to acquire any interest in the Tarragon Property or any portion thereof. Neither such Tarragon Contributor nor any Tarragon Company has granted to any Person any option or right of first refusal or first opportunity to acquire any interest in the Tarragon Real Property.
          (k) Contracts. True, complete and correct copies of all Tarragon Contracts have been provided or made available to Northland. Following each Closing there shall be no material agreements or other obligations or liabilities with respect to all or any portion of the Tarragon Property that are binding on the New Company, the Tarragon Companies or the

Tarragon Property following such Closing, other than the Tarragon Leases, the Tarragon Contracts, the Permitted Exceptions, the Tarragon Licenses and such additional leases, contracts and licenses as any Tarragon Company may enter into in compliance with Section 7.1 after the date hereof. The representations and warranties contained in this Section 3.2(k) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (l) Hazardous Substances. Except as set forth on Schedule 3.2(l), neither such Tarragon Contributor, nor any Affiliate thereof, has received written notice from any Authority (nor to Tarragon’s knowledge is there any circumstance, event or occurrence) with respect to, the generation, storage, disposal, discharge, use, handling, removal, treatment or management of any Hazardous Substances or Hazardous Wastes on or from the Tarragon Property that would have or result in a Material Adverse Effect.
          (m) Mechanic’s Liens. Except as disclosed on Schedule 3.2(m), all bills and claims for labor performed and materials furnished to or for the benefit of the Northland Property have been paid in full to the extent due and payable prior to the date hereof and shall be paid in full at each Closing. Except as disclosed on Schedule 3.2(m), there are no mechanic’s or materialmen’s liens (whether or not perfected) on or affecting the Northland Property, and none will exist at Closing. The representations and warranties contained in this Section 3.2(m) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (n) Non-Foreign Person. None of the applicable transferors of Tarragon Property (as determined for the purposes of Section 1445 of the Code) is a “foreign person” as defined in Section 1445(f)(3) of the Code, nor are any subject to withholding under Section 1445 of the Code.
          (o) Disclosure. The representations and warranties and the statements and information contained in this Agreement, in the Exhibits and Schedules hereto and in all of the materials delivered or made available by such Tarragon Contributor to Northland and its counsel, accountants, appraisers and consultants pursuant to this Agreement or in connection with the due diligence investigations conducted by or on behalf of Northland in connection with this Agreement do not contain any untrue statement of a material fact and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties, statements or information not misleading in light of the circumstances under which they were made.
          (p) Financial Statements. All operating statements delivered to Northland by Tarragon Corporation were prepared by Tarragon Corporation in the ordinary course of business, are complete, accurate, true and correct copies of such operating statements in the books and records of Tarragon Corporation and its subsidiaries, and to such Tarragon Contributor’s knowledge such operating statements fairly reflect in all material respects the results of the operation of the Tarragon Property for the periods covered. Since the date of the most recent internally prepared operating statements referred to above, and except as otherwise expressly contemplated by this Agreement (including the Tarragon Restructuring) (i) there has been no material adverse change in the condition, financial or otherwise, of the Tarragon Property or the Tarragon Companies on a consolidated basis, taken as a whole, whether or not arising in the ordinary course of business and (ii) there has been no material change in the ownership of the

Tarragon Companies or any increase in the indebtedness of the Tarragon Companies. The calendar year 2008 budgets delivered to Northland by Tarragon reflect Tarragon’s good faith estimate, consistent with past practice, for the operating results for the Tarragon Properties for the 2008 calendar year. The representations and warranties in this Section 3.2(p) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (q) Pending Actions; Labor Disputes. There is no existing or, to Tarragon’s knowledge, threatened Action of any kind involving such Tarragon Contributor, any Tarragon Company or the Tarragon Property which would have a Material Adverse Effect on any Tarragon Company or the Tarragon Property. To Tarragon’s knowledge, there are no labor troubles or complaints of unfair labor practices pending with respect to any Person which could materially adversely affect the Tarragon Property.
          (r) Taxes.
     (i) Except as disclosed on Schedule 3.2(r)(i), all Tax or information returns required to be filed on or before the date hereof by or on behalf of such Tarragon Contributor or the Tarragon Companies (x) have been filed through the date hereof or will be filed on or before the date when due in accordance with all applicable Laws and (y) there is no Action pending against or with respect to such Tarragon Contributor, the Tarragon Companies or the Tarragon Property in respect of any Tax nor is any claim for additional Tax asserted by any Tax Authority. All real estate Taxes and assessments relating to the Tarragon Real Property and due and payable have been paid and copies of most recent tax bills have been delivered or made available to Northland. All other Taxes of the Tarragon Companies that are due and payable have been paid.
     (ii) There are no liens for Taxes with respect to any portion of the Tarragon Property, other than liens for Taxes that are not yet due or payable.
     (iii) On each Closing Date, after giving effect to the Tarragon Restructuring, each Tarragon Company is and has always been classified for federal income tax purposes as either a partnership or an entity that is disregarded as separate from its owner.
     (iv) On each Closing Date, after giving effect to the Tarragon Restructuring, no Tarragon Company has any liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.
     (v) Each Tarragon Contributor acknowledges that none of Northland, the New Company or any Affiliate shall assume any responsibility for the Tax consequences of the transactions contemplated by this Agreement, the Limited Liability Company Agreement and the Related Documents to such Tarragon Contributor, other than to agree to report the transactions for Federal and State Tax purposes consistently with the manner agreed to by Northland and such Tarragon Contributor.

          (s) Insurance. Tarragon Corporation has delivered or made available to Northland all copies of all insurance policies and arrangements with respect to the Tarragon Property.
          (t) Patriot Act. Neither such Tarragon Contributor, nor any Tarragon Company, nor any member, partner or shareholder of any Tarragon Company, nor, to Tarragon’s knowledge, any person or entity with actual authority to direct the actions of any member, partner or shareholder of Tarragon or any Tarragon Company, (i) are named on any list of persons, entities and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the date hereof, or any similar list known to Seller or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (ii) are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons, entities or governments referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person, entity or government named on any of the OFAC Lists or any person, entity or government included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to Tarragon’s knowledge, otherwise associated with any of the persons, entities or governments referred to or described in the OFAC Lists. Notwithstanding the foregoing, however, the representations set forth in this Section 3.1(t) shall not apply to the publicly traded shares of Tarragon Corporation and persons holding such shares.
          (u) Deposits. Neither such Tarragon Contributor nor any Tarragon Company has received written notice of any violations of the requirements of any Law relating to the holding, application or collection of security deposits in respect of the Tarragon Leases.
          (v) Tarragon Companies. The only activities conducted by the Tarragon Companies since their inception have been the construction, ownership and operation of the Tarragon Properties or other properties similar in type and nature to the Tarragon Properties, except as set forth on Schedule 3.2(v). None of the Tarragon Companies has any liabilities or obligations other than those relating directly to the ownership or operation of the Tarragon Property owned by it. On the date hereof and at Closing, (i) the Tarragon Company Interests will represent the only issued and outstanding equity interests in the Tarragon Companies, (ii) no persons other than the Tarragon Contributors will have the option, conversion right or other right to receive any equity interest in the Tarragon Companies and (iii) the Tarragon Company Interests to be contributed by each Tarragon Contributor will be owned by such Tarragon Contributor free and clear of all liens and encumbrances.
          (w) Condominium Conversion. None of such Tarragon Contributor or any Tarragon Company has made any filing with the applicable Authority with respect to the conversion of any of the Tarragon Properties to a condominium.
          (x) Solvency. None of such Tarragon Contributor or any Tarragon Company has: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Tarragon Contributor’s or any Tarragon Company’s creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of such Tarragon Contributor’s or any Tarragon Company’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of such Tarragon Contributor’s or any Tarragon Company’s assets, (v) admitted in writing such Tarragon Contributor’s or any Tarragon Company’s inability to pay its debts as they come due; or (vi) made an offer of settlement, extension, or composition to its creditors generally.
          (y) Securities Representations.
     (i) Such Tarragon Contributor is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.
     (ii) No such Tarragon Contributor, or any of such Tarragon Contributor’s Affiliates, nor any Person acting on such Tarragon Contributor’s or Tarragon Contributor’s Affiliate’s behalf, was offered the Common Units through any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Units.
     (iii) Such Tarragon Contributor understands and acknowledges that (i) no public market exists for any of the Common Units and that it is unlikely that a public market will ever exist for the Common Units, (ii) such Tarragon Contributor is purchasing the Common Units for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, and (iii) such Tarragon Contributor is aware that it may be required to bear the economic risk of an investment in the Common Units for an indefinite period of time.
     (iv) Such Tarragon Contributor has consulted with its own advisers as to the financial, tax, legal and related matters concerning an investment in the Common Units and on that basis believes that an investment in the Common Units is suitable and appropriate for such Tarragon Contributor. Such Tarragon Contributor and its advisers have such knowledge and experience in financial, tax and business matters so as to enable such Tarragon Contributor to utilize the information made available to such Tarragon Contributor in connection with the investment contemplated hereby to evaluate the merits and risks of an investment in the New Company and to make an informed investment decision with respect thereto. Such Tarragon Contributor is familiar with the type of investment that the Common Units constitutes and recognizes that an investment in the New Company involves substantial risks, including significant risk of loss, including the loss of the entire amount of such investment.
     (v) Such Tarragon Contributor hereby acknowledges that the Common Units are not and will not be registered under the Securities Act or registered or qualified for sale pursuant to applicable securities or Blue Sky laws of any state or foreign jurisdiction by reason of a specific exemption from the registration requirements thereof, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the each Tarragon Contributor’s representations, warranties and covenants set forth herein. Each Tarragon Contributor further acknowledges that the Common Units will be subject to transfer restrictions and may not be offered, sold, transferred, pledged, hypothecated or otherwise assigned, in whole or in part, without compliance with applicable federal securities laws and the applicable securities or Blue Sky laws of any state or foreign jurisdiction by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the New Company).
     For purposes of this Agreement where the term “to Tarragon’s knowledge,” or a phrase of similar import, is used, such term shall mean, with respect to representations and warranties made by Tarragon Corporation, the “current actual knowledge” (as defined below) of the following designees of Tarragon: William S. Friedman, Robert Rothenberg and Eileen Swenson. For purposes of this Agreement where the term “to Tarragon’s knowledge,” or a phrase of similar import, is used, such term shall mean, with respect to representations and warranties made by Ansonia, the “current actual knowledge” (as defined below) of the following designees of Ansonia: Robert Rothenberg and Richard Frary. As used herein, the term “current actual knowledge” shall mean only the actual, current, conscious and not constructive, imputed or implied knowledge of such designee, without having made a review of the files or other inquiry. Anything herein to the contrary notwithstanding, such designee shall not have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the representations herein being or becoming untrue, inaccurate or incomplete in any respect.
     3.3 Representations, Warranties and Covenants of Northland. Each Northland Contributor, each solely for itself and with respect to the Northland Company Interests owned by it and the Northland Companies and Northland Property that is the subject of such Northland Company Interests, hereby represents, warrants and covenants to each Tarragon Contributor and the New Company as of the date of this Agreement and as of each Closing Date as follows:
          (a) Existence and Power. Such Northland Contributor and each of the Northland Companies has been duly formed and is a validly existing corporation, limited partnership or limited liability company under the laws of the jurisdiction in which it was formed. Such Northland Contributor and each of the Northland Companies has all power and authority to enter into this Agreement and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including, without limitation, all Related Documents, to the extent they are to be executed by such Northland Contributor and any Northland Company, and to enter into and deliver and to perform its obligations hereunder and under the Related Documents executed by such Northland Contributor or any Northland Company.
          (b) Authorization; No Contravention. The execution and delivery of this Agreement, the Limited Liability Company Agreement, and the Related Documents executed by such Northland Contributor or any Northland Companies and the performance of its respective obligations under all of the foregoing constitutes, and have been duly authorized by all requisite organizational action, including, without limitation, by obtaining the approvals and consents described in Section 2.2(c). This Agreement constitutes, and, the Limited Liability Company Agreement when executed will constitute, and the Related Documents executed by such Northland Contributor or any Northland Company when executed will constitute, the valid, legal and binding obligation of such Northland Contributor or applicable Northland Company. None of this Agreement, the Limited Liability Company Agreement, or the Related Documents executed by such Northland Contributor or any Northland Company will violate any term of any agreement, order or decree to which it is a party or by which such Northland Contributors or any Northland Company is bound or to which any Northland Property is subject. Except for the Northland Lender Consents and the Northland Consents, no consent of any lender, partner, shareholder, beneficiary, tenant, creditor, investor, Authority or other Person is required in order for such Northland Contributor to enter into this Agreement and consummate the transactions contemplated herein.
          (c) Descriptive Information; Diligence. All documents delivered by or on behalf of Northland to Tarragon, or made available to Tarragon for review in connection with the transactions contemplated by this Agreement and the Related Documents, including, without limitation, all Northland Contracts and Northland Leases, are true, correct and complete copies of all such documents, as amended or modified, in Northland’s possession or control, and there are no other documents relating to the subject matter thereof. Except as disclosed to Tarragon in writing, Northland has delivered or made available to Tarragon all of the material books, records and files of or relating to the Northland Companies and Northland Property.
          (d) Defaults and Assumed Debt. Except to the extent disclosed on Schedule 3.3(d), neither such Northland Contributor nor any Northland Company is in monetary or material nonmonetary default under any of the documents, recorded or unrecorded, encumbering or affecting the Northland Property, including without limitation, the Northland Licenses, the Northland Debt Instruments, the Northland Leases and the Northland Contracts. Northland has delivered or made available to Tarragon true, complete and accurate copies of all of the material documents evidencing, securing and otherwise executed in connection with all or any portion of the Northland Assumed Debt. None of the Northland Assumed Debt is cross-defaulted, cross-collateralized, or cross-guaranteed with any indebtedness other than indebtedness that is included in and as part of the Northland Assumed Debt.
          (e) Compliance with Law. None of such Northland Contributor or any Northland Company has received written notice that all or any portion of the Northland Property violates or will violate in any material respect any law, rule, regulation, ordinance, code or interpretation of any Authority (collectively, “Laws”) (including, without limitation, those relating to zoning and the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq.), or any requirement of any insurer or board of fire underwriters or similar entity, and to Northland’s knowledge, except to the extent disclosed on Schedule 3.3(e), there is no such material violation. None of such Northland Contributor or any Northland Company has received written notice of any special assessment proceedings affecting the Northland Property, and to Northland’s knowledge, there is no such assessment pending. To Northland’s knowledge, all material licenses, permits, approvals, variances, easements and rights of way, including, without limitation, proof of dedication and authorizations all Authorities having jurisdiction over the Northland Property (collectively, the “Northland Licenses”)

required for the ownership, use or operation of the Northland Property as presently used and operated or otherwise have been validly issued and are in full force and effect, and none of such Northland Contributor or the Northland Companies has received any written notice, and otherwise Northland has no knowledge, of any Action relating to the revocation or modification of any such License. To Northland’s knowledge, each of the Northland Licenses required for the ownership, use or operation of the Northland Property as presently operated shall remain in full force and effect and owned by the New Company following the contribution of the Northland Property pursuant to this Agreement. To Northland’s knowledge, no payments are owing to or on behalf of any Authority or are anticipated to be payable to or on behalf of any Authority pursuant to the Northland Licenses required for the ownership, use or operation of the Northland Property as presently operated, other than payments required in connection with renewals or extensions of the Northland Licenses from time to time in the ordinary course.
          (f) Certain Title Matters. To Northland’s knowledge, and except as may be shown on any title reports or surveys delivered or made available to Tarragon, as of the Closing Date (i) the Northland Real Property is or will be owned by one or more of the Northland Companies, (ii) the Northland Real Property is not in violation of any of the easements, covenants or restrictions affecting the Northland Real Property, including, without limitation, the Permitted Exceptions and no other party is in violation of any such easements, covenants or restrictions, (iii) the Northland Real Property is not dependent upon any adjacent property in order to be used for its intended purposes, including the operation of the Northland Real Property, for access, parking, utilities or any other matter except in circumstances where there is an adequate, legally enforceable and insurable permanent easement providing the Northland Real Property with the required rights of use of the adjacent property, and (iv) the Northland Real Property will be contributed subject only to the Northland Leases, Northland Contracts, Northland Licenses, the Permitted Exceptions and any additional leases, contracts and licenses permitted to be entered into pursuant to Section 7.1.
          (g) Personal Property. The list of Northland Personal Property attached hereto in Schedules D-1 through D-5, is in all material respects an accurate and complete list of all Northland Personal Property.
          (h) Leases. The Northland Rent Roll lists all Northland Leases for any portion of the Northland Real Property or otherwise affecting the Northland Real Property, and is accurate and complete in all material respects. The copies of the Northland Leases which have been delivered or made available to Tarragon are true, correct and complete, constitute all outstanding Northland Leases and include all subleases relating to the Northland Real Property. All brokerage commissions or compensation in respect of any of the Northland Leases have been, or prior to the applicable Closing will be, paid by the applicable Northland Company to the extent due and payable prior to such Closing. To Northland’s knowledge, none of the Northland Companies is in material default in the performance of its obligations under any of the Northland Leases (or any agreements incorporated therein by reference) and there are no circumstances which, with the passage of time or the giving of notice, or both, would constitute an event of default by landlord under any of the Northland Leases.
          (i) Rent Roll. The Northland Rent Roll is true, complete and correct as of the date indicated thereon, and the information set forth therein is true and correct in all material respects as of the date hereof. Except as set forth on the arrearages report appended to the Rent Roll, as of such date and with respect to the updated Rent Roll to be delivered at closing, as of the date of Closing, no tenant was in arrears in the payment of rent due under the Northland Leases beyond any applicable notice and cure periods.
          (j) Options. To Northland’s knowledge, none of the Northland Real Property is subject to any option or right of first refusal or first opportunity to acquire any interest in the Northland Property or any portion thereof. Neither such Northland Contributor nor any Northland Company has granted to any Person any option or right of first refusal or first opportunity to acquire any interest in the Northland Real Property.
          (k) Contracts. True, complete and correct copies of all Northland Contracts have been provided or made available to Tarragon. Following each Closing there shall be no material agreements or other obligations or liabilities with respect to all or any portion of the Northland Property that are binding on the New Company, the Northland Companies or the Northland Property following such Closing, other than the Northland Leases, the Northland Contracts, the Permitted Exceptions, the Northland Licenses and such additional leases, contracts and licenses as any Northland Company may enter into in compliance with Section 7.1 after the date hereof.
          (l) Hazardous Substances. Except as set forth on Schedule 3.3(l), neither such Northland Contributor, nor any Affiliate thereof has received written notice from any Authority (nor to Northland’s knowledge is there any circumstance, event or occurrence) with respect to the generation, storage, disposal, discharge, use, handling, removal, treatment or management of any Hazardous Substances or Hazardous Wastes on or from the Northland Property that would have or result in a Material Adverse Effect.
          (m) Mechanic’s Liens. Except as disclosed on Schedule 3.3(m), all bills and claims for labor performed and materials furnished to or for the benefit of the Northland Property have been paid in full to the extent due and payable prior to the date hereof and shall be paid in full at each Closing. Except as disclosed on Schedule 3.3(m), there are no mechanic’s or materialmen’s liens (whether or not perfected) on or affecting the Northland Property, and none will exist at Closing.
          (n) Non-Foreign Person. None of the applicable transferors of Northland Property (as determined for the purposes of Section 1445 of the Code) is a “foreign person” as defined in Section 1445(f)(3) of the Code, nor are any subject to withholding under Section 1445 of the Code.
          (o) Disclosure. The representations and warranties and the statements and information contained in this Agreement, in the Exhibits and Schedules hereto and in all of the materials delivered or made available by such Northland Contributor to Tarragon and its counsel, accountants, appraisers and consultants pursuant to this Agreement or in connection with the due diligence investigations conducted by or on behalf of Tarragon in connection with this Agreement do not contain any untrue statement of a material fact and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties, statements or information not misleading in light of the circumstances under which they were made.
          (p) Financial Statements. All operating statements delivered to Tarragon by each applicable Northland Contributor were prepared by such Northland Contributor in the ordinary course of business, are complete, accurate, true and correct copies of such operating statements in the books and records of such Northland Contributor and its subsidiaries, and to such Northland Contributor’s knowledge such operating statements fairly reflect in all material respects the results of the operation of the Northland Property for the periods covered. Since the date of the most recent internally prepared operating statements referred to above, and except as otherwise expressly contemplated by this Agreement, (i) there has been no material adverse change in the condition, financial or otherwise, of the Northland Property or the Northland Companies on a consolidated basis, taken as a whole, whether or not arising in the ordinary course of business and (ii) there has been no material change in the ownership of the Northland Companies or any increase in the indebtedness of the Northland Companies. The calendar year 2008 budgets delivered to Tarragon by Northland reflect Northland’s good faith estimate, consistent with past practice, for the operating results for the Northland Properties for the 2008 calendar year.
          (q) Pending Actions; Labor Disputes. There is no existing or, to Northland’s knowledge, threatened Action of any kind involving such Northland Contributor, any Northland Company or the Northland Property which would have a Material Adverse Effect on any Northland Company or the Northland Property. To Northland’s knowledge, there are no labor troubles or complaints of unfair labor practices pending with respect to any Person which could materially adversely affect the Northland Property.
          (r) Taxes.
     (i) All Tax or information returns required to be filed on or before the date hereof by or on behalf of such Northland Contributor or the Northland Companies (x) have been filed through the date hereof or will be filed on or before the date when due in accordance with all applicable Laws and (y) there is no Action pending against or with respect to such Northland Contributor, the Northland Companies or the Northland Property in respect of any Tax nor is any claim for additional Tax asserted by any Tax Authority. All real estate Taxes and assessments relating to the Northland Real Property and due and payable have been paid and copies of most recent tax bills have been delivered or made available to Tarragon. All other Taxes of the Northland Companies that are due and payable have been paid.
     (ii) There are no liens for Taxes with respect to any portion of the Northland Property, other than liens for Taxes that are not yet due or payable.
     (iii) Except as disclosed on Schedule 3.3(r), each Northland Company is and has always been classified for federal income tax purposes as either a partnership or an entity that is disregarded as separate from its owner.

     (iv) No Northland Company has any liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.
     (v) Each Northland Contributor acknowledges that none of Tarragon, the New Company or any Affiliate shall assume any responsibility for the Tax consequences of the transactions contemplated by this Agreement, the Limited Liability Company Agreement and the Related Documents to such Northland Contributor, other than to agree to report the transactions for Federal and State Tax purposes consistently with the manner agreed to by Northland and such Tarragon Contributor.
          (s) Insurance. Northland Corporation has delivered or made available to Tarragon all copies of all insurance policies and arrangements with respect to the Northland Property.
          (t) Patriot Act. Neither such Northland Contributor, nor any Northland Company, nor any member, partner or shareholder of any Northland Company, nor, to Northland’s knowledge, any person or entity with actual authority to direct the actions of any member, partner or shareholder of Northland or any Northland Company, (i) are named on any list of persons, entities and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the date hereof, or any similar list known to Seller or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (ii) are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons, entities or governments referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person, entity or government named on any of the OFAC Lists or any person, entity or government included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to Northland’ knowledge, otherwise associated with any of the persons, entities or governments referred to or described in the OFAC Lists.
          (u) Deposits. Neither such Northland Contributor nor any Northland Company has received written notice of any violations of the requirements of any Law relating to the holding, application or collection of security deposits in respect of the Northland Leases.
          (v) Northland Companies. Except as set forth on Schedule 3.3(v), the only activities conducted by the Northland Companies since their inception have been the construction, ownership and operation of the Northland Properties. None of the Northland Companies has any liabilities or obligations other than those relating directly to the ownership or operation of the Northland Property owned by it. Northland Portfolio is the sole holder of the Northland Portfolio Company Interests, and the Northland Portfolio Company Interests are free and clear of all liens and encumbrances. Northland Fund I is the sole holder of the Northland Fund I Company Interests, and the Northland Fund I Company Interests are free and clear of all liens and encumbrances. Northland Fund II is the sole holder of the Northland Fund II Company Interests, and the Northland Fund II Company Interests are free and clear of all liens and encumbrances. Northland Fund III is the sole holder of the Northland Fund III Company Interests, and the Northland Fund III Company Interests are free and clear of all liens and encumbrances. NIC is the sole holder of the NIC Company Interests, and the NIC Company Interests are free and clear of all liens and encumbrances. Northland Austin is the sole holder of the Northland Austin Company Interests, and the Northland Austin Company Interests are free and clear of all liens and encumbrances. Austin Investors is the sole holder of the Austin Investors Company Interests, and the Austin Investors Company Interests are free and clear of all liens and encumbrances. Drake is the sole holder of the Drake Company Interests, and the Drake Company Interests are free and clear of all liens and encumbrances. Tatstone is the sole holder of the Tatstone Company Interests, and the Tatstone Company Interests are free and clear of all liens and encumbrances.
          (w) Condominium Conversion. Except as disclosed on Schedule 3.3(w), none of such Northland Contributor or any Northland Company has made any filing with the applicable Authority with respect to the conversion of any of the Northland Properties to a condominium.
          (x) Solvency. None of such Northland Contributor or any Northland Company has: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Northland Contributor’s or any Northland Company’s creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of such Northland Contributor’s or any Northland Company’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of such Northland Contributor’s or any Northland Company’s assets, (v) admitted in writing such Northland Contributor’s or any Northland Company’s inability to pay its debts as they come due; or (vi) made an offer of settlement, extension, or composition to its creditors generally.
          (y) Securities Representations.
     (i) Such Northland Contributor is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.
     (ii) No such Northland Contributor, or any of such Northland Contributor’s Affiliates, nor any Person acting on such Northland Contributor’s or Northland Contributor’s Affiliate’s behalf, was offered the Common Units through any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Units.
     (iii) Such Northland Contributor understands and acknowledges that (i) no public market exists for any of the Common Units and that it is unlikely that a public market will ever exist for the Common Units, (ii) such Northland Contributor is purchasing the Common Units for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, and (iii) such Northland Contributor is aware that it may be required to bear the economic risk of an investment in the Common Units for an indefinite period of time.
     (iv) Such Northland Contributor has consulted with its own advisers as to the financial, tax, legal and related matters concerning an investment in the Common Units and on that basis believes that an investment in the Common Units is suitable and appropriate for such Northland Contributor. Such Northland Contributor and its advisers have such knowledge and experience in financial, tax and business matters so as to enable such Northland Contributor to utilize the information made available to such Northland Contributor in connection with the investment contemplated hereby to evaluate the merits and risks of an investment in the New Company and to make an informed investment decision with respect thereto. Such Northland Contributor is familiar with the type of investment that the Common Units constitutes and recognizes that an investment in the New Company involves substantial risks, including significant risk of loss, including the loss of the entire amount of such investment.
     (v) Such Northland Contributor hereby acknowledges that the Common Units are not and will not be registered under the Securities Act or registered or qualified for sale pursuant to applicable securities or Blue Sky laws of any state or foreign jurisdiction by reason of a specific exemption from the registration requirements thereof, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the each Northland Contributor’s representations, warranties and covenants set forth herein. Each Northland Contributor further acknowledges that the Common Units will be subject to transfer restrictions and may not be offered, sold, transferred, pledged, hypothecated or otherwise assigned, in whole or in part, without compliance with applicable federal securities laws and the applicable securities or Blue Sky laws of any state or foreign jurisdiction by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the New Company).
     For purposes of this Agreement where the term “to Northland’s knowledge,” or a phrase of similar import, is used, such term shall mean, with respect to representations and warranties made by Northland Corporation, the “current actual knowledge” (as defined below) of the following designees of Northland: Lawrence R. Gottesdiener and Steven P. Rosenthal. As used herein, the term “current actual knowledge” shall mean only the actual, current, conscious and not constructive, imputed or implied knowledge of such designee, without having made a review of the files or other inquiry. Anything herein to the contrary notwithstanding, such designee shall not have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the representations herein being or becoming untrue, inaccurate or incomplete in any respect.
     3.5 Survival. The representations and warranties of the Tarragon Contributors and the Northland Contributors set forth in this Article 3 and anywhere else in this Agreement or in any Related Document (unless expressly stated otherwise) shall survive the Closing of the transaction contemplated in this Agreement and the delivery of the Assignment and Assumption of Company Interests by each of Tarragon and Northland for a period of fifteen (15) months from and after the last Closing Date. Consequently, each of the Tarragon Contributors and the Northland Contributors stipulates and agrees that from and after such fifteen (15) month period, it is entitled to and agrees to claim no damages of any kind with respect to any alleged breach and/or violation of any of such representations and/or warranties of the other party, other than as to claims with respect to which it has given the other party and the New Company written notice within such fifteen (15) month period. Notwithstanding the foregoing, each of the Tarragon Contributors and the Northland Contributors hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against the other party for damages that it may incur, as the result of any of the representations or warranties of the other party being untrue, inaccurate or incorrect if (a) the party claiming such breach knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing (and for such purpose, (i) the knowledge of each Northland Contributor will be deemed known by each other member of the same Northland Contributing Group, (ii) the knowledge of each Tarragon Contributor will be deemed known by each other member of the same Tarragon Contributing Group, (iii) the knowledge of Northland will be deemed known by the New Company in respect of any claim against any Tarragon Contributor, but not otherwise, (iv) the knowledge of Tarragon will be deemed known by the New Company in respect of any claim against any Northland Contributor, but not otherwise and (v) the knowledge or deemed knowledge of the New Company will not limit the right of any Contributor to bring a direct claim under Section 5.5, provided that the Contributor does not have and is not deemed to have such knowledge), or (b) the damages of the party claiming such breach as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than one percent (1%) of the Equity Value of the applicable Contributor party alleged to be liable for such breach as of the date of the claim; provided, however, that in the event that the damages of a party exceed such one percent (1%) threshold, such party will be entitled to claim for all its damages (i.e. from the first dollar of damage, regardless of such threshold). Notwithstanding anything to the contrary set forth herein, the aggregate liability of each Contributor under the representations and warranties set forth in this Article 3, together with all of the indemnification obligations of such Contributor provided in this Agreement or in any Related Document, shall not exceed fifty percent (50%) of the Equity Value of such Contributor. The remedies set forth in this Section 3.5, Article 5 and Article 6 comprise the sole and exclusive remedies of a party hereto (or any person claiming by, through or under such party, including any Indemnitee) in respect of any breach of the representations, warranties or covenants set forth in this Agreement or in any Related Document.
     3.6 Bermuda Island and Northgate. Notwithstanding anything to the contrary herein or in the Northgate Purchase Agreement or the Bermuda Island Purchase Agreement, if the Bermuda Island property and/or the Northgate property become additional “Northland Properties” hereunder and/or Middletown Tarragon LLC becomes an additional “Northland Company” hereunder, and/or the membership interests in Middletown Tarragon LLC become additional “Northland Company Interests”, each as described above in Section 1.2, then none of the representations or warranties set forth in this Article 3 will apply to such additional Northland Properties, Northland Companies or Northland Company Interests nor shall any of the Northland Contributors be deemed to have made any such representations and warranties with respect thereto, except to the extent that any such representations or warranties would, if made, have been breached by actions or omissions taken or omitted to be taken by Northland at any time after consummating such purchase under the Northgate Purchase Agreement or the Bermuda Island Purchase Agreement, as applicable, and such breach results in a Material Adverse Effect.
ARTICLE 4 — CLOSING ADJUSTMENTS
     4.1 Prorations. At each Closing, the following shall be apportioned and adjusted between each Contributor, on the one hand, and the New Company, on the other hand, as of 11:59 p.m. (Eastern Standard Time) as of the last day of the calendar month immediately preceding the month in which the applicable Closing occurs (the “Prorations Date”), with the Contributor responsible for matters relating to its Contributed Properties for the period prior to the Prorations Date, and the New Company responsible for matters relating to such Contributed Properties from and after the Prorations Date, except as otherwise specified:
          (a) rents and additional rents under or in respect of Tenant Leases, as, when and to the extent actually collected, on the basis of the period for which payable under the applicable Tenant Lease and apportioned on the basis of the actual number of days in such period, along with security, pet, key and any other deposits held by the landlord under the Tenant Leases;
          (b) any real property taxes, water and sewer rents and charges; any tax credit or refund collected as a result of any real property tax appeal; vault taxes or charges, elevator inspection charges and other like and similar municipal taxes and charges, each on the basis of the fiscal year or other period for which assessed, and apportioned upon the basis of the actual number of days in such year or period. If actual tax bills are not available, taxes shall be apportioned based on the most recent tax bills available, with a post-Closing adjustment to be made as soon as tax bills for the fiscal year during which the Closing occurs become available;
          (c) subject to Section 4.5, electric, gas, steam and other public utility charges for services furnished to the Contributed Properties, on the basis of the actual number of days in any period covered by the charge being apportioned (except that no apportionment shall be made for any of such items as are furnished and charged by the applicable utility company directly to tenants under the Tenant Leases);
          (d) all charges under the Contracts, on the basis of the actual number of days in any period covered by the charge being apportioned. The Tarragon Contributors with respect to the Tarragon Properties, and the Northland Contributors with respect to the Northland Properties shall bear the cost of all installments or amounts of items which are being apportioned under this Section which became due and payable prior to the Prorations Date; and
          (e) such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Contributed Properties.
     4.2 Commissions. Each Contributor shall bear the cost of all unpaid commissions, fees and other charges due on or prior to the Prorations Date to real estate brokers or other

Persons with respect to any Tenant Lease beginning on or prior to the Prorations Date. The New Company shall be responsible for commissions, fees, or other charges due to real estate brokers or other Persons with respect to Tenant Leases, and any renewals, extensions and expansions thereof, beginning after the Prorations Date. At each Closing, the Equity Value of each Contributor will be reduced by all security deposits which are then unapplied to satisfy tenant obligations under Tenant Leases at such Contributed Property, except to the extent that the applicable Contributed Company holds such security deposit as of the Closing Date.
     4.3 New Tax Rates. If the Proration Date and the Closing Date for a Contributed Property is before a new real property or other applicable tax rate or charge of an Authority is fixed, then the apportionment of such tax or charge at the Closing shall be based upon the tax rate for the immediately preceding fiscal period applied to the latest assessed valuation. Promptly after the new tax rate has been fixed, the apportionment of such tax or charge made at the Closing shall be recalculated and any adjustment to the Equity Value and the number of Common Units issuable to the Contributors in respect of such Contributed Property shall be made promptly after such recalculation.
     4.4 Tenant Leases. If any tenant under a Tenant Lease is in arrears in the payment of rent, or other charges, payments received from such tenant after the applicable Closing shall be applied in the following order of priority: first, to current rents and other sums due the New Company as the current owner of the Property and landlord under the Tenant Lease, and the balance to any delinquent sums owing to the Contributor under the Tenant Lease in respect of the period prior to the Prorations Date. If any payments from a tenant under a Tenant Lease received by the New Company or the Contributor after the Closing are payable to the other by reason of this Section, then the appropriate sum shall be promptly paid to the other by adjustment of the number of Common Units issued to the Contributor.
     4.5 Utility Charges. The apportionment of utility charges shall be made upon the basis of charges shown on the latest available bills of such utilities. The charges shown on such available bills for periods prior to the Prorations Date which have not been paid as of the Closing Date shall be paid by the Contributed Company and credited in favor of the New Company, and for the period from the date of each such last available utility bill to the Prorations Date an apportionment shall be made based on the amount charged for the period covered by such last available bill. Notwithstanding the foregoing, each Contributor with respect to its Contributed Property will use reasonable efforts to cause the respective utility companies to read their meters or fix their charges to the Prorations Date, in which event (i) the Contributed Company shall pay such charges, when billed, to the Prorations Date, and the amount of such payment will be credited at Closing in favor of the New Company, (ii) if the Contributed Company has paid any such charges for any period subsequent to the Prorations Date, such payments shall be credited in favor of the Contributor, and (iii) the Contributed Company shall pay such charges from and after the Prorations Date without any proration hereunder.
     4.6 Utility Deposits. At the Closing, to the extent not otherwise held in the name of the Contributed Company, each Contributor shall assign to the New Company, all deposits or escrows held for the account of such Contributor (or its Affiliate) with respect to its Contributed Property at or by any public utility company in connection with the utility services furnished to the Contributed Property; and in such case the Contributor shall be credited at Closing for the amount of deposits, or escrows so assigned. Any such deposits or escrows held in the name of a Contributed Company shall be included in the Cash adjustment of Equity Value pursuant to Section 1.1(c).
     4.7 Post-Closing Receipt. If any item covered by this Article cannot be apportioned because the same has not been (or cannot be) fully ascertained on the Closing Date, or if any error has been made with respect to any apportionment, then such item shall be apportioned (or corrected, as applicable) as soon as the same is fully ascertained and any change in Equity Value and the number of Common Units to be issued to a Contributor under Section 1.1 shall be adjusted by issuing to such Contributor additional Common Units, or reducing the number of Common Units issued to such Contributor.
     4.8 Real Estate Tax Refunds. Real estate tax refunds and credits received after a Closing which are attributable to the fiscal tax year during which the Prorations Date falls shall be apportioned between the Contributor, on the one hand, and the New Company, on the other hand, pursuant to this Article. There will be no proration of tax refunds or credits relating to fiscal tax years previous to the one during which the Prorations Date falls.
     4.9 Special Assessments. If, as of the Prorations Date, any of the Properties shall be (or shall have become) subject to a special or local assessment or charge of any kind (whether or not yet a lien), then (to the extent not payable by the tenants) the New Company shall be credited at Closing for any installments thereof due and payable prior to the Prorations Date which have not been paid by the Contributed Company prior to the Prorations Date; provided, however, that any installment thereof attributable to a period from and after the Prorations Date shall be apportioned at the Closing in the same manner as for taxes under Section 4.1(b). The Contributed Company shall be responsible for all installments of such assessment attributable to the period from and after the Prorations Date, without any proration credit in favor of the New Company hereunder.
     4.10 Escrow Balances and Reserves. At each Closing, each Contributor will receive a credit for any escrow balances and reserves held by a lender for the account of a Contributed Company at Closing.
     4.11 Straddle Periods.
          (a) In General. If, for any Income Tax purposes, the Taxable period of any of the Contributed Companies does not terminate on the relevant Prorations Date (any such period, a “Straddle Period”), Income Taxes of such Contributed Company and Income Tax refunds or credits, if any, of such Contributed Company attributable to its ordinary operations during such Straddle Period shall be allocated to (i) the portion of such Straddle Period up to and including the relevant Prorations Date (the “Pre-Closing Straddle Period”), and (ii) the portion of such Straddle Period subsequent to the relevant Prorations Date (the “Post-Closing Straddle Period”) in accordance with this Section 4.11(a). Any Income Taxes and Income Tax refunds of a Contributed Company that are attributable to those transactions that are in the nature of capital transactions shall be allocated under the principles described above based on the relevant Closing Date, instead of the relevant Prorations Date. For purposes of the preceding sentences, Income Taxes and any Income Tax refunds or credits for the Pre-Closing Straddle Period and for the

Post-Closing Straddle Period of a Contributed Company will be determined on the basis of an interim closing of the books as of the close of business on the relevant Prorations Date or Closing Date, as applicable, as if such Straddle Period consisted of one Taxable period ending on the relevant Prorations Date or Closing Date, as applicable, and a Taxable period beginning on the day following the relevant Prorations Date or Closing Date, as applicable.
          (b) Partnerships. For purposes of section 706 of the Code, any item of income and deduction with respect to a Contributed Company that is treated as a partnership for U.S. federal tax purposes shall be allocated under the interim closing of the books method of section 706 of the Code based on the Prorations Date, and any items of such company that are in the nature of capital transactions shall be allocated under the interim closing of the books method under section 706 of the Code based on the Closing Date. The portion of any such items of such Contributed Company attributable to any period to the Contributor (or Contributors) up to and including the relevant Prorations Date or Closing Date, as applicable, shall be allocated to the Contributor (or Contributors) of such Contributed Company, and the portion of such items of such company attributable to the period after the relevant Prorations Date or Closing Date, as applicable, shall be allocated to the New Company.
     4.12 Time Periods. Except as otherwise provided herein, it is the intention of the parties that each Contributor be responsible for all costs and expenses, and obtain the benefit of all income, of its Contributed Companies and Contributed Properties relating to the period up to the Prorations Date, and that the New Company be responsible for such costs and expenses, and obtain the benefit of such income, from and after the Prorations Date, in each case on an accrual basis, but without regard to non-cash items of income or expense, including depreciation and amortization.
     4.13 Adjustment of Equity Value. On each Closing Date, for each Contributor and its Contributed Companies and Contributed Properties, the net amount of all proration credits, without duplication, under this Article 4 in favor of such Contributor shall be netted against the amount of all proration credits, without duplication, under this Article 4 in favor of the New Company, and (i) if the aggregate net proration credit is in favor of such Contributor, then the Equity Value of such Contributor shall be increased by the amount of such net proration credit pursuant to Section 1.1(c) and (ii) if the aggregate net proration credit is in favor of the New Company, then the Equity Value of such Contributor shall be reduced by the amount of such net proration credit pursuant to Section 1.1(c).
     4.14 Survival. This Article 4, and all rights and duties of the New Company and the parties hereunder, shall survive Closing.
ARTICLE 5 — INDEMNIFICATION
     5.1 By Contributors.
          (a) From and after the Closing Date, each Contributor (an “Indemnitor”) agrees severally to indemnify, defend and hold harmless the New Company, each other Contributor, and each such Contributor’s respective subsidiaries, Affiliates, officers, directors, partners, members, managers, security holders, stockholders, employees, representatives and agents. (collectively, the “Indemnitees”) from and against all Losses which are incurred or suffered by any of them (A) based upon, arising out of, in connection with or by reason of the breach of any of the representations or warranties of such Contributor, (B) based upon, arising out of, in connection with or by reason of any liability or obligation relating to the Contributed Companies or the Contributed Properties contributed, directly or indirectly, by such Contributor of any nature (absolute, accrued, contingent or otherwise) arising or occurring with respect to any period prior to the Prorations Date, (C) based upon, arising out of, in connection with or by reason of the failure of such Contributor to perform or comply, in whole or in part, with any of the covenants or agreements contained herein or in any Related Document to be performed or complied with by such Contributor on or prior to the Closing, and (D) based upon, arising out of, in connection with or by reason of any Income Taxes attributable to a Pre-Closing Tax Period of a Contributed Company. From and after the First Closing Date, if there is Excess Gain allocated to Tarragon Corporation or to Ansonia and recognized prior to December 31, 2018, the New Company shall pay to Tarragon Corporation or Ansonia, as the case may be, an amount equal to the product of such Excess Gain and the tax rate applied with respect to Tarragon Corporation or Ansonia, as applicable, in determining any “Ansonia Tax Amount” or “Tarragon Tax Amount” under the Tax Matters Agreement, such amount to be paid in immediately available funds within thirty (30) days after the filing of the federal income tax return of the New Company for the taxable year in which such Excess Gain was allocated.
          (b) The indemnity against Losses pursuant to Section 5.1(a) shall also include interest on cash disbursements in respect thereof at an annual rate of interest equal to a fixed rate of twelve and one-half percent (12.5%) (the “Reference Rate”), based on actual days elapsed from the later of the date a valid claim is made hereunder or the date of such disbursement until the date the Indemnified Parties are fully reimbursed therefor.
          (c) Notwithstanding the preceding, (i) the Indemnified Parties shall not be entitled to any recovery unless a claim for indemnification is made in accordance with Section 5.3 and within the time period of survival set forth in Article 3 and the person seeking indemnification complies with the procedures set forth in Sections 5.3, 5.4 and 5.5, and (ii) if more than one Indemnitor has an indemnification obligation in respect of the same Contributed Company or Contributed Property, such indemnification obligation shall constitute a several obligation of such Indemnitors, in proportion to their respective Contribution Percentages.
     5.2 Intentionally Omitted.
     5.3 Indemnification Procedure.
          (a) In the event that any Indemnitee shall incur or suffer any Loss in respect of which indemnification may be sought by such party pursuant to the provisions of this Article 5, the Indemnitee shall assert a claim for indemnification by written notice (a “Notice”) to the Indemnitor stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within 30 days of the filing of any such claim against the Indemnitee or the determination by Indemnitee that a claim will ripen into a claim for which indemnification will be sought, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the

Indemnitor may have to the Indemnitee except to the extent that the Indemnitor is prejudiced thereby and then only to the extent of such prejudice.
          (b) The Indemnitee shall provide to the Indemnitor on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.
          (c) In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (x) to conduct any proceedings or negotiations in connection therewith, (y) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not, without the consent of the Indemnitee, settle any such claim on terms which provide for (A) a criminal sanction or fine, (B) injunctive relief or (C) monetary damages in excess of the amount that the Indemnitor is required to pay hereunder) and (z) to employ counsel, which counsel shall be reasonably acceptable to the Indemnitee, to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim; provided, however, that if the defendants in any such action or claim include both the Indemnitee and the Indemnitor and the Indemnitee shall have reasonably concluded that there would be a conflict of interest under DR 5-105 of the Code of Professional Responsibility or other applicable federal or state law were the same counsel to represent the Indemnitee and the Indemnitor, the Indemnitee shall be entitled to be represented by separate counsel at the Indemnitor’s expense; provided further, however, that such action or claim shall not be settled without the Indemnitor’s consent, which shall not unreasonably be withheld. The Indemnitor shall, within 30 days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim. Until the Indemnitee has received notice of the Indemnitor’s election whether to defend any claim, the Indemnitee shall take reasonable steps to defend (but may not settle) such claim. If the Indemnitor shall decline to assume the defense of any such claim, or shall fail to notify the Indemnitee within 30 days after receipt of the Notice of the Indemnitor’s election to defend such claim, the Indemnitee shall defend against such claim (provided that the Indemnitee shall not settle such claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld). The expenses of all proceedings, contests or lawsuits in respect of the claims described in the preceding sentence shall be borne by the Indemnitor but only if the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim and, if applicable, only as required within the limitations set forth in Section 5.1 or Section 5.2 as the case may be. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. In the case of a claim for indemnification made under Section 5.1 or 5.2, (a) if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim, then within ten days after the occurrence of a final non-appealable determination with respect to such third party claim (or sooner if required by such determination), the Indemnitor shall pay the Indemnitee (or sooner if required by such determination), in immediately available funds, the amount of any Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof and (b) in the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee against such Losses, the Indemnitor shall within ten days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount pay to the Indemnitee, in immediately available funds, the amount of such Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof).
     5.4 Cooperation in Defense. Each party indemnified under any indemnity contained in this Agreement shall cooperate in all reasonable respects in the defense of the third-party claim pursuant to which the indemnifying party is alleged to have liability.
     5.5 Direct or Derivative Claims. With respect to any indemnified Loss which has been suffered (directly or indirectly) both by the New Company and by a Contributor, the Contributor shall have the right to require, by written demand upon the Board of Managers of the New Company, that the claim for such indemnified Loss be brought by the New Company, and if the Board of Managers does not bring such claim and prosecute such claim in accordance with the directions of such Contributor within fifteen (15) days, then such Contributor may bring such claim on its own behalf, in which case such Contributor will be deemed to have suffered a Loss equal to its pro rata share of the Loss suffered by the New Company, based on its proportionate ownership of the Common Units of the New Company as of the final Closing. Nothing in this Section 5.5 shall prohibit a Contributor from bringing a direct claim for Loss at any time, regardless whether the New Company has also suffered a Loss or brought a claim in respect of the same underlying matter; provided, however, that any recovery by the New Company in respect of such a claim shall be reduced by the amount of any direct recovery by a Contributor in respect of the same underlying matter, and such Contributor shall not participate through the New Company in any such additional recovery by the New Company.
     5.6 General. The parties shall use reasonable efforts to mitigate any indemnified Loss in connection with this Agreement. The parties shall also use reasonable efforts to structure any indemnity payment in a manner such that the Indemnitor will obtain any deduction or other tax benefit arising from having made such indemnification payment in order to avoid any duplication of after-tax benefit to the Indemnitee. The amount of indemnified Loss incurred by the Indemnitee shall be reduced by the amount of any insurance benefit received by the Indemnitee or by the New Company in respect of such Loss. Any liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement. No matter shall be the subject of an indemnification claim hereunder to the extent that the Indemnitee has otherwise been compensated therefor, including through the prorations or other adjustments to Equity Value under Section 1.1.
     5.7 Survival. This Article 5 shall survive each Closing.
ARTICLE 6 — DEFAULTS AND REMEDIES
     6.1 Defaults. In the event of (i) a failure by a party to perform any of its material obligations hereunder, which failure continues for more than fifteen (15) days following receipt of notice thereof from the other party or (ii) the inaccuracy of any representation or warranty made by a party in this Agreement or in any document delivered pursuant to the terms hereof to the extent such inaccuracy of such representation or warranty results in or constitutes a Material Adverse Effect, then the other party shall have the right to terminate its obligation to consummate the transaction contemplated by this Agreement (or any remaining portion thereof) by delivery of notice thereof to the other party. Subject to the terms of this Article below, upon any such termination or any termination otherwise permitted under this Agreement, all rights and obligations of the parties under this Agreement, other than those that by their terms survive termination, shall terminate without recourse, and this Agreement shall be of no further force or effect.
     6.2 Remedies of Northland.
     In addition to its right to terminate this Agreement, in the event of a failure any Tarragon Contributor to perform its obligations to close on the contribution transactions under this Agreement at any Closing, which failure continues for more than fifteen (15) days following receipt of notice thereof, then Northland shall have the right to (i) seek specific performance of the terms of this Agreement, and (ii) to the extent a specific performance remedy is not available, to pursue any other remedy it may have at law or in equity in connection with such failure. Notwithstanding anything in the foregoing to the contrary, in the event that Northland elects to seek damages for any failure, breach or default hereunder, then the parties agree that Northland’s recovery for any and all such defaults shall not exceed $5,000,000 in the aggregate against all Tarragon Contributors (and such $5,000,000 limitation will be applied severally to limit the liability of each Tarragon Contributor, pro rata on the basis of their respective Equity Values); provided, however, that in the event that any such failure, breach or default is the result of the willful failure, breach, default, misconduct or omission on the part of a Tarragon Contributor, then the $5,000,000 aggregate limitation on damages shall not be applicable to, and Northland shall be permitted to recover any and all damages caused by such failure, breach or default on the party of, such Tarragon Contributor. As a condition precedent to Northland exercising any right it may have to bring an action for specific performance hereunder, Northland must commence such an action within ninety (90) days after Northland first becomes aware of Tarragon’s default. Northland agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the applicable Tarragon Property.
     6.3 Remedies of Tarragon.
     In addition to its right to terminate this Agreement, in the event of a failure any Northland Contributor to perform its obligations to close on the contribution transactions under this Agreement at any Closing, which failure continues for more than fifteen (15) days following receipt of notice thereof, then Tarragon shall have the right to (i) seek specific performance of the terms of this Agreement, and (ii) to the extent a specific performance remedy is not available, to pursue any other remedy it may have at law or in equity in connection with such failure. Notwithstanding anything in the foregoing to the contrary, in the event that Tarragon elects to seek damages for any failure, breach or default hereunder, then the parties agree that Tarragon’s recovery for any and all such defaults shall not exceed $5,000,000 in the aggregate against all Northland Contributors (and such $5,000,000 limitation will be applied severally to limit the liability of each Northland Contributor, pro rata on the basis of their respective Equity Values); provided, however, that in the event that any such failure, breach or default is the result of the willful failure, breach, default, misconduct or omission on the part of a Northland Contributor, then the $5,000,000 aggregate limitation on damages shall not be applicable to, and Tarragon shall be permitted to recover any and all damages caused by such failure, breach or default on the part of, such Northland Contributor. As a condition precedent to Tarragon exercising any right it may have to bring an action for specific performance hereunder, Tarragon must commence such an action within ninety (90) days after Tarragon first becomes aware of Northland’s default. Tarragon agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the applicable Northland Property.
     6.4 Sole and Exclusive Remedies. The remedies set forth in this Article 6, together with those set forth in Section 3.5 and Article 5 comprise the sole and exclusive remedies of a party hereto (or any person claiming by, through or under such party, including any Indemnitee) in respect of any breach of the representations, warranties or covenants set forth in this Agreement or in any Related Document.
ARTICLE 7 — FUTURE OPERATIONS
     7.1 Operations. Except as otherwise expressly permitted by this Agreement (including pursuant to the Tarragon Restructuring or the Northland Restructuring), each Tarragon Contributor with respect to the Tarragon Properties and Tarragon Companies, and each Northland Contributor with respect to the Northland Properties and the Northland Companies, hereby agrees and covenants with respect to the Property and/or Company Interests that have not already been contributed to the New Company, that from the date hereof through each Closing or the earlier termination of this Agreement:
          (a) Neither Tarragon nor Northland, and no Tarragon Company or Northland Company, shall sell, encumber, further pledge, or otherwise transfer or dispose of all or any part of the Tarragon Company Interests, the Northland Company Interests, the Tarragon Property or the Northland Property, or amend, modify or terminate any Tarragon Operating Agreements or Northland Operating Agreements, without the prior consent of the other party hereto.
          (b) Neither Tarragon nor Northland, and no Tarragon Company or Northland Company, shall enter into, extend, renew, replace or modify any contract, agreement or other arrangement with regard to the Tarragon Property or the Northland Property which will be binding on the New Company, the Tarragon Property or the Northland Property after Closing unless such contract, agreement or other arrangement (as so extended, renewed, replaced or modified) can be terminated by the New Company without penalty or payment of any fee on not more than thirty (30) days notice.
          (c) Neither Tarragon or Northland, and no Tarragon Company or Northland Company, shall initiate or consent to any zoning changes, liens or encumbrances of or against the Tarragon Property or the Northland Property without the prior written consent of the other party, and shall give the other party copies of all notices received by Tarragon or Northland with respect to any such matters.
          (d) Each of Tarragon, Northland, the Tarragon Companies and the Northland Companies shall continue to manage, lease, market and operate the Tarragon Property and the Northland Property in the ordinary course of business in accordance with the management, leasing and operation standards and practices currently in effect at the Tarragon Property and the Northland Property, as applicable, and shall continue to perform all of its obligations with respect to the Tarragon Leases, Northland Leases, Tarragon Contracts and Northland Contracts, as applicable.
          (e) Each of Tarragon, Northland, the Tarragon Companies and the Northland Companies shall repair and maintain the Tarragon Property and the Northland Property in its present condition, normal wear and tear excluded and subject to Article 8, and continue to maintain the insurance policies currently in effect with respect to any of the foregoing or enter into new policies with substantially the same coverage.
          (f) Neither Tarragon and Northland shall, or permit any Tarragon Company or Northland Company, to enter into any new Tenant Lease or amend any existing Tenant Lease, without the other party’s consent, not to be unreasonably withheld, conditioned or delayed, unless (i) same is on the current standard lease form for the applicable Property; (ii) provides for payment of monthly rent at the rates currently in effect for the applicable Property; (iii) is for a term of no less than one year nor more than 15 months; and (iv) does not provide any “free rent” or other concessions beyond those currently offered and consistent with current practice with respect to the applicable Property and only to the extent such “free rent” or other concessions are not so-called “back-ended”.
          (g) Each of Tarragon and Northland will keep all debt service payments and other payments owned in connection with the Tarragon Assumed Debt and the Northland Assumed Debt, as applicable, current on the Tarragon Property and the Northland Property and will not permit or suffer to exist any default under any Tarragon Debt Instrument or Northland Debt Instrument.
     7.2 Notification of Certain Matters. Tarragon shall give prompt notice to Northland, and Northland shall give prompt notice to Tarragon, of (a) the occurrence, or failure to occur, of any event that causes any representation or warranty herein or in any document relating to the transaction contemplated in this Agreement hereunder to be untrue or inaccurate in any material respect at any time from the date of this Agreement to each Closing Date, and b) any failure Tarragon, on the one hand, or Northland, on the other hand, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under any document relating to the transaction contemplated in this Agreement.
ARTICLE 8 — RISK OF LOSS
     8.1 Casualty. Each Contributor assumes all risks for damage to or injury occurring to its Contributed Property by fire, storm, accident, or any other casualty or cause (a “Casualty”) until the applicable Closing with respect to the Contributed Property has been completed.

Immediately after a Contributor has received notice of the occurrence of any Casualty between the date hereof and the applicable Closing, such Contributor shall give the other Contributors written notice thereof (a “Casualty Notice”), which Casualty Notice shall state the type, location and amount of damage to such Property, the portions of such Property affected by the Casualty and such Contributor’s good faith estimate of the loss of gross rental income that the Property will suffer while such Casualty is being repaired. If the affected Property is reasonably expected to suffer as a result of such Casualty a loss of gross rental income (taking into account any business interruption insurance proceeds) in excess of 20% of the Property’s pro forma gross rental income for the twelve (12) month period following the Casualty (a “Material Casualty”), then the Contributing Group receiving such Casualty Notice shall have the right, exercisable for a period of ten (10) Business days after its receipt of such Casualty Notice, to elect to terminate this Agreement with respect to such Property and any Company that owns, directly or indirectly, only such Property (the parties agreeing to cooperate in good faith to restructure the ownership of any Company that owns both direct or indirect interests in such Property and any direct or indirect interest in another Property so as to eliminate such overlapping interests). If this Agreement is terminated with respect to such Property and any such Company, none of the parties shall have any further right or obligation hereunder in respect of such Property or such Company, except as to provisions which by their terms survive termination of this Agreement, but this Agreement shall remain in effect with respect to all other Properties and Companies. If the Contributing Group receiving such Casualty Notice does not elect to terminate this Agreement as to such Property and any such Company, or if such Casualty is not a Material Casualty, then such Property shall remain subject to the terms of this Agreement and shall be contributed to the New Company by its Contributor, along with any insurance proceeds paid on account of such Casualty (including rental interruption insurance, but only for the period from and after the Prorations Date) not expended to repair the property prior to the Closing Date, and the New Company shall receive a credit against such Contributor’s Equity Value in the amount of any deductible payable by such Contributor or the applicable Contributed Company in connection with casualty coverage.
     8.2 Condemnation. If, prior to Closing, all or any significant portion of any Property is taken, or rendered unusable for its current purpose or reasonably inaccessible by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), (a “Condemnation”), then, upon receipt of written notice of such action from any Authority, the Contributor of such Property shall immediately give the other Contributors written notice thereof (a “Condemnation Notice”), which Condemnation Notice shall state the nature of such Condemnation, the portions of such Property affected by the Condemnation and such Contributor’s good faith estimate of the loss of gross rental income that the Property will suffer as a result of such Condemnation. If the affected Property is reasonably expected to suffer as a result of such Condemnation a loss of gross rental income in excess of 20% of the Property’s pro forma gross rental income for the twelve (12) month period following the Condemnation (a “Material Condemnation”), then the Contributing Group receiving such Condemnation Notice shall have the right, exercisable for a period of ten (10) Business days after its receipt of such Condemnation Notice, to elect to terminate this Agreement with respect to such Property and any Company that owns, directly or indirectly, only such Property (the parties agreeing to cooperate in good faith to restructure the ownership of any Company that owns both direct or indirect interests in such Property and any direct or indirect interest in another Property so as to eliminate such overlapping interests). If this Agreement is terminated with respect to such Property and any such Company, none of the parties shall have any further right or obligation hereunder in respect of such Property or such Company, except as to provisions which by their terms survive termination of this Agreement, but this Agreement shall remain in effect with respect to all other Properties. If the Contributing Group receiving such Condemnation Notice does not elect to terminate this Agreement as to such Property and any such Company, or if such Condemnation is not a Material Condemnation, then such Property shall remain subject to the terms of this Agreement and shall be contributed to the New Company by its Contributor, along with any and all rights to the condemnation award in respect of such Condemnation (other than any portion thereof relating to loss of rental income for the period prior to the Prorations Date).
     8.3 Portfolio Termination Right. Notwithstanding anything to the contrary contained in Section 8.1 or 8.2, in the event that the Contributed Properties of either Contributing Group have suffered Material Casualties or Material Condemnations resulting in the termination of this Agreement with respect to such Properties representing more that 20% of the gross asset value (as such gross asset value is set forth on Schedule 1.1) of all the Properties of such Contributing Group, then the other Contributing Group shall have the right to terminate this Agreement by delivery of written notice thereof to the other parties, whereupon this Agreement shall terminate as to all Companies and Properties not contributed at a previous Closing, and the parties shall cease to have any further obligations or liabilities hereunder in respect thereof, other than obligations which by their terms expressly survive termination of this Agreement.
ARTICLE 9 — MISCELLANEOUS
     9.1 Brokers. Each party to this Agreement represents and warrants that neither it nor any of its Affiliates has had any contact or dealings regarding the Properties, or any communication in connection with the subject matter of the transactions contemplated by this Agreement, through any real estate broker or other person who can claim a right to a commission or finder’s fee in connection with therewith. In the event that any other broker or finder claims a commission or finder’s fee based upon any contact, dealings or communication, the party through whom or through whose Affiliate such other broker or finder makes its claim shall be responsible for such commission or fee and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the other party and its Affiliates in defending against the same. The party through whom or through whose Affiliate such other broker or finder makes a claim shall hold harmless, indemnify and defend the other party hereto, its successors and assigns, agents, employees, officers and directors, and the Property from and against any and all Losses, arising out of, based on, or incurred as a result of such claim. The provisions of this Section shall survive each Closing or termination of the parties’ obligations to consummate the transactions contemplated by this Agreement.
     9.2 Marketing. Each of Tarragon and Northland agrees not to market the Properties for sale during the term of this Agreement or entertain or discuss any offer to purchase or acquire the Properties or the Interests with any Person other than Northland, Tarragon and their Affiliates.
     9.3 Entire Agreement; No Amendment. This Agreement represents the entire agreement among each of the parties hereto with respect to the subject matter hereof. It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement. It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement, which alone fully expresses all agreements of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings. This Agreement may not be amended, modified or otherwise altered except by a written agreement signed by the party hereto against whom enforcement is sought. It is agreed that no obligation under this Agreement which by its terms is to be performed or continue to be performed after Closing and no provision of this Agreement which is expressly to survive Closing shall merge upon Closing, but shall survive Closing. Notwithstanding the foregoing, after December 31, 2008, press releases regarding the New Company that have been reviewed and approved by the Board of Managers of the New Company shall not be subject to the prior written approval of the parties hereto.
     9.4 Certain Expenses. Each party hereto will pay all of its own expenses incurred in connection with this Agreement and the transactions contemplated hereby (whether or not the Closing shall take place), including, without limitation, all costs and expenses herein stated to be borne by such party and all of its respective accounting, legal, investigatory and appraisal fees. Tarragon shall be responsible for paying (i) all amounts required to be paid to the holder of the Tarragon Assumed Debt in connection with the assumption and/or transfer of the Tarragon Assumed Debt as a result of the transaction contemplated herein, (ii) all applicable State, County and City transfer taxes and/or transfer fees due in connection with the transfer of the Tarragon Property or assignment of the Tarragon Company Interests to the New Company, (iii) all costs associated with obtaining and issuing the any title policies with respect to the Tarragon Properties, including, without limitation, examination costs, commitment fees and premiums, and (iv) all costs associated with obtaining applicable UCC searches with respect to Tarragon or the Tarragon Companies and all costs associated with obtaining any surveys of the Tarragon Property, but in the case of items (i), (iii) and (iv) above, only to the extent any of the foregoing is required in order to obtain the Tarragon Lender Consents. Northland shall be responsible for paying (a) all amounts required to be paid to the holder of the Northland Assumed Debt in connection with the assumption and/or transfer of the Northland Assumed Debt as a result of the transaction contemplated herein, (b) all applicable State, County and City transfer taxes and/or transfer fees due in connection with the transfer of the Northland Property or assignment of the Northland Company Interests to the New Company, (c) all costs associated with obtaining and issuing any title policies with respect to the Northland Properties, including, without limitation, examination costs, commitment fees and premiums, and (d) all costs associated with obtaining applicable UCC searches with respect to Northland or the Northland Companies and all costs associated with obtaining any surveys of the Northland Property, but in the case of items (a), (c) and (d) above, only to the extent any of the foregoing is required in order to obtain the Northland Lender Consents. Any recording or escrow fees incurred in connection with the transfer of title to or contribution of the Tarragon Property or the Tarragon Company Interests as contemplated by this Agreement shall be paid by Tarragon. Any recording or escrow fees incurred in connection with the transfer of title to or contribution of the Northland Property or the Northland Company Interests as contemplated by this Agreement shall be paid by Northland. All other costs and charges in connection with the purchase and sale of the Properties contemplated by this Agreement not otherwise provided for in this Agreement shall be allocated by standard accounting and conveyancing practices in the relevant jurisdiction in which each such Property is located.

     9.5 Notices. Any notice or communication required under or otherwise delivered in connection with this Agreement to any of the parties hereto shall be written and shall be delivered to such party at the following address:
     If to Tarragon:
Tarragon Corporation
423 West 55th Street – 12th Floor
New York, NY 10019
Attn: William S. Friedman
Phone: (212) 949-5000
Fax: (646) 354-2171
     with copies to:
Tarragon Corporation
3100 Monticello, Ste. 200
Dallas, TX 75205
Attn: Kathryn Mansfield, Esq.
Phone: (214) 599-2250
Fax: (214) 599-2250
Jones Day
222 East 41st Street
New York, NY 10017
Attn: Kent R. Richey, Esq.
Phone: (212) 326-3481
Fax: (212) 755-7306
     If to Ansonia:
Ansonia LLC
c/o Tarragon Corporation
423 West 55th Street, 12th Floor
New York, NY 10019
Attn: Robert Rothenberg
Fax: (212) 687-1345
     With a copy to:
Holland & Knight LLP
195 Broadway
New York, New York 10007
Attn: Jim Spitzer, Esq.
Facsimile: 212-341-7292

     If to Northland:
c/o Northland Investment Corporation
2150 Washington Street
Newton, MA 02462
Attn: Steven P. Rosenthal
Phone: (617) 630-7240
Fax: (617) 630-7201
     with a copy to:
Northland Investment Corporation
2150 Washington Street
Newton, MA 02462
Attn: Suzanne Abair, Esq.
Phone: (617) 630-7275
Fax: (617) 630-7201
     with a copy to:
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attn: Minta E. Kay, Esq. and Gilbert G. Menna, Esq.
Phone: (617) 570-1877 and (617) 570-1433
Fax: (617) 570-1231
All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing and shall be sufficiently given if personally delivered, transmitted by facsimile, sent by electronic transmission or sent postage prepaid by overnight courier or registered or certified mail, return receipt requested. Notices shall be deemed to have been given when personally delivered or when transmitted on a Business Day by electronic transmission with confirmation of receipt or by facsimile with machine generated confirmation of transmission without notation of error, if sent before 5:00 p.m. local time of the recipient, otherwise the following Business Day, or, if mailed or sent by overnight courier, on the date on which received.
     9.6 No Assignment. Except as provided in this Section below, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties.
     9.7 Governing Law. The laws of the State of New York shall govern the validity, enforcement and interpretation of this Agreement.
     9.8 Multiple Counterparts. This Agreement may be executed in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.
     9.9 Further Assurances. From and after the date of this Agreement and after the Closing, the parties hereto shall take such further actions and execute and deliver such further documents and instruments as may be reasonably requested by the other party and are reasonably necessary to provide to the respective parties hereto the benefits intended to be afforded hereby, including, without limitation, all books and records relating to the Property and the addresses of all parties.
     9.10 Miscellaneous. Whenever herein the singular number is used, the same shall include the plural, and the plural shall include the singular where appropriate, and words of any gender shall include the other gender when appropriate. The headings of the Articles and the Sections contained in this Agreement are for convenience only and shall not be taken into account in determining the meaning of any provision of this Agreement. The words “hereof” and “herein” refer to this entire Agreement and not merely the Section in which such words appear. If the last day for performance of any obligation hereunder is not a Business Day, then the deadline for such performance or the expiration of the applicable period or date shall be extended to the next Business Day. All references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits or Schedules of or to this Agreement. The terms “include” and “including” are to be construed as if followed by the phrase “without limitation”, regardless whether such phrase actually appears.
     9.11 Invalid Provisions. If any provision of this Agreement (except the provision relating to Tarragon’s obligation to contribute the Tarragon Property, Northland’s obligation to contribute the Northland Property, the New Company’s obligation to issue the Common Units, the invalidity of which shall cause this Agreement to be null and void) is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.
     9.12 Confidentiality; Publicity. Each of Tarragon and Northland agrees to maintain in confidence through Closing, unless otherwise required by applicable Law, public reporting or listing requirements or accounting or auditing standards to disclose, all material and confidential information received from Tarragon or Northland or otherwise regarding the Properties. In the event this Agreement is terminated, each party shall promptly return to the other party all materials delivered to such party. Tarragon and Northland agree that, prior to the Closing Date, none of them, without the prior written consent of the other, shall publicly or privately reveal any information relating to the existence or terms and conditions of the transactions contemplated hereby, except as permitted in this Section. Each party agrees that nothing in this Section shall prevent such party from disclosing or accessing any information otherwise deemed confidential under this Section (i) in connection with the enforcement of its rights hereunder, or (ii) pursuant to any legal requirement, including, without limitation, any securities Laws, any reporting or listing requirement or any accounting or auditing standard. Tarragon and Northland further agree that nothing in this Section shall prevent any of them from disclosing or accessing any information otherwise deemed confidential under this Section to its respective agents, employees, counsel and other third parties to the extent reasonably necessary to perform due diligence and complete the transactions contemplated hereby.
     9.13 Press Releases and Public Announcements. Except as the disclosing party may determine to be required by applicable law or any listing agreement with any national securities exchange or The NASDAQ Stock Market, the parties shall consult with each other before issuing any press release or otherwise making public statements with respect to this Agreement and the transactions contemplated by this agreement including transactions and agreements relating to the formation of the New Company and shall not issue any press release or make any public announcement relating to the subject matter of this Agreement or the New Company without the prior written approval of the other party (which written approval shall not be unreasonably withheld or delayed). The parties have agreed upon the form of press release announcing the execution of this Agreement, the formation of the New Company and the other transactions related thereto.
     9.14 Time of Essence. Time is of the essence with respect to this Agreement.
     9.15 No Recordation. Northland and Tarragon each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and each of Northland and Tarragon agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Northland Property or the Tarragon Property or any portion thereof in connection herewith and (b) to indemnify the other party against all Losses incurred by the other party by reason of the filing of such notice of pendency or other instrument. Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, either party shall be entitled to record a notice of lis pendens if such party is entitled to seek (and is actually seeking) specific performance of this Agreement by the other party in accordance with the terms of Article 6 hereof.
     9.16 Representatives. NIC shall act as the sole agent for the Northland Contributors and shall be authorized to exercise all rights of each of the Northland Contributors pursuant to this Agreement, including delivering any notice or granting any consent or waiver hereunder, and the other Contributors shall be entitled to rely on any action taken by NIC as being taken on behalf of all of the Northland Contributors. The rights of the Northland Contributors under this Agreement shall be exercised only by NIC on behalf of the Northland Contributors, and no other Northland Contributor shall be separately entitled to exercise any such rights. A copy of any notice required to be delivered hereunder to any Northland Contributor shall be required to be delivered to only NIC. Tarragon Corporation shall act as the sole agent for the Tarragon Contributors and shall be authorized to exercise all rights of each Contributor of the Tarragon Contributors pursuant to this Agreement, including delivering any notice or granting any consent or waiver hereunder, and the other Contributors shall be entitled to rely on any action taken by Tarragon Corporation as being taken on behalf of all of the Tarragon Contributors. The rights of the Tarragon Contributors under this Agreement shall be exercised only by Tarragon Corporation on behalf of the Tarragon Contributors, and no other Tarragon Contributors shall be separately entitled to exercise any such rights.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as an instrument under seal as of the date and year first above written.
NORTHLAND:

Northland Portfolio L.P.

By: Northland Portfolio Partners LLC, Its General Partner

By:	/s/ Steven P. Rosenthal

Northland Fund L.P.

By:	Northland Fund I Partners L.P., Its General Partner

By: Northland Fund I Partners, Inc., Its General Partner

By: /s/ Steven P. Rosenthal

Northland Fund II, L.P.

By:	Northland Fund II Partners LLC, Its General Partner

By: /s/ Steven P. Rosenthal

Northland Fund III, L.P.

By:	Northland Fund III Partners LLC, Its General Partner

By: /s/ Steven P. Rosenthal

Northland Investment Corporation

By:	/s/ Steven P. Rosenthal

Northland Austin Investors LLC

By:	/s/ Steven P. Rosenthal

Austin Investors L.P.

By:	Northland Austin Partners LLC, Its General Partner

By: /s/ Steven P. Rosenthal

Drake Investors L.P.

By:	Northland Drake Partners LLC, Its General Partner

By: /s/ Steven P. Rosenthal

Tatstone Investors L.P.

By:	Northland Tatstone Partners LLC, Its General Partner

By: /s/ Steven P. Rosenthal

TARRAGON: Tarragon Corporation
By:	/s/ William S. Friedman
Name: William S. Friedman,
Title: Chief Executive Officer

ANSONIA LLC
By:	/s/ Robert P. Rothenberg
Robert P. Rothenberg
Member Manager

By:	/s/ Richard S. Frary
Richard S. Frary
Member Manager

List Schedules and Exhibit to Agreement to Contribute
Schedules
Schedule A-1 – List of Entities Owned by Northland Portfolio
Schedule A-2 – List of Entities Owned by Northland Fund I
Schedule A-3 – List of Entities Owned by Northland Fund II
Schedule A-4 – List of Entities Owned by Northland Fund III
Schedule A-5 – List of Entities Owned by NIC
Schedule A-6 – List of Entities Owned by Tarragon and Ansonia
Schedule A-7 – List of Entities Owned by Tarragon Upon Restructuring
Schedule B-1 – List of Real Property Owned by Northland Portfolio Companies
Schedule B-2 – List of Real Property Owned by Northland Fund I Companies
Schedule B-3 – List of Real Property Owned by Northland Fund II Companies
Schedule B-4 – List of Real Property Owned by Northland Fund III Companies
Schedule B-5 – List of Real Property Owned by NIC Companies
Schedule B-6 – List of Real Property Owned by Tarragon Companies
Schedule C-1 – List of Northland Property Names Included in Intangibles
Schedule C-2 – List of Tarragon Property Names Included in Intangibles
Schedule D-1 – List of Personal Property Owned by Northland Portfolio Companies
Schedule D-2 – List of Personal Property Owned by Northland Fund I Companies
Schedule D-3 – List of Personal Property Owned by Northland Fund II Companies
Schedule D-4 – List of Personal Property Owned by Northland Fund III Companies
Schedule D-5 – List of Personal Property Owned by NIC Companies
Schedule D-6 – List of Personal Property Owned by Tarragon Companies
Schedule E-1 – Northland Assumed Debt
Schedule E-2 – Tarragon Assumed Debt
Schedule F-1 – Northland Contribution Percentage
Schedule F-2 – Tarragon Contribution Percentage
Schedule G – Tarragon Restructuring
Schedule 1.1 – Calculation of Equity Value of Each Party
Schedule 2.1(a) – Tarragon GE Assumed Debt
Schedule 2.1(c) – List of Tarragon Consents
Schedule 2.1(f) – Pending Tarragon Litigation
Schedule 2.1(h)(iv) – Tarragon Rent Roll for Each Tarragon Property
Schedule 2.2(c) – List of Northland Consents
Schedule 2.2(f) – Pending Northland Litigation
Schedule 2.2(h)(iv) – Northland Rent Roll for Each Northland Property
Schedule 3.2(d) – List of Tarragon Defaults
Schedule 3.2(e) – List of Tarragon Violations of Laws
Schedule 3.2(l) – Tarragon Notices Regarding Environmental Laws
Schedule 3.2(m) – List of Tarragon Mechanic Liens
Schedule 3.2(r) – Tarragon Tax Audit Exceptions
Schedule 3.2(v) – Intentionally Omitted
Schedule 3.3(d) – List of Northland Defaults
Schedule 3.3(e) – List of Northland Violations of Laws

Schedule 3.3(l) – Northland Notices Regarding Environmental Laws
Schedule 3.3(m) – List of Northland Mechanic Liens
Schedule 3.3(r) – Northland Corporate Entities
Schedule 3.3(v) – Activities of Northland Companies
Schedule 3.3(w) – Condominiums
Exhibits
Exhibit A – Form of Limited Liability Company Agreement of New Company
Exhibit B – Form of Interim Management Agreement
Exhibit C – Form of Assignment
Exhibit D – Form of Tax Matters Agreement
Exhibit E – Form of Limited Liability Company Agreement of Management JV
Exhibit F – Form of License Agreement

Exhibit A
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
NORTHLAND PROPERTIES LLC
a Delaware limited liability company
DATE:                                         , 2008

i

ii

iii

SCHEDULES AND EXHIBITS

Schedule A	Names, Addresses, Units and Value of Contribution of Members
Schedule 5.2(c)	Illustrative Example of Contribution Carry Forward

Exhibit A	Representatives
Exhibit B	Unanimous Approvals
Exhibit C	Board Members
Exhibit D	Interim Management Agreement
Exhibit E-1	Tarragon Recourse Guaranties
Exhibit E-2	Northland Recourse Guaranties
Exhibit F	Form of Pledge and Security Agreement

i

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
NORTHLAND PROPERTIES LLC
a Delaware limited liability company
     This Amended and Restated Limited Liability Company Agreement (this “Agreement”) is made as of the [___] day of [___], 2008, by and among the Persons set forth in Schedule A. Such Persons, together with any such additional parties as and when admitted to the Company (as defined below) as members shall be individually a “Member” and, collectively, the “Members”.
     WHEREAS, Northland Properties LLC (the “Company”) has been formed as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. c. Sec. 18-101, et seq. (as amended from time to time, the “Act”) as of March 20, 2008;
     WHEREAS, as of the date hereof, the Company has consummated the First Closing as contemplated by and defined in the Contribution Agreement (as defined below in Section 2.1); and
     WHEREAS, the Members wish to amend and restate in its entirety the Limited Liability Company Agreement of the Company dated as of March 20, 2008 and to set out fully their respective rights, obligations and duties regarding the Company and its assets and liabilities.
     NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:
ARTICLE I
GENERAL PROVISIONS
     Section 1.1 Organization. The Company has been formed by the filing of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act. The original Certificate of Formation states that the registered agent and registered office of the Company in Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Board of Managers may at any time designate another registered agent. Subject to the limitations set forth in this Agreement, the Certificate of Formation may be restated or amended by the Board of Managers (as defined in Section 2.1) as an “authorized person” within the meaning of the Act. The Certificate of Formation as so amended from time to time is referred to herein as the “LLC Certificate.” The Board of Managers shall deliver a copy of the LLC Certificate and any amendments thereto to any Member who so requests.
     Section 1.2 Name. The name of the limited liability company is “Northland Properties LLC.” The business of the Company may be conducted under the Company name or under any other names designated by the Board of Managers (as defined in Section 2.1), with written notice to the Members.
     Section 1.3 Term. The term of the Company commenced on the date of the initial filing of the LLC Certificate and shall continue until the fortieth (40th) anniversary of the date hereof (the “Initial Term”); provided that the Company may be dissolved sooner in accordance with the provisions of this Agreement or by operation of law. The Initial Term may be extended by the Board of Managers.
     Section 1.4 Purposes and Business. The purpose of the Company is, directly or through one or more Subsidiaries, to acquire, invest in, improve, rehabilitate, lease, maintain, own, operate, manage, repair, replace, finance, contribute, mortgage, encumber, hold, sell, reposition, redevelop, exchange and/or otherwise deal in and with real property related to multifamily residential rental properties, including student housing and affordable housing, and Real Estate Investments (as defined below in Section 2.1 below) and any interests therein, and to engage in any and all other activities related or incidental thereto (the “Multifamily Business”). The Multifamily Business shall exclude non-residential properties, “for sale” housing, and construction and development of new multifamily residential rental properties (“Non-permitted Investments”).
     Section 1.5 Principal Office. The principal office of the Company shall initially be c/o Northland Investment Corporation, 2150 Washington Street, Newton, MA 02462. The Board of Managers may change the principal office of the Company at any time, with written notice to the Members, and may cause the Company to establish other offices in various jurisdictions and appoint agents for service of process in such jurisdictions.
     Section 1.6 Qualification in Other Jurisdictions. The Board of Managers may cause the Company and any Subsidiary to be qualified or registered under applicable laws in such states as the Board of Managers determine appropriate to avoid any material adverse effect on the business of the Company and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation the appointment of agents for service of process in such jurisdictions.
     Section 1.7 Powers. Subject to the provisions of this Agreement, the Company shall have the power to do any and all acts necessary or convenient in furtherance of the purpose of the Company, and shall have and may exercise all of the powers and rights that can be conferred upon limited liability companies formed pursuant to the Act.
ARTICLE II
DEFINITIONS
     Section 2.1 Definitions. The following terms shall have the meanings indicated or referred to below, inclusive of their singular and plural forms except where the context requires otherwise.
     “Acceptable Transfer Terms” shall have the meaning set forth in Section 13.4(a).

2

     “Act” shall have the meaning set forth in the introductory statement.
     “Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account after crediting to such Capital Account any amounts that such Member is deemed obligated to restore as described in the penultimate sentences of Treasury regulation section 1.704-2(g)(1) and in Treasury regulation section 1.704-2(i)(5).
     “Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.
     “Agreement” shall have the meaning set forth in the introductory statement.
     “Approve,” “Approved,” or “Approval” shall refer to a proposed decision, action, report, budget, election or any other matter that has received the approval by the requisite Members or Board Members as set forth in this Agreement.
     “Bankruptcy Event” means (i) the commencement by Tarragon Corp of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by Tarragon Corp authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case; (ii) Tarragon Corp filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by Tarragon Corp failing to controvert timely the material allegations of any such petition; (iii) the entry of an order for relief against Tarragon Corp in any involuntary case commenced under said Title 11; (iv) Tarragon Corp seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by Tarragon Corp consenting to or acquiescing in such relief; (v) the entry of an order by a court of competent jurisdiction (1) by finding Tarragon Corp to be bankrupt or insolvent, (2) ordering or approving Tarragon Corp’s liquidation, reorganization or any modification or alteration of the rights of its creditors, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of Tarragon Corp’s property and such order is not vacated or stayed on appeal or otherwise stayed within sixty (60) days; (vi) the filing of a petition against Tarragon Corp or any Subsidiary under said Title 11 which shall not be vacated within sixty (60) days or (vii) Tarragon Corp making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of Tarragon Corp’s property.
     “Board Member” shall have the meaning set forth in Section 4.1(a).
     “Board of Managers” shall have the meaning set forth in Section 4.1(a).
     “Business Day” means any day excluding a Saturday, Sunday or any other day during which there is no scheduled trading on the NASDAQ Global Market.
     “Buying Northland Members” shall have the meaning set forth in Section 13.4(a)(iii).

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     “Capital Account” shall have the meaning set forth in Section 6.1.
     “Change of Control” means any (i) reorganization, merger, consolidation or similar transaction of Tarragon Corp with or into another entity, (ii) any sale, lease, exchange, or other disposition or transfer of all or substantially all of the assets of Tarragon Corp, (iii) individual, entity or “group” within the meaning of Sections 13(d) and 14(d) of the Securities Act becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Securities Act) of securities of Tarragon Corp representing thirty (30%) or more of the combined voting power of Tarragon Corp’s then outstanding securities having the right to vote generally in an election of Tarragon Corp’s Board of Directors, or (iv) at such time as both William S. Friedman and Robert Rothenberg cease for any reason to be members of the Board of Directors of Tarragon Corp.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor federal income tax code.
     “Common Units” means a Unit or Interest without any preference with respect to the amount and timing of any distribution from the Company as set forth in this Agreement. The Company may have one or more classes of Common Units.
     “Company” shall have the meaning set forth in the introductory statement.
     “Confidential Information” shall have the meaning set forth in Section 9.4.
     “Consent of the Members” means, with respect to any action requiring the approval of a specified Percentage Interest of the Members, the written consent or approval of Members holding Interests representing the specified Percentage Interest.
     “Contribution Agreement” means the Agreement to Contribute, dated as of March [___], 2008 among, Northland Portfolio L.P., Northland Fund L.P., Northland Fund II, L.P., Northland Fund III, L.P., Northland Corp, Northland Austin Investors LLC, Austin Investors L.P., Drake Investors L.P., Tatstone Investors L.P., Tarragon Corp, and Ansonia LLC.
     “Contributions” means, in respect of any Member, the aggregate amount of such Member’s capital contributions made to the Company pursuant to ARTICLE V.
     “Contributing Member” shall have the meaning set forth in Section 5.2(c).
     “Contributor” shall have the meaning set forth in Section 6.3(c).
     “Contribution Transactions” shall have the meaning set forth in Section 3.1.
     “Control” (including its correlative meanings, “Controlling”, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person whether through ownership of voting securities, by contract or credit arrangement or otherwise. A Person shall be deemed to Control (i) any general partnership or limited partnership with respect to which the Person is the general partner or managing partner, respectively, (ii) any limited liability company with respect to which such Person is a manager or managing member and (iii) such Person’s Immediate Family.

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     “Controlled Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly through one or more intermediaries, Controls such specified Person.
     “Disclosure Obligations” shall have the meaning set forth in Section 9.6.
     “Drag Along Notice” shall have the meaning set forth in Section 13.1.
     “Exchange Act” means the Securities Exchange set of 1934, as amended from time to time, or any successor statute thereof.
     “Extraordinary Transaction” means (i) any reorganization, merger, consolidation or similar transaction of the Company with or into another entity where the outstanding voting securities of the Company immediately before the transaction represent or are converted into less than fifty percent (50%) of the outstanding voting power of the surviving entity (or its parent corporation) immediately after the transaction, (ii) any sale, lease, exchange, or other disposition or transfer of all or substantially all of the Properties and assets of the Company and its Subsidiaries, (iii) any purchase by any Person or “Group” (within the meaning of Sections 13(d) and 14(d) of the Securities Act) of securities of the Company (either through a negotiated securities purchase or a tender for such securities), the effect of which is that such Person (or group of Persons) that did not Beneficially Own (as such term is defined in Rule 13d-3 under the Securities Act) a majority of the voting power of the outstanding securities of the Company immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase or (iv) an initial public offering of greater than 50% of the outstanding securities of the Company.
     “Fiscal Year” shall have the meaning set forth in Section 11.7
     “Funding Notice” means a written notice from the Board of Managers to any Member, requiring such Member to fund or make Contributions pursuant to Section 5.2.
     “Funding Election Notice” shall have the meaning set forth in Section 5.2.
     “Immediate Family” means with respect to any individual such individual’s spouse, parents, grandparents, children, grandchildren and siblings and any trust for any of their benefit or any family partnership in which any of them participate.
     “Indemnified Party” means any Person made a party to a proceeding by reason of its status as a (A) Board Member, (B) Member (C) officer of the Company and (D) such other Persons (including Affiliates of any Member) as the Board of Managers may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
     “Initial Tarragon Board Members” means William S. Friedman and Robert Rothenberg.
     “Initial Term” shall have the meaning set forth in Section 1.3.

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     “Interest” means the entire limited liability company interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement. Interests shall be expressed as a number of Units of one or more classes.
     “Interim Investments” means cash, cash equivalent securities and other short-term investments of Company funds held for future investment in Real Estate Investments or other Company purposes.
     “Interim Management Agreement” shall have the meaning set forth in Section 4.10(d).
     “Liquidating Agent” shall have the meaning set forth in Section 12.3
     “LLC Certificate” shall have the meaning set forth in Section 1.1.
     “Loan Request Notice” shall have the meaning set forth in Section 4.8
     “Lock-Out Period” means the period commencing on the date hereof and ending on the earlier of (i) the fifth (5th) anniversary of the date hereof, and (ii) the occurrence of an Extraordinary Transaction.
     “Lower Tier Partnership” shall have the meaning set forth in Section 6.3(c).
     “Majority Vote” shall have the meaning set forth in Section 4.4.
     “Management Company” means Northland Properties Management LLC.
     “Member” or “Members” means any person named as a member of the Company on Schedule A.
     “Multifamily Business” shall have the meaning set forth in Section 1.4.
     “Net Capital Proceeds” means proceeds from any sale, refinancing, insurance recovery (other than for business interruption), eminent domain award, casualty, condemnation or other similar capital event or equity contribution, in excess of amounts required to pay debt then due, transaction costs and such reserves as determined by the Board of Managers.
     “Non-Contributing Member” shall have the meaning set forth in Section 5.2(c).
     “Non-Permitted Investments” shall have the meaning set forth in Section 1.4.
     “Northland Board Members” shall have the meaning set forth in Section 4.1(a).
     “Northland Buyer” shall have the meaning set forth in Section 13.1
     “Northland Corp” means Northland Investment Corporation, a Massachusetts corporation, or a wholly owned subsidiary of Northland Corp.

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     “Northland Initial Interest” means the final aggregate Common Unit Percentage Interest of the Northland Members after giving effect to the final “Closing” under the Contribution Agreement.
     “Northland Members” means the Persons designated as Northland Members on Schedule A as of the date hereof and their permitted successors or assigns who are expressly permitted hereunder to be designated as “Northland Members”.
     “Northland Members Representative” shall have the meaning set forth in Section 3.7.1.
     “Northland Principal” means Lawrence Gottesdiener and Steven Rosenthal and upon the death, disability or retirement of either of them, such successor or replacement as may thereafter succeed to his authority within Northland Corp.
     “Northland Sale” shall have the meaning set forth in Section 13.2(a).
     “Northland Tag-Along Notice” shall have the meaning set forth in Section 13.3.
     “Northland Tag Seller” shall have the meaning set forth in Section 13.3(a).
     “Operating Cash Flow” means, for a given period, all cash receipts of the Company (other than “Net Capital Proceeds”) during such period, in excess of the following items attributable to such period (except to the extent any of the following are funded out of reserves or proceeds from capital events): operating expenses, debt service, expenditures on capital improvements and such amounts determined by the Board of Managers to provide a reasonable reserve for working capital needs or any other contingencies of the Company.
     “Opinion of Counsel” means an opinion in writing and in form and substance reasonably satisfactory to the Board of Managers signed by legal counsel either chosen by the Board of Managers or, if chosen by a Member, reasonably satisfactory to the Board of Managers.
     “Partnership Interest” shall have the meaning set forth in Section 6.3(c).
     “Percentage Interest” means with respect to a Member holding a class or series of Units, its interest in such class or series, as applicable, determined by dividing the Units of such class or series owned by such Member by the total number of Units of such class or series then outstanding.
     “Person” means a corporation, governmental unit, association, retirement system, international organization, joint venture, partnership, limited liability company, trust or individual.
     “Preferred Units” means a Unit or Interest with a preference with respect to the amount and timing of any distribution from the Company as set forth in this Agreement or any attachment hereto.

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     “Property” means any and all real property (or any interest in real property) now or hereafter owned by the Company or a Subsidiary and any and all buildings, structures and improvements now or hereafter located thereon, and shall include all related real and personal property and assets.
     “Property Management Agreement” shall have the meaning set forth in Section 4.10(d).
     “Real Estate Investments” means any direct or indirect, current or contingent interest in, option or commitment to acquire or other contract right relating to any type of real estate asset or real estate related asset, including, without limitation, interests in privately or publicly held operating companies and real estate related businesses, commercial mortgage backed securities, indebtedness secured by real property or secured by interests in entities owning real property, equity interests in entities that own or operate real property or other real estate-related assets, and interests in any amounts escrowed, reserved or otherwise set aside with respect to any real property or other real estate-related assets. Notwithstanding the foregoing, however, “Real Estate Investments” shall exclude any of the foregoing that is related to real property or other real estate-related assets if they would be Non-permitted Investments.
     “Recourse Guaranty” shall have the meaning set forth in Section 5.7.
     “REIT” shall have the meaning set forth in Section 4.2.2(a).
     “Related Party” means with respect to any Person, (i) any Person who directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person, (ii) any Person who is a member of the Immediate Family of such Person, or (iii) any Person in which such Person or one or more members of the Immediate Family of such Person serves as a trustee or general partner or in a similar fiduciary capacity. Notwithstanding the foregoing, a Subsidiary shall not be considered a Related Party of any Person solely on account of such Person’s ownership interest in the Company.
     “Retained Liability” shall have the meaning set forth in Section 5.2(b).
     “ROFO Notice” shall have the meaning set forth in Section 13.4(a).
     “Sale” shall have the meaning set forth in Section 13.1.
     “Schedule of Members” shall have the meaning set forth in Section 11.1.
     “Selling Tarragon Members” shall have the meaning set forth in Section 13.4(a).
     “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar

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ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity. Unless otherwise specified, references herein to a Subsidiary shall mean a Subsidiary of the Company.
     “Target Interests” shall have the meaning set forth in Section 13.4(a).
     “Tarragon Board Members” shall have the meaning set forth in Section 4.1(a).
     “Tarragon Buyer” shall have the meaning set forth in Section 13.3(a).
     “Tarragon Corp” means Tarragon Corporation, a Nevada corporation.
     “Tarragon Corp Initial Interest” means the final Common Unit Percentage Interest of Tarragon Corp after giving effect to the final “Closing” under the Contribution Agreement.
     “Tarragon Initial Interest” means the final aggregate Common Unit Percentage Interest of the Tarragon Members after giving effect to the final “Closing” under the Contribution Agreement.
     “Tarragon Members” means the Persons designated as Tarragon Members on Schedule A as of the date hereof and their permitted successors and assigns who are expressly permitted hereunder to be designated as “Tarragon Members”.
     “Tarragon Members Representative” shall have the meaning set forth in Section 3.7.2.
     “Tarragon Sale” shall have the meaning set forth in Section 13.3(a).
     “Tarragon Tag-Along Notice” shall have the meaning set forth in Section 13.2(a).
     “Tarragon Tag Seller” shall have the meaning set forth in Section 13.2(a).
     “Tarragon Units” shall have the meaning set forth in Section 13.1(a).
     “Tax Matters Agreement” means that certain Tax Matters Agreement, dated as of the date hereof, among the Company, Tarragon Corp and Ansonia LLC.
     “Third Party” means any Person who is not a Member, or an Affiliate of any Member, or the Immediate Family of any Member.
     “Transfer” shall mean any, direct or indirect, transaction by which a Member assigns its Units to another Person, and includes a sale, assignment, gift, donation, pledge, grant of a security interest in, exchange, or any other disposition by law or otherwise.
     “Transfer Election” shall have the meaning set forth in Section 13.4(a).

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     “Transfer Escrow Agent” shall have the meaning set forth in Section 13.4(b).
     “Transfer Documents” shall have the meaning set forth in Section 10.1(a).
     “Transfer Escrow Deposit” shall have the meaning set forth in Section 13.4(b).
     “Transfer Response Period” shall have the meaning set forth in Section 13.4(a).
     “Treasury Regulations” means the Income Tax Regulations and Procedure and Administration Regulations promulgated under the Code, as amended from time to time.
     “Unit” shall mean a fractional, undivided share of the Interest of a Member issued pursuant to this Agreement, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Company at any particular time as are set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Member as provided in this Agreement. Units shall include Common Units, and any other classes or series of Units established by the Board of Managers after the date hereof. Fractional Units may be issued by the Company.
     “Unanimous Approval” or “Unanimously Approved” means the written consent or approval at a duly called meeting of the Board of Managers of each Northland Board Member and, so long as there are Tarragon Board Members on the Board of Managers, at least one of the Tarragon Board Members.
     “Withholding Payment” shall have the meaning set forth in Section 7.5.
ARTICLE III
MEMBERS; INTERESTS AND UNITS
     Section 3.1 General. The names, addresses and Units held by the Members are set forth on Schedule A, as of immediately following the execution of this Agreement and the closing of the transactions contemplated by each Contribution Agreement (the “Contribution Transactions”). The Board of Managers shall amend and revise Schedule A from time to time to properly reflect any changes to the information included therein, including to reflect the admission or substitution of Members. Any amendment or revision to Schedule A or to the Company’s records to reflect information regarding Members shall not be deemed an amendment to this Agreement.
     Section 3.2 Powers of Members. Except as otherwise provided in this Agreement, no Member shall have the right or power to: (i) withdraw or reduce its contribution to the capital of the Company; (ii) cause the dissolution and winding up of the Company; or (iii) demand or receive property in return for its capital contributions. No Member, in its capacity as such, shall take any part in the control of the affairs of the Company, undertake any transactions on behalf of the Company, or have any power or authority to act for or on behalf of, or to bind, the Company. The rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise expressly provided in this Agreement.

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     Section 3.3 No Other Persons Deemed Members. Unless admitted to the Company as a Member as provided in this Agreement, no Person shall be, or shall be considered, a Member. The Company may elect to deal only with Persons so admitted as Members (including their duly authorized representatives). Any distribution by the Company to the Person shown on the Company’s records as a Member or to its legal representatives, shall relieve the Company of all liability to any other Person who may be interested in such distribution by reason of any other Transfer by the Member, or for any other reason.
     Section 3.4 No Cessation of Membership Upon Bankruptcy, etc. A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of any of the events specified in §18-304 of the Act. Upon the occurrence of any event specified in §18-304 of the Act, the business of the Company shall be continued pursuant to the terms hereof without dissolution.
     Section 3.5 Nature of a Member’s Interest; Units. A Member’s Interest (including a Member’s Units) shall for all purposes be personal property. The Units to be initially issued to the Members as of the date of this Agreement and the closing of the transactions contemplated by the Contribution Agreement are shown on Schedule A. All Units of a particular class shall have identical rights in all respects as all other Units of such class except, in each case, as specified in this Agreement. Unless and until the Board of Managers shall determine otherwise, Units shall be uncertificated and recorded in the books and records of the Company (including Schedule A). If at any time the Board of Managers shall determine to certificate Units, such certificates will contain such legends as the Company shall reasonably determine are necessary or advisable.
     Section 3.6 Determination by the Board of Managers. Whenever in this Agreement, any decision, approval, determination or action is to be undertaken by the Board of Managers, such decisions, approvals, determinations or actions shall require only a Majority Vote; provided that, the decisions, approvals, determinations, or actions set forth on Exhibit B (and only those set forth on Exhibit B) shall require Unanimous Approval by the Board of Managers.
     Section 3.7 Additional Units and Admission of Additional Members.
        Section 3.7.1 Issuance or Creation of Additional Units and Admission of Additional Members.
               (a) The Company may issue additional Units and other Interests of the Company (or options or convertible securities with respect thereto) for any purpose and at any time and from time to time for such consideration and on such terms and conditions as the Board of Managers shall determine in its sole discretion, and may admit as additional Members the Persons to whom such additional Units or other Interests are issued. Upon the issuance pursuant to and in accordance with this ARTICLE III of any Units or other Interests, the Board of Managers may amend any provision of this Agreement, and authorize any Person to execute, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any additional Member to the Company or the authorization and issuance of such Units or other Interests (or options or convertible securities with respect thereto).

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               (b) Each additional Unit or other Interest authorized to be issued by the Company pursuant to Section 3.7.1(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Units or Interests), as shall be fixed by the Board of Managers in its sole discretion, including (i) the right to share in Company profits and losses or items thereof; (ii) the right to share in Company distributions; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Unit or other Interest (including sinking fund provisions); (v) whether such Unit or other Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Unit or other Interest will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of the holder of each such Unit or other Interest to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Unit or other Interest.
               Section 3.7.2 Conditions to Admission. No additional Member shall be admitted to the Company (a) in connection with newly issued Units or other Interests, unless and until such prospective additional Member has executed a signature page counterpart to this Agreement and an acceptance of all of the terms and conditions of this Agreement, and such other documents or instruments as may be required to effect the admission in the Board of Managers’ reasonable judgment or (b) in connection with a Transfer of Units or other Interests, unless and until all the conditions of ARTICLE X are satisfied, and such prospective additional Member executes and delivers to the Company the documentation contemplated by Section 10.2.
     Section 3.8 Representatives.
               Section 3.8.1 Northland Members. Northland Corp shall act as the sole agent for the Northland Members and shall be authorized to exercise all rights of each of the Northland Members pursuant to this Agreement, including delivering any notice or granting any consent or waiver hereunder, and the other Members shall be entitled to rely on any action taken by Northland Corp as being taken on behalf of all members of the Northland Members. The rights of the Northland Members under this Agreement shall be exercised only by Northland Corp on behalf of the Northland Members, and no other member of the Northland Members shall be separately entitled to exercise any such rights. A copy of any notice required to be delivered hereunder to any member of the Northland Members shall be required to be delivered to only Northland Corp. Northland Corp hereby designates the individual identified as such on Exhibit A as its “Northland Members Representative”. Northland Corp may from time to time by written notice to Tarragon Corp redesignate its Northland Members Representative.
               Section 3.8.2 Tarragon Members. Tarragon Corp shall act as the sole agent for the Tarragon Members and shall be authorized to exercise all rights of each member of the Tarragon Members pursuant to this Agreement, including delivering any notice or granting any consent or waiver hereunder, and the other Members shall be entitled to rely on any action taken by Tarragon Corp as being taken on behalf of all members of the Tarragon Members. Notwithstanding the foregoing, the Tarragon Representative shall not be authorized on behalf of Ansonia LLC to respond to calls for the making of loans pursuant to Section 4.8 or a call for additional capital Contributions pursuant to Section 5.2. The rights of the Tarragon Members

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under this Agreement shall be exercised only by Tarragon Corp on behalf of the Tarragon Members, and no other member of the Tarragon Members shall be separately entitled to exercise any such rights. A copy of any notice required to be delivered hereunder to any member of the Tarragon Members shall be required to be delivered only to Tarragon Corp; provided, however, that notices to Ansonia LLC shall be delivered directly to Ansonia LLC. Tarragon Corp hereby designates the individual identified as such on Exhibit A as its “Tarragon Members Representative”. Tarragon Corp may from time to time by written notice to Northland Corp redesignate its Tarragon Members Representative.
ARTICLE IV
MANAGEMENT
     Section 4.1 Board of Managers
               (a) The business and affairs of the Company shall be managed under the direction of a board of managers (the “Board of Managers”), who shall be the managers of the Company. Subject to the provisions of this Section 4.1, the Board of Managers shall consist of five (5) individuals (each, a “Board Member”) comprised as follows: (i) three (3) Board Members designated by Northland Corp (together, with their permitted successors, the “Northland Board Members”) and (ii) two (2) Board Members designated by Tarragon Corp (together with their permitted successors, the “Tarragon Board Members”). Each Board Member shall be a “manager” within the meaning of the Act. The names of the individuals who shall serve as the initial Northland Board Members and the initial Tarragon Board Members (the “Initial Tarragon Board Members”) are set forth on Exhibit C. A Tarragon Board Member shall be a Board Member only so long as such individual is serving as a member of the Board of Directors of Tarragon Corp. If not nominated for continuing service on the Board of Directors of Tarragon Corp, (except, in the case of the Initial Tarragon Board Members who shall, subject to the provisions of this Section 4.1, serve on the Board of Managers until they no longer serve on the Board of Directors of Tarragon Corp.), the term of such Tarragon Board Member shall immediately end and the vacancy created thereby will be filled by Tarragon Corp, subject to the reasonable approval of such replacement Tarragon Board Member by the Northland Board Members; provided, however, that the Northland Board Members shall not have the right to withhold such approval for a proposed replacement Tarragon Board Member who is then serving as a director or senior officer of Tarragon Corp unless the participation of such proposed replacement on the Board of Managers is reasonably likely, in the reasonable judgment of Northland Corp, to have a material adverse effect on the ability of the Company or its Subsidiaries to raise equity or debt financing from Third Parties. Notwithstanding any provision set forth herein to the contrary, upon the happening of any of a Bankruptcy Event, the Tarragon Board Members shall immediately resign and all Board Members shall be appointed by Northland Corp.
               (b) Any vacancy on the Board of Managers with regard to the Northland Board Members shall be filled by Northland Corp. Subject to the provisions of this Section 4.1, any vacancy on the Board of Managers with regard to the Tarragon Board Members shall be filled by Tarragon Corp.

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               (c) In the event that the Percentage Interest owned by Tarragon Corp hereafter falls below forty percent (40%) of the Tarragon Corp Initial Interest, then the Tarragon Board Members shall immediately resign and Tarragon Corp shall have no right to appoint any individuals to the Board of Managers. The resulting vacancy or vacancies shall be filled by Northland Corp.
               (d) Solely for the purpose of computing whether Tarragon Corp has fallen below the 40% threshold set forth in Section 4.1(c), (i) any Units transferred by Tarragon Corp as a result of the exercise by the Northland Members of their drag-along rights under Section 13.1 shall be excluded when determining the number of Units owned by Tarragon Corp and (ii) all Units transferred by Tarragon Corp in such Sale shall be excluded from the total number of Units then outstanding when computing Tarragon Corp’s Percentage Interest.
               (e) The Board of Managers may at any time increase the size of the Board of Managers; provided, however, that the Board of Managers shall not exceed nine (9) members. The vacancies created by any increase shall be filled by individuals appointed by the Board of Managers and shall be deemed to be Northland Board Members.
     Section 4.2 Powers of the Board of Managers.
               Section 4.2.1 General Authority. Except as otherwise provided in this Agreement and subject to Unanimous Approval, if required in accordance with Exhibit B, the Board of Managers shall have complete and exclusive control of the management and conduct of the business of the Company and the authority to do all things necessary or appropriate to carry out the purposes of the Company without any further act, vote or approval of any Member and shall have all rights and powers with respect to the Company which may be vested in a Board of Managers under Delaware law. Any contract, instrument or act of the Board of Managers on behalf of the Company shall be conclusive evidence in favor of any third party dealing with the Company that the Board of Managers has the authority, power, and right to execute and deliver such contract or instrument and to take such action on behalf of the Company.
               Section 4.2.2 Authority for Specific Actions. Without limiting the authority of the Board of Managers pursuant to Section 4.2.1, subject to Unanimous Approval if required in accordance with Exhibit B, the Board of Managers, upon a Majority Vote, is authorized to take the following actions on behalf of the Company and its Subsidiaries:
               (a) to hold assets of the Company in the name of one or more trustees, nominees, other agents or, directly or indirectly, through one or more Subsidiaries, and to cause any Subsidiary to have such tax status as the Board of Managers may deem appropriate, including treatment as a real estate investment trust (a “REIT”) as defined in Code Section 856;
               (b) to cause the Company to acquire, improve, develop, redevelop, rehabilitate, repair, replace, mortgage, hold, sell, own, lease, operate, maintain, exchange, and otherwise deal with the Properties, the Company’s interest in any Subsidiary and/or any other property, assets, investments or Real Estate Investments at any time owned by the Company, and any real and personal property incidental thereto and in interests therein, and any property, asset or investment received in exchange therefor, including, without limitation, an interest in any

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entity to which any Property is transferred in accordance with this Agreement, as the Board of Managers, in its discretion, deems to be necessary or desirable to carry out the purpose of the Company;
               (c) to cause the Company to form, organize, acquire, invest in, own, manage, operate, convert, merge, combine, consolidate, divide, restructure, sell, exchange and otherwise deal with one or all of the Properties, Subsidiaries and/or Real Estate Investments;
               (d) to cause the Company to pledge, assign, sell, exchange, transfer and/or otherwise deal with any or all of the Properties and/or the Company’s interest in any of the Subsidiaries;
               (e) to cause the Company to contribute, sell, exchange, assign and/or transfer one or all of the Properties to one or more real estate investment trusts and/or other entities in exchange for cash, notes, stock and/or other equity and/or debt interests in any such real estate investment trusts and/or other entities;
               (f) to cause the Company to merge, combine with, consolidate with, be acquired by and/or otherwise become a part of, one or more real estate investment trusts and/or other entities in exchange for cash, notes, stock and/or other equity and/or debt interests in such real estate investment trusts, other entities and/or Affiliates of any of the foregoing;
               (g) to convert the Company to a corporation, to hold an initial public offering of shares or stock in the Company and/or to sell the Company, whether or not in exchange for cash or an ownership interest in such other entity;
               (h) to borrow money and to authorize any Subsidiary to borrow money, and issue evidences of indebtedness, letters of credit and guaranties in connection with the business and affairs of the Company and/or any Subsidiary, to guarantee the obligations of any Subsidiary or any third party (including, without limitation, debt guaranties, nonrecourse guaranties of any nature, completion guaranties and environmental guaranties), to cause any Subsidiary to guarantee the obligations of the Company, other Subsidiaries and other third parties, to secure any such borrowings, indebtedness and/or guaranties by mortgages, pledges or other liens on the Properties or any assets of the Company or the Subsidiaries, to enter into participating debt arrangements and to authorize one or more of the Subsidiaries to enter into participating debt arrangements, to enter into convertible debt arrangements and to authorize one or more of the Subsidiaries to enter into convertible debt arrangements, to hedge interest rate changes on borrowings, to use as collateral for any such obligations the capital commitments to the Company or Subsidiaries and any other assets of the Company and its Subsidiaries, and to prepay in whole or in part, refinance, increase, modify or extend such obligations;
               (i) to refinance, prepay (in whole or in part), recast, modify, renew, extend and/or restructure any mortgage on the Properties or any other indebtedness of the Company and/or one or more of the Subsidiaries and to execute any documents in connection therewith;
               (j) to maintain such insurance as the Board of Managers may deem appropriate to protect the Properties and the other assets and interests of the Company, the

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Subsidiaries and the Indemnified Parties and to satisfy any contractual undertakings of the Company or any Subsidiary;
               (k) subject to Section 4.6 and Section 4.10, to enter into transactions with Affiliates;
               (l) to provide interim financing as the Board of Managers deems appropriate in connection with making, holding or disposing of Real Estate Investments;
               (m) to operate, provide and manage such other businesses and services as the Board of Managers, in its discretion, deems necessary or desirable in connection with any of the Properties or any assets of the Company and/or any of the Subsidiaries;
               (n) to enter into construction management, property management, leasing, development, servicing and special servicing or other service provider arrangements with respect to the Properties or any assets of the Company or any Subsidiary, including, without limitation, a management agreement with Northland Properties Management LLC and agreements that provide for incentive compensation, subject in each case to compliance with Sections 4.6 and 4.10, as applicable;
               (o) to acquire, by purchase, lease or otherwise, any and all property which may be necessary or desirable to carry out the business of the Company and/or any of the Subsidiaries;
               (p) to lease and re-lease any or all of the Properties in whole or in part, including, subject to Section 4.10, leases to Members and their Affiliates;
               (q) to sell, convey, assign, transfer, exchange (for other property and/or for interests in any entity to which any or all of the assets of the Company or the Subsidiaries may be transferred) or otherwise dispose of any or all of the assets of the Company, including any or all of the Properties and/or any of the Company’s interests in any of the Subsidiaries, and to enter into brokerage agreements with others (including Members and their Affiliates) relating thereto, and pay customary brokerage commissions and other fees and expenses in connection therewith;
               (r) to take all actions appropriate to the liquidation of the Company and/or any of the Subsidiaries;
               (s) to establish reserves for any Company purposes, including, without limitation, for tenant improvements, leasing commissions, capital improvements, repairs, replacements, renovations and working capital, and to fund such reserves with any assets of the Company or its Subsidiaries, including without limitation, borrowed funds;
               (t) to pay to the Members and/or their Affiliates any and all fees, reimbursements, interest payments and loan repayments expressly permitted under the terms of this Agreement;

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               (u) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, compromise, or confess judgment upon such terms as it may determine and upon such evidence as it may deem sufficient, any debt obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Company and/or any of the Subsidiaries;
               (v) to make decisions for and act on behalf of the Company and/or its Subsidiaries in dealing with the Internal Revenue Service and other tax authorities;
               (w) to cause the Company and/or any of the Subsidiaries to make or revoke any of the tax elections provided for under the Code or the Treasury Regulations;
               (x) to pay full and/or partial recourse debts and obligations prior to nonrecourse debts or obligations;
               (y) to invest all funds of the Company and/or its Subsidiaries;
               (z) to admit additional Members to the Company in accordance with Section 3.7, including, without limitation, through the issuance of additional Units or Interests in the Company in one or more series or classes on terms and conditions determined by the Board of Managers in its sole discretion;
               (aa) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, in connection with or incidental to, the accomplishment of the purposes of the Company and/or any of the Subsidiaries;
               (bb) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any agreements of any kind (including transactions and agreements with Affiliates of one or more of the Members), in connection with or incidental to the furtherance of the purpose of the Company, so long as such things, activities and agreements may be lawfully done, carried on or entered into by the Members under the laws of the State of Delaware;
               (cc) to authorize any Subsidiary to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any agreements of any kind (including transactions and agreements with Affiliates of one or more of the Members), in connection with or incidental to the furtherance of the purpose of any Subsidiary and/or the Company; and
               (dd) the distribution of Company cash.
     Section 4.3 Exercise of Authority; Guarantee(a) . In exercising its authority under this Agreement, the Board of Managers may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it. The Board of Managers and the Company shall not have any liability to a Member for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with such decisions so long as the Board of Managers has acted pursuant to its authority under this Agreement. The Board of Managers does not in any way guarantee the return of any Member’s Contributions or a profit for the Members from the Properties.

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     Section 4.4 Meetings and Action of the Board of Managers. Except as otherwise set forth in this Agreement, all action to be taken by the Board of Managers thereof shall be taken at a meeting of the Board of Managers, by the affirmative vote of a majority in number of the Board Members then entitled to vote on the matter (a “Majority Vote”). If action is to be taken at a duly called meeting of the Board of Managers, notice of the time, date, place and purpose of such meeting shall be given to each Board Member then entitled to vote on the matter by the Board Member(s) calling the meeting by personal delivery, telephone or fax sent to the address of each Board Member then entitled to vote on the matter set forth on Exhibit C at least three (3) Business Days in advance of the meeting; provided, however, no notice need be given to a Board Member who waives notice before or after the meeting or who attends the meeting without protesting at or before its commencement the inadequacy of notice to him or her. Meetings of the Board of Managers shall be held at least quarterly. The Board Members may attend a meeting of the Board of Managers in person or by proxy, and may participate in such meeting by means of conference call or similar communications equipment that permits all Board Members participating in the meeting to hear and speak to each other. A chairman selected by the Northland Members shall preside over all meetings of the full Board of Managers. The chairman shall determine the order of business and the procedures to be followed at each such meeting. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if one or more written consents to such action shall be signed by at least a majority of the Northland Board Members and at least one (1) Tarragon Board Member. Each Board Member may authorize any Person or Persons to act for him or her by proxy on all matters in which a Board Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Board Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Board Member executing it, such revocation to be effective upon the Company’s receipt of written notice thereof. Such written consents shall be delivered to the Company at the principal office of the Company and, unless otherwise specified, shall be effective on the date when the first consent is delivered. To the extent that this Agreement permits the Board of Managers to request materials, reports, information or clarifications, such request may be made by any individual Board Member without further action by the Board of Managers.
     Section 4.5 Expenses; Compensation of Board Members. Board Members shall be reimbursed by the Company for all reasonable out-of-pocket expenses incurred by them in connection with their service on the Board of Managers (including all reasonable travel and accommodation expenses) but shall not receive any compensation for their service on the Board of Managers.
     Section 4.6 Unanimous Approval Requirement. Notwithstanding any provision of this Agreement to the contrary, the Board of Managers shall not take or cause or permit the Company or any Subsidiary to take any of the actions described on Exhibit B without in each instance first obtaining Unanimous Approval.
     Section 4.7 Employees. Neither the Company nor any Subsidiary shall engage any employees; provided, however that the Company may select natural persons to be designated as officers of the Company with such titles as “president,” “vice president,” “secretary,” or “treasurer” or titles the Board of Managers in its sole discretion may determine.

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     Section 4.8 Certain Loans by the Members. The Board of Managers may from time to time make written request (a “Loan Request Notice”) that the Members, pro rata in accordance with their respective Percentage Interests, make loans to the Company for use by the Company and/or its Subsidiaries in connection with the Multifamily Business. Such loans shall have the terms and conditions as may be specified by the Board of Managers in the Loan Request Notice, and may be secured by liens or other charges upon property of the Company or any Subsidiary as determined by the Board of Managers. Such terms and conditions for such loans shall include that the loan shall bear interest compounded monthly, at the then current market rates, subject to a minimum annual percentage of 10%. No Member shall have any obligation to make any such loans, and to the extent that one or more of the Members decline a request to make such a loan, the Members who accepted such loan request (or it Affiliates) will have the right to make the loans declined by the other Members. A Member shall be deemed to have declined a request to make such a loan if within fifteen (15) days of the receipt of a Loan Request Notice, a Member has not given written notice to the Board of Managers indicating whether or not it agrees to make the loan specified in the Loan Request Notice. Members that participate in the loan request shall make such loan not later than thirty (30) days after the receipt of such Loan Request Notice by wire transfer of immediately available funds to the account designated in the Loan Request Notice. Such loans shall not be considered an Affiliate transaction subject to Unanimous Approval.
     Section 4.9 Tax Classification. The Board of Managers shall take all reasonably necessary actions to ensure that the Company is treated for federal income tax purposes as a partnership and not as an association or publicly traded Company taxable as a corporation. The Company shall not elect to be treated other than as a partnership for federal income tax purposes. Subject to the Unanimous Approval required in accordance with Exhibit B, the Board of Managers may cause or permit any Subsidiary to be classified in such manner as the Board of Managers may deem appropriate.
     Section 4.10 Standards of Conduct and Modification of Duties; Certain Transactions with Affiliates.
               (a) In taking any action as a Board Member, each Board Member shall have no duty to consider the separate interests of, or any factors affecting, any Member (or any such Member’s direct or indirect stockholders (or other owners) or anyone claiming by, through or on behalf of any such Member (including any creditor)), other than the Member that appointed such Board Member. No Member shall owe any duty (including any fiduciary duty) to any other Member (or such other Member’s direct or indirect stockholders (or other owners) or anyone claiming by, through or on behalf of such other Member (including any creditor)), other than the implied contractual covenant of good faith and fair dealing. No Board Member shall owe any fiduciary duty to any Member (or any Member’s direct or indirect stockholders (or other owners) or anyone claiming by, through or on behalf of any Member (including any creditor)), other than the Member appointing such Board Member. Notwithstanding the foregoing, however, each Board Member shall owe to the Company the same duties that a member of the board of directors of a Delaware corporation organized under the General Corporation Law of the State of Delaware would owe to such corporation. The provisions of this Agreement, to the extent they restrict or eliminate the duties (including fiduciary duties) and liabilities of a Member or a Board

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Member otherwise existing at law or in equity are agreed by the Members to replace such other duties and liabilities of the Members and the Board Members.
               (b) Subject to the Unanimous Approval required in accordance with Exhibit B, the Company and its Subsidiaries may from time to time enter into transactions with a Member or any of its Affiliates. Except as provided in Section 4.8, Section 4.10(d) and Section 5.2(h), the terms and conditions of such transaction shall be no more favorable to the Member or such Member’s Affiliate(s) as those that would then be available to the Company or such Subsidiary, as applicable, in an arm’s length transaction from a Third Party not an Affiliate of such Member.
               (c) Notwithstanding any provision contained in this Agreement to the contrary, the Board of Managers may cause the Company to form or invest in one or more commingled investment vehicles (a “Fund”) and allocate to the Management Company or one or more Affiliates of Northland Corp a promoted interest in such Fund, and the Management Company or Affiliates of Northland Corp may also receive asset management fees and other similar fees, in respect of the Fund or its investments; provided, however, that in each such case Tarragon Corp shall have been granted a participation interest equal to the Tarragon Initial Interest (a “Promote Participation”) in the economic benefit of such promoted interest, asset management fees and/or other fees, subject to the dilution described in the following sentence. The Tarragon Corp Promote Participation will be subject to reduction as follows: (i) if Tarragon Corp’s Percentage Interest in the Common Units is hereafter reduced as a result of an additional Contribution made by Northland Fund II, L.P. or Northland Fund III, L.P. to the Company, then Tarragon Corp’s Promote Participation in any Fund thereafter formed will be reduced by the same percentage reduction from its original Promote Participation (e.g., if Tarragon Corp’s Percentage Interest in the Company were reduced from 20% to 15% (a 25% reduction), then its Promote Participation in any Fund thereafter formed will also be reduced by 25%, resulting in a reduction from 22% to 16.5%, but without reducing Tarragon Corp’s Promote Participation in Funds formed prior to the date of such Contribution) and (ii) if an employee, officer or director of Tarragon Corp is granted a Promote Participation in a particular Fund, then Tarragon Corp’s Promote Participation in that Fund will be reduced by the Promote Participation so granted (but not below zero) (e.g., if a director of Tarragon Corp were to be granted a Promote Participation of 3% in a Fund, then Tarragon Corp’s Promote Participation in that Fund would be reduced from 22% to 19%), but without reducing Tarragon Corp’s Promote Participation in other Funds where no such grant has been made. Because the Company will not invest in Northland Fund L.P., Northland Fund II, L.P. or Northland Fund III, L.P., none of them will constitute a “Fund” under this Section 4.10(c), and Tarragon Corp will have no Promote Participation in any of them. Tarragon Corp’s Promote Participation will be directed to and payable through the Management Company, or to the extent any of the foregoing are not paid to Northland Corp or its Affiliates through the Management Company, then through such other means as Northland Corp and Tarragon Corp shall agree.
               (d) In accordance with this ARTICLE IV, the Board of Managers is expressly authorized for, in the name of, and on behalf of the Company to enter into a management agreement with the Management Company, as long as such management agreement is on substantially the same economic terms as the interim management agreement (“Interim Management Agreement”) attached hereto as Exhibit D, and may permit the Company (or its

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applicable Subsidiary) to enter into property management agreements (each, a “Property Management Agreement”) with the Management Company, with respect to the Properties (or any later acquired Properties) in a form approved by the Board of Managers.
     Section 4.11 Exculpation. No Indemnified Party shall have any liability to the Company or any Member for any loss suffered by the Company or any Member which arises out of any action or inaction of an Indemnified Party, unless such action or inaction (i) is undertaken or omitted in connection with providing services to the Company or any Subsidiary or the performance of the Board of Manager’s duties under this Agreement and (ii) is finally adjudicated by a court of competent jurisdiction to constitute fraud or willful misconduct. To the extent permitted by law, each Indemnified Party’s duties (including fiduciary duties) to the Company, any Member or any other Person shall be limited to those set forth in this Agreement.
     Section 4.12 Indemnification. Subject to the limitations contained in this Section 4.12, the Company shall indemnify each Indemnified Party against all losses, liabilities, damages and expenses incurred by such Indemnified Party as a result of any actions or omissions taken or omitted in connection with providing services to the Company or any Subsidiary or the performance of the Board of Managers’ or the Liquidating Agent’s duties under this Agreement or by reason of any action or omission taken or omitted on behalf of the Company or any Subsidiary. Such indemnity shall cover, without implied limitation, judgments, settlements, fines, penalties and counsel and expert fees incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before or threatened to be brought before any court or administrative body, in which an Indemnified Party may be or may have been involved as a party or otherwise, or with which it may have been threatened, by reason of being or having been an Indemnified Party, or by reason of any act or omission on behalf of the Company or any Subsidiary or otherwise taken or omitted in connection with providing services to the Company or any Subsidiary or the performance of the Board of Managers’ or the Liquidating Agent’s duties under this Agreement. No Indemnified Party shall be entitled to indemnification pursuant to this Section 4.12 with respect to any matter as to which such Indemnified Party shall have been finally adjudicated by a court of competent jurisdiction in any such action, suit or other proceeding to have committed an act or omission (i) that was undertaken or omitted in connection with providing services to the Company or any Subsidiary or the performance of the Board of Managers’ or the Liquidating Agent’s duties under this Agreement and (ii) constituted fraud or willful misconduct. No Indemnified Party shall be entitled to indemnification pursuant to this Section 4.12 with respect to any action, suit or proceeding that relates solely to a dispute between or among the Members or the Board of Managers or any Affiliate providing services to the Company or its Subsidiaries and any of its members, managers or employees. The right of indemnification provided hereby shall not be exclusive of, and shall not affect, any other rights to which any Indemnified Party may be entitled and nothing contained in this Section 4.12 shall limit any lawful rights to indemnification existing independently of this Section 4.12.
     Section 4.13 Payment of Indemnification Expenses. Prior to the final disposition of any claim or proceeding with respect to which any Indemnified Party may be entitled to indemnification hereunder, in the Board of Managers’ discretion, the Company may pay to the Indemnified Party, in advance of such final disposition, an amount equal to all expenses of such Indemnified Party reasonably incurred in the defense of such claim or proceeding so long as the

21

Company has received a written undertaking of such Indemnified Party to repay to the Company the amount so advanced if it shall be finally adjudicated by a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder.
     Section 4.14 Initial Public Offering. Without limiting the authority of the Board of Managers pursuant to Section 4.2.1, the Board of Managers shall have the authority to undertake an initial public offering of the securities of the Company (or any successor of the Company) or any entity holding interests in the Company through an “UP-REIT” or similar structure. In connection with an initial public offering the Tarragon Members will have the opportunity to redeem, convert or exchange their Common Units in the Company (or any successor operating partnership) for shares of a publicly traded entity, or otherwise to sell their Common Units into the public market if such opportunity is available in an initial public offering to any Member.
ARTICLE V
CAPITAL CONTRIBUTIONS
     Section 5.1 Initial Contributions. Pursuant to the Contribution Agreement, each Member has initially contributed to the Company its respective interests in certain of their respective subsidiaries and other property, which Contributions are deemed to have the values ascribed on Schedule A. In consideration for such initial Contribution, each of the Northland Members and Tarragon Members have received the number of Common Units set forth opposite such Member’s name on Schedule A. All Contributions shall be set forth on Schedule A, as amended from time to time.
     Section 5.2 Additional Capital Contributions.
               (a) In connection with any subsequent “Closing” under the Contribution Agreement, the Members or other “Contributors” as defined in the Contribution Agreement) will contribute their respective interests in certain entities and other property, which Contributions will be deemed to have the values ascribed by the Contribution Agreement. In consideration for such additional Contributions, each such Member or other Contributor will receive the number of Common Units required by the Contribution Agreement. Until December 31, 2008, all Common Units will be issued at a value of $10.00 per Unit.
               (b) If the Board of Managers determines that additional capital is needed, in excess of that provided in Section 5.1 and Section 5.2(a), and that such additional capital shall be raised through the issuance of Common Units or other Interests that will have participation rights that are in any respect pari passu with an outstanding class of Common Units, then the Board of Managers may issue a notice to the Members requesting that the Members fund such additional capital as a cash Contribution, pro rata in proportion to their respective Percentage Interest (a “Funding Notice”). Each Funding Notice shall set forth (i) the total amount of additional Contributions being requested, (ii) the reason the Contributions are needed, together with such ancillary documentation relating to the same sufficient to adequately inform the Members in such regard, (iii) the amount of additional Contributions being requested from each Member and the wire transfer instructions for the account to which such Contributions should be made and (iv) the number of Common Units (or other Interests) to be issued to the

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Members in respect of their Contribution. Each Member shall give written notice to the Board of Managers indicating whether or not it agrees to make an additional capital Contribution equal to its pro rata share, based upon its Percentage Interest, of the requested funds (a “Funding Election Notice”) within ten (10) Business Days of receipt of such Funding Notice. If a Member elects to make such Contributions, then such Member shall make such Contributions within ten (10) Business Days of delivery of such Funding Notice. Each Member shall have the right (but not the obligation) to advance to the Company as a Contribution of additional capital such Member’s Percentage Interest of the additional capital requested in such Funding Notice. There shall be only one Funding Notice in connection with the implementation of the rights of the Members under this Section 5.2.
               (c) If any Member (a “Non-Contributing Member”) fails to timely deliver a Funding Election Notice or if so elected, fails to make any additional Contributions (or any portion thereof) requested under this Section 5.2, and any other Member (a “Contributing Member”) has delivered a Funding Election Notice that it will make its pro rata share of such additional Contributions (or any portion thereof), then each Contributing Member may either (i) contribute the portion of such requested Contribution the Non-Contributing Member failed to contribute (if there is more than one Contributing Member, then in proportion to the relative Percentage Interest of such Contributing Members, unless they otherwise agree), and receive in respect of such additional Contributions the Units or Interests corresponding thereto or (ii) withdraw its share of such requested additional Contributions. Each Member acknowledges that failure to participate in any funding pursuant to this Section 5.2 may result in a dilution of its interest and rights in the Company. No Member shall be required to provide funds pursuant to this Section 5.2. The rights set forth in this Section 5.2 shall constitute the sole remedy and recourse of the Company in respect of the failure of any Member to make any additional Contribution.
               (d) Subject to the last sentence of Section 5.2(a), the number of Units or Interests to be issued in connection with any additional Contributions shall reflect the fair market value of Units or Interests in the Company at the time, as determined by the Board of Managers in good faith; provided, however, that if a Funding Notice provides for Contributions exceeding, on an aggregate cumulative basis, more than $35 million per annum after the date hereof, such fair market value shall be determined on the basis of appraisals of the Properties of the Company and its Subsidiaries, conducted by qualified MAI appraisers, not more than 90 days prior to the issuance of such Funding Notice. If in any given year, a Funding Notice is not made, or such Funding Notice is for less than $35 million, than any such amounts not called for, shall roll forward into the next year and shall be in addition to the $35 million per annum available in the following year. An illustrative example of such carry forward is set forth on Schedule 5.2(d). Notwithstanding the provisions of this Section 5.2(d), any Contribution to the Company or investment in any Subsidiary by Northland Fund III, L.P. shall be permitted and shall be excluded from the $35 million per annum available in any year.
               (e) Notwithstanding the provisions of this Section 5.2, if the Board of Managers determines that additional capital is needed, and that such additional capital shall be raised through the issuance of non-participating Preferred Units to a Person, including any Member, then, except as set forth in Section 5.2(f), no Member shall have any preemptive, preferential, or other similar right to purchase such Preferred Units.

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               (f) If any Member or any Affiliate of any Member is offered the right to purchase any Preferred Units, then each Member shall have a preemptive right to purchase on a pro rata basis based upon its Percentage Interest, such Preferred Units in accordance with Section 5.2(g).
               (g) If in accordance with Section 5.2(f) the sale or issuance of Preferred Units is subject to preemptive rights in favor of the Members, then the Company will not sell or issue any Preferred Units to any Person, including, without limitation, any other Member, unless the Company first submits a written notice to each Member identifying the terms and conditions of the proposed sale (including price, number of Preferred Units and all other material terms), and offers to each Member the opportunity to purchase its pro rata share based on its Percentage Interest of the Common Units at the time of such notice) of such Preferred Units (subject to increase for over-allotment if any Member does not fully exercise its preemptive rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to issue or sell such Preferred Units. The Company’s offer pursuant to this Section 5.2(g) shall remain open and irrevocable for a period of fifteen (15) days following receipt by the Members of such written notice. Each Member may elect to purchase the Preferred Units so offered by giving written notice thereof to the Company within such 15-day period, including in such written notice the maximum number of Preferred Units that such Member wishes to purchase, including the number of Preferred Units it would purchase if one or more other Members do not elect to purchase their respective pro rata amount. Any Preferred Units that are not purchased by the Members pursuant to the offer set forth in this Section 5.2(g), may be sold by the Company to any Person, including, without limitation, any other Member or its Affiliates, but only on terms and conditions not more favorable than those set forth in the notice to the Members, at any time within ninety (90) days following the termination of the above-referenced 15-day period, but may not be sold to any other Person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 90-day period without renewed compliance with this Section 5.2(g).
     Section 5.3 Form of Contributions. Unless otherwise approved by the Board of Managers, all Contributions after the date hereof shall be paid in cash. After the date hereof, other than those Contributions contemplated by the Contribution Agreement, any non-cash Contributions will be valued at fair market value at the time of Contribution to the Company, as determined by the Board of Managers in good faith. All cash contributions shall be made by wire transfer to the account designated in the Funding Notice. Any reimbursements or distributions to any Member provided for in this Agreement shall be made by wire transfer of funds to such account as may be designated by such Member.
     Section 5.4 No Right to Interest or Return of Capital. Except as specifically provided for herein, no Member shall be entitled to any return of, or interest on, Contributions to the Company or on such Member’s Capital Account, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in the Agreement.

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     Section 5.5 No Third-Party Rights. Any obligations or rights of the Company or the Members to make or require any Contribution under this ARTICLE V shall not result in the grant of any rights to or confer any benefits upon any Person who is not a Member.
     Section 5.6 Limitations. Except as set forth in this ARTICLE V, no Member shall be entitled or required to make any additional Contribution to the Company. No Member shall be obligated to guarantee any indebtedness or other obligations of the Company. No Member shall have any liability for the repayment of the Contribution of any other Member and each Member (and any former Member) shall look only to the assets of the classes of Units held by such Member for return of its Contributions. No Member shall be entitled to any interest or compensation with respect to its services rendered on behalf of the Company except as specifically provided in this Agreement. No Member shall have any personal liability for the repayment of the Contribution of any other Member; and each Member shall look only to the assets to the Company for return of his, her or its Contribution.
     Section 5.7 Recourse Guaranty. The Tarragon Members or their Affiliates have previously issued one or more recourse guarantees or environmental or other indemnities, including non-recourse carve-out guaranties in respect of certain prior obligations of Tarragon Corp or its subsidiaries, as listed on Exhibit E-1. The Northland Members or their Affiliates have previously issued one or more recourse guarantees or environmental or other indemnities including non-recourse carve-out guarantees in respect of certain prior obligations of Northland Corp or its subsidiaries as listed on Exhibit E-2. Each of such guarantees or indemnities set forth on Exhibit E-1 and Exhibit E-2, is referred to as a “Recourse Guaranty.” In addition, if requested by the Board of Managers, a Member or its Affiliate may in the future issue one or more additional Recourse Guaranties in respect of the obligations of the Company or its Subsidiaries in respect of the Multifamily Business; provided, however, that no Member shall have any obligation to issue, or to cause its Affiliate to issue, any Recourse Guaranty. If a Member or its Affiliate becomes obligated to make any payment under a Recourse Guaranty, the Company will upon request promptly pay or reimburse such Member or Affiliate for such payment; provided, however, that the Company shall not pay or reimburse a Member or its Affiliate in respect of any such payment under a Recourse Guaranty to the extent that such payment arises as a result of (i) the gross negligence, willful misconduct, fraud or bad faith of such Member or its Affiliate or (ii) if such liability arose due to an act, occurrence or claim prior to the date of contribution of a Property pursuant to the Contribution Agreement (any such payment described in clause (i) or clause (ii) of this proviso, a “Retained Liability”). Promptly following the request of any Member who is entitled to receive (or whose Affiliate is entitled to receive) any payment or reimbursement under this Section 5.7), the Board of Managers may, but is not required to, issue a Funding Notice requesting that the Members make additional Contributions, pro rata in accordance with their respective Percentage Interest, to the extent necessary for the Company to satisfy its payment and reimbursement obligations under this Section 5.7.

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ARTICLE VI
CAPITAL ACCOUNTS, ALLOCATIONS OF INCOME AND LOSS
     Section 6.1 Capital Accounts. A separate capital account (each, a “Capital Account”) shall be maintained for each Member. Capital Accounts shall be maintained in accordance with the rules of Section 1.704-1(b)(2)(iv) of the Treasury Regulations, and this Section 6.1 shall be interpreted and applied in a manner consistent with said Section of the Treasury Regulations. The Company shall adjust the Capital Accounts of the Members to reflect revaluations of the Company property whenever the adjustment would be permitted under Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5), unless the Board of Managers reasonably determines that any such adjustment is not necessary to reflect the economic interests of the Members. In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code. In the event that Code Section 704(c) applies to Company property, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property. The amounts of all distributions to Members (other than liquidating distributions) shall be determined pursuant to Section 7.1.
     Section 6.2 Allocations
               (a) After giving effect to the provisions of Sections 6.2(b) through 6.2(e), and subject to Section 6.2(f), net income and net loss of the Company (as determined for purposes of adjusting Capital Accounts in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)) shall be allocated among the Members so as to make, as nearly as possible, the Adjusted Capital Accounts of the Members stand in proportion to their Percentage Interests.
               (b) Notwithstanding any other provision of this Agreement, in the event there is a net decrease in Partnership Minimum Gain during a taxable year of the Company, the Members shall be allocated items of income and gain in accordance with Treasury Regulations Section 1.704-2(f). For purposes of this Agreement, the term “Partnership Minimum Gain” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(2), and any Member’s share of Partnership Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1). This Section 6.2(b) is intended to comply with the minimum gain charge-back requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.
               (c) Notwithstanding any other provision of this Agreement, non-recourse deductions shall be allocated one hundred percent (100%) to the Members, pro rata, in proportion to their Percentage Interests. “Non-recourse deductions” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).
               (d) Notwithstanding any other provision of this Agreement, to the extent required by Treasury Regulations Section 1.704-2(i), any items of income, gain, loss or deduction of the Company that are attributable to a nonrecourse debt of the Company that

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constitutes “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4) (including chargebacks of partner nonrecourse debt minimum gain) shall be allocated in accordance with the provisions of Treasury Regulations Section 1.704-2(i). This Section 6.2(d) is intended to satisfy the requirements of Treasury Regulations Section 1.704-2(i) (including the partner nonrecourse debt minimum gain chargeback requirements) and shall be interpreted and applied in a manner consistent therewith.
               (e) Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a deficit balance in its Capital Account shall be allocated items of income and gain in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations Section 1.704-1(b)(2)(ii)(d), such deficit balance as quickly as possible. This Section 6.2(e) is intended to comply with the alternate test for economic effect set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.
               (f) The allocation provisions contained in this ARTICLE VI are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith. The Board of Managers in its reasonable discretion shall modify such allocations as necessary to carry out the parties’ intended economic arrangement (to make liquidating distributions in accordance with Percentage Interests) in a manner that complies with such Code section and regulations. Without limiting the foregoing, to the extent consistent with Code Section 704(b) and the Treasury Regulations promulgated thereunder, the Board of Managers may modify the allocations provided for by this ARTICLE VI to the extent necessary to account for any non-pro rata distributions that have been made pursuant to any other agreements and that represent advances of distributions under this Agreement.
     Section 6.3 Allocations for Tax Purposes.
               (a) Subject to Section 6.3(b), net income and net loss to be allocated for income tax purposes shall be allocated among the Members on the same basis as the corresponding “book” items are allocated as provided in Section 6.2; provided, however, that the tax items allocated to the Members pursuant to this Section 6.3 shall not be reflected in the Members’ Capital Accounts.
               (b) If any asset of the Company is subject to Code Section 704(c) or reflected in the Capital Accounts of the Members at a book value (as determined in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(d) and 1.704-1(b)(2)(iv)(f)) that differs from the adjusted federal income tax basis of such asset, then the tax items with respect to such asset shall be shared among the Members in a manner that takes account of the variation between the adjusted federal income tax basis of such asset and its book value in accordance with the requirements of Code Section 704(c), the Treasury Regulations thereunder, and Treasury Regulations Section 1.704-1(b)(4)(i). For purposes of making allocations under Code Section 704(c) (but not including so-called “reverse Section 704(c) allocations”) with respect to any property contributed to the Company pursuant to the Contribution Agreement, the Company shall adopt such allocation method as designated by the contributing party with respect to each

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such contributed property (the “Contributed 704(c) Allocations”), provided that such designation is made within 60 days after such contribution. Tarragon Members designate the “traditional method” without curative allocations for their contributed properties in the absence of an express designation within the aforementioned period. For purposes of making all other allocations under Code Section 704(c) (including so-called “reverse Section 704(c) allocations” with respect to any Company property), the Company shall adopt such allocation method as determined by the Board of Managers, provided that such allocation method shall not alter the Contributed 704(c) Allocations.
               (c) Except as otherwise required by the Code and applicable Treasury Regulations thereunder, in applying Code Section 704(c) to contributions by a Person (a “Contributor”) to the Company involving direct or equity indirect interests in entities treated as partnerships for federal income tax purposes (“Partnership Interests”), the following shall apply: (i) if there is a contribution of all Interests in such partnership, and such partnership is deemed to no longer exist for federal income tax purposes after such contribution, the contribution shall be considered a contribution to the Partnership of the property owned by such partnership; and (ii) in any contribution of Interests which results in the Company owning a direct or indirect interest in a partnership (a “Lower Tier Partnership”), Code Section 704(c) shall be applied based on the “aggregate theory” of partnerships such that allocations of taxable income or gain resulting from the disposition of any property owned directly or indirectly by such Lower Tier Partnership and with respect to the contributed Interests in such Lower Tier Partnership (in either case, to the extent of any “Built In Gain”) shall be made in a manner consistent with allocating taxable income or gain to the Contributor as if such property had been contributed by the Contributor to the Company. The purpose of this Section 6.3(c) is to apply Code Section 704(c) principles to the Contributor with respect to the properties owned by any Lower Tier Partnerships and Interests in Lower Tier Partnerships contributed directly or indirectly to the Company by the Contributor, and it shall be interpreted and applied in a manner consistent with such intent. Schedule 6.3(c) sets for an example of the application of this Section 6.3(c). Any gain so allocated shall be considered gain allocated pursuant to Section 704(c) and shall not increase the Capital Account of the Contributor. “Built In Gain” shall mean the excess of the fair market value of such property over its adjusted tax basis on the date the Interest is contributed to the Partnership, provided that such Built In Gain shall be adjusted from time to time as may be required under the principles of Code Section 704(c). In the event the foregoing is not permitted under the Code and applicable Treasury Regulations, the Company will adopt such method under Code Section 704(c) that is so permitted and that replicates to the greatest extent reasonably possible, the intent of this Section 6.3(c) to apply the “aggregate theory” of partnerships in the Section 704(c) allocations and to allocate gain thereunder in connection with the disposition of an asset in a Lower Tier Partnership to the Contributor of the Partnership Interest to which such asset relates.
     Section 6.4 No Deficit Restoration by Members. No Member shall be required to contribute capital to the Company to restore a deficit balance in its Capital Account upon liquidation or otherwise.
     Section 6.5 Allocations When Interests Change. In the event that during any calendar month there is any change of Members or Interests (whether as a result of the admission of an additional Member, a non de-minimis contribution of property by an existing Member, the

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redemption by the Company of all (or any portion) of any Member’s Interest, a transfer of Units or otherwise), the following rules shall apply for purposes of this Article VI: (i) such change, contribution, redemption, admission or transfer shall be deemed to have occurred as of the beginning of the first day of the month in which such change occurred, (ii) the books of account of the Company shall be closed effective as of the close of business on the day before any such change, contribution, redemption, admission or transfer as set forth in clause (i) and the Company’s fiscal year that includes such event shall thereupon be divided into two or more portions, (iii) each item of income, gain, loss and deduction for the portion of such fiscal year ending with the date on which the books of account of the Company are so closed shall be allocated to those persons who were Members during such portion of such fiscal year (and taking into account their relative Percentage Interests during such period) in accordance with Section 6.2, and (iv) each item of income, gain, loss and deduction for the portion of such fiscal year beginning after the date on which the books of account of the Company are so closed shall be allocated to those persons who are Members during such portion of such fiscal year (and taking into account their relative Percentage Interests during such period) in accordance with Section 6.2; provided that with respect to any contribution of property to the Company, any such items of income, gain or loss arising from events that are of the type described in the definition of Net Capital Proceeds shall be allocated based on an interim closing of the books occurring on the date of such contribution.
     Section 6.6 Allocation of Excess Nonrecourse Liabilities. For purposes of allocating “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Members agree that their shares of Company profits shall be in proportion to their Common Percentage Interests.
ARTICLE VII
DISTRIBUTIONS
     Section 7.1 Distributions.
               (a) Except as otherwise provided in this ARTICLE VII, quarterly distributions of Operating Cash Flow shall be made to the Members within thirty-five (35) days after the end of each calendar quarter. Subject to Section 7.3, the timing of all other distributions, if any, shall be at the sole discretion of the Board of Managers. Notwithstanding the foregoing, following the First Closing (as defined in the Contribution Agreement) and until December 31, 2008 (or the earlier date on which all of the Closings contemplated under the Contribution Agreement have taken place), distributions of Operating Cash Flow shall be made the day before each such Closing to the Members, pro rata, in proportion to their respective Common Unit Percentage Interests.
               (b) Net Capital Proceeds may be retained by the Company for reinvestment or distributed to the Members, as determined from time to time by the Board of Managers.
               (c) Except to the extent otherwise expressly set forth in this Agreement and the Tax Matters Agreement, all distributions shall be made to the Members, pro

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rata, in proportion to their respective Common Unit Percentage Interests. Unless otherwise expressly provided for in the terms established for a new class of Units created in accordance with Section 3.7.1, no Unit or other Interest shall be entitled to a distribution in preference to any other Unit or Interest.
     Section 7.2 Liability for Amounts Distributed. The Members hereby agree that, except as otherwise expressly provided herein or required by applicable Law, no Member shall have an obligation to return money or other property paid or distributed to such Member whether or not such distribution was in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such return, such obligation shall be the obligation of such Member and not of any other Person.
     Section 7.3 Distributions in Kind. The Board of Managers may make in kind distributions to the Members pursuant to this Agreement, including distributions, either wholly or partially, in restricted or unrestricted securities. Whenever securities are distributed pursuant to this Section 7.3, each Member shall receive its pro rata share of each security. Notwithstanding the foregoing, distributions in kind that are not made to the Tarragon Members and the Northland Members, pro rata in proportion to their respective Percentage Interests, shall require Unanimous Approval.
     Section 7.4 Distributions Upon Liquidation. Proceeds upon liquidation shall be distributed to the Members in accordance with Section 12.4.
     Section 7.5 Withholding. The Company shall at all times be entitled to make payments with respect to any Member in amounts required to discharge any obligation of the Company to withhold from a distribution otherwise payable to such Member or with respect to amounts allocable to such Member or to make any other payments to any governmental authority with respect to any foreign, federal, state or local tax or withholding liability arising as a result of such Member’s Interest in the Company (a “Withholding Payment”). Any Withholding Payment made from funds withheld upon a distribution will be treated as distributed to such Member for all purposes of this Agreement. Any other Withholding Payment will be deemed to be a recourse loan by the Company to the relevant Member or, at the option of the Board of Managers, in its discretion, any such other Withholding Payment may be withheld from future distributions to which the relevant Member is entitled. The amount of any Withholding Payment treated as a loan, plus interest thereon from the date of each such Withholding Payment until such amount is repaid to the Company at an interest rate per annum equal to the prime rate quoted in The Wall Street Journal from time to time, plus 2%, shall be repaid to the Company (i) upon demand by the Company, (ii) by deduction from any distributions payable to such Member pursuant to this Agreement (with the amount of such deduction treated as distributed to the Member) as determined by the Board of Managers in its discretion, or (iii) by earlier payment by the Member to the Company. If the proceeds to the Company from an investment are reduced on account of taxes withheld at the source, and such taxes are imposed on, or with respect to, one or more of the Members in the Company, the amount of the reduction shall be borne by the relevant Members and treated as if it were paid by the Company as a Withholding Payment with respect to such Members. If the proceeds to the Company from an investment are reduced on account of taxes withheld at the source, and such taxes are imposed on the Company, the amount of the

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reduction shall be treated as an expense of the Company. This Section 7.5 and the other provisions of this Agreement shall be applied consistently with the requirements of Treasury Regulations Section 1.704-1(b)(4)(viii).
ARTICLE VIII
OTHER ACTIVITIES
     Section 8.1 General Provisions. Except as otherwise provided in Section 8.2, any Member or its Affiliates may engage independently or with others in other business ventures of every nature and description, including, without limitation, providing services relating to assets of the type included within the definition of Real Estate Investments and receiving compensation therefor and the making or management of other investments and serving as a sponsor of other real estate funds. Subject to Section 4.10, nothing in this Agreement shall be deemed to prohibit any Member or its Affiliates from dealing or otherwise engaging in business with Persons transacting business with the Company or its Subsidiaries. Subject to Section 4.10, neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper.
     Section 8.2 Exclusivity. Until the expiration of the Lock-Out Period, the Company and its Subsidiaries shall be the sole and exclusive vehicle with regard to the Multifamily Business and, except in connection with the Company and its Subsidiaries, all business ventures of every nature and description related to the Multifamily Business shall be prohibited by (i) Tarragon Corp and its Controlled Affiliates and Ansonia LLC and its Controlled Affiliates (but excluding, for the avoidance of doubt, Richard Frary and Joel Mael) and (ii) Northland Corp, each Northland Member, each Northland Principal and their respective Controlled Affiliates. Notwithstanding the foregoing, if any investment opportunity in the Multifamily Business is proposed by Tarragon Corp or any of its Controlled Affiliates or Ansonia LLC or any of its Controlled Affiliates, as the case may be, to the Company, and the Board of Managers does not approve such investment, with the Tarragon Board Members voting in favor of such investment, then Tarragon Corp or its Controlled Affiliates or Ansonia LLC or its Controlled Affiliates, as the case may be, may pursue such investment opportunity, and the exclusivity provisions set forth herein shall not apply to such investment opportunity. The exclusivity obligations under this Section 8.2 shall cease to apply to (i) Tarragon Corp and its Controlled Affiliates and Ansonia LLC and its Controlled Affiliates, upon the earlier of (x) the Tarragon Members ceasing to own at least 51% of the Tarragon Initial Interest, (y) Tarragon Corp ceasing to have the right to appoint Board Members pursuant to Section 4.1 or (z) the exclusivity obligations under this Section 8.2 have ceased to apply to Northland Corp, each Northland Member, each Northland Principal and their respective Controlled Affiliates, and (ii) Northland Corp, the Northland Members, the Northland Principals and their respective Controlled Affiliates, upon the Northland Members ceasing to own at least 51% of the Northland Initial Interest. Notwithstanding anything to the contrary set forth in this Section 8.2, nothing in this Agreement shall be deemed to prohibit Northland Corp, any Northland Member, any Northland Principal, or any of their respective Controlled Affiliates from serving as a sponsor of any other real estate funds except for real estate funds engaged in the Multifamily Business (unless the fund engaged in the Multifamily Business is a Fund described in Section 4.10(c)).

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Notwithstanding the foregoing, each Northland Principal shall be permitted to acquire or hold at any one time a passive investment of less than twenty percent (20%) of any corporation, partnership, or other entity which is engaged, directly or indirectly, in business activities in competition with the Company or owns, directly or indirectly, any other business which is engaged, directly or indirectly, in business activities in competition with the Company.
ARTICLE IX
RIGHTS AND OBLIGATIONS OF MEMBERS
     Section 9.1 Limited Liability. No Member shall be personally liable to any third party for any liability or other obligation of the Company. A Member that receives the return of any part of its Contribution shall be liable to the Company for the amount of its Contribution so returned to the extent, and only to the extent, provided by the Act or other applicable Law.
     Section 9.2 Wrongful Distributions. To the extent required by the Act or other applicable law, a Member may, under certain circumstances, be required to return amounts previously wrongfully distributed to such Member. It is the intent of the Company that, in connection with any distribution to any Member, except as provided in Section 9.1 or under the Act or other applicable Law, no Member shall be obligated to pay or return any such amount to, or for the account of, the Company or any creditor of the Company. The payment of any such money or distribution of any such property to a Member, whether or not deemed to be a return of Contributions, shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Act and, to the fullest extent permitted by law, the Member receiving any such money or property shall not be required to return any such money or property to the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the Company.
     Section 9.3 Authority of Members. The Members shall not participate in, or take part in the control of, the management of the Company or its business and affairs and shall not have any power or authority to act for or bind the Company or any of its Subsidiaries.
     Section 9.4 Confidential Information. “Confidential Information” means all information relating to the Company, its Subsidiaries and Affiliates, any Properties, any Real Estate Investment or the business or operations of the Company or its Subsidiaries and Affiliates (including, without limitation, processes, plans, data, reports, drawings, documents, business secrets, financial information or information of any other kind) other than information that (i) was publicly known or otherwise known to a Member prior to the time it was disclosed pursuant to this Agreement and was not otherwise subject to any restriction on disclosure by such Member, (ii) subsequently becomes publicly known through no act or omission by a Member or any person acting on a Member’s behalf, or (iii) becomes known to a Member other than through disclosure by the Company without breach of this Agreement or any other contractual, legal, or fiduciary obligation and is not otherwise subject to any restriction on disclosure by such Member.

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     Section 9.5 Confidentiality Obligations. Subject to Section 9.6, each Member agrees (i) to maintain in confidence all Confidential Information received by such Member; (ii) to use such Confidential Information only for the purpose of monitoring such Member’s investment in the Company; (iii) not to use any Confidential Information for any other purpose, including, without limitation, use in conducting or furthering such Member’s own business or that of any Affiliates or any competing business; (iv) to cooperate in any appropriate action that the Company may decide to take to prevent or minimize the disclosure of such Confidential Information; and (v) that the misappropriation or unauthorized disclosure of Confidential Information by a Member is likely to cause substantial and irreparable damage to the Company and/or one or more Affiliates such that damages may not be an adequate remedy for breach of this Section 9.5. Accordingly, the Company and its Affiliates shall be entitled to injunctive and other equitable relief, in addition to all other remedies available to them at law or at equity, and no proof of special damages shall be necessary for the enforcement of this Section 9.5.
     Section 9.6 Exceptions to Confidentiality. The obligations of limited use and nondisclosure contained in Section 9.5 will not (i) restrict the disclosure of Confidential Information to a Member’s attorneys, tax advisors, accountants or other professional advisors or consultants who have a reason to have access to such Confidential Information in connection with their duties and responsibilities to such Member relating to administering such Member’s investment in the Company so long as such Persons are under an obligation of confidentiality consistent with the terms of Section 9.5, (ii) restrict the disclosure of Confidential Information by a Member to the extent such disclosure is required by any governmental or regulatory authority or court entitled by law to such disclosure, or that is required by law to be disclosed, provided that such Member promptly notifies the Company when such requirement to disclose arises to enable the Company to seek an appropriate protective order and to make known to such governmental or regulatory authority or court the proprietary nature of the Confidential Information and to make any applicable claim of confidentiality in respect thereof, and provided, further, that such party shall only make such disclosure to the extent it is required to do so by law, (iii) restrict the disclosure of Confidential Information required in order for a Member or its Affiliates to comply with its disclosure obligations under applicable securities laws or regulations, including the rules of any stock exchange or other self-regulatory body (“Disclosure Obligations”) or (iv) restrict the disclosure of Confidential Information by a Member to the extent permitted with the written consent of the Company.
     Section 9.7 Indemnification by Tarragon Corp.
               (a) Tarragon Corp agrees to indemnify, defend and hold harmless the Company, its Subsidiaries, Northland Corp and its Controlled Affiliates (and the respective officers, directors, partners, members, managers employees, representatives and agents of the Company, its Subsidiaries, Northland Corp and its Controlled Affiliates) and each Northland Principal (each, a “Northland Indemnified Party” and, collectively, the “Northland Indemnified Parties”), from and against all losses, liabilities, damages, reasonable out-of-pocket expenses (as incurred) and other liabilities (“Losses”) that are incurred or suffered by the Company, its Subsidiaries or any Northland Indemnified Party based upon, arising out of, in connection with or by reason of any action, suit or other proceeding brought, directly or indirectly, against Tarragon Corp, its subsidiaries or any of its officers by (i) any current, former or purported holder of any securities of Tarragon Corp or (ii) Ansonia LLC, any member of Ansonia LLC

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and/or any of their respective Affiliates, in each case, based upon, arising out of or in connection with the formation of the Company, the Contribution Agreement and any transactions contemplated thereby. Such indemnity shall cover, without implied limitation, judgments, settlements, fines, penalties and reasonable counsel and expert fees incurred in connection with the defense or disposition of any such action, suit or other proceeding, whether civil or criminal, before or threatened to be brought before any court, regulatory or other governmental authority, in which any Northland Indemnified Party may be or may have been involved as a party or otherwise; provided that such indemnity shall not, as to any Northland Indemnified Party, be available to the extent such Losses resulted from the gross negligence, bad faith or willful misconduct of such Northland Indemnified Party, as determined, in each case in a final non-appealable judgment or order by a court of competent jurisdiction to be the result of the gross negligence or bad faith or willful misconduct of such Northland Indemnified Party.
               (b) The Northland Indemnified Parties shall give notice as promptly as is reasonably practicable to Tarragon Corp of the assertion of any such action, suit, or other proceeding shall be brought against any Northland Indemnified Party in respect of which indemnity may be sought pursuant to this Section 9.7 (a “Proceeding”); provided that the failure of such Northland Indemnified Party to give notice shall not relieve Tarragon Corp of its obligations under this Section 9.7 (except to the extent (if any) that Tarragon Corp shall have been prejudiced thereby). Tarragon Corp shall assume the defense of any such Proceeding, and retain counsel chosen by Tarragon Corp to represent the Northland Indemnified Parties, such counsel subject to reasonable approval by the Northland Indemnified Parties. Tarragon Corp shall pay the fees and expenses actually incurred by such counsel related to the Proceeding. Notwithstanding the foregoing, in any such Proceeding, any Northland Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Northland Indemnified Party, unless (i) Tarragon Corp and the Northland Indemnified Party shall have mutually agreed in writing, (ii) Tarragon Corp failed within a reasonable time after notice of commencement of the Proceeding to assume the defense and engage counsel approved by the Northland Indemnified Parties as hereinabove provided, (iii) such Northland Indemnified Party shall reasonably believe based on the reasonable advice of counsel that either there may be one or more legal defenses available to such Northland Indemnified Party that are different from or additional to those available to Tarragon Corp or (iv) the named parties to any such proceeding (including any impleaded parties) include both such Northland Indemnified Party and Tarragon Corp, and such Northland Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Northland Indemnified Party and Tarragon Corp, in which case Tarragon Corp shall not have the right to assume nor direct the defense of such Proceeding on behalf of such Northland Indemnified Party. It is understood, however, that Tarragon Corp shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Northland Indemnified Parties. Tarragon Corp shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, Tarragon Corp agrees to indemnify any Northland Indemnified Party from and against any loss or liability resulting from such settlement or judgment. Tarragon Corp shall not, without the prior consent of the Northland Indemnified Party, which consent shall not

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be unreasonably withheld or delayed, effect any settlement of any pending or threatened Proceeding in respect of which any Northland Indemnified Party is a party or the subject thereof and indemnity could have been sought hereunder by such Northland Indemnified Party, unless (x) such settlement includes an unconditional release of such Northland Indemnified Party from all liability claims that are the subject matter of such Proceeding in a form satisfactory to the Northland Indemnified Party and (y) does not include a statement as an admission of, fault, culpability or a failure to act by or on behalf of the Northland Indemnified Party.
ARTICLE X
TRANSFER OF COMPANY INTERESTS
     Section 10.1 Transfer of Interests.
               (a) Transfers Generally. Except as specifically provided by this Agreement, no Member may Transfer all or any portion of its Interest in the Company without the prior written consent of the Board of Managers, which consent may be given or withheld in its sole and absolute discretion. Any Transfer or purported Transfer of an Interest in the Company not made in accordance with this ARTICLE X shall be null and void. No assignment shall be binding upon the Company until the Board of Managers receives an executed copy of such assignment and assumption agreement or other transfer agreement required to effectuate such Transfer (“Transfer Documents”), which Transfer Documents shall be in form and substance satisfactory to the Board of Managers. Any assignee of a Member’s interest pursuant to this Section 10.1 may only be admitted to the Company as a substitute Member in accordance with Section 10.2. The Board of Managers may require that any Member proposing to Transfer the Member’s Interest in the Company pay the Company’s reasonable out-of-pocket costs incurred in connection with the proposed Transfer. Notwithstanding the foregoing, Tarragon Corp or an Affiliate, as applicable, shall be permitted to pledge its interest in the Company to Northland Corp or an Affiliate as permitted by that certain Pledge and Security Agreement, the form of which is attached as Exhibit F.
               (b) Permitted Tarragon Member Transfers. Notwithstanding anything to the contrary in this Section 10.1 or Section 10.2, but subject to compliance with Section 10.3 and Section 10.4, the Board of Managers shall not withhold its consent to the following Transfers of Interest by Tarragon Members, provided that the Board of Managers receives reasonable prior notice of any such Transfer and has approved the form of Transfer Documents (such approval not to be unreasonably withheld, conditioned or delayed):
               (i) the Transfer of a Tarragon Member’s Interest to an Affiliate of such Tarragon Member (whereupon such transferee will constitute a “Tarragon Member”);
               (ii) after the end of the Lock-Out Period, a Transfer to the shareholders of Tarragon Corp and any subsequent Transfer by such shareholders or their transferees; provided, however, that no such transferee under this clause (ii) shall have the right to be admitted as a substitute Member or shall acquire any right to appoint any Board Member pursuant to Section 4.1 or otherwise; and

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               (iii) after the end of the Lock-Out Period, a Transfer by any Tarragon Member of all or part of its Interest to any Person; provided, however, that (x) such Interest has first been offered to the Northland Members pursuant to and in compliance with the right of first offer procedure set forth in Section 13.4, and (y) no such transferee under this clause (iii) shall have the right to be admitted as a substitute Member or shall acquire any right to appoint any Board Member pursuant to Section 4.1 or otherwise.
               (c) Permitted Northland Member Transfers. Notwithstanding anything in this Agreement to the contrary, but subject to compliance with Section 10.3 and Section 10.4, the Northland Members may not Transfer all or any portion of their Interests in the Company without the written consent of the Tarragon Members in their sole discretion, except for the following Transfers:
                     (i) the Transfer of a Northland Member’s Interest to an Affiliate of such Northland Member (whereupon such transferee will constitute a “Northland Member”);
                     (ii) during the Lock-Out Period, a Transfer by a Northland Member of all or part of its interest to any Person, but only if after giving effect to such Transfer the Northland Members would continue to own at least 50% of the Initial Northland Interest; and
                     (iii) after the end of the Lock-Out Period, a Transfer by any Northland Member of all or part of its Interest to any Person.
     Section 10.2 Substitute Members. Except as otherwise provided in this ARTICLE X, any Person that acquires an interest by assignment from another Member in accordance with the provisions of Section 10.1, including, without limitation any Interest acquired by operation of law or otherwise from any Tarragon Member as a result of any Change of Control of Tarragon Corp may only be admitted to the Company as a substitute Member with the written consent of the Board of Managers, which may be withheld in its sole and absolute discretion. The admission of an assignee as a substitute Member shall in all events be conditioned upon (i) compliance with Section 10.3 and Section 10.4, (ii) the assignee’s written assumption, in form and substance satisfactory to the Board of Managers, of all obligations of the assigning Member relating to the assigned Interest and (iii) execution of an instrument satisfactory to the Board of Managers whereby such assignee becomes a party to this Agreement as a Member.
     Section 10.3 Obligations of Assignee. Any assignee of the Interest of a Member in the Company, irrespective of whether such assignee has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of such assignment to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its assignor. Furthermore, if Section 743(b) of the Code applies to any Transfer of an Interest of a Member, the assignee of such Interest shall be responsible for any costs reasonably incurred by the Board of Managers or the Company in complying with the requirements thereof.

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     Section 10.4 Additional Requirements. As additional conditions to the validity of any direct or indirect assignment or Transfer of a Member’s Interest in the Company, such assignment or Transfer shall not, except to the extent waived by the Board of Managers:
               (a) violate the registration provisions of the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;
               (b) cause the Company not to be entitled to the exemption from registration as an “investment company” pursuant to the Investment Company Act of 1940, as amended;
               (c) cause the Company to be required to register Interests or Units with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended;
               (d) result in the termination of the Company as a partnership under the Code;
               (e) cause the Company to be taxed as a corporation under the “publicly traded partnership” rules in Section 7704 of the Code;
               (f) create a potential qualification problem under the ownership requirements in Code Sections 856(a)(5) or 856(a)(6) or any other requirements of Code Section 856 857 for any Subsidiary which is intended to qualify as a REIT;
               (g) create the possibility that any Subsidiary which is intended to qualify as a REIT would not be considered a “domestically-controlled qualified investment entity” under the provisions of Code Section 897(h); or
               (h) create the possibility that any Subsidiary which is intended to qualify as a REIT would be considered a “pension-held REIT” under the provisions of Code Section 897(h)(3)(D).
The Board of Managers may require reasonable evidence as to the foregoing, including, without limitation, a favorable Opinion of Counsel. Except to the extent waived by the Board of Managers, any assignment or transfer that violates the conditions of this Section 10.4 shall be null and void ab initio.
     Section 10.5 Allocation of Distributions Between Assignor and Assignee. Upon the assignment or Transfer of an Interest in the Company pursuant to this ARTICLE X, distributions pursuant to ARTICLE XII made thereafter shall be made to the Person owning the Interest in the Company at the date of distribution, unless the assignor and assignee otherwise agree and direct the Board of Managers in a written statement signed by both.
     Section 10.6 Treatment of Assignees. Any reference in this Agreement to the Capital Account or Contribution of a Member who is an assignee of all or a portion of an Interest shall include the Capital Account and Contribution of the assignor (or a pro rata portion thereof in the case of an assignment to such assignee of less than the entire Interest of the assignor).

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     Section 10.7 Withdrawal by Members. Notwithstanding any provision of the Act to the contrary, no Member may resign, withdraw or withdraw capital from the Company, except pursuant to a right expressly set forth herein.
ARTICLE XI
REPORTING, RECORDS AND ACCOUNTING MATTERS
     Section 11.1 Books and Accounts. Complete and accurate books and accounts shall be kept and maintained for the Company and its Subsidiaries at its principal place of business or such other location as the Board of Managers may specify from time to time. Such books and accounts shall be kept in accordance with generally accepted accounting principles consistently applied to the extent specified in Section 11.3. Each Member or its duly authorized representative at its own expense shall at all reasonable times have access to, and may inspect and make copies of, such books and accounts of the Company and its Subsidiaries upon reasonable prior written notice to the Board of Managers, for any purpose reasonably related to the Member’s interest as a Member. All funds received by the Company other than those invested in Interim Investments or Real Estate Investments shall be deposited in the name of the Company in such bank account or accounts, and all securities owned by the Company may be deposited with such custodian, as the Board of Managers may designate from time to time and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Company as the Board of Managers may designate from time to time. The Board of Managers shall prepare and maintain a list (the “Schedule of Members”) indicating the name of each Member and the Members’ status as a Member and the aggregate amount of such Member’s Contributions.
     Section 11.2 Records Available. The Board of Managers shall maintain at the Company’s principal office the following documents: (i) a current list of the full name and last known business address of each Member; (ii) a copy of the certificate of LLC Certificate and all amendments thereto; (iii) copies of all of the Company’s federal, state and local income tax returns and of any financial statements of the Company for the three (3) most recent Fiscal Years; and (iv) copies of this Agreement and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the LLC Certificate, or any such amendment has been executed. Such documents are subject to inspection and copying at the reasonable request and at the expense of any Member during ordinary business hours upon reasonable prior notice to the Board of Managers, for any purpose reasonably related to the Member’s interest as a Member. Except to the extent requested by a Member, the Board of Managers shall have no obligation to deliver or mail a copy of the Company’s LLC Certificate or any amendment thereto to the Members.
     Section 11.3 Financial Reports. The Company shall engage an independent certified public accountant selected by the Board of Managers to act as the accountant for the Company. The Board of Managers, at the Company’s expense, shall use its commercially reasonable efforts to prepare and to deliver to each Member the following reports:
               (a) Annual Financial Statements. As soon as available following the end of each Fiscal Year and in any event not less than fifteen (15) days prior to the date on which

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Tarragon Corp would be required to file an Annual Report on Form 10-K with the Securities and Exchange Commission (whether or not required by the rules and regulation of the Securities and Exchange Commission), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year, together with related consolidated statements of income, members’ capital, cash flows and changes in financial position for such Fiscal Year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP. The annual financial statements referred to above shall include all required disclosures that are considered an integral part of the financial statements as prepared in conformity with GAAP and industry standards and shall be accompanied by an audit opinion of the Company’s independent certified public accountant.
               (b) Quarterly Reports. As soon as available following the end of each quarter in each Fiscal Year and in any event not less than ten (10) days prior to the date in which Tarragon Corp would be required to file a Quarterly Report on Form 10-Q with the Securities and Exchange Commission (whether or not required by the rules and regulation of the Securities and Exchange Commission), such financial information for such quarter as Tarragon Corp may reasonably require in order to comply with its quarterly Disclosure Obligations or contractual obligations.
               (c) Monthly Management Reports. The Company shall provide to Tarragon Corp monthly financial reports prepared by management, which reports need not be prepared in conformity with GAAP.
               (d) Other Reports. Upon reasonable prior request of Tarragon Corp, the Company shall at the Company’s expense provide such additional financial reports from time to time as Tarragon Corp may reasonably require in order to comply with its Disclosure Obligations or contractual obligations.
               (e) Termination of Obligations. The obligations to accompany annual financial statements by an audit opinion and to prepare any of the financial statements required by this Section 11.3 in conformity with GAAP shall cease when Tarragon Corp is no longer required to file reports under the Exchange Act and has no contractual obligations to provide an audited report or financial statements prepared in conformity with GAAP.
     Section 11.4 Reliance on Accountants. All decisions as to accounting matters shall be made by the Board of Managers, to the extent consistent with the terms of this Agreement. The Board of Managers may rely upon the advice of the Company’s accountants.
     Section 11.5 Tax Matters Member; Filing of Returns. Northland shall be the “tax matters partner” of the Company for purposes of Section 6231(a)(7) of the Code and shall, at the Company’s expense, cause to be prepared and timely filed after the end of each Fiscal Year of the Company all Federal and state income tax returns required of the Company for such Fiscal Year. The Company shall endeavor to deliver to each Member an IRS Form K-1 within ninety (90) days after the end of each Fiscal Year or as soon as practicable thereafter. The tax matters partner shall take such actions as are reasonably necessary to ensure that Tarragon and each of

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the Tarragon Members designated by Tarragon is a “notice partner” within the meaning of Code Section 6231.
     Section 11.6 Tax Elections. The Board of Managers shall determine in its reasonable discretion whether to make or revoke any elections available under the Code or under any other tax laws on behalf of the Company; provided, however, that if requested by a Member the Company, and each Subsidiary will make an election under Section 754 of the Code and such election shall not be revoked without the consent of the requesting Member; provided, further, however, that no such election shall be made without the consent of Tarragon Corp and Northland Corp during the “Tarragon Protection Period” as defined in the Tax Matters Agreement.
     Section 11.7 Fiscal Year. The fiscal year (the “Fiscal Year”) of the Company shall be the same as its taxable year. The taxable year of the Company shall be the period ending on December 31 of each year, or such other period as required by the Code.
ARTICLE XII
DISSOLUTION AND LIQUIDATION
     Section 12.1 No Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substitute Members in accordance with the terms of this Agreement.
     Section 12.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:
               (a) the expiration of the term of the Company, as provided in Section 1.3 hereof;
               (b) Subject to the terms of the Tax Matters Agreement, an election to dissolve made by the Board of Managers, in its sole and absolute discretion; or
               (c) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act.
     Section 12.3 General. Upon the dissolution of the Company, the Company shall be liquidated in accordance with this ARTICLE XII and the Act. The dissolution, liquidation and termination shall be conducted and supervised (i) by the Board of Managers or (ii) by a Person selected by the Board of Managers (the Board of Managers or such other Person, as applicable, being referred to as the “Liquidating Agent”). The Liquidating Agent shall have all of the rights, powers, and authority with respect to the assets and liabilities of the Company in connection with the dissolution, liquidation and termination of the Company that the Board of Managers has with respect to the assets and liabilities of the Company during the term of the Company, and the Liquidating Agent is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation of the Company and the transfer of any assets or liabilities of the Company. The Liquidating Agent shall have the right from time to time, by revocable powers of attorney, to delegate to one or more Persons any or all of such rights and powers and such authority and power to execute documents and, in

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connection therewith, to fix the reasonable compensation of each such Person, which compensation shall be charged as an expense of liquidation. The Liquidating Agent shall liquidate the Company as promptly as shall be practicable after the dissolution of the Company’s term, consistent with realizing the value of Company assets. Without limiting the rights, powers, and authority of the Liquidating Agent as provided in this Section 12.3, any Company asset that the Liquidating Agent may sell shall be sold at such price and on such terms as the Liquidating Agent may, in its discretion, deem appropriate. Subject to Section 7.3, the Liquidating Agent may, if it so determines, distribute restricted securities and other assets of the Company in kind to the Members.
     Section 12.4 Priority. The proceeds of liquidation shall be applied in the following order of priority:
               (a) first, to pay the costs and expenses of the dissolution and liquidation;
               (b) second, to pay matured debts and liabilities of the Company to all creditors of the Company (including, without limitation, any liability to any Member or any Affiliate thereof);
               (c) to establish any reserves which the Liquidating Agent may deem necessary or advisable for any contingent or unmatured liability of the Company to all Persons who are not Members;
               (d) to establish any reserves which the Liquidating Agent may deem necessary or advisable for any contingent or unmatured liability of the Company to the Members;
               (e) the balance, if any, to the Members in accordance with Section 7.1.
     Section 12.5 Orderly Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities so as to minimize the losses normally attendant upon a liquidation. The Liquidating Agent shall, however, if possible to do so in a manner consistent with the preceding sentence, dispose of all Company assets other than reserves and effect distributions to the Members within one-hundred eighty (180) days after the date of dissolution of the Company.
     Section 12.6 Source of Distributions. The Board of Managers shall not be liable out of its own assets for the return of the Contributions of the Members, it being expressly understood that any such return shall be made solely from the Company’s assets.
     Section 12.7 Statements on Termination. Upon the completion of the liquidation of the Company, each Member shall be furnished with a statement prepared by the Company’s accountant which shall set forth the assets and liabilities of the Company as at the date of complete liquidation and each Members’ share thereof. Upon completion of the liquidation of the Company pursuant to this ARTICLE XII, the Members shall cease to be Members of the Company and the Liquidating Agent shall execute, acknowledge, and cause to be filed a certificate of cancellation of the Company.

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ARTICLE XIII
DRAG-ALONG RIGHT, TAG-ALONG RIGHT AND RIGHT OF FIRST REFUSAL
     Section 13.1 Drag-Along Right.
               (a) If at any time or from time to time the Northland Members propose to sell in the aggregate Units representing 25% or more of their Percentage Interest to a Third Party who is a bona fide purchaser (the “Sale”), the Northland Representative may deliver a notice (a “Drag Along Notice”) to all of the Tarragon Members stating that the Northland Members propose to effect such Sale, and specifying the name and address of the proposed parties to such transaction and the consideration payable in connection therewith. Upon receipt of a Drag-Along Notice, each Tarragon Member shall be obligated to transfer all Units of the Company (the “Tarragon Units”) owned by it in the Sale (or, in the case of a Sale involving a sale of less than all of the Units held by the Northland Members, a percentage of the Units owned by it equal to the percentage of the Northland Units being sold by the Northland Members), for a price and on other terms and conditions not less favorable to the Tarragon Members than to the Northland Members.
               (b) The Sale shall be made on the same date and at the same price and on terms and conditions at least as favorable to each Tarragon Member as the terms and conditions contained in the Drag-Along Notice delivered in connection with such proposed transaction. Each Tarragon Member shall take all actions which the Northland Representative deems reasonably necessary or desirable to consummate such Sale, including, without limitation, (i) entering into agreements with third parties on terms substantially identical or more favorable to such Tarragon Member than those agreed to by the Northland Members and including representations, indemnities, releases, holdbacks, escrows, and other agreements, instruments, certificates and other documents as may be requested by the Northland Representative and (ii) obtaining all consents and approvals reasonably necessary or desirable to consummate the Sale. The Northland Members and the Tarragon Members shall each pay their pro rata share (based upon the number of Units in such transaction by each Northland Member and Tarragon Member) of any reasonable transaction costs associated with the Sale.
               (c) Each Tarragon Member shall to the fullest extent permitted by law take or cause to be taken all such actions as may reasonably be requested by the Northland Representative in order expeditiously to consummate the Sale and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers, agreements, releases and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the Company and the Northland Representative.
               (d) Each Tarragon Member hereby grants to the Northland Representative an irrevocable power of attorney, which is coupled with an interest, to take such other actions, in each case to the extent necessary to carry out the provisions of this Section 13.1 in the event of any breach by such Tarragon Member of its obligations hereunder.

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               (e) Notwithstanding anything herein to the contrary, during the “Protection Period” as defined in the Tax Matters Agreement, any Tarragon Member who is a “Protected Party” under the Tax Matters Agreement shall have no obligation to sell any Interest pursuant to the drag-along rights of the Northland Members set forth in this Section 13.1, unless the (i) drag-along Sale is for all-cash consideration or (ii) (A) the Northland Members exercising such rights pay such Tarragon Member an amount equal to the “Tarragon Damages Amount” or the “Ansonia Damages Amount”, as applicable (as such terms are defined in the Tax Matters Agreement), and (B) the Tarragon Member receives the “Tarragon Special Distribution” or the “Ansonia Special Distribution”, as applicable (as such terms are defined in the Tax Matters Agreement), in each case computed as if such Sale were a “Recognition Event” under the Tax Matters Agreement.
     Section 13.2 Tarragon Tag-Along Right.
               (a) If any or all of the Northland Members desire to sell in one or more series of related transactions 10% or more of the Units in the Company beneficially owned by them (a “Northland Sale”) to a Third Party (the “Northland Buyer”), then at least thirty (30) days prior to any such sale, the Northland Representative shall provide to the Tarragon Representative a notice (a “Tarragon Tag-Along Notice”) setting forth in reasonable detail the terms of the Northland Sale, the amount of Units in the Company that the Northland Buyer wishes to purchase and identifying the name and address of the Northland Buyer. Upon the written request of any Tarragon Member (a “Tarragon Tag Seller”) made within fifteen (15) days after the day the Tarragon Tag-Along Notice is received by the Tarragon Representative, the Northland Representative shall cause the Northland Buyer to purchase from such Tarragon Tag Seller the number of Units held by such Tarragon Tag Seller equal to the lesser of (i) the number of Units requested to be included in the Northland Sale by such Tarragon Tag Seller and (ii) a number determined by multiplying (x) a fraction, the numerator of which is such Tarragon Tag Seller’s Percentage Interest and the denominator of which is the sum of the Percentage Interests of the selling Northland Members and the Percentage Interests of the Tarragon Tag Sellers by (y) the number of Units to be sold in the Northland Sale. Such purchase shall be made on the same date and at the same price and on terms and conditions at least as favorable to such Tarragon Tag Seller as the terms and conditions contained in the Tarragon Tag-Along Notice delivered in connection with such proposed transaction. Each Tarragon Tag Seller shall take all actions which the Northland Representative deems reasonably necessary or desirable to consummate such transaction, including, without limitation, (i) entering into agreements with third parties on terms substantially identical or more favorable to such Tarragon Tag Seller than those agreed to by the Northland Representative and including representations, indemnities, holdbacks, and escrows, and (ii) obtaining all consents and approvals reasonably necessary or desirable to consummate the Northland Sale. The Tarragon Tag Sellers and the Northland Members shall each pay their pro rata share (based upon the number of Units sold in such transaction by each Tarragon Tag Seller and the Northland Members) of any reasonable transaction costs associated with the Northland Sale.
               (b) Each Tarragon Tag Seller shall to the fullest extent permitted by law take or cause to be taken all such actions as may reasonably be requested by the Northland Representative in order expeditiously to consummate the Northland Sale and any related transactions, including, without limitation, executing, acknowledging and delivering consents,

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assignments, waivers, agreements, releases and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the Company and the Northland Representative.
               (c) Each Tarragon Tag Seller hereby grants to the Northland Representative an irrevocable power of attorney, which is coupled with an interest, to take such other actions, in each case to the extent necessary to carry out the provisions of this Section 13.2 in the event of any breach by such Tarragon Member of its obligations hereunder.
     Section 13.3 Northland Tag-Along Right.
               (a) If any or all of the Tarragon Members desire to sell in one or more series of related transactions 10% or more of the Units in the Company beneficially owned by them (a “Tarragon Sale”) to a Third Party (the “Tarragon Buyer”), then at least thirty (30) days prior to any such sale, the Tarragon Representative shall provide to the Northland Representative a notice (a “Northland Tag-Along Notice”) setting forth in reasonable detail the terms of such sale, the amount of Units in the Company that the Tarragon Buyer wishes to purchase and identifying the name and address of the Tarragon Buyer. Upon the written request of any Northland Member (a “Northland Tag Seller”) made within fifteen (15) days after the day the Northland Tag-Along Notice is received by the Northland Representative, the Tarragon Representative shall cause the Tarragon Buyer to purchase from such Northland Tag Seller the number of Units held by such Northland Tag Seller equal to the lesser of (i) the number of Units requested to be included in the Tarragon Sale by such Northland Tag Seller and (ii) a number determined by multiplying (x) a fraction, the numerator of which is such Northland Tag Seller’s Percentage Interest and the denominator of which is the sum of the Percentage Interests of the Selling Tarragon Members and the Percentage Interests of the Northland Tag Sellers by (y) the number of Units to be sold in the Northland Sale. Such purchase shall be made on the same date and at the same price and on terms and conditions at least as favorable to such Northland Tag Seller as the terms and conditions contained in the Northland Tag-Along Notice delivered in connection with such proposed transaction. Each Northland Tag Seller shall take all actions which the Tarragon Representative deems reasonably necessary or desirable to consummate such transaction, including, without limitation, (i) entering into agreements with third parties on terms substantially identical or more favorable to such Northland Tag Seller than those agreed to by the Tarragon Representative and including representations, indemnities, holdbacks, and escrows, and (ii) obtaining all consents and approvals reasonably necessary or desirable to consummate the Tarragon Sale. The Northland Tag Sellers and the Tarragon Members shall each pay their pro rata share (based upon the number of Units in such transaction by each Northland Tag Seller and the Tarragon Members) of any reasonable transaction costs associated with the Tarragon Sale.
               (b) Each Northland Tag Seller shall to the fullest extent permitted by law take or cause to be taken all such actions as may reasonably be requested by the Tarragon Representative in order expeditiously to consummate the Tarragon Sale and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers, agreements, releases and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other

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documents or instruments with governmental authorities, and otherwise cooperating with the Company and the Tarragon Representative.
     Section 13.4 Right of First Offer.
               (a) Other than with the prior written consent of the Board of Managers, if any or all of the Tarragon Members (the “Selling Tarragon Members”) desire to sell, in accordance with Section 10.1(b)(iii), all or any portion of their Interests in the Company (the “Target Interests”) for cash, upon terms proposed by such Selling Tarragon Members and that such Selling Tarragon Members would in good faith be willing to accept in an arm’s length transaction from a Third Party, (“Acceptable Transfer Terms”), then the Tarragon Representative shall provide to the Northland Representative a notice (a “ROFO Notice”) setting forth, in reasonable detail, the terms of such sale, which ROFO Notice shall include, without limitation, the Units or Interests in the Company that the Selling Tarragon Members wish to sell, the proposed cash sale price and all other material terms and conditions of such Acceptable Transfer Terms, including closing conditions, if any. The Selling Tarragon Members need not have located a prospective transferee or have in their possession an actual offer to purchase in order to exercise their rights pursuant to this Section 13.4 but must have at the time of the ROFO Notice a good faith intention to sell its Units or Interests to a Third Party on the Acceptable Transfer Terms. At any time within thirty (30) days after the date the Northland Representative receives the ROFO Notice (the “Transfer Response Period”), the Northland Representative shall have the right, exercisable by delivery of notice in writing (the “Transfer Election”) to the Tarragon Representative, to elect one of the following:
               (i) approve the Acceptable Transfer Terms and authorize the Tarragon Members to attempt to sell for cash the Target Interests in accordance with the Acceptable Transfer Terms; or
               (ii) to the extent the tag-along provisions of Section 13.3 are applicable, approve the Acceptable Transfer Terms and authorize such Tarragon Members to attempt to sell the Target Interests and the Interests of the Northland Tag Sellers, if any, in accordance with such Acceptable Transfer Terms as set forth in Section 13.3 (whereupon the delivery of the ROFO Notice shall be deemed to have satisfied the obligation of the Selling Tarragon Members to deliver the Northland Tag-Along Notice; and such Transfer Election shall be deemed the election of the Northland Tag Sellers under Section 13.3); or
               (iii) elect on behalf of one or more of the Northland Members (the “Buying Northland Members”) to purchase all of the Target Interests for the cash purchase price and upon the material terms and conditions, each as set forth in the Acceptable Transfer Terms.
               (b) Any election pursuant to subparagraph (iii) of Section 13.4(a) shall be made by (1) delivering to the Tarragon Representative the Transfer Election, which shall affirmatively state that the Buying Northland Members are exercising such option, and (2) depositing in an escrow account at a bank or other financial institution selected by the Northland Representative and reasonably acceptable to the Northland Representative (the “Transfer

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Escrow Agent”), an earnest money deposit in cash equal to 3% of the purchase price (the “Transfer Escrow Deposit”). Within ninety (90) days after the date of the election by the Buying Northland Members to purchase the Target Interests or such earlier date as the Northland Representative may specify on at least ten (10) days prior written notice to the Tarragon Representative, the Buying Northland Members and the Selling Tarragon Members shall close the purchase of the Target Interests, and the Selling Tarragon Members shall assign the Target Interests to the Buying Northland Members, against receipt of payment of the cash purchase price. All closings of any purchase and sale under this Section 13.4 will be held at the Company’s principal office. All transfer, stamp and recording taxes imposed on the sale shall be allocated to the Selling Tarragon Members. All other closing costs shall be allocated 50% to the Selling Tarragon Members and 50% to the Buying Northland Members, except as otherwise allocated between the seller and the purchaser in the Acceptable Transfer Terms and except that, in any event, the Selling Tarragon Members and the Buying Northland Members shall each be responsible for and pay their own attorneys’ fees.
               (c) If during the Transfer Response Period the Northland Representative fails to make the election among clauses (i), (ii) and (iii) required by Section 13.4(a), then the Northland Representative shall be deemed to have approved a Sale of the Target Interests pursuant to clause (i) of Section 13.4(a), for a cash purchase price not less than 95% of the purchase price set forth in the Acceptable Transfer Terms and substantially upon the material terms, conditions and provisions set forth in the Acceptable Transfer Terms.
               (d) If the Northland Representative authorizes or is deemed to have authorized the Transfer of the applicable Target Interests pursuant to the terms described above, and the Selling Tarragon Members thereafter receive a bona fide all cash offer for the purchase of the Target Interests from any purchaser for a purchase price which is at least equal to 95% of the purchase price set forth in the Acceptable Transfer Terms and substantially upon the material terms, conditions, and provisions set forth in the Acceptable Transfer Terms, the Selling Tarragon Members may consummate the sale of the applicable Target Interests on such terms, without the requirement of any consent or approval of the Board of Managers, the Northland Members or any other Member; provided, however, that such sale must be consummated within one hundred twenty (120) days after the date on which the Northland Representative approved or was deemed to have approved such sale and must be in accordance with the terms, conditions, and provisions set forth in the Acceptable Transfer Terms. If such sale does not occur within the 120-day period referred to in the immediately preceding sentence or in compliance with the terms, conditions and provisions set forth in the Acceptable Transfer Terms, the Tarragon Representative will be required to again deliver to the Northland Representative an additional ROFO Notice and to again follow the procedures set forth in this Section 13.4 before consummating any sale.
               (e) If the Buying Northland Members default in their obligation to purchase any Target Interests pursuant to the terms of this Section 13.4, the sole and exclusive remedy for such default shall be the immediate delivery to the Selling Tarragon Members by the Transfer Escrow Agent of the Transfer Escrow Deposit (such amount shall not be deemed to be a contribution or distribution of capital, or affect in any way the Capital Account of any Member, the allocation provisions or any other equity provisions of this Agreement).

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ARTICLE XIV
AMENDMENTS
     Section 14.1 Amendment to be Adopted Solely by the Board of Managers. Each Member agrees that the Board of Managers, without the approval of any Member, any holder of Interests or Units or any other Person, may amend any provisions of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith:
               (a) to reflect the admission, substitution, termination or withdrawal of Members in accordance with this Agreement (which may be effected through the replacement of the Schedule of Members with an amended Schedule of Members);
               (b) to set forth the designations, rights, powers, duties and preferences of the holders of any additional Units or Interests issued pursuant to Section 3.7.1;
               (c) to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and
               (d) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law
     The Board of Managers shall notify the Members in writing when any action under this Section 14.1. is taken in the next regular communication to the Members or within ninety (90) days of the date thereof, whichever is earlier.
     Section 14.2 Amendment Procedures. Any other amendments to this Agreement may be proposed only by the Board of Managers; provided, however that, to the fullest extent permitted by law, the Board of Managers shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any Member or any Person bound by this Agreement and, in declining to propose an amendment to the fullest extent permitted by law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule, regulation or at equity. The Board of Managers shall submit (except an amendment governed by Section 14.1) any proposed amendment to the Members. The Board of Managers shall seek the written Consent of the Members as set forth in this Section 14.2 on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written Consent of the Members, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days. A proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the Board of Managers and, except as provided in Section 14.1 or 14.3, if it receives the

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Consent of the Members holding Interests representing more than fifty percent (50%) of the Percentage Interest of the Common Units.
     Section 14.3 Amendments Requiring Member Approval. Notwithstanding Sections 14.1 and 14.2, the Board of Managers shall not amend this Agreement, by merger, consolidation, conversion or otherwise, if such amendment shall materially and adversely impair or alter the legal or economic rights, preferences, privileges or obligations of the Members holding Common Units without the consent of each such Member materially and adversely affected by such amendment; provided, however, that the Board of Managers shall be authorized to amend this Agreement, by merger, consolidation, conversion or otherwise even if such amendment shall materially and adversely impair or alter the legal rights, preferences, privileges or obligations of a Member without the consent of such Member materially and adversely affected by such amendment, but only if such amendment (i) does not materially and adversely impair or alter the economic rights, preferences, privileges or obligations of such Member, (ii) such Member receives the same consideration and is afforded the same rights as other Members holding the same class of Common Units and (iii) such amendment is being effected in connection with a transaction that in the reasonable judgment of the Board of Managers is part of an overall plan designed to enhance the liquidity of the Common Units of the Member. In addition, no amendment (by merger, consolidation, conversion or otherwise), without the consent of such Member, shall obligate a Member to make additional contributions to the Company, adversely affect the limited liability of a Member, otherwise increase the liabilities or legal obligations of a Member or reduce the distributions payable to a Member that is disproportionate relative to other Members of the same class. The Board of Managers may, with the consent of any affected Member, and without the approval of any other Member, amend this Agreement in a manner that affects adversely solely such consenting Member. This Article XIV may not be amended (by merger, consolidation, conversion or otherwise) without the consent of each Member holding Common Units. In addition, notwithstanding anything to the contrary contained in this Article XIV, any other provision of this Agreement that permits or requires the vote, election or consent of a certain Percentage Interest of a specified group of Members, or the Board of Managers, may only be amended with the consent of the Board of Managers and of such Percentage Interest of such specified group of Members.
ARTICLE XV
MISCELLANEOUS
     Section 15.1 Further Assurances. The Members agree to execute such instruments and documents as may be required by law or which the Board of Managers reasonably deems necessary or appropriate to carry out the intent of this Agreement so long as they do not alter the rights and obligations of the Members under this Agreement.
     Section 15.2 Successors and Assigns. The agreements contained herein shall be binding upon and inure to the benefit of the permitted successors and assigns of the respective parties hereto.
     Section 15.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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     Section 15.4 Severability. The determination that any one or more of the provisions of this Agreement is unenforceable shall not affect the enforceability of the other provisions of this Agreement.
     Section 15.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement binding on the parties hereto.
     Section 15.6 Entire Agreement. Except as provided below in this Section 15.6 this Agreement represents the entire agreement among the parties hereto with respect to the subject matter hereof. Nothing herein shall affect the Contribution Agreement. The Company may enter into agreements with one or more Members amending, interpreting, supplementing or otherwise modifying the terms of this Agreement. Each such agreement shall be deemed to be a part of this Agreement solely with respect to the applicable Members.
     Section 15.7 Construction. The captions used in this Agreement are for convenience only and shall not affect the meaning or interpretation of any of the provisions of this Agreement. As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires. The words “hereof”, “herein”, and “hereunder”, and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits or Schedules of or to this Agreement. The terms “include” and “including” are to be construed as if followed by the phrase “without limitation”, regardless whether such phrase actually appears.
     Section 15.8 Force Majeure. If any Member, the Company or the Board of Managers is delayed by causes beyond its reasonable control in performing any act which this Agreement requires be performed by a specified time, such Member, the Company or the Board of Managers, as the case may be, shall be entitled to such additional time to perform such act as is reasonable in light of such delay. This provision shall not relieve the Members, the Company or the Board of Managers from the obligation to perform any such act.
     Section 15.9 Notices. All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing and shall be sufficiently given if personally delivered, transmitted by facsimile, sent by electronic transmission or sent postage prepaid by overnight courier or registered or certified mail, return receipt requested, addressed as follows: if intended for the Company, to the Company’s principal office determined pursuant to Section 1.5, and, if intended for any Member, to the address of such Member set forth on the Schedule of Members, and if intended for Northland Corp or the Northland Representative, Northland Investment Corporation, 2150 Washington Street, Newton, Massachusetts 02462, Attention: Steven Rosenthal and Suzanne Abair, Facsimile: (617) 630-7201; with a copy to Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, Attention: Gilbert G. Menna and Suzanne D. Lecaroz, Facsimile: (617) 523-1231, and for Tarragon Corp or the Tarragon Representative to Tarragon Corporation, 1775 Broadway, 23rd Floor New York, New York 10019, Attention: William Friedman, Facsimile: (212) 949-8001; with a copy to Tarragon Corporation, 3100 Monticello Avenue, Suite 200, Dallas, Texas 75205, Attention: Kathryn

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Mansfield, Executive Vice President and General Counsel, Facsimile: (214) 599-2250; and a copy to Jones Day, 222 East 41st Street, New York, New York 10017, Attention: Kent R. Richey, Facsimile: (212) 755-7306, and, if intended for Ansonia LLC, c/o APA Management, LLC, 131 East 36th Street, New York, New York 10016, Facsimile:                                         , Attention: Richard S. Frary, with a copy to Holland & Knight LLP, 195 Broadway, New York, New York 10007, Facsimile: (212) 341-7292, Attention: Jim Spitzer, Esq., or to such other address as such Member designate from time to time by written notice to the Company. Notices shall be deemed to have been given when personally delivered or when transmitted on a Business Day by electronic transmission with confirmation of receipt or by facsimile with machine-generated confirmation of transmission without notation of error, if sent before 5:00 p.m. local time of the recipient, otherwise the following Business Day, or, if mailed or sent by overnight courier, on the date on which received.
     Section 15.10 No Right of Partition or Redemption. No Member and no successor-in-interest to any Member shall have the right to have the property of the Company partitioned, or, except as otherwise provided in this Agreement or as the Board of Managers may agree, to require the redemption of its interest in the Company.
     Section 15.11 Third-Party Beneficiaries. The provisions of this Agreement are not intended to be for the benefit of any creditor or other person to whom any debts or obligations are owed by, or who may have any claim against, the Company, its Subsidiaries or any of its Members, except for Members, in their capacities as such. Notwithstanding any contrary provision of this Agreement, no such creditor or person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the Company, its Subsidiaries or any Member.
     Section 15.12 UCC Matters. The Company hereby elects to opt-in to Article 8 of the Uniform Commercial Code of the State of New York. Each Unit and Interest is a security as defined in and governed by Article 8.
     Section 15.13 Representations and Warranties. As an inducement to the other Member to enter into this Agreement, each Member makes the following representations and warranties.
               (a) The Member is duly organized and validly existing under the laws of its jurisdiction of organization, with full power and authority and legal right to be a Member of the Company and to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it, to execute and deliver this Agreement and to perform its obligations hereunder.
               (b) No consent of any third party is required as a condition to the entering into this Agreement by the Member other than such consent as has been previously obtained.
               (c) The execution and delivery of this Agreement has been duly authorized and executed by the Member and this Agreement constitutes the valid and binding obligation and agreement of the Member, enforceable in accordance with its terms (subject to the

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effect of bankruptcy, insolvency or creditor’s rights generally, and to limitations imposed by general principles of equity).
               (d) Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Member pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which the Member may be party or by which it or they or any of its properties or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.
               (e) There are no judgments presently outstanding and unsatisfied against the Member or any of its assets and neither the Member nor any of its assets is involved in any litigation at law or in equity, or in any proceeding before any court, or by or before any governmental or administrative agency, which judgment, litigation or proceeding could reasonably be anticipated to have a material adverse effect on the Member, the Company or the Properties and no such material judgment, litigation or proceeding is, to the best of the Member’s knowledge, threatened against the Member or any of its facilities, and to the best of the Member’s knowledge, no investigation looking toward such a proceeding has begun or is contemplated.
               (f) No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, director, officer or public authority is required to authorize, or is required in connection with the execution, delivery and performance by the Member of this Agreement or the taking of any action thereby contemplated, which has not been obtained, other than any such order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, director, officer or public authority required in connection with the ownership of the Company’s assets or with the other operations of the Company.
               (g) The Member understands that in addition to the restrictions on transfer contained in this Agreement, it must bear the economic risks of its investment for an indefinite period because the Units have not been registered under the Securities Act, or under any applicable securities laws of any state or other jurisdiction, and, therefore, may not be sold or otherwise transferred unless they are registered under said Act and any such other applicable securities laws or an exemption from such registration is available.
     [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, each of the Members has executed this Amended and Restated Limited Liability Company Agreement of Northland Properties LLC as of the date first written above.

NORTHLAND PORTFOLIO L.P.
By:
Name:
Title:

NORTHLAND FUND L.P.
By:
Name:
Title:

NORTHLAND FUND II, L.P.
By:
Name:
Title:

NORTHLAND FUND III, L.P.
By:
Name:
Title:

NORTHLAND AUSTIN INVESTORS LLC
By:
Name:
Title:

AUSTIN INVESTORS L.P.
By:
Name:
Title:

Signature Page to the Amended and
Restated Limited Liability Company Agreement

DRAKE INVESTORS L.P.
By:
Name:
Title:

TATSTONE INVESTORS L.P.
By:
Name:
Title:

TARRAGON CORPORATION
By:
William S. Friedman
Chief Executive Officer

ANSONIA LLC
By:
Robert P. Rothenberg
Member Manager

By:
Richard S. Frary
Member Manager

Signature Page to the Amended and
Restated Limited Liability Company Agreement

Schedule A
Names, Addresses, Units and Value of Contribution of Members
Schedule A

Exhibit A
REPRESENTATIVES
NORTHLAND
TARRAGON
Exhibit A

Exhibit B
ACTIONS REQUIRING UNANIMOUS APPROVAL
Any agreement or transaction between the Company, or any Subsidiary, on the one hand, and any Member, or Affiliate of a Member, on the other hand, involving (i) acquisitions, (ii) dispositions or (iii) contracts pursuant to which the aggregate payment due thereunder by the Company or any Subsidiary is equal to or greater than $5,000,000.
Incur any indebtedness (including mortgage indebtedness) that would cause the aggregate loan-to-value ratio of the Company’s and its Subsidiaries’ aggregate consolidated indebtedness to be greater than 80%, determined by the Board of Managers at the time of the incurrence.
Incur indebtedness that is recourse to the Company and that would cause the aggregate amount of all such recourse indebtedness to exceed 5% of the aggregate value of the Company and its Subsidiaries, determined by the Board of Managers at the time of incurrence.
Distributions in kind if not pro rata.
Decide not to make at least quarterly distributions of Operating Cash Flow.
Change the business purpose of the Company from that described in Section 1.4.
Issue any equity interest of the same class in the Company if such interest is to be issued on terms that affect the economic and/or voting interests of the Tarragon Members in a manner that is adversely disproportionate in any material respect, relative to the affect on the corresponding economic and/or voting interests of the Northland Members.
Create a reserve for future acquisitions.
Cause or permit any Subsidiary to be classified as a C-Corporation other than entities that become Subsidiaries by operation of the transactions contemplated by the Contribution Agreement.
Exhibit B

Exhibit C
INITIAL BOARD MEMBERS
Tarragon Board Members:
William S. Friedman
Robert Rothenberg
Northland Board Members:
Larry Gottesdiener
Steven Rosenthal
As selected by the Northland Representative
Exhibit C

Exhibit D
INTERIM MANAGEMENT AGREEMENT
Exhibit D

Exhibit E-1
TARRAGON RECOURSE GUARANTIES
Exhibit E-1

Exhibit E-2
NORTHLAND RECOURSE GUARANTIES
Exhibit E-2

Exhibit F
Form of Pledge and Security Agreement
Exhibit E-2

Schedule 5.2(d)
ILLUSTRATIVE EXAMPLE OF CONTRIBUTION CARRY FORWARD
Set forth below is an illustrative example of the $35 million per annum Contribution carry forward provisions of Section 5.2(c) of the Agreement:
In year 1, the Board of Managers calls for additional Contributions in an aggregate amount of $10 million. No outside appraisal is required to determine the value of Units or Interest issued in consideration for such Contribution. There is a $25 million carry forward available for subsequent years.
In year 2, the Board of Mangers calls for additional Contributions in the amount of $45 million. Cumulative aggregate additional Contributions are $55 million, and the Company has the ability to call up to $70 million without appraisals being required. Thus, no outside appraisal is required to determine the value of Units or Interests issued in consideration for such contribution. There is a $15 million carry forward available for subsequent years.
In year 3, the Board of Managers calls for additional contributions in an amount of $60 million. Cumulative aggregate additional Contributions are $115 million, and the Company has the ability to call up to $105 million without appraisals being required. Thus, a fair market appraisal of the value of Units or Interests issued in consideration for such Contribution is required. There is no carry forward available for subsequent years.
Schedule 5.2(d)

Schedule 6.3(c)
ILLUSTRATIVE EXAMPLE FOR SECTION 6.3(c)
Assume Contributor contributes to the Company (i) 100% of the stock of Corporation A (which owns a 1% interest in Lower Tier Partnership) and (ii) the 99% interest (the “Interest”) in Lower Tier Partnership. Lower Tier Partnership owns real property (the “Property”) with a tax basis of $100 and a fair market value of $1000. The tax basis of the Company in the Interest is $99 and the fair market value is $990. Application of the “aggregate theory” would allow taxable gain from the disposition of an asset (up to the amount of Built In Gain”) that is owned directly or indirectly by a partnership (the interest of which was contributed to the Company) to be treated as gain allocated under Section 704(c) to a contributor of such interest to the Partnership notwithstanding that such asset was not itself contributed to the Partnership. If the Property is disposed of by the Lower Tier Partnership for $2000, there is $900 of Built In Gain (assuming no adjustments have been made to such Built In Gain). $891 of such gain will be considered gain to be allocated under Section 704(c) to the Contributor. If the Interest was sold for $990, there would be $891 of gain allocated under Section 704(c) to the Contributor.
Schedule 5.2(d)

Exhibit B
MANAGEMENT AGREEMENT
     THIS MANAGEMENT AGREEMENT (“Agreement”) is made as of March ___, 2008 by and between TARRAGON CORPORATION, A Nevada corporation (“Tarragon”) with and on behalf of the affiliated entities listed on Exhibit A-1 attached hereto (the “Tarragon Subsidiaries”) and the property managers listed on Exhibit B-1 (the “Tarragon Managers”), Northland Investment Corporation (“NIC”), the affiliates of NIC identified as Northland Contributors listed on the signature pages attached hereto (collectively with NIC, “Northland”) with and on behalf of the affiliated entities listed on Exhibit A-2 attached hereto (collectively the “Northland Subsidiaries” and collectively with Northland, the Tarragon Subsidiaries, the Tarragon Managers and Tarragon, “Owner”) and NORTHLAND PROPERTIES MANAGEMENT LLC, a Delaware limited liability company (“Manager”).
W I T N E S S E T H
     WHEREAS, Tarragon and affiliates of Northland have agreed to form Northland Properties LLC (the “Joint Venture’)
     WHEREAS, The Subsidiaries are the owners of the apartment complexes described on Exhibit C-1 attached hereto (the “Tarragon Properties”) and the Northland Subsidiaries are the owners of the apartment complexes as described on Exhibit C-2 attached hereto (the “Northland Properties and collectively with the Tarragon Properties, the “Property”);
     WHEREAS, as part of the formation of the Joint Venture, Tarragon will contribute the equity interests in the Tarragon Subsidiaries (or otherwise contribute the beneficial interests in the Tarragon Properties ) to the Joint Venture and affiliates of Northland will contribute the equity interest in the Northland Subsidiaries (or otherwise contribute the beneficial interests in the Northland Properties) to the Joint Venture, which agreements are set forth in a Contribution Agreement which is being entered into contemporaneously herewith,
     WHEREAS, the terms of the limited liability company agreement of the Joint Venture provide that Manager shall provide property management and other services for the Property,
     WHEREAS, certain of the Tarragon Properties are currently managed by Tarragon or its affiliates pursuant to the Management Agreements as listed on Exhibit B-1,
     WHEREAS, certain of the Northland Properties are currently managed by NIC or its affiliates pursuant to the Management Agreement as listed on Exhibit B-2,
     WHEREAS, there are certain conditions that need to be satisfied prior to Tarragon and Northland (and/or their affiliates , as applicable) entering into the Joint Venture,

A-1

     WHEREAS, Northland and Tarragon have agreed that in the interim period prior to execution of the Joint Venture the parties desire that Manager manage the Properties (and/or sub manage the Properties, and
     WHEREAS, Manager is in the business of acting as manager for facilities similar to the Property and is ready, willing and able to act as a manager for the Property pursuant to the terms hereof.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Manager hereby agree as follows:
     1. Appointment. Owner hereby appoints Manager and Manager hereby accepts appointment, on the terms and conditions hereafter provided, as the exclusive managing agent to maintain, operate, manage, supervise, rent and lease the Property (or to act as the sub-manager to the Tarragon Managers or NIC, as applicable) .
     2. Duties of Manager. Manager is hereby charged with the sole and exclusive management and leasing of the Property, (or to act as the sub-manager to the Tarragon Managers or NIC, as applicable in performing such duties) and shall provide Owner with the services customarily provided in such instances, including, but not limited to, the services specifically provided for herein other than “extraordinary services” (as defined in Section 2.14) and shall do and perform any and all things reasonably necessary for the pleasure, comfort, service and convenience of the tenants and for the ownership, operation, maintenance, repair and leasing of the Property, subject to the budgets, policies and limitations imposed by Owner, and applicable laws, rulings, regulations and orders of governmental authorities having jurisdiction over the Property and its tenants. All services shall be performed in a diligent and professional manner in accordance with recognized standards of the property management industry applicable to properties similar to the Property. The duties of Manager shall include, but not be limited to the following:
          2.1 Leasing and Collection. Manager shall be the leasing agent of Owner with respect to the Property and in connection therewith Manager shall (i) advertise the availability for rental of the Property or any part thereof, and display for that purpose signs thereon; (ii) on behalf of Owner, in Manager’s own name or in the name of Owner, with prior consent of Owner, execute, sign, renew and cancel leases or other tenancy agreements, under seal or otherwise; (iii) collect rents and other charges due or to become due from tenants and give receipts therefor; (iv) terminate tenancies and sign and serve in the name of Owner or its own name such notices as are appropriate in connection with such terminations; (v) after notification to Owner, institute and prosecute actions to evict tenants and recover possession of leased premises and to recover rents and other sums due; and (vi) when expedient, with Owner’s consent, settle, compromise and release such actions or suits or reinstate such tenancies. Nothing herein contained shall constitute a guaranty by Manager of the payment of rent or other obligations of the tenants of the Property.

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          2.2 Books and Records. Manager shall maintain adequate and separate books and records in connection with its management and operation of each apartment complex comprising the Property. Owner shall have the right to examine such books and records at the Property, or at Manager’s principal office upon reasonable prior notice to Manager. Manager shall render to Owner, on or before the twenty-fifth (25th) day of each month, commencing on May 25, 2008, a statement for the Property of the receipts and disbursements for the preceding month, and a statement of cash flow for the preceding month, and such other reports and statements as Owner may reasonably request from time to time. Owner may, at its sole cost and expense, cause the books and records of the Property to be audited at Manager’s principal office upon reasonable prior notice to Manager.
          2.3 Preparation of Employee Forms. Manager shall prepare and file in a timely fashion all forms and reports necessary in connection with Owner’s employees at the Property, including, but not limited to, unemployment insurance, withholding taxes and social security taxes for permanent or temporary employees.
          2.4 Hiring and Supervision. Manager shall hire, pay, supervise and discharge the cleaning, maintenance, repair, security and other personnel, who shall be screened and qualified by training and experience to perform their assigned tasks, or companies which will perform such services (“Personnel”) necessary to keep the Property maintained, serviceable and properly operational. Manager may, in Manager’s sole discretion, either:
     (i) employ and/or discharge such Personnel itself;
     (ii) contract with another entity for the provision of Personnel, where such contractor shall be the employer of the Personnel; or
     (iii) use a combination of these methods as to different portions of Personnel.
     Manager may perform any of its duties through or seek advice or services from brokers, attorneys, or agents, and shall not be responsible for their acts, defaults, or negligence if reasonable care has been exercised in their appointment and retention.
          2.5 Maintenance and Operation Contracts. Manager shall maintain the Property in good condition and repair provided that Owner makes adequate funds available to Manager. Manager, as Owner’s agent, shall enter into such contracts as are reasonably necessary for the maintenance and repair of, and services to, the Property. Except with respect to such emergency situations, Manager shall not, without the prior consent of Owner, incur any capital expenditures which are not contained in the approved annual budget or otherwise approved by Owner.

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          2.6 Annual Budget. Prior to the beginning of each calendar year, Manager shall prepare and submit to Owner a budget for the operation of the Property for the following calendar year. The budget shall be subject to the reasonable review and approval of Owner, and Manager agrees to make modifications thereto as Owner shall reasonably deem necessary. Upon approval by Owner, such budget shall constitute the approved operating budget for the succeeding calendar year. In the event that Owner fails to approve a budget, Manager is hereby authorized to continue operating the Property under the budget in effect for the immediately preceding calendar year (subject only to non-discretionary changes and expenses such as taxes, utilities and insurance) until such time as an approved budget shall be adopted by Owner.
          2.7 Insurance. If requested by Owner, Manager shall cause to be placed and kept in force, at Owner’s expense, such insurance coverage as is requested by Owner, which shall be placed with companies, with such limits of coverage and deductibles as shall be reasonably acceptable to Owner and any mortgagee having a security interest in the Property (each a “Mortgagee”). All policies of insurance shall name Owner, Manager, and any Mortgagee as named insureds thereunder. Manager shall promptly investigate and report to Owner and to any insurance companies providing coverage therefor, incidents and claims for damage relating to the ownership, operation and maintenance of the Property and any damage to or destruction of the Property. Manager is authorized to settle any and all claims against insurance companies not in excess of One Hundred Thousand Dollars ($100,000.00) arising out of any policies, and to satisfy the requirements or conditions imposed by the insurance companies necessary to allow for payment of claims including, but not limited to, execution of proof of loss, the adjustment of losses, signing of receipts and collection of proceeds. Manager shall, at Owner’s expense, maintain workers’ compensation insurance covering all employees of Manager and Owner employed in, on or about the Property so as to provide statutory benefits required by state and/or federal laws. The cost of such insurance shall be paid by Owner.
     2.8 Bank Accounts. Manager, on behalf of Owner, shall maintain in Owner’s name, a separate bank account for the Property for which Manager and Owner shall be the sole parties authorized to draw funds. Manager agrees to deposit in such bank account all cash, rental receipts and other funds collected from the operation of the Property, other than apartment security deposits, subject to the provisions hereof. To the extent funds are available in the bank account for the Property, Manager shall pay therefrom: (i) all expenses incurred by Manager in the operation and maintenance of the Property pursuant hereto and in accordance herewith, (ii) the costs of replacements, renovations and capital improvements, real estate taxes, ad valorem taxes and for any non-recurring expenditures or other item authorized under the terms of this Agreement or by Owner, (iii) Manager’s compensation as provided herein, (iv) such amounts necessary to establish reserves for contingencies and nonrecurring expenses as may be agreed upon by Manager and Owner, (v) installments of principal and interest and any other costs and expenses due under any mortgage or deed of trust encumbering the Property. In the event that the funds in the account are at any time insufficient to cover the items specified in clauses (i) through (v) above, Owner shall deposit in the account additional funds necessary to satisfy the foregoing obligations. Nothing contained herein shall obligate Manager at any time to use its own funds to cover operating

4

deficits for the Property. Nothing contained herein shall be deemed to prohibit Manager from maintaining petty cash funds and to make payments therefrom in accordance with customary property management practices.
          2.9 Escrow Account. Manager shall establish and maintain an escrow account in Owner’s name for apartment security deposits, if required by state, county or municipal law, regulation or order, and shall oversee the investment of such account and of any reserve accounts hereunder established.
          2.10 Site Visits. Manager shall arrange for its supervisory employees, agents and consultants to visit the Property at such times as Manager deems reasonably appropriate as required to carry out its duties hereunder. The cost for such site visits, including, but not limited to, costs of travel, lodging and meals shall be borne by Owner as an operating expense of the Property.
          2.11 Equipment and Supplies. Manager shall purchase, at Owner’s expense, reasonable quantities of operating supplies, replacement parts, tools, equipment, appliances, goods and expendable items which shall be reasonably necessary or desirable for Manager to perform its duties in accordance with the terms and provisions of this Agreement, including the cleaning, maintenance, upkeep, replacement, refurbishing and preservation of the Property. Such purchases shall be consistent with and in accordance with the approved Budget then in effect.
          2.12 Tax Returns. Manager shall assist in the preparation of Owner’s tax returns. Owner shall be responsible for the preparation and filing of tax returns and annual reports and the payment of all income taxes, property taxes (both real and personal property), franchise taxes and taxes on its employees’ wages.
          2.13 Intentionally Omitted.
          2.14 Extraordinary Services. At Owner’s request and for additional compensation to be determined by Owner and Manager on a case-by-case basis, Manager or an affiliate of Manager, shall provide, or cause to be provided, certain services outside of the scope of services otherwise provided herein in connection with the Property.
     3. Duties of Owner. During the term of this Agreement, Owner shall provide Manager with (i) a complete set of architectural, mechanical, electrical and site plans as soon as practicable after the commencement of the term of this Agreement, to the extent that such plans exist and are available and (ii) timely decisions, information and consultations as necessary to permit Manager to perform its duties hereunder and reasonably cooperate with Manager so as to facilitate Manager’s performance of its duties hereunder.
     4. Charges. Notwithstanding anything herein to the contrary, it is specifically understood that Manager does not undertake to pay any expenses of the Property from its own funds and shall only be required to perform its services and make disbursements to the extent that, and so long as, payments received from the revenue, if any, of the Property, or

5

from Owner, shall be sufficient to pay the costs and expenses of such services and the amounts of such disbursements. If it shall appear to Manager that such revenues, if any, of the Property are insufficient to pay the same and to adequately fund reserves, the Manager shall promptly so notify the Owner in detail of that fact and request the Owner to provide sufficient funds to pay such costs, expenses and disbursements.
     5. Manager’s Compensation.
     5.1 Fee for Services. Owner shall pay Manager as full compensation for its property management services as Manager under this Agreement an amount per annum (or otherwise as set forth therein) as provided below in this sub-paragraph and in Exhibit E (“Management Fee”). It is also anticipated that Manager shall be engaged by Owner to perform construction management, asset management, real estate brokerage, financing and development services. Owner and Manager shall negotiate in good faith reasonable fees for such services and Owner acknowledges that to the extent that the Board of Managers of Manager (on which Tarragon or its affiliates has certain representation rights) approves such additional services to be rendered and a fee structure in connection therewith, such fees shall be deemed approved by Owner.
     5.2 Reimbursement for Expenses. The foregoing Management Fee shall be in addition to amounts reimbursed for costs and expenses incurred by Manager for Owner’s account. Manager shall be reimbursed for all expenses and disbursements made for the account of Owner in accordance with the terms of this Agreement and the approved budget promptly after submission of an invoice for reimbursement.
     5.3 Overhead. The overhead expenses of Manager’s corporate office are included in the Management Fee. Such overhead expenses shall include maintenance of the Property’s records and books, rent and insurance costs, as well as the salaries, office expenses, and all other expenses of management personnel and associated clerical support staff not allocable to the Property’s day-to-day operations or oversight. Notwithstanding the foregoing, a charge for property accounting and information systems functions performed and/or located at the Manager’s corporate, regional or satellite offices, legal, human resources, informational technology, insurance procurement and/or other similar services rendered to or for the benefit of the Property and/or other properties may be reasonably allocated by Manager to and/or among the Property and/or such other properties and the amount thereof so allocated to the Property shall be separately invoiced to, and reimbursed by, the Owner/Property. Similarly, if Manager has a regional office that supports or provides services to the Property, Manager shall have the right to reasonably allocate to the Property the Property’s share of the expenses of such office (including the salaries and expenses of personnel) and the amount thereof so allocated to the Property shall be separately invoiced to, and reimbursed by, the Owner/Property. The Management Fee does not include on-site costs, i.e. salaries of property managers or general managers, secretary and other on-site office expenses for daily building operations and the salaries of the Personnel (as evidenced by certified payrolls) and other reasonable expenses of the Property which shall be separately invoiced to, and reimbursed, by the Owner/Property. All such salaries and other expenses incurred for the exclusive benefit of the Property shall be paid by the Owner/Property. All

6

undertakings by Manager pursuant to the provisions of Section 2 shall be performed as Manager of the Property, and all obligations or expenses authorized and incurred thereunder, except as otherwise provided in this Agreement, shall be for the account, on behalf of, and at the expense of the Owner.
     5.4 Intentionally Omitted.
     5.5 Payments Net of Sales Taxes. All payments by Owner to Manager under or pursuant to this Agreement (including, without limitation, the Management Fee) shall be net of applicable sales taxes that Owner agrees to pay to the applicable taxing authority; provided, however, that if Manager pays or is required by law to pay such sales taxes, Owner shall reimburse or pay Manager such sales taxes.
     6. Term and Termination.
          6.1. Term and Termination. This Agreement shall commence as of the date hereof and shall continue until December 31, 2008 unless earlier terminated upon the occurrence of any of the following events:
          (i) Cause. By either party at anytime, for cause. “Cause” shall mean the material failure by either Manager or Owner, as the case may be, without reasonable cause, to perform their respective obligations hereunder for a period of thirty (30) days after written notice from the other party, specifying in detail the act or acts deemed to be in violation; provided, however, that if the violation cannot be cured within such thirty (30) day period, and Owner’s interest in the Property and its rents are not jeopardized, then this Agreement shall nevertheless continue in effect so long as the defaulting party has commenced curing the violation in good faith, promptly after the receipt of such notice, and is diligently pursuing same to a conclusion.
          (ii) Manager. By Manager, upon thirty (30) days prior written notice.
          (iii) Joint Venture. Upon the consummation of the Joint Venture and the entering into of property management agreements between the Joint Venture (or its subsidiaries) and Manager with respect to the Property.
          6.2 Payments Due Upon Termination. In all events, upon any termination, whenever it shall occur and for whatever reason, Manager shall be reimbursed for all amounts expended or accrued on behalf of the Property pursuant to this Agreement.
          6.3 Intentionally Deleted.
          6.4 No Prejudice. The termination of this Agreement shall not prejudice the rights of either party against the other for any accrued default or breach of this Agreement.

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     7. Indemnification. If either party is a limited liability company, partnership, trust or corporation, no member or manager of such limited liability company, nor general or limited partner of such partnership nor trustee or beneficiary of any trust nor shareholder, officer or director of any corporation shall be personally liable to the other party. Manager shall not be liable for any act or omission whatsoever of any agent or representative or for Manager’s negligence or error in judgment, except for its willful misfeasance, bad faith, or gross negligence in the conduct of its duties. Owner shall indemnify and save harmless Manager from and against any and all liabilities, claims, damages, costs and expenses (including reasonable attorney’s fees) to which Manager may become subject by reason of or arising out of the performance or non-performance of its duties as Manager under this Agreement (collectively, “Liabilities”); provided, however, that no such right or indemnity shall exist with respect to any Liabilities shall be made, and Manager shall indemnify Owner against, and shall hold Owner harmless from, any Liabilities which may be incurred by reason of Manager’s willful misfeasance, bad faith, or gross negligence in the conduct of its duties. Notwithstanding the foregoing, Owner agrees to indemnify, hold harmless and defend Manager, its agents and employees from and against any Liabilities arising in connection with any kind of suit for discrimination brought against Manager by a tenant, potential tenant, discrimination “tester”, governmental agency, or other party unless it is established by a court of competent jurisdiction that it was Manager’s policy to engage in the discriminatory practice(s) on which such Liabilities are based. For purposes of determining liability for actions of employees, all employees whose compensation is paid by Owner (generally from the Property’s operating funds) shall be deemed employees of Owner. It is expressly understood that the indemnification provisions of this Section 7 shall survive the expiration or termination of this Agreement.
     8. Commitment of Manager. It is understood and agreed that Manager shall devote such time as may be required for the good and proper management of the Property. Notwithstanding the foregoing, Manager shall be at liberty to manage property for the account of other owners and to engage in the same or other businesses for its own account or as agent or contractor for others without being in violation of the terms of this Agreement.
     9. Miscellaneous.
          9.1 Notices. All notices provided for in this Agreement shall be in writing and delivered by hand delivery, overnight delivery service, facsimile or by registered or certified mail, postage prepaid, at the following addresses:
     Owner:
c/o Northland Investment Corporation
2150 Washington Street
Newton, MA 02462
Attn:
     and

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Tarragon Corporation
423 West 55th Street — 12th Floor
New York, NY 10019
Attn: William S. Friedman
     with copies to:
Tarragon Corporation
3100 Monticello – Suite 200
Dallas, TX 75205
Attn: Kathryn Mansfield, Esq.
     Manager:     c/o Northland Investment Corporation
2150 Washington Street
Newton, MA 02462
Attn:
     and
Tarragon Corporation
423 West 55th Street — 12th Floor
New York, NY 10019
Attn: William S. Friedman
     with copies to:
Tarragon Corporation
3100 Monticello – Suite 200
Dallas, TX 75205
Attn: Kathryn Mansfield, Esq.
Either party may change its address for notice by giving notice to the other in the manner as herein provided.
          9.2 Benefits and Burdens. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective representatives, successors and permitted assigns.
          9.3 Entire Agreement. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.
          9.4 Severability. If any provisions of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable, each other provision hereof shall continue to be deemed valid and shall be enforceable to the fullest extent permitted by law.
          9.5 No Joint Venture. Nothing contained herein shall be deemed to render Manager and Owner as joint venturers or partners of each other or to make either party hereto

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the agent of the other party and neither party shall have the power to bind or obligate the other party except in accordance with the terms of this Agreement. Nothing contained herein shall deprive or otherwise affect the right of either party to own, invest in, manage, or operate, or to conduct business activities which compete with the business of the Property.
          9.6 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.
          9.7 Captions. The captions contained herein are for convenience only and shall not be deemed to have substantive meaning.
(Signature page follows)

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under the seal as of the date first above written.

Tarragon Corporation, individually and on behalf of the Tarragon Subsidiaries

By:
Name:
Title:

Northland Properties Management LLC

By:
Name:	Mark P. Consoli
Title:	Chief Operating Officer

NORTHLAND CONTRIBUTORS,
individually and on behalf of the Northland
Subsidiaries:

Northland Portfolio L.P.

By:	Northland Portfolio Partners LLC, Its General Partner

By:

Northland Fund L.P.

By:	Northland Fund I Partners L.P., Its General Partner

By:	Northland Fund I Partners, Inc., Its General Partner
By:

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Northland Fund II, L.P.

By:	Northland Fund II Partners LLC, Its General Partner

By:

Northland Fund III, L.P.

By:	Northland Fund III Partners LLC, Its General Partner

By:

Northland Investment Corporation

By:

Northland Austin Investors LLC

By:

Austin Investors L.P.

By:	Northland Austin Partners LLC, Its General Partner

By:

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Drake Investors L.P.

By:	Northland Drake Partners LLC, Its General Partner

By:

Tatstone Investors L.P.

By:	Northland Tatstone Partners LLC, Its General Partner

By:

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EXHIBIT A-1
TARRAGON SUBSIDIARIES

EXHIBIT A-2
NORTHLAND SUBSIDIARIES

EXHIBIT B-1
TARRAGON MANAGEMENT AGREEMENTS

EXHIBIT B-2
NORTHLAND MANAGEMENT AGREEMENTS

EXHIBIT C-1
TARRAGON PROPERTIES

EXHIBIT C-2
NORTHLAND PROPERTIES

EXHIBIT D
MANAGER’S COMPENSATION
A. PROPERTY MANAGEMENT FEE
     The Manager shall be paid a property management fee equal to the lesser of (x) 4% of the gross revenues of the Property and (y) with respect to the apartment complexes listed below, the maximum amount permitted under the Mortgage debt encumbering such complex, as indicated below. Such fee shall be payable monthly based upon the gross revenues of the Property received for the previous month. As used herein, “gross revenues” shall mean all monthly gross revenues derived from the Property determined on a “cash basis” but otherwise in accordance with generally accepted accounting principles, consistently applied, and shall include, but not be limited to, revenues from the rental of apartments and storage areas, lease termination payments and penalties, laundry rentals, rentals of any parking spaces, rent loss insurance proceeds, concession payments, other revenues (other than rent) received from persons occupying apartments or other space located at the Property, use charges, utility reimbursements, guest fees, non-refundable deposits, payments or rent received by Owner or Manager from concessionaires, licensees or lessees, in connection with the operation of the Property or any part thereof and any and all other ancillary revenue relating to the Property or derived from services provided, sold or marketed to tenants of the Property during any applicable period, but shall not include (i) apartment security deposits (except to the extent that such security deposits are forfeited for breach of a lease), (ii) the proceeds from the sale of the Property, or (iii) condemnation awards or casualty insurance proceeds resulting from the condemnation of or a casualty to, as the case may be, the Property or a substantial part thereof. Compensation for extraordinary services shall be paid to Manager as provided in Section 2.14 of the Agreement and shall be separate from, and not credited against, the compensation specified in Section 5 of the Agreement.

Apartment Complex	Maximum Management Fee

Exhibit C
ASSIGNMENT OF LIMITED LIABILITY COMPANY/LIMITED PARTNERSHIP INTEREST
          This Assignment of Limited Liability Company/Limited Partnership Interest                      LLC/L.P. (this “Assignment”), dated as of                      ___, 2008 (the “Effective Date”), is entered into by and among                      (the “Holder”) and Northland Properties LLC, a Delaware limited liability company (the “Assignee”).
W I T N E S S E T H :
          WHEREAS,                      LLC (the “Company”) has been formed as a limited liability company under the [Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.) (the “Act”)] [Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17 101, et. seq.] pursuant to a Certificate of Formation/Certificate of Limited Partnership of the Company, as filed in the office of the [Secretary of State of the State of Delaware] on                     , ___, and [is governed by] a Limited Liability Company Agreement/Limited Partnership Agreement of the Company, dated as of                     , ___(the “Agreement”);
          WHEREAS, Holder is the sole member of/holder of ___percent of the interests in the Company;
          WHEREAS, Holder desires to assign, transfer and convey all of its limited liability company/limited partnership interest in the Company as a member/partner of the Company (the “Interest”) to Assignee;
          WHEREAS, Holder is a party to that certain Agreement to Contribute dated as of March ___, 2008 (the “Contribution Agreement”), whereby Holder has agreed to contribute the Interest to Assignee;

          WHEREAS, Assignee desires to acquire and accept such assignment of the Interest presently held by the Holder as set forth herein.
          NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:
          1. Assignment. Holder hereby sells, transfers, sets over, delivers and assigns unto Assignee all of Holder’s right, title and interest in and to the Interest with all of the respective rights, powers, privileges and interests of Holder arising out of or pursuant to the Agreement from and after the Effective Date.
          2. Acceptance and Assumption. Assignee hereby assumes as of the Effective Date, (x) all of Holder’s right, title and interest with respect to the Interest, and (y) all responsibilities and obligations associated with the Interest, in each case arising, occurring or accruing from and after the Effective Date.
          3. Representations and Warranties. Holder represents, warrants and covenants that Holder is the lawful owner of, and has good title to, the Interest, free and clear of all liens, encumbrances and adverse claims, and that Holder has not previously assigned any of the Interest.
          4. Disclaimers. The assignment of the Interest is made by Holder without recourse, representation or warranty, express or implied, except as expressly set forth herein and in the Contribution Agreement. The liability of Holder in respect of this Assignment is subject to the limitations set forth in the Contribution Agreement.
          5. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment.
          6. Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
          7. Execution in Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
          8. Governing Law. This Assignment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first above written.

HOLDER:

By:
Name:
Title:

ASSIGNEE:

NORTHLAND PROPERTIES LLC

By:
Name:
Title

Exhibit D
TAX MATTERS AGREEMENT
     THIS TAX MATTERS AGREEMENT (“this Agreement”) made as of the ___ day of                     , 200_ (“Effective Date”), by and among Tarragon Corporation, a Nevada corporation (“Tarragon”), Ansonia LLC, a Delaware limited liability company (“Ansonia”), and Northland Properties LLC, a Delaware limited liability company (the “Partnership”), having its principal office at c/o Northland Investment Corporation, 2150 Washington Street, Newton, MA 02462.
W I T N E S S E T H:
     This Agreement is made with reference to the following facts and objectives:
     (a) Pursuant to that certain Contribution Agreement made as of March 31, 2008 by and among the parties hereto (the “Contribution Agreement”), as of the Effective Date, Tarragon and Ansonia have contributed the properties set forth on Schedule A attached hereto (the “Properties”) to the Partnership in exchange for limited partnership interests (the “Units”) in the Partnership.
     (b) As used in this Agreement, the following terms shall have the meanings set forth below:
     “Ansonia Maximum Allowable Gain” shall mean (i) $1,086,504 on any date on or after the Effective Date and on or before December 31, 2009, (ii) $2,173,009 on any date on or after January 1, 2010, and on or before December 31, 2010, (iii) $3,259,513 on any date on or after January 1, 2011, and on or before December 31, 2011, (iv) $4,346,017 on any date on or after January 1, 2012, and on or before December 31, 2012, and (v) $5,432,522 on any date on or after January 1, 2013, and on or before December 31, 2015.
     “Ansonia Protected Amount” shall mean $40,000,000, provided, however, that (i) upon a sale, exchange, transfer or other disposition (other than a sale, exchange, transfer or disposition in which the transferee’s basis in the transferred property is determined wholly by reference to the transferor’s basis in such transferred property) by an Ansonia Protected Party of some or all of its Units, the Ansonia Protected Amount shall be reduced to the extent of any income or gain recognized by the Ansonia Protected Party, and (ii) upon any other transaction resulting in an allocation of income or gain to the Ansonia Protected Parties under Code Section 704(c) or the recognition of income or gain by the Ansonia Protected Parties under Code Section 731 as a result of Code Section 752, the Ansonia Protected Amount shall be further reduced by the excess of (A) the aggregate amount of such income and/or gain over (B) the aggregate amount of distributions made to the Ansonia Protected Parties in respect of such transaction under Article VII of the Partnership Agreement, and, without duplication, the Ansonia Special Distribution as hereinafter defined.
     “Ansonia Protected Party” shall mean (i) Ansonia and (ii) each Person who acquires a

1

direct or indirect interest in the Partnership from Ansonia in a transaction in which such Person’s adjusted basis in such interest for federal income tax purposes is determined in whole or in part by reference either to such Person’s basis in other property or to Ansonia’s basis in such interest.
     “Ansonia Protection Period” shall mean the period beginning on the Effective Date and ending on December 31, 2015.
     “Ansonia Threshold Gain Amount” shall mean, as of any date, an amount equal to the excess of (i) the Ansonia Maximum Allowable Gain as of such date over (ii) the sum of (A) the cumulative amount of income and gain attributable to the Protected Properties previously allocated by the Partnership to the Ansonia Protected Parties (excluding amounts with respect to which the Ansonia Protected Parties previously have been indemnified pursuant to Section 5) and (B) the cumulative amount of income and gain recognized by the Ansonia Protected Parties under Code Section 731 in connection with one or more Recognition Events (excluding amounts with respect to which the Ansonia Protected Parties previously have been indemnified pursuant to Section 5).
     “Code” shall mean and refer to the Internal Revenue Code of 1986, as amended.
     “Disposition” shall have the meaning set forth in Section 1(a).
     “Member” shall mean a member of the Partnership.
     “Partnership Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Partnership.
     “Person” shall mean an individual, trust, corporation, association, retirement system, unincorporated organization, joint venture, partnership, limited liability company, or other entity.
     “Protected Properties” shall mean the 5-Year Protected Properties and the 7-Year Protected Properties, and “Protected Property” shall mean any of the foregoing Protected Properties.
     “5-Year Protected Property” shall mean each Property identified as a “5-Year Protected Property” on Schedule A and any asset which becomes a 5-Year Protected Property pursuant to Section 1 hereof.
     “7-Year Protected Property” shall mean each Property identified as a “7-Year Protected Property” on Schedule A and any asset which becomes a 7-Year Protected Property pursuant to Section 2 hereof.
     “Recognition Event” shall have the meaning set forth in Section 4.
     “Regulations” shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

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     “Tarragon Maximum Allowable Gain” shall mean (i) $8,913,496 on any date on or after the Effective Date and on or before December 31, 2009, (ii) $17,826,991 on any date on or after January 1, 2010, and on or before December 31, 2010, (iii) $26,740,487 on any date on or after January 1, 2011, and on or before December 31, 2011, (iv) $35,653,983 on any date on or after January 1, 2012, and on or before December 31, 2012, and (v) $44,567,478 on any date on or after January 1, 2013, and on or before December 31, 2013.
     “Tarragon Note” shall mean the Secured Term Promissory Note in the principal amount of fifty million dollars ($50,000,000) to be issued pursuant to that certain Note Purchase Agreement dated as of ___, 2008, between Tarragon and Northland Talleyrand LLC, a Delaware limited liability company.
     “Tarragon Protected Amount” shall mean $320,000,000, provided, however, that (i) upon a sale, exchange, transfer or other disposition (other than a sale, exchange, transfer or disposition in which the transferee’s basis in the transferred property is determined wholly by reference to the transferor’s basis in such transferred property) by a Tarragon Protected Party of some or all of its Units, the Tarragon Protected Amount shall be reduced to the extent of any income or gain recognized by the Tarragon Protected Party, and (ii) upon any other transaction resulting in an allocation of income or gain to the Tarragon Protected Parties under Code Section 704(c) or the recognition of income or gain by the Tarragon Protected Parties under Code Section 731 as a result of Code Section 752, the Tarragon Protected Amount shall be further reduced by the excess of (A) the aggregate amount of such income and/or gain over (B) the aggregate amount of distributions made to the Tarragon Protected Parties in respect of such transaction under Article VII of the Partnership Agreement, and, without duplication, the Tarragon Special Distribution as hereinafter defined.
     “Tarragon Protected Party” shall mean (i) Tarragon and (ii) each Person who acquires a direct or indirect interest in the Partnership from Tarragon in a transaction in which such Person’s adjusted basis in such interest for federal income tax purposes is determined in whole or in part by reference either to such Person’s basis in other property or to Tarragon’s basis in such interest.
     “Tarragon Protection Period” shall mean the period beginning on the Effective Date and ending on December 31, 2013.
     “Tarragon Threshold Gain Amount” shall mean, as of any date, an amount equal to the excess of (i) the Tarragon Maximum Allowable Gain as of such date over (ii) the sum of (A) the cumulative amount of income and gain attributable to the Protected Properties previously allocated by the Partnership to the Tarragon Protected Parties (excluding amounts with respect to which the Tarragon Protected Parties previously have been indemnified pursuant to Section 5) and (B) the cumulative amount of income and gain recognized by the Tarragon Protected Parties under Code Section 731 in connection with one or more Recognition Events (excluding amounts with respect to which the Tarragon Protected Parties previously have been indemnified pursuant to Section 5).

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     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, agreements and undertakings herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto and the Partnership agree as follows:
     1. LOCK OUT FOR 5-YEAR PROPERTIES.
     (a) Except as expressly permitted by this Section 1 and Section 3 below, neither the Partnership nor any entity in which the Partnership holds a direct or indirect interest shall, for federal income tax purposes, directly or indirectly, sell, transfer or otherwise dispose of in a taxable transaction, (including a distribution giving rise to tax under Section 704(c)(1)(B) of the Code (a “Taxable Distribution”)) or in a transaction to an entity treated as a corporation for federal income tax purposes such that Code Section 752 does not apply to allocated indebtedness with respect to the Protected Property (any such action, a “Disposition”), any of the 5-Year Protected Properties prior to December 31, 2013. The term “Disposition” shall not include (w) any mortgage or other document evidencing a loan (as determined for federal income tax purposes) secured by a Protected Property, (x) any leases (as determined for federal income tax purposes), easements (as determined for federal income tax purposes), licenses (as determined for federal income tax purposes) or any other similar rights granted affecting a Protected Property, (y) any like-kind exchange or other transaction in which no income or gain is recognized for federal income tax purposes, or (z) any disposition of interests in the Partnership as a result of the bankruptcy of any Ansonia Protected Party or Tarragon Protected Party or, if the Tarragon Note shall have been issued, any event of default under the Tarragon Note.
     (b) If the Partnership contributes or otherwise transfers any Protected Property directly or indirectly to any partnership or other entity in which the Partnership holds or will hold a direct or indirect interest, then the transferee shall also be bound by this Agreement with respect to such Protected Property.
     (c) Any property (or portion thereof) received on a tax-deferred basis in exchange for a 5-Year Protected Property shall be treated as a 5-Year Protected Property for all purposes under this Agreement.
     2. LOCK OUT FOR 7-YEAR PROPERTIES.
     (a) Except as expressly permitted by this Section 2, but notwithstanding any other provision of this Agreement to the contrary, neither the Partnership nor any entity in which the Partnership holds a direct or indirect interest shall, for federal income tax purposes, engage in a Disposition (as defined in Section 1(a)) with respect to any of the 7-Year Protected Properties prior to December 31, 2015, without the consent of Tarragon and Ansonia; provided that the consent of Robert Rothenberg shall be deemed to be the consent of Ansonia.
     (b) If the Partnership contributes or otherwise transfers any 7-Year Protected Property directly or indirectly to any partnership or other entity in which the Partnership holds or will hold a direct or indirect interest, then the transferee shall also continue to be bound by this Agreement with respect to such 7-Year Protected Property.

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     (c) Any property (or portion thereof) received on a tax-deferred basis in exchange for a 7-Year Protected Property shall be treated as a 7-Year Protected Property for all purposes under this Agreement.
     3. OBLIGATION TO MAINTAIN CERTAIN NONRECOURSE INDEBTEDNESS.
     (a) Subject to paragraph (b) hereof and Section 4 below:
     (i) at all times during the Ansonia Protection Period, the Partnership shall use reasonable efforts to maintain, directly or indirectly, an amount of indebtedness allocable to the Ansonia Protected Parties for purposes of Code Section 752 and the Regulations thereunder equal to the Ansonia Protected Amount; and
     (ii) at all times during the Tarragon Protection Period, the Partnership shall use reasonable efforts to maintain, directly or indirectly, an amount of indebtedness allocable to the Tarragon Protected Parties for purposes of Code Section 752 and the Regulations thereunder equal to the Tarragon Protected Amount.
     (b) Notwithstanding anything to the contrary in this Agreement:
     (i) the Partnership may satisfy all or any part of its obligation to maintain indebtedness allocable to the Ansonia Protected Parties under Code Section 752 by using reasonable efforts to make available to the Ansonia Protected Parties (and their direct and indirect partners) the opportunity (a “Guarantee Opportunity”) to make a “bottom-dollar guarantee” of indebtedness of the Partnership in an amount sufficient, when taken together with any other debt reasonably expected to be allocable to the Ansonia Protected Parties pursuant to Code Section 752 after giving effect to the guarantee, to provide for indebtedness allocable to the Ansonia Protected Parties in an amount equal to the Ansonia Protected Amount; provided, however, that the guaranteed amount under this Section 3(b)(i) with respect to any indebtedness of the Partnership shall in no event exceed 50% of the fair market value of the collateral property securing such indebtedness determined at the time the guarantee is made, and provided further that any such Guarantee Opportunity shall be presented to Ansonia no less than 10 business days prior to the date of the event giving rise to a potential reallocation of indebtedness under Code Section 752 to which such Guarantee Opportunity relates; and
     (ii) the Partnership may satisfy all or any part of its obligation to maintain indebtedness Protected Parties under Code Section 752 by using reasonable efforts to make available to the Tarragon Protected Parties (and their direct and indirect partners) a Guarantee Opportunity to make a “bottom-dollar guarantee” of indebtedness of the Partnership in an amount sufficient, when taken together with any other debt reasonably expected to be allocable to the Tarragon Protected Parties pursuant to Code Section 752 after giving effect to the guarantee, to provide for indebtedness allocable to the Tarragon Protected Parties in an amount equal to the Tarragon Protected Amount; provided,

5

however, that the guaranteed amount under this Section 3(b)(ii) with respect to any indebtedness of the Partnership shall in no event exceed 50% of the fair market value of the collateral property securing such indebtedness determined at the time the guarantee is made, and provided further that any such Guarantee Opportunity shall be presented to Tarragon no less than 10 business days prior to the date of the event giving rise to a potential reallocation of indebtedness under Code Section 752 to which such Guarantee Opportunity relates.
     (c) The parties hereto acknowledge that other direct or indirect owners of interests in the Partnership shall be permitted to guarantee debt of the Partnership or its subsidiaries on a basis that is pari passu with the “bottom dollar guarantees” contemplated hereby. Any guarantee entered into pursuant to this Agreement shall be in substantially the form attached hereto as Schedule C, subject to any reasonable modifications requested by the lender.
     (d) Notwithstanding anything to the contrary in this Agreement, the Partnership shall not be required to make available (i) to the Ansonia Protected Parties any Guarantee Opportunity in excess of the Ansonia Protected Amount, or (ii) to the Tarragon Protected Parties any Guarantee Opportunity in excess of the Tarragon Protected Amount.
     (e) The Partnership acknowledges that the purpose and intent of providing Guarantee Opportunities to the Ansonia Protected Parties and the Tarragon Protected Parties is to result in the guaranteed liability being treated as a “recourse” liability as defined in Regulations Section 1.752-1(a)(1) with respect to the guaranteeing Member to the extent of the amount of such guarantee. Except to the extent otherwise determined in a final judicial proceeding, the Partnership shall file all tax returns and reports in a manner consistent with the treatment of any such guaranteed liability as a recourse liability with respect to the guaranteeing Member to the extent of the amount guaranteed. Notwithstanding the foregoing, the Partnership makes no representation or warranty to any Member that providing a “bottom guarantee” will result in the desired treatment of the liability as a recourse liability for purposes of Code Section 752 or will cause the applicable Member to be considered “at risk” with respect to any such guaranteed debt for purposes of Code Section 465.
     4. PERMITTED TAXABLE TRANSACTIONS.
     Notwithstanding any other provision of this Agreement, the Partnership (or other entity in which the Partnership holds a direct or indirect interest) shall have the right, during the Ansonia Protection Period and the Tarragon Protection Period, to engage in any transaction (including any Disposition, refinancing or debt repayment) that results in a breach of any obligation set forth in Section 1 or Section 3 of this Agreement (a “Recognition Event”) if the Partnership complies with Section 5 with respect to such transaction.

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     5. INDEMNIFICATION.
     (a) If the Partnership engages in a transaction that results in a Recognition Event, then the Partnership shall, to the extent set forth below, pay to the Ansonia Protected Parties an amount equal to the “Ansonia Damages Amount,” if any, and pay to the Tarragon Protected Parties an amount equal to the “Tarragon Damages Amount,” if any. The Ansonia Damages Amount and the Tarragon Damages Amount shall be determined as of the next date after the Recognition Event (assuming for this purpose that any gain recognized under Code Section 731 is recognized on the date of the distribution or deemed distribution of cash) upon which estimated U.S. federal income taxes are required to be paid by corporations (the “Tax Liability Date”). The following additional definitions shall apply for purposes of this Section 5:
     (i) The “Applicable Yield” shall be 12.5%, compounded semi-annually.
     (ii) The “Ansonia Damages Amount” shall be the present value (using a discount rate equal to the Applicable Yield) as of the Tax Liability Date, of the amount of interest that hypothetically would have been earned on the Ansonia Tax Amount (as defined below) if such amount had been invested in assets producing the Applicable Yield from the Tax Liability Date through the next date after December 31, 2015, upon which estimated U.S. federal income taxes are required to be paid by corporations.
     (iii) The “Ansonia Tax Amount” shall be an amount equal to (A) the sum of (x) the Ansonia Protected Parties’ distributive share (as determined for federal income tax purposes and including for this purpose amounts allocated under Section 704(c) of the Code) of the taxable net income and gain allocated by the Partnership to the Ansonia Protected Parties in excess of the Ansonia Threshold Gain Amount solely by reason of the Recognition Event, determined in accordance with and subject to the limitations contained in this Section 5, and (y) without duplication of any amount described in clause (x), the amount of gain recognized by the Ansonia Protected Parties under Code Section 731 in excess of the Ansonia Threshold Gain Amount solely by reason of the Recognition Event multiplied by (B) the combined maximum effective federal, state and local income tax rate applicable to such income or gain assuming such income or gain was recognized by an individual resident of New York, New York.
     (vi) The “Tarragon Damages Amount” shall be the present value (using a discount rate equal to the Applicable Yield) as of the Tax Liability Date, of the amount of interest that hypothetically would have been earned on the Tarragon Tax Amount (as defined below) if such amount had been invested in assets producing the Applicable Yield from the Tax Liability Date through the next date after December 31, 2013, upon which estimated U.S. federal income taxes are required to be paid by corporations.
     (v) The “Tarragon Tax Amount” shall be an amount equal to (A) the sum of (x) the Tarragon Protected Parties’ distributive share (as determined for federal income tax purposes and including for this purpose amounts allocated under Section 704(c) of the Code) of the taxable net income and gain allocated by the Partnership to the Tarragon Protected Parties in excess of the Tarragon Threshold Gain Amount solely by reason of the Recognition Event, determined in accordance with and subject to the limitations

7

contained in this Section 5, and (y) without duplication of any amount described in clause (x), the amount of gain recognized by the Tarragon Protected Parties under Code Section 731 in excess of the Tarragon Threshold Gain Amount solely by reason of the Recognition Event multiplied by (B) 38%.
     (b) The payment of any Ansonia Damages Amount or Tarragon Damages Amount for each Recognition Event shall be made no later than 90 days from the date of the Recognition Event (the date on which payment of the Ansonia Damages Amount or the Tarragon Damages Amount, as applicable, is made is referred to as the “Payment Date”), provided that the Ansonia Protected Parties (in the case of any Ansonia Damages Amount) and/or the Tarragon Protected Parties (in the case of any Tarragon Damages Amount) shall have furnished such information as reasonably requested by the Partnership to enable the Partnership to calculate the applicable Damages Amount. For the avoidance of doubt, in the event of any disposition of property through a qualified intermediary, as defined in Treasury Regulations Section 1.1031(k)-1(g)(4)(iii), that is intended to potentially qualify as a deferred like-kind exchange pursuant to Code Section 1031 if desirable replacement property is identified and purchased, a Recognition Event shall not be considered to have occurred unless and until such time as the Partnership receives from the qualified intermediary money or other property which does not meet the requirements of Code Section 1031(a) or any other event occurs which makes the intended exchange not subject to full nonrecognition under Code Section 1031.
(c) (i) For purposes of determining the Ansonia Damages Amount in respect of any breach of Section 1 hereof, in no event shall the gain taken into account by with respect to the Disposition of a Protected Property exceed the amount of gain that would have been allocated to the Ansonia Protected Parties if the Partnership had sold such Protected Property in a fully taxable transaction on the day following the Effective Date for a purchase price equal to its fair market value at such time, provided that, for purposes of computing such amount, the aggregate amount of such gain with respect to the Protected Property allocated to the Ansonia Protected Parties shall not exceed the Ansonia Protected Parties’ estimated share of the Code Section 704(c) gain as of the Effective Date stated with respect to such Protected Property, as each is set forth on Schedule B of this Agreement (such amounts, the “Ansonia Effective Date 704(c) Gain”). The amount of gain taken into account for purposes of this Section 5(c)(i) with respect to any Disposition of a Protected Property shall be further reduced by the amount of any gain attributable to Ansonia Effective Date 704(c) Gain which was previously recognized by or was otherwise allocable to the Ansonia Protected Parties with respect to a direct or indirect transfer (including any redemption) of some or all of its direct or indirect interests in the Partnership to the extent of any reduction in Code Section 704(c) gain with respect to the Ansonia Protected Parties as a result of such transfer (or redemption).
     (ii) For purposes of determining the Tarragon Damages Amount in respect of any breach of Section 1 hereof, in no event shall the gain taken into account by with respect to the Disposition of a Protected Property exceed the amount of gain that would have been allocated to the Tarragon Protected Parties if the Partnership had sold such Protected Property in a fully taxable transaction on the day following the Effective Date

8

for a purchase price equal to its fair market value at such time, provided that, for purposes of computing such amount, the aggregate amount of such gain with respect to the Protected Property allocated to the Tarragon Protected Parties shall not exceed the Tarragon Protected Parties’ estimated share of the Code Section 704(c) gain as of the Effective Date stated with respect to such Protected Property, as each is set forth on Schedule B of this Agreement (such amounts, the “Tarragon Effective Date 704(c) Gain”). The amount of gain taken into account for purposes of this Section 5(c)(ii) with respect to any Disposition of a Protected Property shall be further reduced by the amount of any gain attributable to Tarragon Effective Date 704(c) Gain which was previously recognized by or was otherwise allocable to the Tarragon Protected Parties with respect to a direct or indirect transfer (including any redemption) of some or all of its direct or indirect interests in the Partnership to the extent of any reduction in Code Section 704(c) gain with respect to the Tarragon Protected Parties as a result of such transfer (or redemption).
(d) (i) In connection with any transaction giving rise to a Recognition Event, if the sum of (x) the Ansonia Damages Amount and (y) the aggregate distributions made (or to be made prior to the Tax Liability Date) to the Ansonia Protected Parties under Article VII of the Partnership Agreement in respect of such transaction is less than the Ansonia Total Tax Liability (as defined below) with respect to such transaction, then the Partnership shall make a special distribution to the Ansonia Protected Parties in the amount of such shortfall (an “Ansonia Special Distribution”). Any Ansonia Special Distribution shall be treated as an advance against future distributions payable to the Ansonia Protected Parties under Article VII of the Partnership Agreement, but not against any other Ansonia Special Distribution.
     (ii) In connection with any transaction giving rise to a Recognition Event, if the sum of (x) the Tarragon Damages Amount and (y) the aggregate distributions made (or to be made prior to the Tax Liability Date) to the Tarragon Protected Parties under Article VII of the Partnership Agreement in respect of such transaction is less than the Tarragon Total Tax Liability (as defined below) with respect to such transaction, then the Partnership shall make a special distribution to the Tarragon Protected Parties in the amount of such shortfall (a “Tarragon Special Distribution”). Any Tarragon Special Distribution shall be treated as an advance against future distributions payable to the Tarragon Protected Parties under Article VII of the Partnership Agreement, but not against any other Tarragon Special Distribution.
     (iii) For purposes of this Section 5, the “Ansonia Total Tax Liability” with respect to a transaction that gives rise to a Recognition Event shall be an amount equal to (A) the sum of (x) the Ansonia Protected Parties’ distributive share (as determined for federal income tax purposes and including for this purpose amounts allocated pursuant to Section 704(c) of the Code) of the aggregate taxable net income and gain allocated by the Partnership to the Ansonia Protected Parties solely by reason of such transaction and (y) without duplication of any amount described in clause (x), the amount of gain recognized by the Ansonia Protected Parties under (I) Section 704(c)(1)(B) as a result of a Taxable Distribution and, without duplication, (II) Code Section 731 solely by reason

9

of such transaction multiplied by (B) the combined maximum effective federal, state and local income tax rate applicable to such income or gain assuming such income or gain was recognized by an individual resident of New York, New York.
     (iv) The “Tarragon Total Tax Liability” with respect to a transaction that gives rise to a Recognition Event shall be an amount equal to (A) the sum of (x) the Tarragon Protected Parties’ distributive share (as determined for federal income tax purposes and including for this purpose amounts allocated pursuant to Section 704(c) of the Code) of the aggregate taxable net income and gain allocated by the Partnership to the Tarragon Protected Parties solely by reason of such transaction and (y) without duplication of any amount described in clause (x), the amount of gain recognized by the Tarragon Protected Parties under (I) Section 704(c)(1)(B) as a result of a Taxable Distribution and, without duplication, (II) Code Section 731 solely by reason of such transaction multiplied by (B) 38%.
     6. SOLE REMEDY; NO SPECIFIC PERFORMANCE.
     (a) Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Ansonia Protected Party or Tarragon Protected Party for a breach of the obligations set forth in Sections 1 or 3 hereof shall be a claim for damages against the Partnership computed as set forth in Section 5, and no Ansonia Protected Party or Tarragon Protected Party shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 1 or 3 hereof or bring a claim against any person that acquires a Protected Property. Except as expressly set forth herein, the Partnership assumes no responsibility for any tax consequences resulting from the contribution of the interests to the Partnership in exchange for Units.
     (b) The parties hereto acknowledge that damages would be an insufficient remedy for a breach of the obligations set forth in Section 2 hereof and agree that the Protected Parties shall be entitled to specific performance remedies with respect to such a breach (and such remedies may be sought without any obligation to post a bond in order to obtain a preliminary injunction).
     (c) Notwithstanding any provision of this Agreement to the contrary, no remedy or distribution shall be provided or required by this Agreement in connection with a disposition of interests in the Partnership as a result of the bankruptcy of any Ansonia Protected Party or Tarragon Protected Party or, if the Tarragon Note shall have been issued, any event of default under the Tarragon Note.
     7. NOTICES.
     (a) All notices, demands, or requests made and/or given pursuant to, under, or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made and/or given, by postage prepaid, certified or registered mail, return receipt requested, by nationally recognized courier service, by telecopy or by personal delivery, as follows:

10

(I) If to Tarragon:	Tarragon Corporation
423 West 55th Street – 12th Floor
New York, NY 10019
Attn: William S. Friedman
Phone: (212) 949-5000
Fax: (646) 354-2171
with copies to:
Tarragon Corporation
3100 Monticello, Ste. 200
Dallas, TX 75205
Attn: Kathryn Mansfield, Esq.
Phone: (214) 599-2250
Fax: (214) 599-2250
Jones Day
222 East 41st Street
New York, NY 10017
Attn: Kent R. Richey, Esq.
Phone: (212) 326-3481
Fax: (212) 755-7306

(II) If to Ansonia:	Ansonia LLC
c/o Tarragon Corporation
423 West 55th Street
12th Floor
New York, NY 10019
Attention: Robert Rothenberg
Fax: (212) 687-1345
With a copy to:
Holland & Knight LLP
195 Broadway
New York, New York 10007
Attn: Jim Spitzer, Esq.
Fax: (212) 341-7292

(III) If to the Partnership:	Northland Properties LLC
c/o Northland Investment Corporation
2150 Washington Street
Newton, MA 02462
Attn: Steven P. Rosenthal
Phone: (617) 630-7240
Fax: (617) 630-7201

11

with a copy to:
Northland Investment Corporation
2150 Washington Street
Newton, MA 02462
Attn: Suzanne Abair, Esq.
Phone: (617) 630-7275
Fax: (617) 630-7201
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attn: Gilbert G. Menna, Esq.
Phone: (617) 570-1433
Fax: (617) 570-1231
     (b) Any such notice, demand or request shall be deemed to have been rendered or given on the date of receipt, in the case of delivery by courier service, telecopy or personal delivery, or three (3) business days after mailing.
     8. ASSIGNMENT. Except as provided herein, neither this Agreement nor any interest hereunder shall be assigned or transferred by the Members.
     9. GOVERNING LAW. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within the State of Delaware without giving effect to the conflicts-of-laws principles thereof.
     10. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the various documents referred to herein contains, or incorporates, all of the terms agreed upon between the parties with respect to the subject matter, and supersedes any and all prior written or oral understandings. This Agreement shall be amended and/or modified to the extent that less than all of the assets that are intended to constitute the Protected Properties are contributed to the Partnership as of the First Closing (as defined in the Contribution Agreement). This Agreement may not be modified or amended except in, and by, a written instrument executed by the parties hereto.
     11. WAIVER. No waiver by either party of any failure or refusal of the other party to comply with any of the obligations of such party hereunder shall be deemed a waiver of any other or subsequent failure or refusal so to comply.
     12. ARTICLE HEADINGS. The headings of the various sections of this Agreement have been inserted only for purposes of convenience, and are not part of this Agreement, and shall not be deemed in any manner to modify, explain, qualify or restrict any of the provisions of this Agreement.

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     IN WITNESS WHEREOF, the Members and the Partnership have executed this Agreement as at the day and year first above written.

Ansonia LLC, a Delaware limited liability company

By:

Tarragon Corporation, a Nevada corporation

By:

Northland Properties LLC, a Delaware limited liability company

By:

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SCHEDULE A
5-Year Protected Properties
200 Fountain
278 Main
Autumn Ridge
Aventerra
Dogwood Hills
Forest Park
French Villa
Gull Harbor
Hamden Centre
Harbour Green
Lakeview
Liberty Building
Links at Georgetown
Lofts at the Mills
Mustang Creek
River City Landing
Southern Elms
Summit on the Lake
Vintage at Legacy
Vintage at Madison Crossing
Vintage at Plantation bay
Woodcreek FL
7-Year Protected Properties
Club at Danforth
Groton Towers
Heather Hill
Nutmeg Woods
Ocean Beach
Parkview
Sagamore Hills
Vintage at the Parke
Woodcliff Estates

SCHEDULE B
TAX-RELATED INFORMATION
SEE ATTACHED SPREADSHEET

SCHEDULE C
Form of Guaranty Agreement For Secured Nonrecourse Indebtedness
GUARANTY OF COLLECTABILITY AGREEMENT
     THIS GUARANTY AGREEMENT (“Guarantee”), is dated as of                     , between each of the undersigned Persons identified on Schedule 1 attached hereto (“Guarantors”), and [Lender] (“Guaranteed Party”).
     WHEREAS, [Borrower] (“Maker”), is indebted to the Guaranteed Party in the sum of [Amount] (the “Loan”), as evidenced by a certain promissory note (the “Note”), which is secured by a first (subject to permitted encumbrances) mortgage (the “Mortgage”) lien on certain property of the Maker (the “Properties” and individually, a “Property”). [Add description of Qualifying Debt] The Note, the Mortgage and all other instruments, whether now existing or hereafter arising, evidencing or securing the Loan or any extension or modification thereof, as each such document has been or may hereafter be amended or modified, are collectively referred to herein as the “Loan Documents.”
     WHEREAS, the Guarantors desire to guarantee collection of a portion of the principal amount of the Note not in excess of [Guaranteed Amount] (the “Guaranteed Amount”).
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Guarantors agree as follows:
     1. Guarantee and Limitation on Liability.
     A. The Guarantors, pursuant to this Guarantee, hereby unconditionally guarantee to the Guaranteed Party, subject to the terms of this Paragraph 1 below, full payment of all of the Maker’s obligations for the repayment of the principal amount outstanding under the Note as of the date hereof (the “Guaranteed Obligations”).
     B. Notwithstanding anything to the contrary contained in this Guarantee: (i) each Guarantor’s liability under this Guarantee shall be limited to the lesser of (x) the actual principal amount outstanding under the Note and (y) the amount(s) set forth next to such Guarantor’s name on Schedule 2 attached hereto, as the same may be amended from time to time; (ii) the amounts payable by each Guarantor in respect of the Guaranteed Obligations shall be in the same proportion as the amount listed next to such Guarantor’s name on Schedule 2 bears to the Guaranteed Amount; and (iii) no demand shall be made under this Guarantee (1) unless and until an event of default under the Loan Documents has occurred and is continuing and the Guaranteed Party has accelerated the Loan and (A) either foreclosed on the Mortgage and exercised the powers of sale thereunder and/or accepted a deed to the Properties in lieu of foreclosure of its indebtedness and (B) proceeded against and exhausted all remedies, whether at law or in equity, available to the Guaranteed Party against the Maker, any collateral securing the Loan (including but not limited to the assets of the Maker other than the Properties against which the Guaranteed Party has recourse pursuant to the Loan Documents); and (2) except as and to the extent that the Guaranteed Amount is in excess of the Maker Proceeds (as hereinafter defined).
     C. For the purposes of this Guarantee, the term “Maker Proceeds” shall mean the aggregate of the Foreclosure Proceeds (as hereinafter defined) plus all other amounts collected from the Maker or realized from the sale of assets of the Maker other than the Properties by the Guaranteed Party in repayment of the Note.
     D. For the purposes of this Guarantee, the term “Foreclosure Proceeds” shall have the applicable meaning set forth below with respect to a Property:
     1. If at least one bona fide third party unrelated to the Guaranteed Party (and including, without limitation, any of the Guarantors) bids for such Property at a sale thereof, conducted upon foreclosure of the related Mortgage or exercise of the power of sale thereunder, Foreclosure Proceeds shall mean the highest amount bid for such Property by the party that acquires title thereto (directly or through a nominee) at or pursuant to such sale. For the purposes of determining such highest bid, amounts bid for the Property by the Guaranteed Party shall be taken into account notwithstanding the fact that such bids may constitute credit bids which offset against the amount due to the Guaranteed Party under the Note.
     2. If there is no such unrelated third-party at such sale of the Property so that the only bidder at such sale is the Guaranteed Party or its designee, the Foreclosure Proceeds shall be deemed to be the fair market value (the “Fair Market Value”) of the Property as of the date of the foreclosure sale, as such Fair Market Value shall be mutually agreed upon by the Guaranteed Party and the Guarantors or determined pursuant to Paragraph 1.E.
     3. If the Guaranteed Party receives and accepts a deed to the Property in lieu of foreclosure in partial satisfaction of Maker’s obligations under the Note, the Foreclosure Proceeds shall be deemed to be the Fair Market Value of such Property as of the date of delivery of the deed-in-lieu of foreclosure, as such Fair Market Value shall be mutually agreed upon by the Guaranteed Party and the Guarantors or determined pursuant to Paragraph 1.E.
     E. Fair Market Value of a Property shall be the price at which a willing seller not compelled to sell would sell such Property, and a willing buyer not compelled to buy would purchase the Property, free and clear of all mortgages but subject to all leases and reciprocal easement and operating agreements. If the Guaranteed Party and Guarantors are unable to agree upon the Fair Market Value of a Property in accordance with subparagraphs 1.D.2. or 3. above, as applicable, within twenty (20) days after the date of the foreclosure sale or the delivery of the deed-in-lieu of foreclosure, as applicable, relating to a Property, either party may have the Fair Market Value of a Property determined by appraisal by appointing an appraiser having the qualifications set forth below to determine the same and by notifying the other party of such appointment within twenty (20) days after the expiration of such twenty (20) day period. If the other party shall fail to notify the first party, within twenty (20) days after its receipt of notice of the appointment by the first party, of the appointment by the other party of an appraiser having the qualifications set forth below, the appraiser appointed by the first party shall alone make the determination of such Fair Market Value. Appraisers appointed by the parties shall be members of the Appraisal Institute (MAI) and shall have at least ten years’ experience in the valuation of properties similar to the Property being valued in the greater metropolitan area in which such Property is located. If each party shall appoint an appraiser having the aforesaid qualifications and such two appraisers cannot, within thirty (30) days after the appointment of the second appraiser, agree upon the determination hereinabove required, then they shall select a third appraiser which third appraiser shall have the aforesaid qualifications, and if they fail so to do within forty (40) days after the appointment of the second appraiser they shall notify the parties hereto, and either party shall thereafter have the right, on notice to the other, to apply for the appointment of a third appraiser to the chapter of the American Arbitration Association or its successor organization located in the metropolitan area in which the Property is located or to which the Property is proximate or if no such chapter is located in such metropolitan area, in the metropolitan area closest to the Property in which such a chapter is located. Each appraiser shall render its decision as to the Fair Market Value of the Property in question within thirty (30) days after the appointment of the third appraiser and shall furnish a copy thereof to the Guaranteed Party and Guarantors. The Fair Market Value of the Property shall then be calculated as the average of (i) the Fair Market Value determined by the third appraiser and (ii) whichever of the Fair Market Values determined by the first two appraisers is closer to the Fair Market Value determined by the third appraiser; provided, however, that if the Fair Market Value determined by the third appraiser is higher or lower than both Fair Market Values determined by the first two appraisers, such Fair Market Value determined by the third appraiser shall be disregarded and the Fair Market Value of the Property shall then be calculated as the average of the Fair Market Value determined by the first two appraisers. The Fair Market Value of a Property as so determined shall be binding and conclusive upon the Guaranteed Party and Guarantors. Each party shall bear the cost of its own appraiser and the cost of appointing, and the expenses of, the third appraiser shall be shared equally by the Guaranteed Party and Guarantors.
     2. Waivers: Other Agreements.
     The Guaranteed Party is hereby authorized, without notice to or demand upon Guarantors, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the enforceability of the obligations of the Guarantors hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to:
     (i) waive or otherwise consent to noncompliance with any provision of the Note or Mortgage, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations now or hereafter executed by Maker or any other person and delivered to the Guaranteed Party;
     (ii) accept partial payments on the Guaranteed Obligations by Maker;

     (iii) receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations or for the payment of this Guarantee, or for the payment of any other guarantees of the Guaranteed Obligations, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, or otherwise alter or release any such additional security or collateral;
     (iv) apply any and all such security or collateral and direct the order or manner of sale thereof as the Guaranteed Party may determine in its sole discretion;
     (v) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any Mortgage or any other security or collateral for the Guaranteed Obligations or any other guarantee therefore, in any manner;
     (vi) add, release or substitute any one or more other guarantors, makers or endorsers of the Guaranteed Obligations and otherwise deal with Maker or any other guarantor as the Guaranteed Party may elect in its sole discretion; and
     (vii) apply any and all payments or recoveries from Maker, Guarantors or from any other guarantor of the Guaranteed Obligations, to such of the Guaranteed Obligations as the Guaranteed Party in its sole discretion may determine, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others.
     3. No Right of Subrogation, etc. Until payment in full of the Guaranteed Obligations, the Guarantors shall have no right of subrogation or indemnification whatsoever, whether by contract, at law, in equity or otherwise, with respect to the Guaranteed Obligations and hereby waive any and all rights of subrogation and indemnification prior to such payment in full and any right to assert or enforce any remedy with respect thereto which the Guarantors or any of them now or hereafter may have against the Maker, any partner (whether general or limited) or member of the Maker and any other person or entity.
     4. Release of Guarantee; Substitution. In the event (a) Guarantor disposes of all of his, her or its entire interest in Maker, or otherwise desires to be released from this Guarantee, at a time when the Note is not in default and the ratio of the outstanding balance of the Guaranteed Obligations to the appraised value of the Properties is not greater than 80% (“Ratio Test”) or (b) a Guarantor dies, then, upon request by such Guarantor (or his or her estate), such Guarantor (or estate) shall be released from all liability hereunder (and his, her or its Guaranteed Obligation shall be reduced to zero). Notwithstanding the foregoing, the occurrence of an event described in clause (a) or (b) above shall not release a Guarantor (or its estate) from any payment obligation it incurred prior to the occurrence of such event. Guarantor (or its estate) may, at its option, elect to substitute another person who is related to the Guarantor (or its estate) (within the meaning of Treasury Regulation § 1.752-4(b)) to serve as Guarantor hereunder, provided that such person has a net worth at the time of such substitution of not less than the net worth of the existing Guarantor hereunder at the time of such substitution and there is no default under the Loan Documents at the time of such substitution. In the event of such substitution, the existing Guarantor hereunder shall be released from all liability upon delivery to Lender of a guaranty in the form of this Guaranty executed by such substituted person.

     5. Miscellaneous.
     A. This Guarantee is irrevocable as to any and all of the Guaranteed Obligations until the earliest date (the “Termination Date”) that, as a result of a repayment, compromise or adjustment of a principal amount of the Note, the total principal amount outstanding under the Note is reduced by an amount equal to or greater than the Guaranteed Amount, or if the Maker incurs indebtedness senior to, or pari passu with the Note, provided that the obligations of the Guarantors hereunder shall continue without sell after the Termination Date to the extent of any claims that are attributable fully and solely to an event or action that occurred before the Termination Date.
     B. This Guarantee is binding on the Guarantors and their successors and assigns, and inures to the benefit of the Guaranteed Party.
     C. No delay on the part of the Guaranteed Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise or waiver by the Guaranteed Party of any right or remedy shall preclude any further exercise thereof, nor shall any modification or waiver of any of the provisions of this Guarantee be binding upon the Guaranteed Party, except as expressly set forth in a writing duly signed or delivered by the Guaranteed Party or on the Guaranteed Party’s behalf by an authorized officer or agent of the Guaranteed Party. The Guaranteed Party’s failure at any time or times hereafter to require strict performance by Maker, Guarantors or any other person of any of the provisions, warranties, terms and conditions contained in any security agreement, agreements, guarantee, instrument or document now or at any time or times hereafter executed by Maker or Guarantors or delivered to the Guaranteed Party shall not waive, affect or diminish any right of the Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Guaranteed Party, its agents, officers, or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of the Guaranteed Party and directed to Maker or Guarantors, or either of them (as the case may be) specifying such waiver. No waiver by the Guaranteed Party of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Guaranteed Party permitted hereunder shall in any way affect or impair the Guaranteed Party’s rights or the obligations of Guarantors under this Guarantee.
     D. This Guarantee shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws (other than the conflicts of law provisions) of the State of [state law governing other loan documents]. The rights and obligations contained in this Guaranty are intended to cause the Guarantors or a person related to the Guarantors (within the meaning of Treasury Regulation §1.752-4(b)) who is a partner in RA Limited Partnership to bear or to be treated as bearing the economic risk of loss (within the meaning of Treasury Regulation §1.752-2) with respect to the Loan to the extent of the amount of the aggregate Guaranteed Obligations and shall be interpreted consistently therewith.

     E. This Guarantee contains all the terms and conditions of the agreement between the Guaranteed Party and Guarantors. The terms and provisions of this Guarantee may not be waived, altered, modified or amended except in writing duly executed by the party to be charged thereby.
     F. Any notice shall be directed to the parties at the following addresses:
     If to Guarantors:
     If to the Guaranteed Party:

Exhibit E
LIMITED LIABILITY COMPANY AGREEMENT
OF
NORTHLAND PROPERTIES MANAGEMENT LLC
a Delaware limited liability company
DATE: March 31, 2008

i

ii

iii

SCHEDULES AND EXHIBITS

Schedule A	Names, Addresses and Value of Contribution of Members

Exhibit A	Unanimous Approvals
Exhibit B	Board Members
Exhibit C	Interim Management Agreement

i

LIMITED LIABILITY COMPANY AGREEMENT
OF
NORTHLAND PROPERTIES MANAGEMENT LLC
a Delaware limited liability company
This Limited Liability Company Agreement (this “Agreement”) is made as of the 31st day of March, 2008, by and between Northland Investment Corporation (“Northland Corp”), a Massachusetts corporation, and Tarragon Corporation (“Tarragon Corp”), a Nevada Corporation. Such Persons, together with any such additional parties as and when admitted to the Company (as defined below) as members shall be individually a “Member” and, collectively, the “Members”.
     WHEREAS, Northland Properties Management LLC (the “Company”) has been formed as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. c. Sec. 18-101, et seq. (as amended from time to time, the “Act”) as of March 17, 2008; and
     WHEREAS, the Members wish to enter into this Agreement and to set out fully their respective rights, obligations and duties regarding the Company and its assets and liabilities.
     NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:
ARTICLE I
GENERAL PROVISIONS
     Section 1.1 Organization. The Company has been formed by the filing of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act. The Members hereby ratify the act of Luke M. Scheuer, as an “authorized person” within the meaning of the Act, in executing and filing the Certificate of Formation. The Certificate of Formation states that the registered agent and registered office of the Company in Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Board of Managers may at any time designate another registered agent. Subject to the limitations set forth in this Agreement, the Certificate of Formation may be restated or amended by the Board of Managers (as defined in Section 2.1) as an “authorized person” within the meaning of the Act. The Certificate of Formation as so amended from time to time is referred to herein as the “LLC Certificate.” The Board of Managers shall deliver a copy of the LLC Certificate and any amendments thereto to any Member who so requests.

     Section 1.2 Name. The name of the limited liability company is “Northland Properties Management LLC.” The business of the Company may be conducted under the Company name or under any other names designated by the Board of Managers (as defined in Section 2.1), with written notice to the Members.
     Section 1.3 Term. The term of the Company commenced on the date of the initial filing of the LLC Certificate and shall continue until the fortieth (40th) anniversary of the date hereof (the “Initial Term”); provided that the Company may be dissolved sooner in accordance with the provisions of this Agreement or by operation of law. The Initial Term may be extended by the Board of Managers.
     Section 1.4 Purposes and Business. The purpose of the Company is to operate, manage, finance, lease, mortgage, pledge, encumber, maintain, improve, renovate, develop, redevelop, and exchange, sell, contribute and transfer, and otherwise deal with real property related to multifamily residential rental properties, including student housing and affordable housing, and Real Estate Investments (as defined below in Section 2.1 below), and any interests therein (the “Multifamily Business”), and otherwise engage in any other lawful act or activity which is necessary, appropriate, desirable or related or incidental to, and necessary, convenient or advisable for accomplishment of, any of the above or to the organization and maintenance of the existence of the Company.
     Section 1.5 Principal Office. The principal office of the Company shall initially be c/o Northland Investment Corporation, 2150 Washington Street, Newton, MA 02462. The Board of Managers may change the principal office of the Company at any time, with written notice to the Members, and may cause the Company to establish other offices in various jurisdictions and appoint agents for service of process in such jurisdictions.
     Section 1.6 Qualification in Other Jurisdictions. The Board of Managers may cause the Company and any Subsidiary to be qualified or registered under applicable laws in such states as the Board of Managers determine appropriate to avoid any material adverse effect on the business of the Company and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation the appointment of agents for service of process in such jurisdictions.
     Section 1.7 Powers. Subject to the provisions of this Agreement, the Company shall have the power to do any and all acts necessary or convenient in furtherance of the purpose of the Company, and shall have and may exercise all of the powers and rights that can be conferred upon limited liability companies formed pursuant to the Act.
ARTICLE II
DEFINITIONS
     Section 2.1 Definitions. The following terms shall have the meanings indicated or referred to below, inclusive of their singular and plural forms except where the context requires otherwise.
     “Acceptable Transfer Terms” shall have the meaning set forth in Section 13.4(a).

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     “Act” shall have the meaning set forth in the introductory statement.
     “Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account after crediting to such Capital Account any amounts that such Member is deemed obligated to restore as described in the penultimate sentences of Treasury regulation section 1.704-2(g)(1) and in Treasury regulation section 1.704-2(i)(5).
     “Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.
     “Agreement” shall have the meaning set forth in the introductory statement.
     “Bankruptcy Event” means (i) the commencement by Tarragon Corp of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by Tarragon Corp authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case; (ii) Tarragon Corp filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by Tarragon Corp failing to controvert timely the material allegations of any such petition; (iii) the entry of an order for relief against Tarragon Corp in any involuntary case commenced under said Title 11; (iv) Tarragon Corp seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by Tarragon Corp consenting to or acquiescing in such relief; (v) the entry of an order by a court of competent jurisdiction (1) by finding Tarragon Corp to be bankrupt or insolvent, (2) ordering or approving Tarragon Corp’s liquidation, reorganization or any modification or alteration of the rights of its creditors, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of Tarragon Corp’s property and such order is not vacated or stayed on appeal or otherwise stayed within sixty (60) days; (vi) the filing of a petition against Tarragon Corp or any Subsidiary under said Title 11 which shall not be vacated within sixty (60) days or (vii) Tarragon Corp making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of Tarragon Corp’s property.
     “Board Member” shall have the meaning set forth in Section 4.1(a).
     “Board of Managers” shall have the meaning set forth in Section 4.1(a).
     “Business Day” means any day excluding a Saturday, Sunday or any other day during which there is no scheduled trading on the NASDAQ Global Market.
     “Capital Account” shall have the meaning set forth in Section 6.1.
     “Change of Control” means any (i) reorganization, merger, consolidation or similar transaction of Tarragon Corp with or into another entity, (ii) any sale, lease, exchange, or other disposition or transfer of all or substantially all of the assets of Tarragon Corp, (iii) individual, entity or “group” within the meaning of Sections 13(d) and 14(d) of the Securities Act becomes

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the “beneficial owner” (as such term is defined in Rule 13d-3 under the Securities Act) of securities of Tarragon Corp representing thirty (30%) or more of the combined voting power of Tarragon Corp’s then outstanding securities having the right to vote generally in an election of Tarragon Corp’s Board of Directors, or (iv) at such time as both William S. Friedman and Robert Rothenberg cease for any reason to be members of the Board of Directors of Tarragon Corp.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor federal income tax code.
     “Company” shall have the meaning set forth in the introductory statement.
     “Confidential Information” shall have the meaning set forth in Section 9.4.
     “Contribution Agreement” means the Agreement to Contribute, dated as of the date hereof, among Northland Portfolio L.P., Northland Fund L.P., Northland Fund II, L.P., Northland Fund III, L.P., Northland Corp, Northland Austin Investors LLC, Austin Investors L.P., Drake Investors L.P., Tatstone Investors L.P., Tarragon Corp and Ansonia LLC.
     “Contributions” means, in respect of any Member, the aggregate amount of such Member’s capital contributions made to the Company pursuant to ARTICLE V.
     “Contributing Member” shall have the meaning set forth in Section 5.2(b).
     “Disclosure Obligations” shall have the meaning set forth in Section 9.6.
     “Drag Along Notice” shall have the meaning set forth in Section 13.1.
     “EPA Plan” shall have the meaning set forth in Section 4.13.
     “Exchange Act” means the Securities Exchange set of 1934, as amended from time to time, or any successor statute thereof.
     “Extraordinary Transaction” means (i) any reorganization, merger, consolidation or similar transaction of the Joint Venture with or into another entity where the outstanding voting securities of the Joint Venture immediately before the transaction represent or are converted into less than fifty percent (50%) of the outstanding voting power of the surviving entity (or its parent corporation) immediately after the transaction, (ii) any sale, lease, exchange, or other disposition or transfer of all or substantially all of the Properties and assets of the Joint Venture and its Subsidiaries, (iii) any purchase by any Person or “Group” (within the meaning of Sections 13(d) and 14(d) of the Securities Act) of securities of the Joint Venture (either through a negotiated securities purchase or a tender for such securities), the effect of which is that such Person (or group of Persons) that did not Beneficially Own (as such term is defined in Rule 13d-3 under the Securities Act) a majority of the voting power of the outstanding securities of the Joint Venture immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase or (iv) an initial public offering of greater than 50% of the outstanding securities of the Joint Venture.
     “Fiscal Year” shall have the meaning set forth in Section 11.7

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     “Funding Notice” means a written notice from the Board of Managers to any Member, requiring such Member to fund or make Contributions pursuant to Section 5.2.
     “Funding Election Notice” shall have the meaning set forth in Section 5.2.
     “Immediate Family” means with respect to any individual such individual’s spouse, parents, grandparents, children, grandchildren and siblings and any trust for any of their benefit or any family partnership in which any of them participate.
     “Indemnified Party” means any Person made a party to a proceeding by reason of its status as a (A) Board Member, (B) Member (C) officer of the Company and (D) such other Persons (including Affiliates of any Member) as the Board of Managers may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
     “Initial Tarragon Board Members” means William S. Friedman and Robert Rothenberg.
     “Initial Term” shall have the meaning set forth in Section 1.3.
     “Interest” means the entire limited liability company interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.
     “Interim Management Agreement” shall have the meaning set forth in Section 4.9(c).
     “Joint Venture” means Northland Properties LLC.
     “Joint Venture Agreement” means the Amended and Restated Limited Liability Company Agreement of the Joint Venture, among Northland Portfolio L.P., Northland Fund L.P., Northland Fund II, L.P., Northland Fund III, L.P., Northland Austin Investors LLC, Austin Investors L.P., Drake Investors L.P., Tatstone Investors L.P, Tarragon Corp, Ansonia LLC and Richard Frary.
     “Joint Venture Unit” shall be a membership interest in the Joint Venture represented by a “Common Unit” as defined in the Joint Venture Agreement.
     “Liquidating Agent” shall have the meaning set forth in Section 12.3
     “LLC Certificate” shall have the meaning set forth in Section 1.1.
     “Loan Request Notice” shall have the meaning set forth in Section 4.7.
     “Lock-Out Period” means the period commencing upon execution of the Joint Venture Agreement and ending on the earlier of (i) the fifth (5th) anniversary of execution of the Joint Venture Agreement, and (ii) the occurrence of an Extraordinary Transaction.

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     “Majority Vote” shall have the meaning set forth in Section 4.4.
     “Member” or “Members” means any person named as a member of the Company on Schedule A.
     “Multifamily Business” shall have the meaning set forth in Section 1.4.
     “Non-Contributing Member” shall have the meaning set forth in Section 5.2(b).
     “Northland Board Members” shall have the meaning set forth in Section 4.1(a).
     “Northland Buyer” shall have the meaning set forth in Section 13.1
     “Northland Corp” means Northland Investment Corporation, a Massachusetts corporation.
     “Northland Corp Initial Interest” means the Percentage Interest of Northland Corp after giving effect to the final “Closing” under the Contribution Agreement.
     “Northland Sale” shall have the meaning set forth in Section 13.2(a).
     “Northland Tag-Along Notice” shall have the meaning set forth in Section 13.3.
     “Operating Cash Flow” shall mean, for purposes of this Agreement and for a given period of time, all cash receipts received by the Company from any source less the amounts of any of the aforesaid cash receipts included in this definition expended for the debts, expenses and other obligations of the Company, principal and interest payments on any indebtedness of the Company, capital expenditures and, in each instance, reserves as determined in the discretion of the Board of Managers.
     “Opinion of Counsel” means an opinion in writing and in form and substance reasonably satisfactory to the Board of Managers signed by legal counsel either chosen by the Board of Managers or, if chosen by a Member, reasonably satisfactory to the Board of Managers.
     “Percentage Interest” means with respect to each Member, initially the Percentage Interest of such member shown on Schedule A attached hereto as of the date hereof, but shall be thereafter adjusted:
(i) upon the “Final Closing” (as defined in the Contribution Agreement) to equal (x) for Tarragon Corp, the “Tarragon Initial Interest” (as defined in the Joint Venture Agreement) and (y) for Northland Corp, the “Northland Initial Interest” (as defined in the Joint Venture Agreement); and
(ii) upon each additional capital contribution to the Joint Venture by Northland Fund II, L.P. or by Northland Fund III, L.P., the “Percentage Interest” of Tarragon Corp hereunder will be diluted by the same percentage dilution suffered by Tarragon Corp, if any, in its Common Unit “Percentage Interest” (as defined in the Joint Venture Agreement) in the Joint Venture as a result of its failure to participate in such additional

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capital contribution, and the resulting reduction in Tarragon Corp’s Percentage Interest under this clause (ii) will be added to Northland Corp’s Percentage Interest.
Notwithstanding anything contained in the definition of “Percentage Interest” or this Agreement, following the “Final Closing” (as defined in the Contribution Agreement), the Percentage Interest of Tarragon Corp in the Company shall only be increased if Tarragon Corp contributes additional capital to the Company pursuant to Section 5.2 of this Agreement.
     “Person” means a corporation, governmental unit, association, retirement system, international organization, joint venture, partnership, limited liability company, trust or individual.
     “Property” means any and all real property (or any interest in real property) now or hereafter owned by the Joint Venture or a Subsidiary and any and all buildings, structures and improvements now or hereafter located thereon, and shall include all related real and personal property and assets.
     “Property Management Agreement” shall have the meaning set forth in Section 4.9(c).
     “Real Estate Investments” means any direct or indirect, current or contingent interest in, option or commitment to acquire or other contract right relating to any type of real estate asset or real estate related asset, including, without limitation, interests in privately or publicly held operating companies and real estate related businesses, commercial mortgage backed securities, indebtedness secured by real property or secured by interests in entities owning real property, equity interests in entities that own or operate real property or other real estate-related assets, and interests in any amounts escrowed, reserved or otherwise set aside with respect to any real property or other real estate-related assets. Notwithstanding the foregoing, however, “Real Estate Investments” shall exclude any of the foregoing that is related to real property or other real estate-related assets if they would be Non-permitted Investments.
     “ROFO Notice” shall have the meaning set forth in Section 13.4(a).
     “Sale” shall have the meaning set forth in Section 13.1.
     “Schedule of Members” shall have the meaning set forth in Section 11.1.
     “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity

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gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity. Unless otherwise specified, references herein to a Subsidiary shall mean a Subsidiary of the Company.
     “Target Interests” shall have the meaning set forth in Section 13.4(a).
     “Tarragon Board Members” shall have the meaning set forth in Section 4.1(a).
     “Tarragon Buyer” shall have the meaning set forth in Section 13.3(a).
     “Tarragon Corp” means Tarragon Corporation, a Nevada corporation.
     “Tarragon Corp Initial Interest” means the Percentage Interest of Tarragon Corp after giving effect to the final “Closing” under the Contribution Agreement.
     “Tarragon Sale” shall have the meaning set forth in Section 13.3(a).
     “Tarragon Tag-Along Notice” shall have the meaning set forth in Section 13.2(a).
     “Third Party” means any Person who is not a Member, or an Affiliate of any Member, or the Immediate Family of any Member.
     “Transfer” shall mean any, direct or indirect, transaction by which a Member assigns all of a portion of its Interest to another Person, and includes a sale, assignment, gift, donation, pledge, grant of a security interest in, exchange, or any other disposition by law or otherwise.
     “Transfer Documents” shall have the meaning set forth in Section 10.1(a).
     “Transfer Election” shall have the meaning set forth in Section 13.4(a).
     “Transfer Escrow Agent” shall have the meaning set forth in Section 13.4(b).
     “Transfer Escrow Deposit” shall have the meaning set forth in Section 13.4(b).
     “Transfer Response Period” shall have the meaning set forth in Section 13.4(a).
     “Treasury Regulations” means the Income Tax Regulations and Procedure and Administration Regulations promulgated under the Code, as amended from time to time.
     “Unanimous Approval” or “Unanimously Approved” means the written consent or approval at a duly called meeting of the Board of Managers of each Northland Board Member and, so long as there are Tarragon Board Members on the Board of Managers, at least one of the Tarragon Board Members.
     “Withholding Payment” shall have the meaning set forth in Section 7.4.
ARTICLE III
MEMBERS; INTERESTS

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     Section 3.1 General. The names, addresses and Percentage Interests of the Members are set forth on Schedule A, as of immediately following the execution of this Agreement. The Board of Managers shall amend and revise Schedule A from time to time to properly reflect any changes to the information included therein, including to reflect the admission or substitution of Members. Any amendment or revision to Schedule A or to the Company’s records to reflect information regarding Members shall not be deemed an amendment to this Agreement.
     Section 3.2 Powers of Members. Except as otherwise provided in this Agreement, no Member shall have the right or power to: (i) withdraw or reduce its contribution to the capital of the Company; (ii) cause the dissolution and winding up of the Company; or (iii) demand or receive property in return for its capital contributions. No Member, in its capacity as such, shall take any part in the control of the affairs of the Company, undertake any transactions on behalf of the Company, or have any power or authority to act for or on behalf of, or to bind, the Company. Tarragon Corp, in its capacity as a Member, shall have no voting rights other than those specifically required by law under the Act. The rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise expressly provided in this Agreement.
     Section 3.3 No Other Persons Deemed Members. Unless admitted to the Company as a Member as provided in this Agreement, no Person shall be, or shall be considered, a Member. The Company may elect to deal only with Persons so admitted as Members (including their duly authorized representatives). Any distribution by the Company to the Person shown on the Company’s records as a Member or to its legal representatives, shall relieve the Company of all liability to any other Person who may be interested in such distribution by reason of any other Transfer by the Member, or for any other reason.
     Section 3.4 No Cessation of Membership Upon Bankruptcy, etc. A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of any of the events specified in §18-304 of the Act. Upon the occurrence of any event specified in §18-304 of the Act, the business of the Company shall be continued pursuant to the terms hereof without dissolution.
     Section 3.5 Nature of a Member’s Interest. A Member’s Interest shall for all purposes be personal property. The Contributions and Percentage Interests of the Members as of the date of this Agreement are shown on Schedule A.
     Section 3.6 Determination by the Board of Managers. Whenever in this Agreement, any decision, approval, determination or action is to be undertaken by the Board of Managers, such decisions, approvals, determinations or actions shall require only a Majority Vote; provided that, the decisions, approvals, determinations, or actions set forth on Exhibit A (and only those set forth on Exhibit A) shall require Unanimous Approval by the Board of Managers.
     Section 3.7 Additional Interests and Admission of Additional Members.
Section 3.7.1 Issuance or Creation of Additional Interests and Admission of Additional Members.

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          (a) The Company may issue additional Interests of the Company (or options or convertible securities with respect thereto) for any purpose and at any time and from time to time for such consideration and on such terms and conditions as the Board of Managers shall determine in its sole discretion, and, subject to the Unanimous Approval required in accordance with Exhibit A, may admit as additional Members the Persons to whom such additional Interests are issued. Upon the issuance pursuant to and in accordance with this ARTICLE III of any Interests, the Board of Managers may amend any provision of this Agreement, and authorize any Person to execute, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any additional Member to the Company or the authorization and issuance of such other Interests (or options or convertible securities with respect thereto).
          (b) Each additional Interest authorized to be issued by the Company pursuant to Section 3.7.1(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Interests), as shall be fixed by the Board of Managers in its sole discretion, including (i) the right to share in Company profits and losses or items thereof; (ii) the right to share in Company distributions; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Interest (including sinking fund provisions); (v) whether such Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Interest will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of the holder of each such Interest to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Interest.
     Section 3.7.2 Conditions to Admission. No additional Member shall be admitted to the Company (a) in connection with newly issued Interests, unless and until such prospective additional Member has executed a signature page counterpart to this Agreement and an acceptance of all of the terms and conditions of this Agreement, and such other documents or instruments as may be required to effect the admission in the Board of Managers’ reasonable judgment or (b) in connection with a Transfer of Interests, unless and until all the conditions of ARTICLE X are satisfied, and such prospective additional Member executes and delivers to the Company the documentation contemplated by Section 10.2.
ARTICLE IV
MANAGEMENT
     Section 4.1 Board of Managers
          (a) The business and affairs of the Company shall be managed under the direction of a board of managers (the “Board of Managers”), who shall be the managers of the Company. Subject to the provisions of this Section 4.1, the Board of Managers shall consist of five (5) individuals (each, a “Board Member”) comprised as follows: (i) three (3) Board Members designated by Northland Corp (together, with their permitted successors, the

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“Northland Board Members”) and (ii) two (2) Board Members designated by Tarragon Corp (together with their permitted successors, the “Tarragon Board Members”). Each Board Member shall be a “manager” within the meaning of the Act. The names of the individuals who shall serve as the initial Northland Board Members and the initial Tarragon Board Members (the “Initial Tarragon Board Members”) are set forth on Exhibit B. A Tarragon Board Member shall be a Board Member only so long as such individual is serving as a member of the Board of Directors of Tarragon Corp. If not nominated for continuing service on the Board of Directors of Tarragon Corp, (except, in the case of the Initial Tarragon Board Members who shall, subject to the provisions of this Section 4.1, serve on the Board of Managers until they no longer serve on the Board of Directors of Tarragon Corp), the term of such Tarragon Board Member shall immediately end and the vacancy created thereby will be filled by Tarragon Corp, subject to the reasonable approval of such replacement Tarragon Board Member by the Northland Board Members; provided, however, that the Northland Board Members shall not have the right to withhold such approval for a proposed replacement Tarragon Board Member who is then serving as a director or senior officer of Tarragon Corp unless the participation of such proposed replacement on the Board of Managers is reasonably likely, in the reasonable judgment of Northland Corp, to have a material adverse effect on the ability of the Joint Venture or its Subsidiaries to raise equity or debt financing from Third Parties. Notwithstanding any provision set forth herein to the contrary, upon the happening of a Bankruptcy Event, the Tarragon Board Members shall immediately resign and all Board Members shall be appointed by Northland Corp.
          (b) Any vacancy on the Board of Managers with regard to the Northland Board Members shall be filled by Northland Corp. Subject to the provisions of this Section 4.1, any vacancy on the Board of Managers with regard to the Tarragon Board Members shall be filled by Tarragon Corp.
          (c) In the event that the Percentage Interest owned by Tarragon Corp hereafter falls below forty percent (40%) of the Tarragon Corp Initial Interest, then the Tarragon Board Members shall immediately resign and Tarragon Corp shall have no right to appoint any individuals to the Board of Managers. The resulting vacancy or vacancies shall be filled by Northland Corp.
          (d) The Board of Managers may at any time increase the size of the Board of Managers; provided, however, that the Board of Managers shall not exceed nine (9) members. The vacancies created by any increase shall be filled by individuals appointed by the Board of Managers and shall be deemed to be Northland Board Members.

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     Section 4.2 Powers of the Board of Managers.
          Section 4.2.1 General Authority. Except as otherwise provided in this Agreement and subject to Unanimous Approval, if required in accordance with Exhibit A, the Board of Managers shall have complete and exclusive control of the management and conduct of the business of the Company and the authority to do all things necessary or appropriate to carry out the purposes of the Company without any further act, vote or approval of any Member and shall have all rights and powers with respect to the Company which may be vested in a Board of Managers under Delaware law. Any contract, instrument or act of the Board of Managers on behalf of the Company shall be conclusive evidence in favor of any third party dealing with the Company that the Board of Managers has the authority, power, and right to execute and deliver such contract or instrument and to take such action on behalf of the Company.
          Section 4.2.2 Authority for Specific Actions. Without limiting the authority of the Board of Managers pursuant to Section 4.2.1, upon a Majority Vote, is authorized to take the following actions on behalf of the Company and its Subsidiaries:
               (a) collect all rents and other charges which may become due at any time from any tenant under any lease or use and occupancy agreement and any other monies due the Company in connection with the Property and deposit all funds collected in the applicable account;
               (b) coordinate the bidding (when appropriate), awarding, and negotiation of contracts with, and coordinate activities among all applicable service providers such as architects, engineers, designers, brokers, consultants, attorneys and other professionals providing services to the Company in connection with the ownership, development, operation, management, or redevelopment of the Property;
               (c) coordinate the administration and payment of all construction costs, equipment costs, architectural and engineering costs, insurance costs and other hard and soft costs incurred in connection with the Project or other capital improvement to or development or redevelopment of the Property;
               (d) maintain copies of all documents evidencing or securing any indebtedness related to the Property and take such actions as it determines, in the exercise of reasonable business judgment, to be necessary or required to be in compliance with all such documents;
               (e) maintain copies of all leases and other use and occupancy agreements and all offers, purchase and sale agreements and the like and any amendments or modifications thereof; advise, administer, coordinate and oversee all leasing and sales activities, leasing and sales negotiations and other communications with present and proposed tenants and take such action as it determines, in the exercise of reasonable business judgment, to be necessary or required to be in compliance with the material terms of all such leases and occupancy agreements;

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               (f) review bills for real estate taxes, improvements assessments and other like charges which are or may become liens against the Property and, subject to the terms of each lease, pay, appeal or apply for abatement as in its reasonable judgment it shall determine;
               (g) inspect or cause to be inspected the Property as often as reasonably prudent property managers managing properties comparable to the Property would inspect such properties;
               (h) to borrow money and issue evidences of indebtedness, letters of credit and guaranties in connection with the business and affairs of the Company, to guarantee the obligations of any third party (including, without limitation, debt guaranties, nonrecourse guaranties of any nature, completion guaranties and environmental guaranties), to secure any such borrowings, indebtedness and/or guaranties by mortgages, pledges or other liens on any assets of the Company, to enter into participating debt arrangements, to enter into convertible debt arrangements, to hedge interest rate changes on borrowings, to use as collateral for any such obligations the capital commitments to the Company and any other assets of the Company, and to prepay in whole or in part, refinance, increase, modify or extend such obligations;
               (i) to make loans to Third Parties and Affiliates;
               (j) to maintain such insurance as the Board of Managers may deem appropriate to protect the assets and interests of the Company and the Indemnified Parties and to satisfy any contractual undertakings of the Company;
               (k) subject to Section 4.9, to enter into transactions with Affiliates;
               (l) to acquire, by purchase, lease or otherwise, any and all property which may be necessary or desirable to carry out the business of the Company;
               (m) to take all actions appropriate to the liquidation of the Company;
               (n) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, compromise, or confess judgment upon such terms as it may determine and upon such evidence as it may deem sufficient, any debt obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Company;
               (o) to make decisions for and act on behalf of the Company in dealing with the Internal Revenue Service and other tax authorities;
               (p) to cause the Company to make or revoke any of the tax elections provided for under the Code or the Treasury Regulations;

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               (q) subject to the Unanimous Approval required in accordance with Exhibit A, to admit additional Members to the Company in accordance with Section 3.7, including, without limitation, through the issuance of additional Interests in the Company in one or more series or classes on terms and conditions determined by the Board of Managers in its sole discretion;
               (r) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, in connection with or incidental to, the accomplishment of the purposes of the Company;
               (s) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any agreements of any kind (including transactions and agreements with Affiliates of one or more of the Members), in connection with or incidental to the furtherance of the purpose of the Company, so long as such things, activities and agreements may be lawfully done, carried on or entered into by the Members under the laws of the State of Delaware; and
               (t) the distribution of Company cash; and
               (u) to amend Schedule A in accordance with changes in the Members’ Percentage Interests.
          Section 4.2.3 Actions Requiring Board Consideration. The following actions shall be brought to the Board of Managers for its consideration; provided, however, that notwithstanding anything contained in this Agreement or Exhibit A, none of the following actions shall be subject to Unanimous Approval:
               (a) hiring, termination and promotion of Company executive officers;
               (b) compensation of Company employees;
               (c) the Company’s annual budget;
               (d) distributions of surplus Company cash; and
               (e) additional capital calls pursuant to Section 5.2.
     Section 4.3 Exercise of Authority; Guarantee. In exercising its authority under this Agreement, the Board of Managers may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it. The Board of Managers and the Company shall not have any liability to a Member for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with such decisions so long as the Board of Managers has acted pursuant to its

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authority under this Agreement. The Board of Managers does not in any way guarantee the return of any Member’s Contributions or a profit for the Members.
     Section 4.4 Meetings and Action of the Board of Managers. Except as otherwise set forth in this Agreement, all action to be taken by the Board of Managers thereof shall be taken at a meeting of the Board of Managers, by the affirmative vote of a majority in number of the Board Members then entitled to vote on the matter (a “Majority Vote”). If action is to be taken at a duly called meeting of the Board of Managers, notice of the time, date, place and purpose of such meeting shall be given to each Board Member then entitled to vote on the matter by the Board Member(s) calling the meeting by personal delivery, telephone or fax sent to the address of each Board Member then entitled to vote on the matter set forth on Exhibit B at least three (3) Business Days in advance of the meeting; provided, however, no notice need be given to a Board Member who waives notice before or after the meeting or who attends the meeting without protesting at or before its commencement the inadequacy of notice to him or her. Meetings of the Board of Managers shall be held at least quarterly. The Board Members may attend a meeting of the Board of Managers in person or by proxy, and may participate in such meeting by means of conference call or similar communications equipment that permits all Board Members participating in the meeting to hear and speak to each other. A chairman selected by Northland Corp shall preside over all meetings of the full Board of Managers. The chairman shall determine the order of business and the procedures to be followed at each such meeting. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if one or more written consents to such action shall be signed by at least a majority of the Northland Board Members and at least one (1) Tarragon Board Member. Each Board Member may authorize any Person or Persons to act for him or her by proxy on all matters in which a Board Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Board Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Board Member executing it, such revocation to be effective upon the Company’s receipt of written notice thereof. Such written consents shall be delivered to the Company at the principal office of the Company and, unless otherwise specified, shall be effective on the date when the first consent is delivered. To the extent that this Agreement permits the Board of Managers to request materials, reports, information or clarifications, such request may be made by any individual Board Member without further action by the Board of Managers.
     Section 4.5 Expenses; Compensation of Board Members. Board Members shall be reimbursed by the Company for all reasonable out-of-pocket expenses incurred by them in connection with their service on the Board of Managers (including all reasonable travel and accommodation expenses) but shall not receive any compensation for their service on the Board of Managers.
     Section 4.6 Unanimous Approval Requirement. Notwithstanding any provision of this Agreement to the contrary, the Board of Managers shall not take or cause or permit the Company or to take any of the actions described on Exhibit A without in each instance first obtaining Unanimous Approval.

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     Section 4.7 Certain Loans by the Members. The Board of Managers may from time to time make written request (a “Loan Request Notice”) that the Members, pro rata in accordance with their respective Percentage Interests, make loans to the Company for use by the Company. Such loans shall have the terms and conditions as may be specified by the Board of Managers in the Loan Request Notice, and may be secured by liens or other charges upon property of the Company as determined by the Board of Managers, subject to this Section 4.7. Such terms and conditions for such loans shall include that the loan shall bear interest compounded monthly, at the then current market rates, subject to a minimum annual percentage of 10%. No Member shall have any obligation to make any such loans, and to the extent that one or more of the Members decline a request to make such a loan, the Members who accepted such loan request (or it Affiliates) will have the right to make the loans declined by the other Members. A Member shall be deemed to have declined a request to make such a loan if within fifteen (15) days of the receipt of a Loan Request Notice, a Member has not given written notice to the Board of Managers indicating whether or not it agrees to make the loan specified in the Loan Request Notice. Members that participate in the loan request shall make such loan not later than thirty (30) days after the receipt of such Loan Request Notice by wire transfer of immediately available funds to the account designated in the Loan Request Notice.
     Section 4.8 Tax Classification. The Board of Managers shall take all reasonably necessary actions to ensure that the Company is treated for federal income tax purposes as a partnership and not as an association or publicly traded Company taxable as a corporation. The Company shall not elect to be treated other than as a partnership for federal income tax purposes.
     Section 4.9 Standards of Conduct and Modification of Duties; Certain Transactions with Affiliates.
               (a) In taking any action as a Board Member, each Board Member shall have no duty to consider the separate interests of, or any factors affecting, any Member (or any such Member’s direct or indirect stockholders (or other owners) or anyone claiming by, through or on behalf of any such Member (including any creditor)), other than the Member that appointed such Board Member. No Member shall owe any duty (including any fiduciary duty) to any other Member (or such other Member’s direct or indirect stockholders (or other owners) or anyone claiming by, through or on behalf of such other Member (including any creditor)), other than the implied contractual covenant of good faith and fair dealing. No Board Member shall owe any fiduciary duty to any Member (or any Member’s direct or indirect stockholders (or other owners) or anyone claiming by, through or on behalf of any Member (including any creditor)), other than the Member appointing such Board Member. Notwithstanding the foregoing, however, each Board Member shall owe to the Company the same duties that a member of the board of directors of a Delaware corporation organized under the General Corporation Law of the State of Delaware would owe to such corporation. The provisions of this Agreement, to the extent they restrict or eliminate the duties (including fiduciary duties) and liabilities of a Member or a Board Member otherwise existing at law or in equity are agreed by the Members to replace such other duties and liabilities of the Members and the Board Members.
               (b) The Company may from time to time enter into transactions with a Member or any of its Affiliates. The terms and conditions of such transaction shall be no more

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favorable to the Member or such Member’s Affiliate(s) as those that would then be available to the Company in an arm’s length transaction from a Third Party not an Affiliate of such Member, including without limitation competitive pricing and quality.
               (c) Upon the execution of the Joint Venture Agreement, in accordance with this ARTICLE IV, the Board of Managers is expressly authorized for, in the name of, and on behalf of the Company to enter into a management agreement with the Joint Venture, as long as such management agreement is on substantially the same economic terms as the interim management agreement (“Interim Management Agreement”) attached hereto as Exhibit C, and may permit the Company to enter into property management agreements (each, a “Property Management Agreement”) with the Joint Venture, with respect to the Properties (or any later acquired Properties) in a form approved by the Board of Managers.
     Section 4.10 Exculpation. No Indemnified Party shall have any liability to the Company or any Member for any loss suffered by the Company or any Member which arises out of any action or inaction of an Indemnified Party, unless such action or inaction (i) is undertaken or omitted in connection with providing services to the Company or the performance of the Board of Manager’s duties under this Agreement and (ii) is finally adjudicated by a court of competent jurisdiction to constitute fraud or willful misconduct. To the extent permitted by law, each Indemnified Party’s duties (including fiduciary duties) to the Company, any Member or any other Person shall be limited to those set forth in this Agreement.
     Section 4.11 Indemnification. Subject to the limitations contained in this Section 4.11, the Company shall indemnify each Indemnified Party against all losses, liabilities, damages and expenses incurred by such Indemnified Party as a result of any actions or omissions taken or omitted in connection with providing services to the Company or the performance of the Board of Managers’ or the Liquidating Agent’s duties under this Agreement or by reason of any action or omission taken or omitted on behalf of the Company. Such indemnity shall cover, without implied limitation, judgments, settlements, fines, penalties and counsel and expert fees incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before or threatened to be brought before any court or administrative body, in which an Indemnified Party may be or may have been involved as a party or otherwise, or with which it may have been threatened, by reason of being or having been an Indemnified Party, or by reason of any act or omission on behalf of the Company or otherwise taken or omitted in connection with providing services to the Company or the performance of the Board of Managers’ or the Liquidating Agent’s duties under this Agreement. No Indemnified Party shall be entitled to indemnification pursuant to this Section 4.11 with respect to any matter as to which such Indemnified Party shall have been finally adjudicated by a court of competent jurisdiction in any such action, suit or other proceeding to have committed an act or omission (i) that was undertaken or omitted in connection with providing services to the Company or the performance of the Board of Managers’ or the Liquidating Agent’s duties under this Agreement and (ii) constituted fraud or willful misconduct. No Indemnified Party shall be entitled to indemnification pursuant to this Section 4.11 with respect to any action, suit or proceeding that relates solely to a dispute between or among the Members or the Board of Managers or any Affiliate providing services to the Company and any of its members, managers or employees. The right of indemnification provided hereby shall not be exclusive of, and shall not affect, any other rights to which any Indemnified Party may be entitled and nothing contained in this

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Section 4.11 shall limit any lawful rights to indemnification existing independently of this Section 4.11.
     Section 4.12 Payment of Indemnification Expenses. Prior to the final disposition of any claim or proceeding with respect to which any Indemnified Party may be entitled to indemnification hereunder, in the Board of Managers’ discretion, the Company may pay to the Indemnified Party, in advance of such final disposition, an amount equal to all expenses of such Indemnified Party reasonably incurred in the defense of such claim or proceeding so long as the Company has received a written undertaking of such Indemnified Party to repay to the Company the amount so advanced if it shall be finally adjudicated by a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder.
     Section 4.13 EPA Compliance Plan. The Members acknowledge that the Company may be considered a successor to Tarragon Management, Inc. pursuant to that certain Environmental Compliance Plan the (“EPA Plan”) adopted by it pursuant to a Plea Agreement entered into on June 19, 2006. Tarragon Corp will indemnify and hold harmless the Company from and against any loss, liability, damage or cost (including reasonable attorneys’ fees) arising as a result of the failure of Tarragon Corp or its Affiliates to comply with the EPA Plan prior to the date hereof. The Company hereby agrees that it will comply with the EPA Plan from and after the date hereof.
ARTICLE V
CAPITAL CONTRIBUTIONS
     Section 5.1 Initial Contributions. Each Member has initially contributed to the Company the amounts reflected on Schedule A. In consideration for such Contribution, each of Northland Corp and Tarragon Corp shall receive an Interest in the Company. All Contributions shall be set forth on Schedule A, as amended from time to time.
     Section 5.2 Additional Capital Contributions.
               (a) If the Board of Managers determines that additional capital is needed, in excess of that provided in Section 5.1, and that such additional capital shall be raised through the issuance of Interests that will have participation rights that are in any respect pari passu with an outstanding class of Interests, then, subject to the Unanimous Approval required in accordance with Exhibit A, the Board of Managers may issue a notice to the Members requesting that the Members fund such additional capital as a cash Contribution, pro rata in proportion to their respective Percentage Interest (a “Funding Notice”). Each Funding Notice shall set forth (i) the total amount of additional Contributions being requested, (ii) the reason the Contributions are needed, together with such ancillary documentation relating to the same sufficient to adequately inform the Members in such regard, (iii) the amount of additional Contributions being requested from each Member and the wire transfer instructions for the account to which such Contributions should be made and (iv) the Interests to be issued to the Members in respect of their Contribution. Each Member shall give written notice to the Board of Managers indicating whether or not it agrees to make an additional capital Contribution equal to its pro rata share, based upon its Percentage Interest, of the requested funds (a “Funding Election Notice”) within

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ten (10) Business Days of receipt of such Funding Notice. If a Member elects to make such Contributions, then such Member shall make such Contributions within ten (10) Business Days of delivery of such Funding Notice. Each Member shall have the right (but not the obligation) to advance to the Company as a Contribution of additional capital such Member’s Percentage Interest of the additional capital requested in such Funding Notice. There shall be only one Funding Notice in connection with the implementation of the rights of the Members under this Section 5.2.
               (b) If any Member (a “Non-Contributing Member”) fails to timely deliver a Funding Election Notice or if so elected, fails to make any additional Contributions (or any portion thereof) requested under this Section 5.2, and any other Member (a “Contributing Member”) has delivered a Funding Election Notice that it will make its pro rata share of such additional Contributions (or any portion thereof), then each Contributing Member may either (i) contribute the portion of such requested Contribution the Non-Contributing Member failed to contribute (if there is more than one Contributing Member, then in proportion to the relative Percentage Interest of such Contributing Members, unless they otherwise agree), and receive in respect of such additional Contributions the Interests corresponding thereto or (ii) withdraw its share of such requested additional Contributions. Each Member acknowledges that failure to participate in any funding pursuant to this Section 5.2 may result in a dilution of its interest and rights in the Company. No Member shall be required to provide funds pursuant to this Section 5.2. The rights set forth in this Section 5.2 shall constitute the sole remedy and recourse of the Company in respect of the failure of any Member to make any additional Contribution.
               (c) Subject to the last sentence of Section 5.2(a), the Interests to be issued in connection with any additional Contributions shall reflect the fair market value of Interests in the Company at the time, as determined by the Board of Managers in good faith.
     Section 5.3 No Right to Interest or Return of Capital. Except as specifically provided for herein, no Member shall be entitled to any return of, or interest on, Contributions to the Company or on such Member’s Capital Account, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in the Agreement.
     Section 5.4 No Third-Party Rights. Any obligations or rights of the Company or the Members to make or require any Contribution under this ARTICLE V shall not result in the grant of any rights to or confer any benefits upon any Person who is not a Member.
     Section 5.5 Limitations. Except as set forth in this ARTICLE V, no Member shall be entitled or required to make any additional Contribution to the Company. No Member shall be obligated to guarantee any indebtedness or other obligations of the Company. No Member shall have any liability for the repayment of the Contribution of any other Member. No Member shall be entitled to any interest or compensation with respect to its services rendered on behalf of the Company except as specifically provided in this Agreement. No Member shall have any personal liability for the repayment of the Contribution of any other Member; and each Member shall look only to the assets to the Company for return of his, her or its Contribution.

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ARTICLE VI
CAPITAL ACCOUNTS, ALLOCATIONS OF INCOME AND LOSS
     Section 6.1 Capital Accounts. A separate capital account (each, a “Capital Account”) shall be maintained for each Member. Capital Accounts shall be maintained in accordance with the rules of Section 1.704-1(b)(2)(iv) of the Treasury Regulations, and this Section 6.1 shall be interpreted and applied in a manner consistent with said Section of the Treasury Regulations. The Company shall adjust the Capital Accounts of the Members to reflect revaluations of the Company property whenever the adjustment would be permitted under Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5), unless the Board of Managers reasonably determines that any such adjustment is not necessary to reflect the economic interests of the Members. In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code. In the event that Code Section 704(c) applies to Company property, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property. The amounts of all distributions to Members (other than liquidating distributions) shall be determined pursuant to Section 7.1.
     Section 6.2 Allocations
               (a) After giving effect to the provisions of Sections 6.2(b) through 6.2(e), and subject to Section 6.2(f), net income and net loss of the Company (as determined for purposes of adjusting Capital Accounts in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)) shall be allocated among the Members so as to make, as nearly as possible, the Adjusted Capital Accounts of the Members stand in proportion to their Percentage Interests.
               (b) Notwithstanding any other provision of this Agreement, in the event there is a net decrease in Partnership Minimum Gain during a taxable year of the Company, the Members shall be allocated items of income and gain in accordance with Treasury Regulations Section 1.704-2(f). For purposes of this Agreement, the term “Partnership Minimum Gain” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(2), and any Member’s share of Partnership Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1). This Section 6.2(b) is intended to comply with the minimum gain charge-back requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.
               (c) Notwithstanding any other provision of this Agreement, non-recourse deductions shall be allocated one hundred percent (100%) to the Members, pro

20

rata, in proportion to their Percentage Interests. “Non-recourse deductions” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).
               (d) Notwithstanding any other provision of this Agreement, to the extent required by Treasury Regulations Section 1.704-2(i), any items of income, gain, loss or deduction of the Company that are attributable to a nonrecourse debt of the Company that constitutes “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4) (including chargebacks of partner nonrecourse debt minimum gain) shall be allocated in accordance with the provisions of Treasury Regulations Section 1.704-2(i). This Section 6.2(d) is intended to satisfy the requirements of Treasury Regulations Section 1.704-2(i) (including the partner nonrecourse debt minimum gain chargeback requirements) and shall be interpreted and applied in a manner consistent therewith.
               (e) Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a deficit balance in its Capital Account shall be allocated items of income and gain in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations Section 1.704-1(b)(2)(ii)(d), such deficit balance as quickly as possible. This Section 6.2(e) is intended to comply with the alternate test for economic effect set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.
               (f) The allocation provisions contained in this ARTICLE VI are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith. The Board of Managers in its reasonable discretion shall modify such allocations as necessary to carry out the parties’ intended economic arrangement in a manner that complies with such Code sections and regulations.
     Section 6.3 Allocations for Tax Purposes.
               (a) Subject to Section 6.3(b), net income and net loss to be allocated for income tax purposes shall be allocated among the Members on the same basis as the corresponding “book” items are allocated as provided in Section 6.2; provided, however, that the tax items allocated to the Members pursuant to this Section 6.3 shall not be reflected in the Members’ Capital Accounts.
               (b) If any asset of the Company is subject to Code Section 704(c) or reflected in the Capital Accounts of the Members at a book value (as determined in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(d) and 1.704-1(b)(2)(iv)(f)) that differs from the adjusted federal income tax basis of such asset, then the tax items with respect to such asset shall be shared among the Members in a manner that takes account of the variation between the adjusted federal income tax basis of such asset and its book value in accordance with the requirements of Code Section 704(c), the Treasury Regulations thereunder, and Treasury Regulations Section 1.704-1(b)(4)(i). For purposes of making allocations under Code Section

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704(c) (including so-called “reverse Section 704(c) allocations”) and this Section 6.3(b), the Company shall adopt such allocation method as the Board of Managers shall agree for each asset of the Company, provided that such designation is made within a reasonable time after each contribution of an asset to the Company or, as applicable, any revaluation of the Company’s assets in accordance with Section 6.1.
     Section 6.4 No Deficit Restoration by Members. No Member shall be required to contribute capital to the Company to restore a deficit balance in its Capital Account upon liquidation or otherwise.
     Section 6.5 Allocations When Interests Change. In the event that during any calendar month there is any change of Members or Percentage Interests (whether as a result of the admission of an additional Member, a non de-minimis contribution of property by an existing Member, the redemption by the Company of all (or any portion) of any Member’s Interest, a transfer of Interests or otherwise), the following rules shall apply for purposes of this Article VI: (i) such change, contribution, redemption, admission or transfer shall be deemed to have occurred as of the beginning of the first day of the month in which such change occurred, (ii) the books of account of the Company shall be closed effective as of the close of business on the day before any such change, contribution, redemption, admission or transfer as set forth in clause (i) and the Company’s fiscal year that includes such event shall thereupon be divided into two or more portions, (iii) each item of income, gain, loss and deduction for the portion of such fiscal year ending with the date on which the books of account of the Company are so closed shall be allocated to those persons who were Members during such portion of such fiscal year (and taking into account their relative Percentage Interests during such period) in accordance with Section 6.2, and (iv) each item of income, gain, loss and deduction for the portion of such fiscal year beginning after the date on which the books of account of the Company are so closed shall be allocated to those persons who are Members during such portion of such fiscal year (and taking into account their relative Percentage Interests during such period) in accordance with Section 6.2.
ARTICLE VII
DISTRIBUTIONS
     Section 7.1 Distributions.
               (a) Except as otherwise provided in this ARTICLE VII, quarterly distributions of Operating Cash Flow shall be made to the Members within thirty-five (35) days after the end of each calendar quarter. Subject to Section 7.3, the timing of all other distributions, if any, shall be at the sole discretion of the Board of Managers. Notwithstanding the foregoing, following the First Closing (as defined in the Contribution Agreement) and until December 31, 2008 (or the earlier date on which all of the Closings contemplated under the Contribution Agreement have taken place), distributions of Operating Cash Flow shall be made the day before each such Closing to the Members, pro rata, in proportion to their respective Percentage Interests.

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               (b) Except to the extent otherwise expressly set forth in this Agreement, all distributions shall be made to the Members, pro rata, in proportion to their respective Percentage Interests. Unless otherwise expressly provided for in the terms established for a new class of Interests created in accordance with Section 3.7.1, no Interest shall be entitled to a distribution in preference to any other Interest.
     Section 7.2 Liability for Amounts Distributed. The Members hereby agree that, except as otherwise expressly provided herein or required by applicable Law, no Member shall have an obligation to return money or other property paid or distributed to such Member whether or not such distribution was in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such return, such obligation shall be the obligation of such Member and not of any other Person.
     Section 7.3 Distributions Upon Liquidation. Proceeds upon liquidation shall be distributed to the Members in accordance with Section 12.4.
     Section 7.4 Withholding. The Company shall at all times be entitled to make payments with respect to any Member in amounts required to discharge any obligation of the Company to withhold from a distribution otherwise payable to such Member or with respect to amounts allocable to such Member or to make any other payments to any governmental authority with respect to any foreign, federal, state or local tax or withholding liability arising as a result of such Member’s Interest in the Company (a “Withholding Payment”). Any Withholding Payment made from funds withheld upon a distribution will be treated as distributed to such Member for all purposes of this Agreement. Any other Withholding Payment will be deemed to be a recourse loan by the Company to the relevant Member or, at the option of the Board of Managers, in its discretion, any such other Withholding Payment may be withheld from future distributions to which the relevant Member is entitled. The amount of any Withholding Payment treated as a loan, plus interest thereon from the date of each such Withholding Payment until such amount is repaid to the Company at an interest rate per annum equal to the prime rate quoted in The Wall Street Journal from time to time, plus 2%, shall be repaid to the Company (i) upon demand by the Company, (ii) by deduction from any distributions payable to such Member pursuant to this Agreement (with the amount of such deduction treated as distributed to the Member) as determined by the Board of Managers in its discretion, or (iii) by earlier payment by the Member to the Company. If the proceeds to the Company from an investment are reduced on account of taxes withheld at the source, and such taxes are imposed on, or with respect to, one or more of the Members in the Company, the amount of the reduction shall be borne by the relevant Members and treated as if it were paid by the Company as a Withholding Payment with respect to such Members. If the proceeds to the Company from an investment are reduced on account of taxes withheld at the source, and such taxes are imposed on the Company, the amount of the reduction shall be treated as an expense of the Company. This Section 7.4 and the other provisions of this Agreement shall be applied consistently with the requirements of Treasury Regulations Section 1.704-1(b)(4)(viii).

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ARTICLE VIII
OTHER ACTIVITIES
     Section 8.1 General Provisions. Any Member or its Affiliates may engage independently or with others in other business ventures of every nature and description, including, without limitation, providing services relating to assets of the type included within the definition of Real Estate Investments and receiving compensation therefor and the making or management of other investments and serving as a sponsor of other real estate funds. Subject to Section 4.9, nothing in this Agreement shall be deemed to prohibit any Member or its Affiliates from dealing or otherwise engaging in business with Persons transacting business with the Company. Subject to Section 4.9, neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper.
ARTICLE IX
RIGHTS AND OBLIGATIONS OF MEMBERS
     Section 9.1 Limited Liability. No Member shall be personally liable to any third party for any liability or other obligation of the Company. A Member that receives the return of any part of its Contribution shall be liable to the Company for the amount of its Contribution so returned to the extent, and only to the extent, provided by the Act or other applicable Law.
     Section 9.2 Wrongful Distributions. To the extent required by the Act or other applicable law, a Member may, under certain circumstances, be required to return amounts previously wrongfully distributed to such Member. It is the intent of the Company that, in connection with any distribution to any Member, except as provided in Section 9.1 or under the Act or other applicable Law, no Member shall be obligated to pay or return any such amount to, or for the account of, the Company or any creditor of the Company. The payment of any such money or distribution of any such property to a Member, whether or not deemed to be a return of Contributions, shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Act and, to the fullest extent permitted by law, the Member receiving any such money or property shall not be required to return any such money or property to the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the Company.
     Section 9.3 Authority of Members. The Members shall not participate in, or take part in the control of, the management of the Company or its business and affairs and shall not have any power or authority to act for or bind the Company.
     Section 9.4 Confidential Information. “Confidential Information” means all information relating to the Company, its Affiliates, any Properties, any Real Estate Investment or the business or operations of the Company or its Affiliates (including, without limitation, processes, plans, data, reports, drawings, documents, business secrets, financial information or

24

information of any other kind) other than information that (i) was publicly known or otherwise known to a Member prior to the time it was disclosed pursuant to this Agreement and was not otherwise subject to any restriction on disclosure by such Member, (ii) subsequently becomes publicly known through no act or omission by a Member or any person acting on a Member’s behalf, or (iii) becomes known to a Member other than through disclosure by the Company without breach of this Agreement or any other contractual, legal, or fiduciary obligation and is not otherwise subject to any restriction on disclosure by such Member.
     Section 9.5 Confidentiality Obligations. Subject to Section 9.6, each Member agrees (i) to maintain in confidence all Confidential Information received by such Member; (ii) to use such Confidential Information only for the purpose of monitoring such Member’s investment in the Company; (iii) not to use any Confidential Information for any other purpose, including, without limitation, use in conducting or furthering such Member’s own business or that of any Affiliates or any competing business; (iv) to cooperate in any appropriate action that the Company may decide to take to prevent or minimize the disclosure of such Confidential Information; and (v) that the misappropriation or unauthorized disclosure of Confidential Information by a Member is likely to cause substantial and irreparable damage to the Company and/or one or more Affiliates such that damages may not be an adequate remedy for breach of this Section 9.5. Accordingly, the Company and its Affiliates shall be entitled to injunctive and other equitable relief, in addition to all other remedies available to them at law or at equity, and no proof of special damages shall be necessary for the enforcement of this Section 9.5.
     Section 9.6 Exceptions to Confidentiality. The obligations of limited use and nondisclosure contained in Section 9.5 will not (i) restrict the disclosure of Confidential Information to a Member’s attorneys, tax advisors, accountants or other professional advisors or consultants who have a reason to have access to such Confidential Information in connection with their duties and responsibilities to such Member relating to administering such Member’s investment in the Company so long as such Persons are under an obligation of confidentiality consistent with the terms of Section 9.5, (ii) restrict the disclosure of Confidential Information by a Member to the extent such disclosure is required by any governmental or regulatory authority or court entitled by law to such disclosure, or that is required by law to be disclosed, provided that such Member promptly notifies the Company when such requirement to disclose arises to enable the Company to seek an appropriate protective order and to make known to such governmental or regulatory authority or court the proprietary nature of the Confidential Information and to make any applicable claim of confidentiality in respect thereof, and provided, further, that such party shall only make such disclosure to the extent it is required to do so by law, (iii) restrict the disclosure of Confidential Information required in order for a Member or its Affiliates to comply with its disclosure obligations under applicable securities laws or regulations, including the rules of any stock exchange or other self-regulatory body (“Disclosure Obligations”) or (iv) restrict the disclosure of Confidential Information by a Member to the extent permitted with the written consent of the Company.
     Section 9.7 Services to Tarragon Corp.
               (a) Tarragon Corp shall be permitted to appoint the Company as the Manager (as defined in the Interim Management Agreement) of its real estate assets. Tarragon Corp shall pay the Company a property management fee equal to 4% of the gross revenues of its

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real estate assets per annum. Tarragon Corp may also engage the Company to perform construction management, asset management, real estate brokerage, financing and development services. Tarragon Corp and the Company shall negotiate in good faith reasonable fees for such services and Tarragon Corp acknowledges that to the extent the Board of Managers approves such additional services to be rendered and a fee structure in connection therewith, such fees shall be deemed approved by Tarragon.
               (b) Tarragon Corp shall be permitted to use Company employees to conduct due diligence for non-Joint Venture activities. Tarragon Corp shall reimburse the Company for expenses incurred, including without limitation all compensation of Company employees.
ARTICLE X
TRANSFER OF COMPANY INTERESTS
     Section 10.1 Transfer of Interests.
               (a) Transfers Generally. Except as specifically provided by this Agreement, no Member may Transfer all or any portion of its Interest in the Company without the prior written consent of the Board of Managers, which consent may be given or withheld in its sole and absolute discretion. Any Transfer or purported Transfer of an Interest in the Company not made in accordance with this ARTICLE X shall be null and void. No assignment shall be binding upon the Company until the Board of Managers receives an executed copy of such assignment and assumption agreement or other transfer agreement required to effectuate such Transfer (“Transfer Documents”), which Transfer Documents shall be in form and substance satisfactory to the Board of Managers. Any assignee of a Member’s interest pursuant to this Section 10.1 may only be admitted to the Company as a substitute Member in accordance with Section 10.2. The Board of Managers may require that any Member proposing to Transfer the Member’s Interest in the Company pay the Company’s reasonable out-of-pocket costs incurred in connection with the proposed Transfer.
               (b) Permitted Tarragon Corp Transfers. Notwithstanding anything to the contrary in this Section 10.1 or Section 10.2, but subject to compliance with Section 10.3 and Section 10.4, the Board of Managers shall not withhold its consent to the following Transfers of Interest by Tarragon Corp, provided that the Board of Managers receives reasonable prior notice of any such Transfer and has approved the form of Transfer Documents (such approval not to be unreasonably withheld, conditioned or delayed):
               (i) the Transfer of Tarragon Corp’s Interest to an Affiliate of Tarragon Corp;
               (ii) after the end of the Lock-Out Period, a Transfer to the shareholders of Tarragon Corp and any subsequent Transfer by such shareholders or their transferees; provided, however, that no such transferee under this clause (ii) shall have the right to be admitted as a substitute Member or shall acquire any right to appoint any Board Member pursuant to Section 4.1 or otherwise; and

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               (iii) after the end of the Lock-Out Period, a Transfer by Tarragon Corp of all or part of its Interest to any Person; provided, however, that (x) such Interest has first been offered to Northland Corp pursuant to and in compliance with the right of first offer procedure set forth in Section 13.4, and (y) no such transferee under this clause (iii) shall have the right to be admitted as a substitute Member or shall acquire any right to appoint any Board Member pursuant to Section 4.1 or otherwise.
     Section 10.2 Substitute Members. Except as otherwise provided in this ARTICLE X, any Person that acquires an interest by assignment from another Member in accordance with the provisions of Section 10.1, including, without limitation any Interest acquired by operation of law or otherwise from Tarragon Corp as a result of any Change of Control of Tarragon Corp may only be admitted to the Company as a substitute Member with the written consent of the Board of Managers, which may be withheld in its sole and absolute discretion. The admission of an assignee as a substitute Member shall in all events be conditioned upon (i) compliance with Section 10.3 and Section 10.4, (ii) the assignee’s written assumption, in form and substance satisfactory to the Board of Managers, of all obligations of the assigning Member relating to the assigned Interest and (iii) execution of an instrument satisfactory to the Board of Managers whereby such assignee becomes a party to this Agreement as a Member.
     Section 10.3 Obligations of Assignee. Any assignee of the Interest of a Member in the Company, irrespective of whether such assignee has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of such assignment to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its assignor. Furthermore, if Section 743(b) of the Code applies to any Transfer of an Interest of a Member, the assignee of such Interest shall be responsible for any costs reasonably incurred by the Board of Managers or the Company in complying with the requirements thereof.
     Section 10.4 Additional Requirements. As additional conditions to the validity of any direct or indirect assignment or Transfer of a Member’s Interest in the Company, such assignment or Transfer shall not, except to the extent waived by the Board of Managers:
               (a) violate the registration provisions of the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;
               (b) cause the Company not to be entitled to the exemption from registration as an “investment company” pursuant to the Investment Company Act of 1940, as amended;
               (c) cause the Company to be required to register Interests with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended;
               (d) result in the termination of the Company as a partnership under the Code; or

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               (e) cause the Company to be taxed as a corporation under the “publicly traded partnership” rules in Section 7704 of the Code.
The Board of Managers may require reasonable evidence as to the foregoing, including, without limitation, a favorable Opinion of Counsel. Except to the extent waived by the Board of Managers, any assignment or transfer that violates the conditions of this Section 10.4 shall be null and void ab initio.
     Section 10.5 Allocation of Distributions Between Assignor and Assignee. Upon the assignment or Transfer of an Interest in the Company pursuant to this ARTICLE X, distributions pursuant to ARTICLE XII made thereafter shall be made to the Person owning the Interest in the Company at the date of distribution, unless the assignor and assignee otherwise agree and direct the Board of Managers in a written statement signed by both.
     Section 10.6 Treatment of Assignees. Any reference in this Agreement to the Capital Account or Contribution of a Member who is an assignee of all or a portion of an Interest shall include the Capital Account and Contribution of the assignor (or a pro rata portion thereof in the case of an assignment to such assignee of less than the entire Interest of the assignor).
     Section 10.7 Withdrawal by Members. Notwithstanding any provision of the Act to the contrary, no Member may resign, withdraw or withdraw capital from the Company, except pursuant to a right expressly set forth herein.
ARTICLE XI
REPORTING, RECORDS AND ACCOUNTING MATTERS
     Section 11.1 Books and Accounts. Complete and accurate books and accounts shall be kept and maintained for the Company at its principal place of business or such other location as the Board of Managers may specify from time to time. Such books and accounts shall be kept in accordance with generally accepted accounting principles consistently applied to the extent specified in Section 11.3. Each Member or its duly authorized representative at its own expense shall at all reasonable times have access to, and may inspect and make copies of, such books and accounts of the Company upon reasonable prior written notice to the Board of Managers, for any purpose reasonably related to the Member’s interest as a Member. All funds received by the shall be deposited in the name of the Company in such bank account or accounts, and all securities owned by the Company may be deposited with such custodian, as the Board of Managers may designate from time to time and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Company as the Board of Managers may designate from time to time. The Board of Managers shall prepare and maintain a list (the “Schedule of Members”) indicating the name of each Member and the Members’ status as a Member and the aggregate amount of such Member’s Contributions.
     Section 11.2 Records Available. The Board of Managers shall maintain at the Company’s principal office the following documents: (i) a current list of the full name and last known business address of each Member; (ii) a copy of the certificate of LLC Certificate and all amendments thereto; (iii) copies of all of the Company’s federal, state and local income tax

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returns and of any financial statements of the Company for the three (3) most recent Fiscal Years; and (iv) copies of this Agreement and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the LLC Certificate, or any such amendment has been executed. Such documents are subject to inspection and copying at the reasonable request and at the expense of any Member during ordinary business hours upon reasonable prior notice to the Board of Managers, for any purpose reasonably related to the Member’s interest as a Member. Except to the extent requested by a Member, the Board of Managers shall have no obligation to deliver or mail a copy of the Company’s LLC Certificate or any amendment thereto to the Members.
     Section 11.3 Financial Reports. The Company shall engage an independent certified public accountant selected by the Board of Managers to act as the accountant for the Company. The Board of Managers, at the Company’s expense, shall use its commercially reasonable efforts to prepare and to deliver to each Member the following reports:
               (a) Annual Financial Statements. As soon as available following the end of each Fiscal Year and in any event not less than fifteen (15) days prior to the date on which Tarragon Corp would be required to file an Annual Report on Form 10-K with the Securities and Exchange Commission (whether or not required by the rules and regulation of the Securities and Exchange Commission), a consolidated balance sheet of the Company as of the end of such Fiscal Year, together with related consolidated statements of income, members’ capital, cash flows and changes in financial position for such Fiscal Year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP. The annual financial statements referred to above shall include all required disclosures that are considered an integral part of the financial statements as prepared in conformity with GAAP and industry standards and shall be accompanied by an audit opinion of the Company’s independent certified public accountant.
               (b) Quarterly Reports. As soon as available following the end of each quarter in each Fiscal Year and in any event not less than ten (10) days prior to the date on which Tarragon Corp would be required to file a Quarterly Report on Form 10-Q with the Securities and Exchange Commission (whether or not required by the rules and regulation of the Securities and Exchange Commission), such financial information for such quarter as Tarragon Corp may reasonably require in order to comply with its quarterly Disclosure Obligations or contractual obligations.
               (c) Monthly Management Reports. The Company shall provide to Tarragon Corp monthly financial reports prepared by management, which reports need not be prepared in conformity with GAAP.
               (d) Other Reports. Upon reasonable prior request of Tarragon Corp, the Company shall at the Company’s expense provide such additional financial reports from time to time as Tarragon Corp may reasonably require in order to comply with its Disclosure Obligations.

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               (e) Termination of Obligations. The obligations to accompany annual financial statements by an audit opinion and to prepare any of the financial statements required by this Section 11.3 in conformity with GAAP shall cease when Tarragon Corp is no longer required to file reports under the Exchange Act and has no contractual obligations to provide an audited report or financial statements prepared in conformity with GAAP.
     Section 11.4 Reliance on Accountants. All decisions as to accounting matters shall be made by the Board of Managers, to the extent consistent with the terms of this Agreement. The Board of Managers may rely upon the advice of the Company’s accountants.
     Section 11.5 Tax Matters Member; Filing of Returns. Northland Corp shall be the “tax matters partner” of the Company for purposes of Section 6231(a)(7) of the Code and shall, at the Company’s expense, cause to be prepared and timely filed after the end of each Fiscal Year of the Company all Federal and state income tax returns required of the Company for such Fiscal Year. The Company shall endeavor to deliver to each Member an IRS Form K-1 within ninety (90) days after the end of each Fiscal Year or as soon as practicable thereafter. The tax matters partner shall take such actions as are reasonably necessary to ensure that Tarragon Corp is a “notice partner” within the meaning of Code Section 6231.
     Section 11.6 Tax Elections. The Board of Managers shall determine in its reasonable discretion whether to make or revoke any elections available under the Code or under any other tax laws on behalf of the Company; provided, however, that if requested by a Member the Company will make an election under Section 754 of the Code and such election shall not be revoked without the consent of the requesting Member.
     Section 11.7 Fiscal Year. The fiscal year (the “Fiscal Year”) of the Company shall be the same as its taxable year. The taxable year of the Company shall be the period ending on December 31 of each year, or such other period as required by the Code.
ARTICLE XII
DISSOLUTION AND LIQUIDATION
     Section 12.1 No Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substitute Members in accordance with the terms of this Agreement.
     Section 12.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:
               (a) the expiration of the term of the Company, as provided in Section 1.3 hereof;
               (b) at the election of any Member if the Contribution Agreement is terminated as to all of the Properties thereto in accordance with the terms thereof, prior to the earlier of September 30, 2008 or the “First Closing” (as defined therein) thereunder;

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               (c) An election to dissolve made by the Board of Managers, in its sole and absolute discretion; or
               (d) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act.
     Section 12.3 General. Upon the dissolution of the Company, the Company shall be liquidated in accordance with this ARTICLE XII and the Act. The dissolution, liquidation and termination shall be conducted and supervised (i) by the Board of Managers or (ii) by a Person selected by the Board of Managers (the Board of Managers or such other Person, as applicable, being referred to as the “Liquidating Agent”). The Liquidating Agent shall have all of the rights, powers, and authority with respect to the assets and liabilities of the Company in connection with the dissolution, liquidation and termination of the Company that the Board of Managers has with respect to the assets and liabilities of the Company during the term of the Company, and the Liquidating Agent is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation of the Company and the transfer of any assets or liabilities of the Company. The Liquidating Agent shall have the right from time to time, by revocable powers of attorney, to delegate to one or more Persons any or all of such rights and powers and such authority and power to execute documents and, in connection therewith, to fix the reasonable compensation of each such Person, which compensation shall be charged as an expense of liquidation. The Liquidating Agent shall liquidate the Company as promptly as shall be practicable after the dissolution of the Company’s term, consistent with realizing the value of Company assets. Without limiting the rights, powers, and authority of the Liquidating Agent as provided in this Section 12.3, any Company asset that the Liquidating Agent may sell shall be sold at such price and on such terms as the Liquidating Agent may, in its discretion, deem appropriate. The Liquidating Agent may, if it so determines, distribute restricted securities and other assets of the Company in kind to the Members.
     Section 12.4 Priority. The proceeds of liquidation shall be applied in the following order of priority:
               (a) first, to pay the costs and expenses of the dissolution and liquidation;
               (b) second, to pay matured debts and liabilities of the Company to all creditors of the Company (including, without limitation, any liability to any Member or any Affiliate thereof);
               (c) to establish any reserves which the Liquidating Agent may deem necessary or advisable for any contingent or unmatured liability of the Company to all Persons who are not Members;
               (d) to establish any reserves which the Liquidating Agent may deem necessary or advisable for any contingent or unmatured liability of the Company to the Members;

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               (e) the balance, if any, to the Members in accordance with Section 7.1.
     Section 12.5 Orderly Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities so as to minimize the losses normally attendant upon a liquidation. The Liquidating Agent shall, however, if possible to do so in a manner consistent with the preceding sentence, dispose of all Company assets other than reserves and effect distributions to the Members within one-hundred eighty (180) days after the date of dissolution of the Company.
     Section 12.6 Source of Distributions. The Board of Managers shall not be liable out of its own assets for the return of the Contributions of the Members, it being expressly understood that any such return shall be made solely from the Company’s assets.
     Section 12.7 Statements on Termination. Upon the completion of the liquidation of the Company, each Member shall be furnished with a statement prepared by the Company’s accountant which shall set forth the assets and liabilities of the Company as at the date of complete liquidation and each Members’ share thereof. Upon completion of the liquidation of the Company pursuant to this ARTICLE XII, the Members shall cease to be Members of the Company and the Liquidating Agent shall execute, acknowledge, and cause to be filed a certificate of cancellation of the Company.
     Section 12.8 Liquidation Upon Termination of the Contribution Agreement. Notwithstanding anything in this Article XII to the contrary, upon a termination of the Company as a result of the election made under Section 12.2(b), the Members will endeavor to unwind the Company in good faith, including without limitation (i) distributing to each Member those Company contracts, rights and other properties that were held by such Member prior to the formation of the Company and (ii) permitting employees of the Company to be hired or solicited by the Member that had employed such persons prior to the formation of the Company.
ARTICLE XIII
DRAG-ALONG RIGHT, TAG-ALONG RIGHT AND RIGHT OF FIRST REFUSAL
     Section 13.1 Drag-Along Right.
               (a) If at any time or from time to time Northland Corp proposes to sell in the aggregate 25% or more of its Interests to a Third Party who is a bona fide purchaser (the “Sale”), Northland Corp may deliver a notice (a “Drag Along Notice”) to Tarragon Corp stating that Northland Corp proposes to effect such Sale, and specifying the name and address of the proposed parties to such transaction and the consideration payable in connection therewith. Upon receipt of a Drag-Along Notice, Tarragon Corp shall be obligated to transfer its entire Interest in the Company owned by it in the Sale (or, in the case of a Sale involving a sale of less than all of the Interest held by Northland Corp, a percentage of the Interest owned by it equal to the percentage of Northland Corp’s Interest being sold), for a price and on other terms and conditions not less favorable to Tarragon Corp than to Northland Corp.
               (b) The Sale shall be made on the same date and at the same price and on terms and conditions at least as favorable to Tarragon Corp as the terms and conditions

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contained in the Drag-Along Notice delivered in connection with such proposed transaction. Tarragon Corp shall take all actions which Northland Corp deems reasonably necessary or desirable to consummate such Sale, including, without limitation, (i) entering into agreements with third parties on terms substantially identical or more favorable to Tarragon Corp than those agreed to by Northland Corp and including representations, indemnities, releases, holdbacks, escrows, and other agreements, instruments, certificates and other documents as may be requested by Northland Corp and (ii) obtaining all consents and approvals reasonably necessary or desirable to consummate the Sale. Northland Corp and Tarragon Corp shall each pay their pro rata share (based upon the Interests sold in such transaction by Northland Corp and Tarragon Corp) of any reasonable transaction costs associated with the Sale.
               (c) Tarragon Corp shall to the fullest extent permitted by law take or cause to be taken all such actions as may reasonably be requested by Northland Corp in order expeditiously to consummate the Sale and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers, agreements, releases and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the Company and Northland Corp.
               (d) Tarragon Corp hereby grants to Northland Corp an irrevocable power of attorney, which is coupled with an interest, to take such other actions, in each case to the extent necessary to carry out the provisions of this Section 13.1 in the event of any breach by Tarragon Corp of its obligations hereunder.
     Section 13.2 Tarragon Tag-Along Right.
               (a) If Northland Corp desires to sell in one or more series of related transactions 10% or more of its Interest in the Company (a “Northland Sale”) to a Third Party (the “Northland Buyer”), then at least thirty (30) days prior to any such sale, Northland Corp shall provide to Tarragon Corp a notice (a “Tarragon Tag-Along Notice”) setting forth in reasonable detail the terms of the Northland Sale, the percentage of its Interest in the Company that the Northland Buyer wishes to purchase and identifying the name and address of the Northland Buyer. Upon the written request of Tarragon Corp made within fifteen (15) days after the day the Tarragon Tag-Along Notice is received by Tarragon Corp, Northland Corp shall cause the Northland Buyer to purchase from Tarragon Corp the percentage of Tarragon Corp’s Interest equal to the lesser of (i) the percentage of its Interest requested to be included in the Northland Sale by Tarragon Corp and (ii) a number determined by multiplying (x) Tarragon Corp’s Percentage Interest by (y) the percentage of Northland Corp’s Interest in the Company to be sold in the Northland Sale. Such purchase shall be made on the same date and at the same price and on terms and conditions at least as favorable to Tarragon Corp as the terms and conditions contained in the Tarragon Tag-Along Notice delivered in connection with such proposed transaction. Tarragon Corp shall take all actions which Northland Corp deems reasonably necessary or desirable to consummate such transaction, including, without limitation, (i) entering into agreements with third parties on terms substantially identical or more favorable to Tarragon Corp than those agreed to by Northland Corp and including representations, indemnities, holdbacks, and escrows, and (ii) obtaining all consents and approvals reasonably necessary or desirable to consummate the Northland Sale. Tarragon Corp and Northland Corp

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shall each pay their pro rata share (based upon the Interests sold in such transaction by Tarragon Corp and Northland Corp) of any reasonable transaction costs associated with the Northland Sale.
               (b) Tarragon Corp shall to the fullest extent permitted by law take or cause to be taken all such actions as may reasonably be requested by Northland Corp in order expeditiously to consummate the Northland Sale and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers, agreements, releases and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the Company and Northland Corp.
               (c) Tarragon Corp hereby grants to Northland Corp an irrevocable power of attorney, which is coupled with an interest, to take such other actions, in each case to the extent necessary to carry out the provisions of this Section 13.2 in the event of any breach by Tarragon Corp of its obligations hereunder.
     Section 13.3 Northland Tag-Along Right.
               (a) If Tarragon Corp desires to sell in one or more series of related transactions 10% or more of its Interest in the Company (a “Tarragon Sale”) to a Third Party (the “Tarragon Buyer”), then at least thirty (30) days prior to any such sale, Tarragon Corp shall provide to Northland Corp a notice (a “Northland Tag-Along Notice”) setting forth in reasonable detail the terms of such sale, the percentage of its Interest in the Company that the Tarragon Buyer wishes to purchase and identifying the name and address of the Tarragon Buyer. Upon the written request of Northland Corp made within fifteen (15) days after the day the Northland Tag-Along Notice is received by Northland Corp, Tarragon Corp shall cause the Tarragon Buyer to purchase from Northland Corp the percentage of Northland Corp’s Interest equal to the lesser of (i) the percentage of its Interest requested to be included in the Tarragon Sale by Northland Corp and (ii) a number determined by multiplying (x) Northland Corp’s Percentage Interest by (y) the percentage of Tarragon Corp’s Interest in the Company to be sold in the Tarragon Sale. Such purchase shall be made on the same date and at the same price and on terms and conditions at least as favorable to Northland Corp as the terms and conditions contained in the Northland Tag-Along Notice delivered in connection with such proposed transaction. Northland Corp shall take all actions which Tarragon Corp deems reasonably necessary or desirable to consummate such transaction, including, without limitation, (i) entering into agreements with third parties on terms substantially identical or more favorable to Northland Corp than those agreed to by Tarragon Corp and including representations, indemnities, holdbacks, and escrows, and (ii) obtaining all consents and approvals reasonably necessary or desirable to consummate the Tarragon Sale. Northland Corp and Tarragon Corp shall each pay their pro rata share (based upon the Interests sold in such transaction by Northland Corp and Tarragon Corp) of any reasonable transaction costs associated with the Tarragon Sale.
               (b) Northland Corp shall to the fullest extent permitted by law take or cause to be taken all such actions as may reasonably be requested by Tarragon Corp in order expeditiously to consummate the Tarragon Sale and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers, agreements,

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releases and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the Company and Tarragon Corp.
     Section 13.4 Right of First Offer.
               (a) Other than with the prior written consent of the Board of Managers, if Tarragon Corp desires to sell, in accordance with Section 10.1(b)(iii), all or any portion of its Interests in the Company (the “Target Interests”) for cash, upon terms proposed by Tarragon Corp and that Tarragon Corp would in good faith be willing to accept in an arm’s length transaction from a Third Party, (“Acceptable Transfer Terms”), then Tarragon Corp shall provide Northland Corp a notice (a “ROFO Notice”) setting forth, in reasonable detail, the terms of such sale, which ROFO Notice shall include, without limitation, the Interests in the Company that the Selling Tarragon Members wish to sell, the proposed cash sale price and all other material terms and conditions of such Acceptable Transfer Terms, including closing conditions, if any. Northland Corp need not have located a prospective transferee or have in their possession an actual offer to purchase in order to exercise their rights pursuant to this Section 13.4 but must have at the time of the ROFO Notice a good faith intention to sell its Interests to a Third Party on the Acceptable Transfer Terms. At any time within thirty (30) days after the date Northland Corp receives the ROFO Notice (the “Transfer Response Period”), Northland Corp shall have the right, exercisable by delivery of notice in writing (the “Transfer Election”) to Tarragon Corp, to elect one of the following:
               (i) approve the Acceptable Transfer Terms and authorize Tarragon Corp to attempt to sell for cash the Target Interests in accordance with the Acceptable Transfer Terms; or
               (ii) elect to purchase all of the Target Interests for the cash purchase price and upon the material terms and conditions, each as set forth in the Acceptable Transfer Terms.
               (b) Any election pursuant to subparagraph (ii) of Section 13.4(a) shall be made by (1) delivering to Tarragon Corp the Transfer Election, which shall affirmatively state that Northland Corp is exercising such option, and (2) depositing in an escrow account at a bank or other financial institution selected by Northland Corp (the “Transfer Escrow Agent”), an earnest money deposit in cash equal to 3% of the purchase price (the “Transfer Escrow Deposit”). Within ninety (90) days after the date of the election by Northland Corp to purchase the Target Interests or such earlier date as Northland Corp may specify on at least ten (10) days prior written notice to Tarragon Corp, Northland Corp and Tarragon Corp shall close the purchase of the Target Interests, and Tarragon Corp shall assign the Target Interests to Northland Corp, against receipt of payment of the cash purchase price. All closings of any purchase and sale under this Section 13.4 will be held at the Company’s principal office. All transfer, stamp and recording taxes imposed on the sale shall be allocated to Tarragon Corp. All other closing costs shall be allocated 50% to Tarragon Corp and 50% to Northland Corp, except as otherwise allocated between the seller and the purchaser in the Acceptable Transfer Terms and except that, in any event, Tarragon Corp and Northland Corp shall each be responsible for and pay their own attorneys’ fees.

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               (c) If during the Transfer Response Period Northland Corp fails to make the election among clauses (i) and (ii) required by Section 13.4(a), then Northland Corp shall be deemed to have approved a Sale of the Target Interests pursuant to clause (i) of Section 13.4(a), for a cash purchase price not less than 95% of the purchase price set forth in the Acceptable Transfer Terms and substantially upon the material terms, conditions and provisions set forth in the Acceptable Transfer Terms.
               (d) If Northland Corp authorizes or is deemed to have authorized the Transfer of the applicable Target Interests pursuant to the terms described above, and Tarragon Corp thereafter receive a bona fide all cash offer for the purchase of the Target Interests from any purchaser for a purchase price which is at least equal to 95% of the purchase price set forth in the Acceptable Transfer Terms and substantially upon the material terms, conditions, and provisions set forth in the Acceptable Transfer Terms, Tarragon Corp may consummate the sale of the applicable Target Interests on such terms, without the approval of the Board of Managers; provided, however, that such sale must be consummated within one hundred twenty (120) days after the date on which Northland Corp approved or was deemed to have approved such sale and must be in accordance with the terms, conditions, and provisions set forth in the Acceptable Transfer Terms. If such sale does not occur within the 120-day period referred to in the immediately preceding sentence or in compliance with the terms, conditions and provisions set forth in the Acceptable Transfer Terms, Tarragon Corp will be required to again deliver to Northland Corp an additional ROFO Notice and to again follow the procedures set forth in this Section 13.4 before consummating any sale.
               (e) If Northland Corp defaults in its obligation to purchase any Target Interests pursuant to the terms of this Section 13.4, the sole and exclusive remedy for such default shall be the immediate delivery to Tarragon Corp by the Transfer Escrow Agent of the Transfer Escrow Deposit (such amount shall not be deemed to be a contribution or distribution of capital, or affect in any way the Capital Account of any Member, the allocation provisions or any other equity provisions of this Agreement).
ARTICLE XIV
AMENDMENTS
     Section 14.1 Amendment to be Adopted Solely by the Board of Managers. Each Member agrees that the Board of Managers, without the approval of any Member, any holder of Interests or any other Person, may amend any provisions of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.
     Section 14.2 Amendments Requiring Member Approval. Notwithstanding Section 14.1, the Board of Managers shall not amend this Agreement, by merger, consolidation, conversion or otherwise, if such amendment shall materially and adversely impair or alter the legal or economic rights, preferences, privileges or obligations of the Members without the consent of each Member materially and adversely affected by such amendment; provided, however, that the Board of Managers shall be authorized to amend this Agreement, by merger, consolidation, conversion or otherwise even if such amendment shall materially and adversely

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impair or alter the legal rights, preferences, privileges or obligations of a Member without the consent of such Member materially and adversely affected by such amendment, but only if such amendment (i) does not materially and adversely impair or alter the economic rights, preferences, privileges or obligations of such Member, (ii) such Member receives the same consideration and is afforded the same rights as other Members holding the same class of Interests and (iii) such amendment is being effected in connection with a transaction that in the reasonable judgment of the Board of Managers is part of an overall plan designed to enhance the liquidity of the Interests of the Member. In addition, no amendment (by merger, consolidation, conversion or otherwise), without the consent of such Member, shall obligate a Member to make additional contributions to the Company, adversely affect the limited liability of a Member, otherwise increase the liabilities or legal obligations of a Member or reduce the distributions payable to a Member that is disproportionate relative to other Members of the same class. The Board of Managers may, with the consent of any affected Member, and without the approval of any other Member, amend this Agreement in a manner that affects adversely solely such consenting Member. This Article XIV may not be amended (by merger, consolidation, conversion or otherwise) without the consent of each Member. In addition, notwithstanding anything to the contrary contained in this Article XIV, any other provision of this Agreement that permits or requires the vote, election or consent of a certain Percentage Interest of a specified group of Members, or the Board of Managers, may only be amended with the consent of the Board of Managers and of such Percentage Interest of such specified group of Members.
ARTICLE XV
MISCELLANEOUS
     Section 15.1 Further Assurances. The Members agree to execute such instruments and documents as may be required by law or which the Board of Managers reasonably deems necessary or appropriate to carry out the intent of this Agreement so long as they do not alter the rights and obligations of the Members under this Agreement.
     Section 15.2 Successors and Assigns. The agreements contained herein shall be binding upon and inure to the benefit of the permitted successors and assigns of the respective parties hereto.
     Section 15.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     Section 15.4 Severability. The determination that any one or more of the provisions of this Agreement is unenforceable shall not affect the enforceability of the other provisions of this Agreement.
     Section 15.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement binding on the parties hereto.
     Section 15.6 Entire Agreement. Except as provided below in this Section 15.6 this Agreement represents the entire agreement among the parties hereto with respect to the subject

37

matter hereof. The Company may enter into agreements with one or more Members amending, interpreting, supplementing or otherwise modifying the terms of this Agreement. Each such agreement shall be deemed to be a part of this Agreement solely with respect to the applicable Members.
     Section 15.7 Construction. The captions used in this Agreement are for convenience only and shall not affect the meaning or interpretation of any of the provisions of this Agreement. As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires. The words “hereof”, “herein”, and “hereunder”, and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits or Schedules of or to this Agreement. The terms “include” and “including” are to be construed as if followed by the phrase “without limitation”, regardless whether such phrase actually appears.
     Section 15.8 Force Majeure. If any Member, the Company or the Board of Managers is delayed by causes beyond its reasonable control in performing any act which this Agreement requires be performed by a specified time, such Member, the Company or the Board of Managers, as the case may be, shall be entitled to such additional time to perform such act as is reasonable in light of such delay. This provision shall not relieve the Members, the Company or the Board of Managers from the obligation to perform any such act.
     Section 15.9 Notices. All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing and shall be sufficiently given if personally delivered, transmitted by facsimile, sent by electronic transmission or sent postage prepaid by overnight courier or registered or certified mail, return receipt requested, addressed as follows: if intended for the Company, to the Company’s principal office determined pursuant to Section 1.5, and, if intended for Northland Corp, to Northland Investment Corporation, 2150 Washington Street, Newton, Massachusetts 02462, Attention: Steven Rosenthal and Suzanne Abair, Facsimile: (617) 630-7201; with a copy to Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, Attention: Gilbert G. Menna and Suzanne D. Lecaroz, Facsimile: (617) 523-1231, and for Tarragon Corp to Tarragon Corporation, 1775 Broadway, 23rd Floor New York, New York 10019, Attention: William Friedman, Facsimile: (212) 949-8001; with a copy to Tarragon Corporation, 3100 Monticello Avenue, Suite 200, Dallas, Texas 75205, Attention: Kathryn Mansfield, Executive Vice President and General Counsel, Facsimile: (214) 599-2250; and a copy to Jones Day, 222 East 41st Street, New York, New York 10017, Attention Kent R. Richey, Facsimile: (212) 755-7306, and, if intended for Ansonia LLC, c/o APA Management, LLC, 131 East 36th Street, New York, New York 10016, Facsimile:                     , Attention: Richard S. Frary, with a copy to Holland & Knight LLP, 195 Broadway, New York, New York 10007, Facsimile: (212) 341-7292, Attention: Jim Spitzer, Esq., or to such other address as such Member designate from time to time by written notice to the Company. Notices shall be deemed to have been given when personally delivered or when transmitted on a Business Day by electronic transmission with confirmation of receipt or by facsimile with machine-generated confirmation of transmission without notation of error, if sent before 5:00 p.m. local time of the recipient, otherwise the following Business Day, or, if mailed or sent by overnight courier, on the date on which received.

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     Section 15.10 No Right of Partition or Redemption. No Member and no successor-in-interest to any Member shall have the right to have the property of the Company partitioned, or, except as otherwise provided in this Agreement or as the Board of Managers may agree, to require the redemption of its interest in the Company.
     Section 15.11 Third-Party Beneficiaries. The provisions of this Agreement are not intended to be for the benefit of any creditor or other person to whom any debts or obligations are owed by, or who may have any claim against, the Company, its Subsidiaries or any of its Members, except for Members, in their capacities as such. Notwithstanding any contrary provision of this Agreement, no such creditor or person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the Company, its Subsidiaries or any Member.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, each of the Members has executed this Limited Liability Company Agreement of Northland Properties Management LLC as of the date first written above.

NORTHLAND INVESTMENT CORPORATION
By:	/s/ Steven P. Rosenthal
	Name:	Steven P. Rosenthal
	Title:	Chief Executive Officer

TARRAGON CORPORATION
By:	/s/ William S. Friedman
William S. Friedman
Chief Executive Officer

Northland Properties Management LLC Agreement Signature Page

Exhibit C

Exhibit A
ACTIONS REQUIRING UNANIMOUS APPROVAL
(1) Any amendment to Section 1.4 relating to the purpose of the Company.
(2) Any transaction that would affect the economic interests of Tarragon Corp in a manner that is adversely disproportionate in any material respect, relative to the effect on the corresponding economic interests of Northland Corp, other than any adjustment provided for in the definition of “Percentage Interest”.
(3) Any additional capital call pursuant to Section 5.2.
Exhibit A

Exhibit B
INITIAL BOARD MEMBERS
Tarragon Board Members:
     William S. Friedman
     Robert Rothenberg
Northland Board Members:
     Lawrence Gottesdiener
     Steven Rosenthal
     As selected by Northland Corp
Exhibit B

Exhibit C
MANAGEMENT AGREEMENT
     THIS MANAGEMENT AGREEMENT (“Agreement”) is made as of March 31, 2008 by and between TARRAGON CORPORATION, A Nevada corporation (“Tarragon”) with and on behalf of the affiliated entities listed on Exhibit A-1 attached hereto (the “Tarragon Subsidiaries”) and the property managers listed on Exhibit B-1 (the “Tarragon Managers”), Northland Investment Corporation (“NIC”), the affiliates of NIC identified as Northland Contributors listed on the signature pages attached hereto (collectively with NIC, “Northland”) with and on behalf of the affiliated entities listed on Exhibit A-2 attached hereto (collectively the “Northland Subsidiaries” and collectively with Northland, the Tarragon Subsidiaries, the Tarragon Managers and Tarragon, “Owner”) and NORTHLAND PROPERTIES MANAGEMENT LLC, a Delaware limited liability company (“Manager”).
W I T N E S S E T H
     WHEREAS, Tarragon and affiliates of Northland have agreed to form Northland Properties LLC (the “Joint Venture’)
     WHEREAS, The Subsidiaries are the owners of the apartment complexes described on Exhibit C-1 attached hereto (the “Tarragon Properties”) and the Northland Subsidiaries are the owners of the apartment complexes as described on Exhibit C-2 attached hereto (the “Northland Properties and collectively with the Tarragon Properties, the “Property”);
     WHEREAS, as part of the formation of the Joint Venture, Tarragon will contribute the equity interests in the Tarragon Subsidiaries (or otherwise contribute the beneficial interests in the Tarragon Properties ) to the Joint Venture and affiliates of Northland will contribute the equity interest in the Northland Subsidiaries (or otherwise contribute the beneficial interests in the Northland Properties) to the Joint Venture, which agreements are set forth in a Contribution Agreement which is being entered into contemporaneously herewith,
     WHEREAS, the terms of the limited liability company agreement of the Joint Venture provide that Manager shall provide property management and other services for the Property,
     WHEREAS, certain of the Tarragon Properties are currently managed by Tarragon or its affiliates pursuant to the Management Agreements as listed on Exhibit B-1,
     WHEREAS, certain of the Northland Properties are currently managed by NIC or its affiliates pursuant to the Management Agreement as listed on Exhibit B-2,
     WHEREAS, there are certain conditions that need to be satisfied prior to Tarragon and Northland (and/or their affiliates, as applicable) entering into the Joint Venture,

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     WHEREAS, Northland and Tarragon have agreed that in the interim period prior to execution of the Joint Venture the parties desire that Manager manage the Properties (and/or sub manage the Properties, and
     WHEREAS, Manager is in the business of acting as manager for facilities similar to the Property and is ready, willing and able to act as a manager for the Property pursuant to the terms hereof.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Manager hereby agree as follows:
     1. Appointment. Owner hereby appoints Manager and Manager hereby accepts appointment, on the terms and conditions hereafter provided, as the exclusive managing agent to maintain, operate, manage, supervise, rent and lease the Property (or to act as the sub-manager to the Tarragon Managers or NIC, as applicable) .
     2. Duties of Manager. Manager is hereby charged with the sole and exclusive management and leasing of the Property, (or to act as the sub-manager to the Tarragon Managers or NIC, as applicable in performing such duties) and shall provide Owner with the services customarily provided in such instances, including, but not limited to, the services specifically provided for herein other than “extraordinary services” (as defined in Section 2.14) and shall do and perform any and all things reasonably necessary for the pleasure, comfort, service and convenience of the tenants and for the ownership, operation, maintenance, repair and leasing of the Property, subject to the budgets, policies and limitations imposed by Owner, and applicable laws, rulings, regulations and orders of governmental authorities having jurisdiction over the Property and its tenants. All services shall be performed in a diligent and professional manner in accordance with recognized standards of the property management industry applicable to properties similar to the Property. The duties of Manager shall include, but not be limited to the following:
          2.1 Leasing and Collection. Manager shall be the leasing agent of Owner with respect to the Property and in connection therewith Manager shall (i) advertise the availability for rental of the Property or any part thereof, and display for that purpose signs thereon; (ii) on behalf of Owner, in Manager’s own name or in the name of Owner, with prior consent of Owner, execute, sign, renew and cancel leases or other tenancy agreements, under seal or otherwise; (iii) collect rents and other charges due or to become due from tenants and give receipts therefor; (iv) terminate tenancies and sign and serve in the name of Owner or its own name such notices as are appropriate in connection with such terminations; (v) after notification to Owner, institute and prosecute actions to evict tenants and recover possession of leased premises and to recover rents and other sums due; and (vi) when expedient, with Owner’s consent, settle, compromise and release such actions or suits or reinstate such tenancies. Nothing herein contained shall constitute a guaranty by Manager of the payment of rent or other obligations of the tenants of the Property.

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          2.2 Books and Records. Manager shall maintain adequate and separate books and records in connection with its management and operation of each apartment complex comprising the Property. Owner shall have the right to examine such books and records at the Property, or at Manager’s principal office upon reasonable prior notice to Manager. Manager shall render to Owner, on or before the twenty-fifth (25th) day of each month, commencing on May 25, 2008, a statement for the Property of the receipts and disbursements for the preceding month, and a statement of cash flow for the preceding month, and such other reports and statements as Owner may reasonably request from time to time. Owner may, at its sole cost and expense, cause the books and records of the Property to be audited at Manager’s principal office upon reasonable prior notice to Manager.
          2.3 Preparation of Employee Forms. Manager shall prepare and file in a timely fashion all forms and reports necessary in connection with Owner’s employees at the Property, including, but not limited to, unemployment insurance, withholding taxes and social security taxes for permanent or temporary employees.
          2.4 Hiring and Supervision. Manager shall hire, pay, supervise and discharge the cleaning, maintenance, repair, security and other personnel, who shall be screened and qualified by training and experience to perform their assigned tasks, or companies which will perform such services (“Personnel”) necessary to keep the Property maintained, serviceable and properly operational. Manager may, in Manager’s sole discretion, either:
     (i) employ and/or discharge such Personnel itself;
     (ii) contract with another entity for the provision of Personnel, where such contractor shall be the employer of the Personnel; or
     (iii) use a combination of these methods as to different portions of Personnel.
     Manager may perform any of its duties through or seek advice or services from brokers, attorneys, or agents, and shall not be responsible for their acts, defaults, or negligence if reasonable care has been exercised in their appointment and retention.
          2.5 Maintenance and Operation Contracts. Manager shall maintain the Property in good condition and repair provided that Owner makes adequate funds available to Manager. Manager, as Owner’s agent, shall enter into such contracts as are reasonably necessary for the maintenance and repair of, and services to, the Property. Except with respect to such emergency situations, Manager shall not, without the prior consent of Owner, incur any capital expenditures which are not contained in the approved annual budget or otherwise approved by Owner.

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          2.6 Annual Budget. Prior to the beginning of each calendar year, Manager shall prepare and submit to Owner a budget for the operation of the Property for the following calendar year. The budget shall be subject to the reasonable review and approval of Owner, and Manager agrees to make modifications thereto as Owner shall reasonably deem necessary. Upon approval by Owner, such budget shall constitute the approved operating budget for the succeeding calendar year. In the event that Owner fails to approve a budget, Manager is hereby authorized to continue operating the Property under the budget in effect for the immediately preceding calendar year (subject only to non-discretionary changes and expenses such as taxes, utilities and insurance) until such time as an approved budget shall be adopted by Owner.
          2.7 Insurance. If requested by Owner, Manager shall cause to be placed and kept in force, at Owner’s expense, such insurance coverage as is requested by Owner, which shall be placed with companies, with such limits of coverage and deductibles as shall be reasonably acceptable to Owner and any mortgagee having a security interest in the Property (each a “Mortgagee”). All policies of insurance shall name Owner, Manager, and any Mortgagee as named insureds thereunder. Manager shall promptly investigate and report to Owner and to any insurance companies providing coverage therefor, incidents and claims for damage relating to the ownership, operation and maintenance of the Property and any damage to or destruction of the Property. Manager is authorized to settle any and all claims against insurance companies not in excess of One Hundred Thousand Dollars ($100,000.00) arising out of any policies, and to satisfy the requirements or conditions imposed by the insurance companies necessary to allow for payment of claims including, but not limited to, execution of proof of loss, the adjustment of losses, signing of receipts and collection of proceeds. Manager shall, at Owner’s expense, maintain workers’ compensation insurance covering all employees of Manager and Owner employed in, on or about the Property so as to provide statutory benefits required by state and/or federal laws. The cost of such insurance shall be paid by Owner.
          2.8 Bank Accounts. Manager, on behalf of Owner, shall maintain in Owner’s name, a separate bank account for the Property for which Manager and Owner shall be the sole parties authorized to draw funds. Manager agrees to deposit in such bank account all cash, rental receipts and other funds collected from the operation of the Property, other than apartment security deposits, subject to the provisions hereof. To the extent funds are available in the bank account for the Property, Manager shall pay therefrom: (i) all expenses incurred by Manager in the operation and maintenance of the Property pursuant hereto and in accordance herewith, (ii) the costs of replacements, renovations and capital improvements, real estate taxes, ad valorem taxes and for any non-recurring expenditures or other item authorized under the terms of this Agreement or by Owner, (iii) Manager’s compensation as provided herein, (iv) such amounts necessary to establish reserves for contingencies and nonrecurring expenses as may be agreed upon by Manager and Owner, (v) installments of principal and interest and any other costs and expenses due under any mortgage or deed of trust encumbering the Property. In the event that the funds in the account are at any time insufficient to cover the items specified in clauses (i) through (v) above, Owner shall deposit in the account additional funds necessary to satisfy the foregoing obligations. Nothing contained herein shall obligate Manager at any time to use its own funds to cover operating

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deficits for the Property. Nothing contained herein shall be deemed to prohibit Manager from maintaining petty cash funds and to make payments therefrom in accordance with customary property management practices.
          2.9 Escrow Account. Manager shall establish and maintain an escrow account in Owner’s name for apartment security deposits, if required by state, county or municipal law, regulation or order, and shall oversee the investment of such account and of any reserve accounts hereunder established.
          2.10 Site Visits. Manager shall arrange for its supervisory employees, agents and consultants to visit the Property at such times as Manager deems reasonably appropriate as required to carry out its duties hereunder. The cost for such site visits, including, but not limited to, costs of travel, lodging and meals shall be borne by Owner as an operating expense of the Property.
          2.11 Equipment and Supplies. Manager shall purchase, at Owner’s expense, reasonable quantities of operating supplies, replacement parts, tools, equipment, appliances, goods and expendable items which shall be reasonably necessary or desirable for Manager to perform its duties in accordance with the terms and provisions of this Agreement, including the cleaning, maintenance, upkeep, replacement, refurbishing and preservation of the Property. Such purchases shall be consistent with and in accordance with the approved Budget then in effect.
          2.12 Tax Returns. Manager shall assist in the preparation of Owner’s tax returns. Owner shall be responsible for the preparation and filing of tax returns and annual reports and the payment of all income taxes, property taxes (both real and personal property), franchise taxes and taxes on its employees’ wages.
          2.13 Intentionally Omitted.
          2.14 Extraordinary Services. At Owner’s request and for additional compensation to be determined by Owner and Manager on a case-by-case basis, Manager or an affiliate of Manager, shall provide, or cause to be provided, certain services outside of the scope of services otherwise provided herein in connection with the Property.
     3. Duties of Owner. During the term of this Agreement, Owner shall provide Manager with (i) a complete set of architectural, mechanical, electrical and site plans as soon as practicable after the commencement of the term of this Agreement, to the extent that such plans exist and are available and (ii) timely decisions, information and consultations as necessary to permit Manager to perform its duties hereunder and reasonably cooperate with Manager so as to facilitate Manager’s performance of its duties hereunder.
     4. Charges. Notwithstanding anything herein to the contrary, it is specifically understood that Manager does not undertake to pay any expenses of the Property from its own funds and shall only be required to perform its services and make disbursements to the extent that, and so long as, payments received from the revenue, if any, of the Property, or

5

from Owner, shall be sufficient to pay the costs and expenses of such services and the amounts of such disbursements. If it shall appear to Manager that such revenues, if any, of the Property are insufficient to pay the same and to adequately fund reserves, the Manager shall promptly so notify the Owner in detail of that fact and request the Owner to provide sufficient funds to pay such costs, expenses and disbursements.
     5. Manager’s Compensation.
          5.1 Fee for Services. Owner shall pay Manager as full compensation for its property management services as Manager under this Agreement an amount per annum (or otherwise as set forth therein) as provided below in this sub-paragraph and in Exhibit E (“Management Fee”). It is also anticipated that Manager shall be engaged by Owner to perform construction management, asset management, real estate brokerage, financing and development services. Owner and Manager shall negotiate in good faith reasonable fees for such services and Owner acknowledges that to the extent that the Board of Managers of Manager (on which Tarragon or its affiliates has certain representation rights) approves such additional services to be rendered and a fee structure in connection therewith, such fees shall be deemed approved by Owner.
          5.2 Reimbursement for Expenses. The foregoing Management Fee shall be in addition to amounts reimbursed for costs and expenses incurred by Manager for Owner’s account. Manager shall be reimbursed for all expenses and disbursements made for the account of Owner in accordance with the terms of this Agreement and the approved budget promptly after submission of an invoice for reimbursement.
          5.3 Overhead. The overhead expenses of Manager’s corporate office are included in the Management Fee. Such overhead expenses shall include maintenance of the Property’s records and books, rent and insurance costs, as well as the salaries, office expenses, and all other expenses of management personnel and associated clerical support staff not allocable to the Property’s day-to-day operations or oversight. Notwithstanding the foregoing, a charge for property accounting and information systems functions performed and/or located at the Manager’s corporate, regional or satellite offices, legal, human resources, informational technology, insurance procurement and/or other similar services rendered to or for the benefit of the Property and/or other properties may be reasonably allocated by Manager to and/or among the Property and/or such other properties and the amount thereof so allocated to the Property shall be separately invoiced to, and reimbursed by, the Owner/Property. Similarly, if Manager has a regional office that supports or provides services to the Property, Manager shall have the right to reasonably allocate to the Property the Property’s share of the expenses of such office (including the salaries and expenses of personnel) and the amount thereof so allocated to the Property shall be separately invoiced to, and reimbursed by, the Owner/Property. The Management Fee does not include on-site costs, i.e. salaries of property managers or general managers, secretary and other on-site office expenses for daily building operations and the salaries of the Personnel (as evidenced by certified payrolls) and other reasonable expenses of the Property which shall be separately invoiced to, and reimbursed, by the Owner/Property. All such salaries and other expenses incurred for the exclusive benefit of the Property shall be paid by the Owner/Property. All

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undertakings by Manager pursuant to the provisions of Section 2 shall be performed as Manager of the Property, and all obligations or expenses authorized and incurred thereunder, except as otherwise provided in this Agreement, shall be for the account, on behalf of, and at the expense of the Owner.
          5.4 Intentionally Omitted.
          5.5 Payments Net of Sales Taxes. All payments by Owner to Manager under or pursuant to this Agreement (including, without limitation, the Management Fee) shall be net of applicable sales taxes that Owner agrees to pay to the applicable taxing authority; provided, however, that if Manager pays or is required by law to pay such sales taxes, Owner shall reimburse or pay Manager such sales taxes.
     6. Term and Termination.
          6.1. Term and Termination. This Agreement shall commence as of the date hereof and shall continue until December 31, 2008 unless earlier terminated upon the occurrence of any of the following events:
          (i) Cause. By either party at anytime, for cause. “Cause” shall mean the material failure by either Manager or Owner, as the case may be, without reasonable cause, to perform their respective obligations hereunder for a period of thirty (30) days after written notice from the other party, specifying in detail the act or acts deemed to be in violation; provided, however, that if the violation cannot be cured within such thirty (30) day period, and Owner’s interest in the Property and its rents are not jeopardized, then this Agreement shall nevertheless continue in effect so long as the defaulting party has commenced curing the violation in good faith, promptly after the receipt of such notice, and is diligently pursuing same to a conclusion.
          (ii) Manager. By Manager, upon thirty (30) days prior written notice.
          (iii) Joint Venture. Upon the consummation of the Joint Venture and the entering into of property management agreements between the Joint Venture (or its subsidiaries) and Manager with respect to the Property.
          6.2 Payments Due Upon Termination. In all events, upon any termination, whenever it shall occur and for whatever reason, Manager shall be reimbursed for all amounts expended or accrued on behalf of the Property pursuant to this Agreement.
          6.3 Intentionally Deleted.
          6.4 No Prejudice. The termination of this Agreement shall not prejudice the rights of either party against the other for any accrued default or breach of this Agreement.

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     7. Indemnification. If either party is a limited liability company, partnership, trust or corporation, no member or manager of such limited liability company, nor general or limited partner of such partnership nor trustee or beneficiary of any trust nor shareholder, officer or director of any corporation shall be personally liable to the other party. Manager shall not be liable for any act or omission whatsoever of any agent or representative or for Manager’s negligence or error in judgment, except for its willful misfeasance, bad faith, or gross negligence in the conduct of its duties. Owner shall indemnify and save harmless Manager from and against any and all liabilities, claims, damages, costs and expenses (including reasonable attorney’s fees) to which Manager may become subject by reason of or arising out of the performance or non-performance of its duties as Manager under this Agreement (collectively, “Liabilities”); provided, however, that no such right or indemnity shall exist with respect to any Liabilities shall be made, and Manager shall indemnify Owner against, and shall hold Owner harmless from, any Liabilities which may be incurred by reason of Manager’s willful misfeasance, bad faith, or gross negligence in the conduct of its duties. Notwithstanding the foregoing, Owner agrees to indemnify, hold harmless and defend Manager, its agents and employees from and against any Liabilities arising in connection with any kind of suit for discrimination brought against Manager by a tenant, potential tenant, discrimination “tester”, governmental agency, or other party unless it is established by a court of competent jurisdiction that it was Manager’s policy to engage in the discriminatory practice(s) on which such Liabilities are based. For purposes of determining liability for actions of employees, all employees whose compensation is paid by Owner (generally from the Property’s operating funds) shall be deemed employees of Owner. It is expressly understood that the indemnification provisions of this Section 7 shall survive the expiration or termination of this Agreement.
     8. Commitment of Manager. It is understood and agreed that Manager shall devote such time as may be required for the good and proper management of the Property. Notwithstanding the foregoing, Manager shall be at liberty to manage property for the account of other owners and to engage in the same or other businesses for its own account or as agent or contractor for others without being in violation of the terms of this Agreement.
     9. Miscellaneous.
          9.1 Notices. All notices provided for in this Agreement shall be in writing and delivered by hand delivery, overnight delivery service, facsimile or by registered or certified mail, postage prepaid, at the following addresses:
     Owner:
c/o Northland Investment Corporation
2150 Washington Street
Newton, MA 02462
Attn:
     and
Tarragon Corporation
423 West 55th Street — 12th Floor
New York, NY 10019
Attn: William S. Friedman

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     with copies to:
Tarragon Corporation
3100 Monticello – Suite 200
Dallas, TX 75205
Attn: Kathryn Mansfield, Esq.
     Manager:
c/o Northland Investment Corporation
2150 Washington Street
Newton, MA 02462
Attn:
     and
Tarragon Corporation
423 West 55th Street — 12th Floor
New York, NY 10019
Attn: William S. Friedman
     with copies to:
Tarragon Corporation
3100 Monticello – Suite 200
Dallas, TX 75205
Attn: Kathryn Mansfield, Esq.
Either party may change its address for notice by giving notice to the other in the manner as herein provided.
          9.2 Benefits and Burdens. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective representatives, successors and permitted assigns.
          9.3 Entire Agreement. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.
          9.4 Severability. If any provisions of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable, each other provision hereof shall continue to be deemed valid and shall be enforceable to the fullest extent permitted by law.
          9.5 No Joint Venture. Nothing contained herein shall be deemed to render Manager and Owner as joint venturers or partners of each other or to make either party hereto

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the agent of the other party and neither party shall have the power to bind or obligate the other party except in accordance with the terms of this Agreement. Nothing contained herein shall deprive or otherwise affect the right of either party to own, invest in, manage, or operate, or to conduct business activities which compete with the business of the Property.
          9.6 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.
          9.7 Captions. The captions contained herein are for convenience only and shall not be deemed to have substantive meaning.
(Signature page follows)

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under the seal as of the date first above written.

Tarragon Corporation, individually and on behalf of the Tarragon Subsidiaries

By: Name:	/s/ William S. Friedman William S. Friedman
Title:	Chief Executive Officer

Northland Properties Management LLC

By: Name:	/s/ Steven Pr. Rosenthal Steven P. Rosenthal
Title:	President and Treasurer

NORTHLAND CONTRIBUTORS, individually and on behalf of the Northland Subsidiaries:

Northland Portfolio L.P.

By:		Northland Portfolio Partners LLC, Its General Partner

	By:	/s/ Steven P. Rosenthal

Northland Fund L.P.

	By:	Northland Fund I Partners L.P., Its General Partner

By: Northland Fund I Partners, Inc., Its General Partner

By:		/s/ Steven P. Rosenthal

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Northland Fund II, L.P.

By:		Northland Fund II Partners LLC, Its General Partner

	By:	/s/ Steven P. Rosenthal

Northland Fund III, L.P.

By:		Northland Fund III Partners LLC, Its General Partner

	By:	/s/ Steven Pr. Rosenthal

Northland Investment Corporation

By:		/s/ Steven P. Rosenthal

Northland Austin Investors LLC

By:		/s/ Steven P. Rosenthal

Austin Investors L.P.

By:		Northland Austin Partners LLC, Its General Partner

	By:	/s/ Steven P. Rosenthal

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Drake Investors L.P.

By:		Northland Drake Partners LLC, Its General Partner

	By:	/s/ Steven P. Rosenthal

Tatstone Investors L.P.

By:		Northland Tatstone Partners LLC, Its
General Partner

	By:	/s/ Steven P. Rosenthal

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EXHIBIT A-1
TARRAGON SUBSIDIARIES

Owner of Record
Tarragon Corporation
National Income Realty Investors, Inc.
Tarragon Development Company LLC
RI Panama City LLC
Ansonia Apartments, L.P.
Gull Harbor MGR, Inc.
Gull Harbor Apts, L.L.C.
Ansonia MezzCo, LLC
Ansonia Acquisitions I, L.L.C.
Ansonia Liberty, LLC
Autumn Ridge Apartments, LLC
Danforth Apartment Owners, L.L.C.
Dogwood Hills Apartments, L.L.C.
Forest Park Tarragon, LLC
Hamden Centre Apartments, L.L.C.
Heron Cove National, Inc.
Ocean Beach Apartments, LLC
Plantation Bay Apartments, L.L.C.
Stewart Square National, Inc.
Summit/Tarragon Murfreesboro, LLC
Tarragon Huntsville Apartments, L.L.C.
Tarragon Savannah I, L.L.C.
Tarragon Savannah II, L.L.C.
TRI Woodcreek, Inc.
Woodcreek Garden Apartments, a California limited partnership
Manchester Tarragon, LLC
Vintage National, Inc.
Heather Limited Partnership
West Dale National Associates, L.P.
Vintage Legacy Lakes National, L.P.
Woodcreek National, L.C.
Vinland Property Investors, Inc.
SO. Elms National Associates Limited Partnership
French Villa Apartments, L.L.C.

Owner of Record
French Villa National Associates Limited Partnership
Tarragon Limited, Inc.
Vinland Aspentree, Inc.
Mustang National, Inc.
Mustang Creek National, L.P.
Summit on the Lake Associates, Ltd.

EXHIBIT A-2
NORTHLAND SUBSIDIARIES
ENTITIES OWNED BY NORTHLAND PORTFOLIO L.P.
Northland Bigelow Commons LLC—Limited Liability Company Agreement dated as of February 7, 2008
Northland Boulders LLC – Operating Agreement dated as of July 20, 2007, as amended
Northland Cliffside LLC – Operating Agreement dated as of July 20, 2007, as amended
Northland Hilands I LLC—Limited Liability Company Agreement dated as of February 8, 2008
Northland Hilands II LLC—Limited Liability Company Agreement dated as of February 8, 2008
Northland Pavilions LLC—Limited Liability Company Agreement dated as of July 18, 2001, as amended
Northland Plantation Club LLC—Limited Liability Company Agreement dated as of February 8, 2008
Northland Promontory LLC—Limited Liability Company Agreement dated as of February 8, 2008
Northland Randolph Park LLC – Operating Agreement dated as of October 24, 2003, as amended
Southern Tier Randolph Park Incorporated
Northland Sunbelt LLC—Amended and Restated Limited Liability Company Agreement dated as of July 23, 2003, as amended
Northland The Park LLC – Operating Agreement dated as of October 24, 2003, as amended
Southern Tier The Park Incorporated
Southeast Brittany/Bay Club Limited Partnership – Third Amended and Restated Agreement of Limited Partnership dated as of October 24, 2003, as amended
Southern Tier Brittany Incorporated
Southeast Del Oro Limited Partnership—Second Amended and Restated Agreement of Limited Partnership dated as of January 17, 2002, as amended
Southern Tier Del Oro Incorporated
Southern Tier Candlewood/Coppermill Limited Partnership – Third Amended and Restated Agreement of Limited Partnership dated as of October 24, 2003, as amended
Southern Tier Candlewood Incorporated

Southern Tier Country Club Limited Partnership—First Amended and Restated Agreement of Limited Partnership dated as of January 17, 2002, as amended
Southern Tier Country Club Incorporated
Southern Tier Royal Crest Limited Partnership—First Amended and Restated Agreement of Limited Partnership dated as of January 17, 2002, as amended
Southern Tier Royal Crest Incorporated
Southern Tier Southeast Portfolio Limited Partnership—Second Amended and Restated Agreement of Limited Partnership dated as of January 17, 2002, as amended
Southern Tier Southeast Incorporated
Northland Pavilions Intermediate LLC—Limited Liability Company Agreement dated as of February 8, 2008

ENTITIES OWNED BY NORTHLAND FUND L.P.
Northland Gleneagles LLC – Operating Agreement dated as of April 5, 2007
Northland Governor’s Point LLC – Operating Agreement dated as of February 22, 2005
Northland Great Hills L.P. – Agreement of Limited Partnership dated as of January 19, 2005
Northland Hickory Farm LLC – Operating Agreement dated as of April 5, 2007
Northland High Oaks L.P. – Agreement of Limited Partnership dated as of December 7, 2005
Northland Kimbrough LLC – Operating Agreement dated as of April 5, 2007
Northland Lakeline L.P. – Agreement of Limited Partnership dated as of January 19, 2005
Northland Memphis Portfolio LLC – Amended and Restated Operating Agreement dated as of April 11, 2007, as amended
Northland Great Hills LLC – Operating Agreement dated as of January 19, 2005
Northland Lakeline LLC – Operating Agreement dated as of January 19, 2005
Northland Austin L.P. – Amended and Restated Agreement of Limited Partnership dated as of March 15, 2005
Northland Austin Partners, Inc.
Northland Austin Portfolio L.P. – Agreement of Limited Partnership dated as of March 15, 2005, as amended
Northland High Oaks LLC – Operating Agreement dated as of December 7, 2005

ENTITIES OWNED BY NORTHLAND FUND II, L.P.
Northland Ballantrae LLC – Amended and Restated Limited Liability Company Agreement dated as of December 28, 2007
Northland Canyon Creek L.P. – Agreement of Limited Partnership dated as of December 6, 2005, as amended
Northland Channing’s Mark LLC – Operating Agreement dated as of October 19, 2007, as amended
Northland Faxon Woods LLC – Operating Agreement dated as of November 28, 2007
Northland Germantown Falls LLC – Operating Agreement dated as of December 6, 2005, as amended
Northland Lugano LLC – Second Amended and Restated Limited Liability Company Agreement dated as of December 28, 2007
Northland Lugano Manager Inc.
Northland Madison at Park West LLC – Amended and Restated Limited Liability Company Agreement dated as of December 28, 2007
Northland Park Manager Inc.
Northland Monterra LLC – Amended and Restated Limited Liability Company Agreement dated as of December 28, 2007
Northland Monterra Manager Inc.
Northland Reflection Lakes LLC – Amended and Restated Limited Liability Company Agreement dated as of December 28, 2007
Northland Reflection Lakes Manager Inc.
Northland River Birch L.P. – Agreement of Limited Partnership dated as of November 20, 2007
Northland Rosecrest LLC – Operating Agreement dated as of August 13, 2007, as amended

Northland Stone Ridge LLC – Operating Agreement dated as of September 21, 2005, as amended
Northland Tatnuck LLC – Operating Agreement dated as of May 5, 2006
Northland TPLP LLC – Operating Agreement dated as of August 13, 2007, as amended
Northland Windemere LLC – Operating Agreement dated as of October 19, 2007
Northland Ybor City LLC – Amended and Restated Limited Liability Company Agreement dated as of December 28, 2007
Northland Ybor City Manager Inc.
Northland Canyon Creek LLC – Operating Agreement dated as of December 6, 2005, as amended
Northland River Birch Member LLC – Operating Agreement dated as of November 20, 2007
Northland River Birch Partners L.P.- Agreement of Limited Partnership dated as of November 20, 2007
Northland River Birch Partners LLC – Operating Agreement dated as of November 20, 2007

ENTITIES OWNED BY NORTHLAND FUND III, L.P.
Northland Stanford Court L.P. – Agreement of Limited Partnership dated as of September 22, 2005, as amended
Northland Stanford Court LLC – Operating Agreement dated as of September 22, 2005, as amended

ENTITIES OWNED BY NORTHLAND INVESTMENT CORPORATION
Park Lake at Parsons LLC – Operating Agreement dated as of July 25, 2005

EXHIBIT B-1
TARRAGON MANAGEMENT AGREEMENTS
A. Pacific West Management Company managed properties
French Villas Apartments
Southern Elms
Mustang Creek Apartments
Summit on the Lake
Aventerra Apartment Homes
Vintage at Legacy
B. Tarragon Management Inc. managed properties
Groton Towers
Gull Harbor
Lakeview Apartments
Parkview Apartments
Sagamore Hills Apartments
Nutmeg Woods Apartments
Woodcliff Estates
Liberty Building
Autumn Ridge Apartments
Club at Danforth Apartments
Dogwood Hills Apartments
Forest Park Apartments
Hamden Centre Apartments
Heather Hill Apartments
River City Landing
Ocean Beach Apartments
Vintage at Plantation Bay
Vintage at the Parke
Vintage at Madison Crossing
Links at Georgetown (Phase I & II)
Woodcreek
200 Fountain
278 Main
Lofts at the Mills
Harbor Green

EXHIBIT B-2
NORTHLAND MANAGEMENT AGREEMENTS
Northland Investment Corporation
Management Agreements

Property Name	Date	Property Owner
Ballantrae Apartments*	December 28, 2007	Northland Ballantrae LLC
Bay Club Apartments	January, 2002	Southeast Brittany/BayClub Limited Partnership
Bel Air Apartments	December 14, 1999	Northland Sunbelt LLC
Bigelow Commons	April 21, 1999	Northland Bigelow Commons LLC
The Boulders	August 10, 2007	Northland Boulders LLC
Brittany Apartments	January, 2002	Southeast Brittany/Bay Club Limited Partnership
Candlewood Apartments	January, 2002	Southern Tier Candlewood/Coopermill Limited Partnership
Canyon Creek	January 17, 2006	Northland Canyon Creek LP
Channing’s Mark	November 30, 2007	Northland Channing’s Mark LLC
Cliffside	August 10, 2007	Northland Cliffside LLC
Commons	January 17, 2002	Southern Tier Southeast Portfolio Limited Partnership
Copper Mill	January, 2002	Southern Tier Candlewood/Coppermill Limited Partnership
Country Club Villas	January 17, 2002	Southern Tier Country Club Limited Partnership
Crossing at Fox Meadows	May 3, 2007	Northland Gleneagles LLC
Del Oro	January 17, 2002	Southeast Del Oro Limited Partnership
Governor’s Point	April 1, 2005	Northland Governor’s Point LLC
Great Hills	February 3, 2005	Northland Great Hills L.P.
Green Trees	January 17, 2002	Southern Tier Southeast Portfolio Limited Partnership
Hickory Farm	May 3, 2007	Northland Hickory Farm LLC
High Oaks	January 17, 2006	Northland High Oaks L.P.
Highlands at Faxon Woods	December 20, 2007	Northland Faxon Woods LLC
Hilands I	June, 1997	Northland Hilands II LLC
Hilands II	February 10, 2006	Northland Hilands II LLC
Kimbrough Towers	May 8, 2007	Northland Kimbrough LLC
Lodge at Lakeline	January 26, 2005	Northland Lakeline L.P.
Madison at Park West*	December 28, 2007	Northland Madison at Park West LLC
Monterra at Bonita Springs*	December 28, 2007	Northland Monterra LLC
Park	January 15, 2002	Northland The Park LLC
Pavilions	August 1, 2001	Northland Pavilions, LLC
Plantation Club	May 11, 2007	Northland Plantation Club LLC
Promenade at Reflection Lakes	December 28, 2007	Northland Reflection Lakes LLC
Promontory	February 10, 2002	Northland Promontory LLC
Quarter at Ybor City	December 28, 2007	Northland Ybor City LLC
Randolph Park	January 17, 2002	Northland Randolph Park LLC
Residences at Westborough St.	September 25, 2007	Northland TPLP LLC
River Birch	January 12, 2008	Northland River Birch L.P.
Rosecrest	October 5, 2007	Northland Rosecrest LLC
Royal Crest	January 17, 2002	Southern Tier Royal Crest Limited Partnership
Stanford Court	October 11, 2005	Northland Stanford Court L.P.
Stone Ridge	October 11, 2005	Northland Stone Ridge LLC
Summit at Avent Ferry	December 14, 1999	Northland Sunbelt LLC
Tatnuck Arms	May 24, 2006	Northland Tatnuck LLC
Valley View	December 14, 1999	Northland Sunbelt LLC
Via Lugano*	December 28, 2007	Northland Lugano LLC
Windemere	November 28, 2007	Northland Windemere LLC

*	Currently managed by Tarragon Management, Inc.

EXHIBIT C-1
TARRAGON PROPERTIES
     Tarragon Corporation owns 100% of the following properties, directly or indirectly.

Property Name	Address
French Villas Apartments	4752 S. Harvard St., Apt 86
Tulsa, OK 74135

Southern Elms	4519 E. 31st St
Tulsa, OK 74135

Mustang Creek Apartments	2900 Matlock Rd.
Arlington, TX 76015

Summit on the Lake	6555 Shady Oaks Manor Dr.
Ft. Worth, TX 76135

Aventerra Apartment Homes	11661 Dennis Rd.
Dallas, TX 75229

Woodcreek Apartments	401 Monument Rd.
Jacksonville, FL 32225

Harbour Green	7120 Patronis Dr.
Panama City, FL 32408
Tarragon Corporation owns 89.44%, and Ansonia, LLC owns 10.56%, directly or indirectly

Name	Address
Groton Towers	39 Broad Street Extension
Groton, CT 06340

Gull Harbor	83 Mansfield Rd.
New London, CT 06320

Lakeview Apartments	440 Meridien Road
Waterbury, CT 06705

Parkview Apartments	270 Spring St., #5
Naugatuck, CT 06770

Sagamore Hills Apartments	1151 Washington St. B-2
Middleton, CT 06457

Nutmeg Woods Apartments	84 Hawthorne Drive
New London, CT 06320

Woodcliff Estates	181 Nutmeg Lane
E Hartford CT 06118

Liberty Building	152 Temple St.
New Haven, CT 06510

Autumn Ridge Apartments	90 Gerrish Avenue
East Haven, CT 06512

Club at Danforth Apartments	3701 Danforth Dr.
Jacksonville, FL 32224

Dogwood Hills Apartments	200 Evergreen Ave.
Hamden, CT 06518

Name	Address
Forest Park Apartments	108D West Street
Rocky Hill, CT 06067

Hamden Centre Apartments	169 School Street
Hamden, CT 06518

Heather Hill Apartments	5837 Fisher Rd.
Temple Hills, MD 20748

River City Landing	2681 University Blvd.
Jacksonville, FL 32211

Ocean Beach Apartments	5 Nob Hill Rd.
New London, CT 06320

Vintage at Plantation Bay	7740 Plantation Bay Dr.
Jacksonville, FL 32244

Vintage at the Parke	261 Barfield Crescent Road
Murfreesboro, TN 37128

Vintage at Madison Crossing	7584 Old Madison Pike
Huntsville, AL 35806

Links at Georgetown (Phase I & II)	450 Al Henderson Blvd.
Savannah, GA 31419

Vintage at Legacy	3700 Legacy Drive
Frisco, TX 75034

200 Fountain	216 Fountain St.
New Haven, CT 06515

278 Main	278 Main Street
West Haven, CT 06516

Lofts at the Mills	91 Elm Street
Manchester, CT 06040

EXHIBIT C-2
NORTHLAND PROPERTIES
REAL PROPERTY OWNED BY NORTHLAND PORTFOLIO L.P.

9350 South Padre Island Drive
Bay Club	Corpus Christi, TX 78418

1200 102nd Avenue North
Bel Air	St. Petersburg, FL 33716

55 Main Street
Bigelow Commons	Enfield, CT 6082

2002 Airline Road
Candlewood	Corpus Christi, TX 78412

248 Amherst Road
Cliffside	Sunderland, MA 1375

5827 N.W. Loop 410
Coppermill	San Antonio, TX 78238

4450 Ridgemont Drive
Country Club Villas	Abilene, TX 79606

7001 N.W. 16th Street
Del Oro	Plantation, FL 33313

5201 North Dixie Highway
Greentree	Fort Lauderdale, FL 33334

5755 East River Road
Hilands I	Tucson, AZ 85750

5755 East River Road
Hilands II	Tucson, AZ 85750

201 Plantation Club Drive
Plantation Club	Melbourne, FL 32940

60 West Stone Loop
Promontory	Tucson, AZ 85704

4516 Randolph Road, #52
Randolph Park	Charlotte, NC 28211
1909 Sybil Lane
Royal Crest	Tyler, TX 75703

156A Brittany Drive
The Boulders	Amherst, MA 1002

1874 Brittany Drive
The Brittany	Indialantic, FL 32903

3408 Lancaster Court
The Commons	Tampa, FL 33614

2332 B Dunlavin Way
The Park	Charlotte, NC 28205

345 Buckland Hills Dr., Suite 100
The Pavilions	Manchester, CT 6040

1025 Avent Hill
The Summit at Avent Ferry	Raleigh, NC 27606

5025 N. 1st Avenue
Valley View	Tucson, AZ 85718

REAL PROPERTY OWNED BY NORTHLAND FUND L.P.

Governors Point	3230 Stream Side Road Raleigh, NC 27613

Great Hills	10610 Morado Circle Austin, TX 78759

Hickory Farm	3822 Hickory Farm Drive Memphis, TN 38115

High Oaks	11028 Jollyville Road Austin, TX 78759

Kimbrough Towers and Center	172 Kimbrough Place Memphis, TN 38104

Lodge at Lakeline Village	2000 South Lakeline Boulevard Cedar Park, TX 78613

The Crossings at Fox Meadows	2894 Putting Green Drive Memphis, TN 38115

REAL PROPERTY OWNED BY NORTHLAND FUND II, L.P.

1950 Pebble Ridge Lane
Ballantrae	Sanford, FL 32771

11316 Jollyville Road
Canyon Creek	Austin, TX 78759

11282 Taylor Draper Lane
Channing’s Mark	Austin, TX 78759

6895 Club Ridge Circle
Germantown Falls (Stoneridge II)	Memphis, TN 38115

Certain condominium units at Madison Park West as indicated on the rent roll pertaining to such property, as the same may be amended from time to time to reflect	1300 Park West Boulevard
sales of such units	Mount Pleasant, SC 29466

28151 Dovewood Court
Monterra at Bonita Springs	Bonita Springs, FL 34135

7861 Reflection Cove Drive
The Promenade at Reflection Lakes	Fort Meyers, FL 33907

8200 Riverbirch Drive
River Birch	Charlotte, NC 28210

45 South Idlewild Road
Rosecrest	Memphis, TN 38104

6895 Club Ridge Circle
Stoneridge	Memphis, TN 38115

13 Brookside Avenue
Tatnuck Arms Apartments	Worcester, MA 01602

2001 Falls Boulevard
The Highlands at Faxon Woods	Quincy, MA 02169

Certain condominium units at The Quarter at Ybor City as indicated on the rent roll pertaining to such property, as the same may	1800 East Palm Avenue
be	Tampa, FL 33605

amended from time to time to reflect sales of such units

100 Charlestown Meadows Drive
The Residences at Westborough Station	Westborough, MA 01581

Certain condominium units at Via Lugano as indicated on the rent roll pertaining to such property, as the same may be amended from time to time to reflect sales of such	1400 Via Lugano Circle
units	Boynton Beach, FL 33436

2105 Ravenglass Place
Windemere	Raleigh, NC 27612

REAL PROPERTY OWNED BY NORTHLAND FUND III, L.P.

Stanford Court	18175 Midway Dallas, TX 75287

REAL PROPERTY OWNED BY NORTHLAND INVESTMENT CORPORATION

Certain condominium units at Park Lake at Parsons as indicated on the rent roll pertaining to such property, as the same may be amended from time to time to reflect sales of such units	221 Lake Brook Circle, Unit 102 Brandon, FL 33511

EXHIBIT D
MANAGER’S COMPENSATION
A. PROPERTY MANAGEMENT FEE
     The Manager shall be paid a property management fee equal to the lesser of (x) 4% of the gross revenues of the Property and (y) with respect to the apartment complexes listed below, the maximum amount permitted under the Mortgage debt encumbering such complex, as indicated below. Such fee shall be payable monthly based upon the gross revenues of the Property received for the previous month. As used herein, “gross revenues” shall mean all monthly gross revenues derived from the Property determined on a “cash basis” but otherwise in accordance with generally accepted accounting principles, consistently applied, and shall include, but not be limited to, revenues from the rental of apartments and storage areas, lease termination payments and penalties, laundry rentals, rentals of any parking spaces, rent loss insurance proceeds, concession payments, other revenues (other than rent) received from persons occupying apartments or other space located at the Property, use charges, utility reimbursements, guest fees, non-refundable deposits, payments or rent received by Owner or Manager from concessionaires, licensees or lessees, in connection with the operation of the Property or any part thereof and any and all other ancillary revenue relating to the Property or derived from services provided, sold or marketed to tenants of the Property during any applicable period, but shall not include (i) apartment security deposits (except to the extent that such security deposits are forfeited for breach of a lease), (ii) the proceeds from the sale of the Property, or (iii) condemnation awards or casualty insurance proceeds resulting from the condemnation of or a casualty to, as the case may be, the Property or a substantial part thereof. Compensation for extraordinary services shall be paid to Manager as provided in Section 2.14 of the Agreement and shall be separate from, and not credited against, the compensation specified in Section 5 of the Agreement.

Apartment Complex	Maximum Management Fee

Exhibit F
Exhibit to Contribution Agreement
TRADEMARK LICENSE AGREEMENT
     This Trademark License Agreement (the “License Agreement”) is made and entered into as of                     , 2008 (the “Effective Date”) by and between Tarragon Corporation a Nevada corporation (the “Licensor”), and Northland Properties LLC, a Delaware limited liability company (the “Licensee”). Licensor and Licensee are sometimes referred to individually herein as a “Party” and collectively as the “Parties.”
     WHEREAS, Licensor owns rights to the name and Mark “Vintage” (the “Mark”); [Note: If Licensee will also be permitted to use any of Tarragon’s logos, then a license to the logo(s) needs to be added.]
     WHEREAS, Licensor is party to that certain Agreement to Contribute dated March ___, 2008 (the “Contribution Agreement”), whereby Licensor is contributing to Licensee its direct and indirect equity ownership interests in the Properties listed on Exhibit A (collectively, the “Properties”) in return for certain equity interests in Licensee; and whereas it is a condition of Licensee’s acceptance of such contribution that Licensor grant Licensee the license to use the Mark granted hereunder; and
     WHEREAS, Licensee acknowledges Licensor’s exclusive rights to the Mark for real estate ownership and investment, management and syndication, brokerage, leasing, appraisal, consulting and financing services and desires to obtain a license to use the Mark in connection with the ownership, management, brokerage and leasing of the Properties; and
     WHEREAS, Licensor agrees to grant to Licensee a non-exclusive, royalty-free license, pursuant to the terms and conditions herein, to use the Mark in connection with the ownership, management, brokerage and leasing of the Properties.
     NOW, THEREFORE, for and in consideration of the premises, and of the agreements and covenants hereinafter set forth, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. LICENSE. Licensor hereby grants to Licensee a non-exclusive, royalty-free license to use the Mark in connection with the ownership, management, brokerage and leasing of the Properties, (the “Licensed Use”), subject to the terms and conditions contained herein.
2. OWNERSHIP AND PROTECTION OF MARKS.
     2.1 No Registration. Licensee shall not register or attempt to register the Mark, any variations thereof, or any trade names, trademarks, service marks, domain names, or logos that are confusingly similar to the Mark or that contain the Mark.
     2.2 Protection of the Marks. Licensee shall not use its own name or marks, or the name or marks of any third party nor any word, symbol or device, in connection with the Mark in a manner that would create a new mark containing the Mark.

     2.3 Licensor’s Rights. All rights and goodwill to the Mark shall inure to the benefit of Licensor. Licensee shall acquire no property rights in the Mark by reason of its use thereof, and if, by operation of law, or otherwise, Licensee is deemed to or appears to own any property rights in the Mark, Licensee shall, at Licensor’s reasonable request, execute any and all documents necessary to confirm or otherwise establish Licensor’s rights therein.
     2.4 Limited Use. The Licensee acknowledges and agrees that it may use the Mark only in connection with the Licensed Use and pursuant to the terms and conditions set forth herein. Licensee further acknowledges and agrees it will not use the Licensed Mark in a manner that will prejudice the rights, title and goodwill of the Licensor in and to the Mark.
3. QUALITY CONTROL STANDARDS.
     3.1 Quality Control. In order to preserve the inherent value of the Mark, Licensee agrees to use its reasonable efforts to ensure that all aspects of the Licensed Use offered in connection with the Mark pursuant to this License Agreement shall be at least of a standard of quality substantially equal to the quality of the service Licensor offers under the Mark in connection with its Properties as of the Effective Date of this License Agreement, or any greater standard of quality thereafter widely recognized in the real estate industry for comparable properties and services (the “Usage Standards”).
     3.2 Inspection. For as long as this License Agreement is in effect, the Licensee will permit the Licensor or its authorized representatives to enter the Properties at reasonable times, with forty-eight (48) hours written notice, to examine the locations and the manner in which the Licensed Mark is used for the purpose of ensuring that the Mark is used in accordance with the Usage Standards and that the Licensee is not in default of any of its covenants or obligations.
     3.3 Notification. If based on the inspection Licensor finds that Licensee’s use of the Mark is not in accordance with the Usage Standards, Licensor shall notify Licensee in writing and Licensee shall promptly, but in any event within thirty (30) days of receipt of the written notice, make such adjustments as are necessary so that it is in compliance with the Usage Standards.
4. TERM AND TERMINATION.
     4.1 Term.
(a)	This License Agreement, and the license granted herein, shall commence on the Effective Date, and shall continue for a term of twenty-five (25) years, and thereafter, shall be automatically renewed for successive periods of ten (10) years each (the “Term”), unless terminated prior to the end of the Term by mutual agreement by the Parties, or until otherwise terminated as provided in this License Agreement; or

(b)	If Licensee sells, assigns or otherwise transfers its direct or indirect ownership interest in a Property, this License Agreement shall automatically terminate as to such Property (but without affecting Licensee’s rights to continue the Licensed Use in connection with any remaining Properties that it or its subsidiaries or affiliates continue to own), except to the extent of any sub-license granted to the purchaser in accordance with Section 7.2 hereof (and if there is such a sub-license, then upon the expiration of such sub-license, this License Agreement shall automatically terminate as to such Property).
     4.2 Termination. This License Agreement may be terminated at any time prior to the end of the Term:
     (a) By Licensor if the Licensee has committed a material breach of any provision of this License Agreement, Licensor has not waived such breach in writing and such breach is not curable, or, if curable, is not cured within thirty (30) calendar days after written notice of such breach is given to the Licensee by the Licensor; or
     (b) By the Licensee at any time upon written notice to the Licensor.
     4.3 Upon Termination. Upon the termination of this License Agreement, Licensee shall discontinue any and all use of the Mark, and shall not thereafter directly or indirectly use the Mark or any names or Marks, confusingly similar to the Mark or that incorporate the Mark. The Licensee further covenants and agrees that after termination of this License Agreement it will not operate or do business under any name or in any manner that might tend to give the general public the impression that it is in any way associated, affiliated, licensed by or related to the Licensor.
     4.4 Effect of Termination. If this License Agreement is terminated as a result of a material breach, the right of the non-breaching Party to terminate shall be in addition to, and not in lieu of, any equitable or legal remedies available to such Party. Upon the termination of this License Agreement for any cause, neither Party shall have any further obligation to the other except for obligations that by their terms are to be performed after termination of this License Agreement, and any obligations or liabilities arising prior to or in connection with such termination, including the right to damages for breach.
5. INFRINGEMENT.
     (a) The Licensee will notify the Licensor promptly in the event the Licensee becomes aware of any unauthorized third-party usage of the Mark.
     (b) The Licensee and Licensor agree that under all circumstances, that any and all infringement actions taken or to be taken with respect to any unauthorized third-party usage of the Mark will be undertaken solely by the Licensor.
     (c) The Licensee will cooperate with, lend such assistance to and provide relevant documents to the Licensor, as reasonably requested by the Licensor from time to time, in connection with any infringement actions taken or to be taken with respect to any unauthorized third-party usage of the Mark.
6. INDEMNIFICATION BY LICENSEE. Licensee shall be solely responsible for and hereby agrees to indemnify and defend Licensor, its Affiliates, and Licensor’s and such Affiliate’s respective officers, directors, shareholders, employees and agents, and to hold each of them harmless from any and all claims, demands, causes of action, or damages, including reasonable attorneys’ fees and expenses from third parties: (i) arising out of or in connection with the use by Licensee, an assignee, sub-licensee or anyone under Licensee’s direct or indirect control, of the Mark; (ii) resulting from any claims concerning the Properties in connection with the Licensed Mark; or (iii) arising out of Licensee’s, an assignee’s or sub-licensee’s offering of services in connection with the Licensed Mark.
7. GENERAL. The following provisions shall apply to this License Agreement:
     7.1 Entire Agreement. This License Agreement and the Exhibit referenced herein (and attached hereto), constitutes the entire agreement between the Parties concerning the Licensed Mark. This License Agreement may not be modified or amended except by a written instrument executed by duly authorized officers of both Parties.
     7.2 Assignment and Sub-license. Licensee may not transfer or sub-license its respective rights to this License Agreement without the prior written consent of Licensor; provided, however, that (i) Licensor may from time to time grant its subsidiaries and affiliates a sub-license of its rights and obligations under this License Agreement (but expressly without any further right to sub-license) and (ii) upon written notice to the Licensor, Licensee may grant a non-exclusive, non-assignable, non-renewable ten (10) year sub-license of its rights and obligations under this License Agreement in respect of a particular Property to a bona fide purchaser of such Property who agrees in a writing delivered to Licensor to be bound to Licensor in respect of such Property hereunder. Except as aforesaid, without Licensor’s prior written consent, the assignment or sub-license of any rights or obligations hereunder by Licensee or its sub-licensees shall be null and void.
     7.3 Governing Law. This License Agreement and the license granted hereunder shall be governed by and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws of New York.
     7.4 Notices. Any notice, communication, request, instruction or other document required or permitted hereunder or under any document delivered pursuant hereto will be given in writing and delivered in person or sent by courier, or by facsimile to the addresses or facsimile numbers, as appropriate, each as set forth below.
     If to Licensee, to:

     with a copy to:

     If to Licensor, to:
Tarragon Corporation
423 West 55th Street
12th Floor

New York, New York 10019
Facsimile: 646-354-2171
Attn: William S. Friedman
     with a copy to:
Jones Day
222 East 41st Street
New York, New York 10017-6702
Facsimile: 212-755-7306
Attn: Kent R. Richey, Esq.
or to such other addresses as may be designated by notice given in accordance with the provisions hereof.
     7.5 Non-Waiver. The failure in any one or more instances of a Party to insist upon performance of any of the terms, covenants or conditions of this License Agreement, to exercise any right or privilege in this License Agreement conferred, or the waiver by said Party of any breach of any of the terms or covenants of this License Agreement, shall not be construed as a subsequent waiver of any such terms or covenants, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving Party.
     7.6 Successors and Assigns. All rights under this License Agreement will inure to the benefit of and be binding upon the Parties hereto and their successors and any assigns and sub-licenses, to the extent assignment or sub-licensing is permitted and subject to the terms and conditions under which Licensee is permitted to assign its rights.
     7.7 Counterparts. This License Agreement may be executed in multiple counterparts, each of which will be deemed an original, but which together will constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the date first set forth above.

LICENSOR: TARRAGON CORPORATION
By:

LICENSEE: NORTHLAND PROPERTIES LLC
By:

EXHIBIT A
PROPERTIES